Exhibit 10.3

FEBRUARY 2020 EXCHANGE AGREEMENT AND

FOURTH AMENDMENT TO AMENDED AND RESTATED FACILITY AGREEMENT AND AMENDMENT TO FIRST OUT WATERFALL NOTES AND WARRANTS

This FEBRUARY 2020 EXCHANGE AGREEMENT AND FOURTH AMENDMENT TO AMENDED AND RESTATED FACILITY AGREEMENT AND AMENDMENT TO FIRST OUT WATERFALL NOTES AND WARRANTS (this “Agreement”) is entered into as of February [__], 2020 (the “Fourth Amendment Effective Date”), by and among ENDOLOGIX, INC., a Delaware corporation (the “Borrower”), the other Loan Parties party hereto, the Lenders party hereto and Deerfield Private Design Fund IV, L.P., as agent for itself and the Secured Parties (in such capacity, together with its successors and assigns in such capacity, “Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the other Loan Parties party thereto, Agent and the Lenders party thereto are parties to that certain Amended and Restated Facility Agreement, dated as of August 9, 2018 (as amended, restated, supplemented or otherwise modified from time to time to (and not including) the date hereof, including by (i) that certain First Amendment to Amended and Restated Facility Agreement, dated as of November 20, 2018, (ii) that certain Second Amendment to Amended and Restated Facility Agreement and First Amendment to Amended and Restated Guaranty and Security Agreement, dated as of March 30, 2019, and (iii) that certain Third Amendment to Amended and Restated Facility Agreement, dated as of May 31, 2019, in each case, by and among the Borrower, the other Loan Parties party thereto, the Lenders party thereto and Agent, the “Facility Agreement”);

WHEREAS, as of the Fourth Amendment Effective Date, the Lenders own (i) an aggregate of $[______] in principal amount of the Borrower’s First Out Waterfall Notes, (ii) an aggregate of $[______] in principal amount of the Borrower’s Last Out Waterfall Notes (with the outstanding principal amount of each Lender’s First Out Waterfall Notes, and each Lender’s First Out Waterfall Pro Rata Share, in each case as of the Fourth Amendment Effective Date, set forth on Schedule 1 hereto), and (iii) Warrants to purchase an aggregate of 1,522,001 shares of Common Stock, in each case issued pursuant to the Facility Agreement;

WHEREAS, the board of directors of the Borrower has authorized (i) the creation of a new series of preferred stock, par value $0.001 per share, of the Borrower (“Preferred Stock”) denominated as Series DF-1 Convertible Preferred Stock (the “Series DF-1 Preferred Stock”), with the preferences, rights and limitations described in the Certificate of Designation of Preferences, Rights and Limitations of the Series DF-1 Preferred Stock, in the form attached hereto as Exhibit A (the “Series DF-1 Certificate of Designation”), and (ii) the issuance of up to [_____] shares thereof, which shares will be convertible from time to time by the holders thereof into shares of Common Stock as provided in the Series DF-1 Certificate of Designation;

WHEREAS, pursuant to this Agreement (and subject to the terms and conditions hereof), the Lenders have agreed to exchange principal of First Out Waterfall Notes (in an amount equal to 8.3333% of the outstanding principal amount of the Lenders’ First Out Waterfall Notes on the date of the exchange, including any such principal that has resulted from PIK Interest Payments on or prior to such date) for shares of Series DF-1 Preferred Stock (as defined below) (the “Initial Note Exchange Shares”);

WHEREAS, pursuant to this Agreement (and subject to the terms and conditions hereof), the Lenders have agreed to exchange up to an additional aggregate of $20,000,000 in principal amount of First Out Waterfall Notes for shares of Series DF-1 Preferred Stock (the “Conditional Note Exchange Shares”);

WHEREAS, pursuant to this Agreement (and subject to the terms and conditions hereof), the Lenders have agreed to exchange an additional aggregate principal amount of First Out Waterfall Notes for shares of Series DF-1 Preferred Stock and, as applicable, other Qualified Equity Financing Exchange Securities (each as defined below), in connection with the completion by the Borrower of a Qualified Equity Financing during the Qualified Equity Financing Exchange Period (each as defined below);

WHEREAS, pursuant to the Amended Facility Agreement (as defined below) and subject to the terms and conditions hereof and thereof, for the 18-month period commencing with the first calendar month following the end of the calendar quarter in which the Initial Note Exchange Condition is satisfied, the Borrower shall make scheduled interest payments on the First Out Waterfall Notes and the Last Out Waterfall Notes in the form of shares of Series DF-1 Preferred Stock (the “Interest Exchange Shares”);

WHEREAS, pursuant to this Agreement (and subject to the terms and conditions hereof), the Borrower and the Lenders have agreed to amend the First Out Waterfall Notes to, among other things, (i) enable the Borrower to require the forced conversion of up to an aggregate of $40,000,000 in principal amount of First Out Waterfall Notes for shares of Series DF-1 Preferred Stock (the “Forced Conversion Shares”), subject to the terms and conditions of the amended First Out Waterfall Notes, and (ii) provide the Lenders with the right, in each such Lender’s sole discretion, to convert principal of First Out Waterfall Notes for, at such Lender’s election, shares of Series DF-1 Preferred Stock (the “Voluntary Conversion Preferred Shares”);

WHEREAS, in addition, the Borrower has requested that Agent and the Lenders otherwise amend certain provisions of the Facility Agreement, the First Out Waterfall Notes and the Warrants, and, subject to certain terms and limitations and the satisfaction of the conditions set forth herein, Agent and the Lenders are willing to do so, on the terms set forth herein; and

WHEREAS, this Agreement is being entered into and the exchanges and other transactions described herein or contemplated hereby are being effected as part of and pursuant to a Plan of Recapitalization and Reorganization of the Borrower described in Section 368(a)(1)(E) of the Code;

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

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SECTION 1. Defined Terms. Capitalized terms used herein (including in the preamble and recitals above) but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Amended Facility Agreement. For purposes of this Agreement, wherever used in this Agreement, the Exhibits or the Schedules attached hereto, unless the context otherwise requires, the following terms have the following meanings:

“Alto” means the Borrower’s Ovation Alto Abdominal Stent Graft System (“Alto”).

“Applicable Effective Time” means any of Initial Note Exchange Effective Time, the Nellix Submission Exchange Effective Time, the Nellix Approval Exchange Effective Time or the Nellix Sales Exchange Effective Time, as applicable.

“Applicable Exchange Conditions” means any of the Initial Note Exchange Condition, the Nellix Submission Exchange Condition, the Nellix Approval Exchange Condition or the Nellix Sales Exchange Condition, as applicable.

“Applicable Exchange Effective Date” means any of the Initial Note Exchange Effective Date, the Nellix Submission Exchange Effective Date, the Nellix Approval Exchange Effective Date or the Nellix Sales Exchange Effective Date, as applicable.

“Applicable Exchange Notice” means any of the Initial Note Exchange Notice, the Nellix Submission Notice, the Nellix Approval Notice or the Nellix Sales Notice, as applicable.

“Applicable Territory” means the United States.

“Common Stock Value” means (A) in the case of any Conditional Note Exchange, eighty-five percent (85%) of the lesser of (I) the Closing Price (as defined in the First Out Waterfall Notes) on the Applicable Exchange Effective Date in respect of such Conditional Note Exchange, and (II) the arithmetic average of the Volume Weighted Average Prices (as defined in the First Out Waterfall Notes) on each of the fifteen (15) consecutive Trading Days (as defined in the First Out Waterfall Notes) ending on the Applicable Exchange Effective Date in respect of such Conditional Note Exchange (a “Conditional Note Exchange Measurement Period”) (provided, that in the event that a Stock Event is consummated during any Conditional Note Exchange Measurement Period, the Volume Weighted Average Price for all Trading Days during such Conditional Note Exchange Measurement Period prior to the effectiveness of such Stock Event shall be appropriately adjusted to reflect such Stock Event), and (B) in the case of a Qualified Equity Financing Exchange, the lowest per share issuance price, or deemed issuance price, of the Common Stock issued or deemed issued in the Qualified Equity Financing.

“Conditional Note Exchange” means any of the Nellix Submission Exchange, the Nellix Approval Exchange or the Nellix Sales Exchange, as applicable.

“First Commercial Sale” means, for a given Product, the first commercial sale invoiced by the Borrower (directly or through a distributor) with respect to such Product to a non-Affiliate of the Borrower in the Applicable Territory after receiving all Regulatory Required Permits for such Product in the Applicable Territory.

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“Floor Price” means $[___], subject to appropriate adjustment for any Stock Event (as defined in the Series DF-1 Certificate of Designation) that occurs after the Fourth Amendment Effective Date.

“General Conditions” means:

(a) the representations and warranties set forth in Section 6 of this Agreement shall be true, complete and correct in all material respects (without duplication of any materiality qualifier contained therein) as of the Applicable Exchange Effective Date or the Qualified Equity Financing Closing Date, as applicable, except to the extent that any such representation and warranty expressly relates to an earlier date (in which case such representation and warranty shall be true, complete and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date), and each of the Loan Parties and Lenders shall have performed and complied with all agreements and conditions contained in this Agreement to be performed by or complied with by the Loan Parties or Lenders, as applicable, prior to the Applicable Exchange Effective Date or Qualified Equity Financing Closing Date, as applicable, in all respects;

(b) no Default or Event of Default shall have occurred or be continuing (or would result after giving effect to the Initial Note Exchange, the applicable Conditional Note Exchange or the Qualified Equity Financing Exchange (including the related Qualified Equity Financing), as applicable);

(c) all of the Share Issuance Conditions (as such term is defined in Exhibit 2.6 to the Amended Facility Agreement) shall have been satisfied with respect to the applicable Preferred Shares to be issued in the Initial Note Exchange, the applicable Conditional Note Exchange or the Qualified Equity Financing Exchange, as applicable;

(d) the Common Stock Value (determined in the applicable manner set forth in the definition thereof) as of the Applicable Exchange Effective Date or Qualified Equity Financing Closing Date, as applicable, shall not be less than the Floor Price;

(e) (i) the Borrower shall have submitted an application for listing of all of the Preferred Conversion Shares issuable upon conversion of the Preferred Shares to be issued in the Initial Note Exchange, the applicable Conditional Note Exchange or the Qualified Equity Financing Exchange, as applicable (computed without regard to any limitations on the number of shares that may be issued on conversion thereof), to the Principal Market and secured such listing from the Principal Market, and (ii) the consummation of the Initial Note Exchange, the applicable Conditional Note Exchange or the Qualified Equity Financing Exchange (including the related Qualified Equity Financing), as applicable, shall not violate, or require stockholder approval under, any of the rules, regulations or requirements of the Principal Market;

(f) the Borrower shall have reserved for issuance the maximum number of Preferred Conversion Shares initially issuable upon conversion of the Preferred Shares to be issued in the Initial Note Exchange, the applicable Conditional Note Exchange or the Qualified Equity

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Financing Exchange, as applicable (computed without regard to any limitations on the number of shares that may be issued on conversion thereof);

(g) the Agent and the Lenders (or their counsel) shall have received customary legal opinions from DLA Piper LLP (US), as counsel to the Borrower, in form and substance reasonably satisfactory to the Lenders; and

(h) contemporaneously with the Borrower’s delivery of the Applicable Exchange Notice or, in the case of the Qualified Equity Financing Exchange, delivery of the Qualified Equity Financing Closing Notice, the Agent and the Lenders shall receive (i) a certificate, duly executed by an Authorized Officer of the Borrower, certifying as to the satisfaction of the foregoing and the Applicable Exchange Conditions or Qualified Equity Financing Exchange Conditions, as applicable, and (ii) all other documents, agreements, instruments and other information that shall have been reasonably requested by the Agent or any Lender.

“Nellix EVAS System” means the Borrower’s Nellix Endovascular Aneurysm Sealing System.

“Net Sales” means, with respect to a Product, without duplication, following the First Commercial Sale of such Product, the cumulative gross amount invoiced for commercial sales of such Product by the Borrower (directly and/or through distributors) to non-Affiliates of the Borrower, less customary deductions for trade, cash and quantity discounts, credits, allowances, rebates, taxes, duties, governmental tariffs, freight, shipping and freight insurance charges, all as determined by a review of the Company’s accounting system QAD and as detailed to the Lenders as set forth in the Initial Note Exchange Notice or the Nellix Sales Notice, as applicable.

“Preferred Conversion Shares” means the shares of Common Stock issuable upon conversion of the Preferred Shares (or in the case of Preferred Shares consisting of Additional Qualified Equity Financing Securities, upon exercise or exchange thereof), without giving effect to any limitations on conversion (or on exercise or exchange) thereof.

“Preferred Shares” means, collectively, the Initial Note Exchange Shares, the Conditional Note Exchange Shares, the Qualified Equity Financing Exchange Securities, the Interest Exchange Shares, the Forced Conversion Shares and the Voluntary Conversion Preferred Shares.

“Product” means each of Alto and the Nellix EVAS System.

“Qualified Equity Financing Exchange Securities” shall have the meaning set forth in Section 3(c) hereof.

“Remaining 3.25% Convertible Note Exchange Documents” means (i) that certain Exchange Agreement, dated of even date herewith (the “Remaining Convertible Note Exchange Agreement”), among the Borrower and holders of not less than 98.7% in aggregate principal amount of the Remaining Original 3.25% Convertible Notes (the “Requisite Remaining 3.25% Convertible Note Holders”), (ii) that certain Subordination and Intercreditor Agreement (the “Second Lien Subordination and Intercreditor Agreement”), dated of even date herewith, among

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the Borrower, the Requisite Remaining 3.25% Convertible Note Holders, the First Lien Agents and the Second Lien Agent (each as defined therein), (iii) that certain Indenture in respect of the Second Lien Notes (the “Second Lien Notes Indenture”), dated of even date herewith, among the Borrower and the Trustee and Collateral Agent (each as defined therein), and (iv) the 5.00% Voluntary Convertible Senior Secured Notes due 2024 of the Borrower (the “Second Lien Notes”), dated of even date herewith, in the respective forms attached hereto as Exhibit C.

“Series DF-1 Preferred Exchange Price” means the product of (A) the Common Stock Value (determined in the applicable manner set forth in the definition thereof) in respect of the applicable Conditional Note Exchange or Qualified Equity Financing Exchange, as applicable, multiplied by (B) the Series DF-1 Preferred Conversion Rate as of the end of the Applicable Exchange Effective Date or Qualified Equity Financing Closing Date, as applicable.

“Series DF-1 Preferred Conversion Rate” means the Conversion Rate (as defined in the Series DF-1 Certificate of Designation) of the Series DF-1 Preferred Stock.

SECTION 2. Initial Note Exchange and Conditional Note Exchanges; Fourth Amendment Restructuring Shares.

(a) Exchanges.

(i) Initial Note Exchange. If the Initial Note Exchange Condition is satisfied on or prior to June 30, 2020, and provided that all of the General Conditions are then satisfied (or have been waived by the Required Lenders), the Borrower shall, at any time between 4:00 p.m. and 5:00 p.m., New York City time (and, for the avoidance of doubt, in no event during regular trading hours of the Principal Market), on a Trading Day that is not later than three (3) Trading Days following the first date on which the Initial Note Exchange Condition has been satisfied, deliver written notice (the “Initial Note Exchange Notice”) to each Lender that (A) 8.3333% of the outstanding principal amount of such Lender’s First Out Waterfall Notes on the Initial Note Exchange Effective Date, including any such principal that has resulted from PIK Interest Payments on or prior to such date, shall then hereby be exchanged for (B) a number of fully paid and non-assessable Initial Note Exchange Shares equal to the quotient of (x) the sum of (I) 8.3333% of such then outstanding principal amount of such Lender’s First Out Waterfall Notes determined in accordance with clause (A) hereof, plus (II) any accrued and unpaid interest through the Initial Note Exchange Effective Date on such percentage of then outstanding principal amount of such Lender’s First Out Waterfall Notes (such accrued and unpaid interest, the “Applicable Additional PIK Interest Amount”), payable at the PIK Interest Rate (i.e., accrued and unpaid interest that would, but for the Initial Note Exchange, be included as part of the PIK Interest Payment due and payable on the next Interest Payment Date), divided by (y) the Floor Price (the “Initial Note Exchange”; the date of delivery of the Initial Note Exchange Notice, the “Initial Note Exchange Effective Date”; and the time of such delivery on the Initial Note Exchange Effective Date, the “Initial Note Exchange Effective Time”), subject to the terms and conditions hereof. For purposes of this Agreement, “Initial Note Exchange Condition” means on or prior to the earlier of (1) ninety (90) days following the receipt of such Regulatory Required Permits as shall be

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necessary for the sale of Alto in the Applicable Territory, and (2) June 30, 2020, Net Sales of Alto shall be in excess of $1,000,000.

(ii) Nellix Submission Exchange. If the Nellix Submission Exchange Condition is satisfied on or prior to September 30, 2021, and provided that all of the General Conditions are then satisfied (or have been waived by the Required Lenders) and the Initial Note Exchange was previously consummated following the satisfaction of the Initial Note Exchange Condition, the Borrower shall, at any time between 4:00 p.m. and 5:00 p.m., New York City time (and, for the avoidance of doubt, in no event during regular trading hours of the Principal Market), on a Trading Day that is not later than three (3) Trading Days following the first date on which the Nellix Submission Exchange Condition has been satisfied, deliver written notice (the “Nellix Submission Notice”) to each Lender that the principal amount of such Lender’s First Out Waterfall Notes set forth on Schedule 1 hereto under the heading “Nellix Submission Exchange” shall then hereby be exchanged for a number of fully paid and non-assessable Conditional Note Exchange Shares equal to the quotient of (A) such principal amount, divided by (B) the Series DF-1 Preferred Exchange Price as of the Applicable Exchange Effective Date in respect hereto (the “Nellix Submission Exchange”; the date of delivery of the Nellix Submission Notice, the “Nellix Submission Exchange Effective Date”; and the time of such delivery on the Nellix Submission Exchange Effective Date, the “Nellix Submission Exchange Effective Time”), subject to the terms and conditions hereof. For purposes of this Agreement, “Nellix Submission Exchange Condition” means the first submission to the FDA of a full PMA application with respect to the Nellix EVAS System by or under the authority of the Borrower.

(iii) Nellix Approval Exchange. If the Nellix Approval Exchange Condition is satisfied on or prior to June 30, 2022, and provided that all of the General Conditions are then satisfied (or have been waived by the Required Lenders) and each of the Initial Note Exchange and the Nellix Submission Exchange was previously consummated following the satisfaction of the Initial Note Exchange Condition and the Nellix Submission Exchange Condition, as applicable, the Borrower shall, at any time between 4:00 p.m. and 5:00 p.m., New York City time (and, for the avoidance of doubt, in no event during regular trading hours of the Principal Market), on a Trading Day that is not later than three (3) Trading Days following the first date on which the Nellix Approval Exchange Condition has been satisfied, deliver written notice (the “Nellix Approval Notice”) to each Lender that the principal amount of such Lender’s First Out Waterfall Notes set forth on Schedule 1 hereto under the heading “Nellix Approval Exchange” shall then hereby be exchanged for a number of fully paid and non-assessable Conditional Note Exchange Shares equal to the quotient of (A) such principal amount, divided by (B) the Series DF-1 Preferred Exchange Price as of the Applicable Exchange Effective Date in respect hereto (the “Nellix Approval Exchange”; the date of delivery of the Nellix Approval Notice, the “Nellix Approval Exchange Effective Date”; and the time of such delivery on the Nellix Approval Exchange Effective Date, the “Nellix Approval Exchange Effective Time”), subject to the terms and conditions hereof. For purposes of this Agreement, “Nellix Approval Exchange Condition” means the receipt of the PMA from the FDA with respect to the Nellix EVAS System as shall be necessary for the sale of the Nellix EVAS System in the Applicable Territory.

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(iv) Nellix Sales Exchange. If the Nellix Sales Exchange Condition is satisfied on or prior to the date that is nine (9) months following the first date on which the Nellix Approval Exchange Condition has been satisfied, and provided that all of the General Conditions are then satisfied (or have been waived by the Required Lenders) and each of the Initial Note Exchange, the Nellix Submission Exchange and the Nellix Approval Exchange was previously consummated following the satisfaction of the Initial Note Exchange Condition, the Nellix Submission Exchange Condition and the Nellix Approval Exchange Condition, as applicable, the Borrower shall, at any time between 4:00 p.m. and 5:00 p.m., New York City time (and, for the avoidance of doubt, in no event during regular trading hours of the Principal Market), on a Trading Day that is not later than three (3) Trading Days following the first date on which the Nellix Sales Exchange Condition has been satisfied, deliver written notice (the “Nellix Sales Notice”) to each Lender that the principal amount of such Lender’s First Out Waterfall Notes set forth on Schedule 1 hereto under the heading “Nellix Sales Exchange” shall then hereby be exchanged for a number of fully paid and non-assessable Conditional Note Exchange Shares equal to the quotient of (A) such principal amount, divided by (B) the Series DF-1 Preferred Exchange Price as of the Applicable Exchange Effective Date in respect hereto (the “Nellix Sales Exchange”; the date of delivery of the Nellix Sales Notice, the “Nellix Sales Exchange Effective Date”; and the time of such delivery on the Nellix Sales Exchange Effective Date, the “Nellix Sales Exchange Effective Time”), subject to the terms and conditions hereof. Each Lender hereby agrees, subject to the terms and conditions hereof and following the Borrower’s delivery of the Nellix Sales Notice, to consummate the Nellix Sales Exchange. For purposes of this Agreement, “Nellix Sales Exchange Condition” means Net Sales of the Nellix EVAS System shall be in excess of $10,000,000.

(b) Exchange Settlement.

(i) General. On or before 8:30 a.m., New York City time, on the first (1st) Business Day following each Applicable Exchange Effective Date (the “Applicable Exchange Delivery Deadline”), subject to, and conditioned upon, the satisfaction of the Applicable Exchange Conditions and the General Conditions (or, in the case of the General Conditions, waiver by the Required Lenders), (A) the Borrower shall issue and deliver to each Lender or its designee a certificate, duly executed on behalf of the Borrower and not bearing any restrictive legend, representing the number of Initial Note Exchange Shares or Conditional Note Exchange Shares, as applicable, determined in accordance with Section 2(a)(i), 2(a)(ii), 2(a)(iii) or 2(a)(iv), as applicable; provided, that, for purposes of this clause (A), the Borrower shall be deemed to have satisfied such requirement by the Borrower’s initial email delivery to such Lender (or its designee), on or before the Applicable Exchange Delivery Deadline, of a .pdf copy of the front and back of such certificate, followed promptly, and in no event later than the second (2nd) Business Day following such receipt or deemed receipt of the Applicable Exchange Notice by the Lender, by delivery to such Lender (or its designee) of the original certificate; and (B) the Borrower shall pay, in cash, by wire transfer of immediately available funds to an account designated by each Lender, all accrued and unpaid interest on such First Out Waterfall Notes held by such Lender being so exchanged in the Initial Note Exchange or the applicable Conditional Note Exchange, as applicable, through the Applicable Exchange Effective Date (excluding, for the avoidance of doubt, (x) interest that has become part of the principal of the First Out Waterfall Notes pursuant to PIK Interest Payments made prior thereto, and (y) in the case of the Initial Note Exchange, the

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Applicable Additional PIK Interest Amount). Notwithstanding the foregoing, in the event that, at the Applicable Effective Time, the transfer agent for the Common Stock is a “qualified custodian” (as defined in Rule 206(4)-2 (or successor thereto) under the Investment Advisers Act of 1940, as amended), in lieu of the Borrower’s delivering certificates representing the Initial Note Exchange Shares or Conditional Note Exchange Shares, as applicable, as contemplated by clause (A) of the immediately preceding sentence, such transfer agent (acting as the transfer agent for the Series DF-1 Preferred Stock) shall, on or before the Applicable Exchange Delivery Deadline, electronically credit the Initial Note Exchange Shares or Conditional Note Exchange Shares, as applicable, to which each Lender (or its designee) shall be entitled by book-entry in the name of such Lender (or its designee) on the books and records of such transfer agent (and not subject to any restrictive legend or stop transfer instructions) and deliver a statement thereof to such Lender (or its designee).

(ii) Record Holder; Reduction in Principal Amount. Upon the Applicable Effective Time, (A) each Lender shall be deemed for all corporate purposes to have become the legal, beneficial and record holder of the applicable number of Initial Note Exchange Shares or Conditional Note Exchange Shares determined in accordance with Section 2(a)(i), 2(a)(ii), 2(a)(iii) or 2(a)(iv), as applicable, entitled to exercise all rights (including conversion rights) as a holder thereof, and (B) the aggregate principal amount of the First Out Waterfall Notes held by such Lender shall be reduced by such aggregate principal amount exchanged for such Initial Note Exchange Shares or Conditional Note Exchange Shares, as applicable. In the event that any Initial Note Exchange Shares or Conditional Note Exchange Shares, as applicable, are not delivered on a timely basis in accordance herewith, the Lenders shall have the right to exercise any of the remedies available under the First Out Waterfall Notes in the event of any failure to timely deliver Initial Note Exchange Shares or Conditional Note Exchange Shares (as if the Initial Note Exchange Shares or Conditional Note Exchange Shares, as applicable, were Conversion Shares thereunder), including the remedies set forth in Section 2(c)(v)(A) of the First Out Waterfall Notes (provided, however, that the additional damages payable pursuant to the first sentence thereof shall accrue only if such failure is not cured within one Trading Day following the Applicable Exchange Delivery Deadline), and/or to exercise any and all other rights and remedies available at law or in equity. Without limiting the foregoing, if for any reason the Lender has not received all of the Initial Note Exchange Shares or Conditional Note Exchange Shares, as applicable, it is entitled to prior to the tenth (10th) Business Day after the Applicable Exchange Delivery Deadline, the Lenders shall have the right to rescind and terminate the Initial Note Exchange, the Nellix Submission Exchange, the Nellix Approval Exchange or the Nellix Sales Exchange, as applicable.

(iii) Interpretation. For the avoidance of doubt, the parties hereto acknowledge and agree that (A) notwithstanding anything herein to the contrary, in no event shall any Lender be required to exchange an aggregate principal amount of First Out Waterfall Notes held by such Lender pursuant to Section 2 or Section 3 hereof in excess of the aggregate principal amount of such First Out Waterfall Notes then outstanding; (B) none of the Initial Note Exchange, the Nellix Submission Exchange, the Nellix Approval Exchange or the Nellix Sales Exchange contemplated by this Section 2, or the Qualified Equity Financing Exchange contemplated by Section 3 hereof, shall be consummated unless the Applicable Exchange Conditions or the Qualified Equity Financing Exchange Conditions, as applicable, and the General Conditions are satisfied as of the

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Applicable Effective Time or the Qualified Equity Financing Effective Time, as applicable; (C) the provisions of this Section 2 do not, and shall not be deemed to, (x) affect any First Out Waterfall Notes not exchanged pursuant to this Section 2 (or the rights of any Lender in respect of any such First Out Waterfall Notes), or (y) apply to (and shall not be available to) any Last Out Waterfall Notes or Last Out Waterfall Loans; (D) nothing contained herein, in the Series DF-1 Certificate of Designation, in any of the First Out Waterfall Notes (as amended hereby) or in the Amended Facility Agreement provides, or will provide, that the Borrower shall or may reduce or otherwise adjust the number of Preferred Shares otherwise issuable, or decrease or otherwise adjust the Series DF-1 Preferred Conversion Rate, to comply with listing requirements of the Principal Market, and (E) all provisions of this Agreement that relate to the First Out Waterfall Notes shall apply equally to the First Out Waterfall Loans evidenced thereby (as applicable).

(c) Dispute Resolution. Upon request of a Lender, the Borrower shall provide to such Lender such information as may be reasonably requested by a Lender to review or otherwise verify the satisfaction of any of the Applicable Exchange Conditions, the Qualified Equity Financing Exchange Conditions or General Conditions, as applicable. In the case of a dispute as to the satisfaction of any of the Applicable Exchange Conditions, the Qualified Equity Financing Exchange Condition or the General Conditions, or as to the applicable Common Stock Value, Series DF-1 Preferred Exchange Price or number of Preferred Shares to be issued, between any Lender and the Borrower that is not resolved within three (3) Business Days following the Borrower’s receipt of written notice thereof from such Lender, (i) the Borrower shall issue (or cause to be issued, as applicable) to such Lender the number of Initial Note Exchange Shares, Conditional Note Exchange Shares or Qualified Equity Financing Exchange Securities, as applicable, that are not disputed, and (ii) such Lender and the Borrower shall submit the disputed determinations to an independent, reputable investment bank (or, in the case of a dispute as to the determination of Net Sales or the arithmetic calculation of the Common Stock Value, Series DF-1 Preferred Exchange Price or the number of Preferred Shares to be issued, an independent, registered public accounting firm) selected by the Borrower and approved by the Required Lenders, which approval shall not be unreasonably withheld. The Required Lenders shall cause the investment bank or accounting firm, as applicable, to perform the determinations or calculations and notify the Borrower and the applicable Lender of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such determination or calculation by the investment bank or accounting firm, as the case may be, shall be binding upon all parties absent demonstrable error.

(d) Fourth Amendment Restructuring Fee. On the date hereof, the Borrower shall pay a restructuring fee of $2,000,000 (the “Restructuring Fee”) to the First Out Waterfall Lenders in the individual amounts set forth opposite such First Out Waterfall Lenders’ respective names on Schedule 2 hereof. The Borrower, in its sole discretion, may elect to pay the Restructuring Fee in cash by wire transferable to an account designated by the applicable First Out Waterfall Lender or in shares of Common Stock; provided, that, the Restructuring Fee shall be paid on the same basis to each of the First Out Waterfall Lenders. If the Borrower elects to pay the Restructuring Fee in shares of Common Stock, the Borrower shall, on the date hereof, electronically deliver to each First Out Waterfall Lender the number of shares of Common Stock set forth opposite such First Out Waterfall Lender’s name on Schedule 2 hereof, by crediting the account of such First Out

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Waterfall Lender’s prime broker with DTC through its Deposit/Withdrawal at Custodian system (such shares of Common Stock, collectively, the “Fourth Amendment Restructuring Shares”), which Fourth Amendment Restructuring Shares shall not bear or otherwise be subject to any restrictive legend.

SECTION 3. Qualified Equity Financing Exchange.

(a) General. If the Borrower consummates a Qualified Equity Financing (as defined below) during the period beginning on the first Business Day following the Initial Note Exchange Effective Date and ending on the date that is three months thereafter (the “Qualified Equity Financing Exchange Period”), subject to the terms and conditions hereof, each Lender shall exchange (the “Qualified Equity Financing Exchange”) an aggregate principal amount of such Lender’s First Out Waterfall Notes equal to such Lender’s First Out Waterfall Pro Rata Share of fifty percent (50%) of the net proceeds, up to aggregate net proceeds of $20,000,000, received by the Borrower upon the closing of the Qualified Equity Financing, for a number of shares of Series DF-1 Preferred Stock equal to the quotient of (i) such aggregate principal amount being exchanged, divided by (ii) the applicable Series DF-1 Preferred Exchange Price as of the Qualified Equity Financing Closing Date, as provided for in this Section 3. If a proposed Qualified Equity Financing is to be effected by way of a public offering pursuant to a registration statement filed with and declared effective by the SEC (a “Public Qualified Equity Financing”), then substantially concurrently with the Borrower’s first public announcement that it has launched and intends to price such Public Qualified Equity Financing, and, in the case of any other Qualified Equity Financing, substantially concurrently with the Borrower’s entry into definitive, binding documentation with investors in respect of such Qualified Equity Financing, the Borrower shall deliver written notice thereof (the “Qualified Equity Financing Exchange Notice”) to the Lenders as provided for in Section 3(b); provided, that, the Borrower shall not make any such first public announcement or enter into definitive, binding documentation as contemplated by this Section 3(a) other than between 4:00 p.m. and 5:00 p.m., New York City time, on a Trading Day. For purposes of this Agreement, “Qualified Equity Financing” means the issuance and sale by the Borrower of shares of Common Stock, alone or together with securities convertible into, or exchangeable or exercisable for, shares of Common Stock (“Additional Qualified Equity Financing Securities”) in the first, bona fide capital raising transaction that is effected during the Qualified Equity Financing Exchange Period with the assistance of an underwriter or placement agent that is a registered broker-dealer and satisfies the Qualified Equity Financing Exchange Conditions; provided, that “Qualified Equity Financing” shall not include (A) any transaction involving the Borrower’s issuances of securities (x) as consideration in a merger or consolidation or for the acquisition of a business, product, license or other assets by the Borrower (the primary purpose or material result of which is not to raise or obtain equity capital or cash), or (y) in connection with any strategic partnership or joint venture (the primary purpose or material result of which is not to raise or obtain equity capital or cash); (B) any issuances of (I) shares of Common Stock pursuant to, and in accordance with the terms of, an Employee Benefit Plan; or (II) shares of Common Stock issued or deemed to be issued by the Borrower upon conversion of any Initial Note Exchange Shares, Conditional Note Exchange Shares, Interest Exchange Shares, Forced Conversion Shares, Voluntary Conversion Preferred Shares, First Out Waterfall Notes or 5.00% Convertible Notes, upon exercise of the Warrants or upon conversion, exercise or exchange of any other outstanding

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securities convertible into, or exercisable or exchangeable for, equity securities of the Borrower; (C) any “at-the-market” or similar offering pursuant to a registration statement filed with the SEC; or (D) any rights offering made to all holders of outstanding shares of Common Stock (provided that this shall not impact any Lender’s ability to participate in a rights offering alongside all other Borrower security holders that are eligible to do so).

(b) Qualified Equity Financing Exchange Notice. The Qualified Equity Financing Exchange Notice shall (i) state the Borrower’s intent to consummate and complete a Qualified Equity Financing during the Qualified Equity Financing Exchange Period, (ii) describe with particularity the material terms of the Qualified Equity Financing, including the contemplated closing date therefor, (iii) provide each Lender’s allocation (or, in the case of a Public Qualified Equity Financing, a reasonable estimate of such allocation) of Qualified Equity Financing Exchange Securities resulting from such Qualified Equity Financing, and (iv) certify that the Qualified Equity Financing Exchange Conditions and the General Conditions are, and are expected upon the closing of the Qualified Equity Financing to be, satisfied (provided, for this purpose, that the condition set forth in clause (i) of the definition of Share Issuance Conditions and clause (e) of the definition of General Conditions need only be satisfied as of the closing of the Qualified Equity Financing). Upon the written request of any Lender made within two (2) Business Days after its receipt of the Qualified Equity Financing Exchange Notice (an “Additional Information Request”), the Borrower shall provide such Lender, and each other Lender, with such additional information regarding the proposed Qualified Equity Financing as such Lender shall request.

(c) Additional Qualified Equity Financing Exchange Notices. In the case of a Public Qualified Equity Financing, the Borrower shall deliver written notice to the Lenders substantially concurrently with the Borrower’s first public announcement of the pricing of such Qualified Equity Financing, setting forth each Lender’s allocation of Qualified Equity Financing Exchange Securities resulting from such Public Qualified Equity Financing, in accordance with this Section 3. In the case of any Qualified Equity Financing, the Borrower shall deliver written notice to the Lenders substantially concurrently with the closing or termination of such Qualified Equity Financing (the “Qualified Equity Financing Closing Notice”; the notices contemplated by this Section 3(c) being referred to herein as, the “Additional Qualified Equity Financing Exchange Notices”). The Borrower hereby acknowledges and agrees that none of the events or actions requirement notices contemplated by this Section 3 shall be effected during regular trading hours of the Principal Market.

(d) Qualified Equity Financing Settlement. Substantially concurrently with, and conditioned upon, the closing of the Qualified Equity Financing in accordance with the terms set forth in the Qualified Equity Financing Exchange Notice (such time on the Qualified Equity Financing Closing Date, the “Qualified Equity Financing Effective Time”) on the closing date for the Qualified Equity Financing (the “Qualified Equity Financing Closing Date”), subject to, and conditioned upon, the satisfaction of the Qualified Equity Financing Exchange Conditions and the General Conditions (or, in the case of the General Conditions, waiver by the Required Lenders), (i) the Borrower shall deliver to each Lender a certificate, duly executed on behalf of the Borrower and not bearing any restrictive legend, representing the number of shares of Series DF-1 Preferred Stock determined in accordance with Section 3(a); (ii) if the Qualified Equity Financing includes

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the issuance of any Additional Qualified Equity Financing Securities, the Borrower shall deliver to each Lender (or its designee) a certificate or other instrument, duly executed on behalf of the Borrower and not bearing any restrictive legend, representing Additional Qualified Equity Financing Securities convertible into, or exercisable or exchangeable for, a number of shares of Common Stock that would underlie the Additional Qualified Equity Financing Securities issuable to an investor investing in the Qualified Equity Financing an amount equal to the aggregate principal amount of First Out Waterfall Notes being exchanged by such Lender (the shares of Series DF-1 Preferred Stock and, if applicable, Additional Qualified Equity Financing Securities issuable to the Lenders pursuant to this clause (ii) and the immediately preceding clause (i) being referred to, collectively, as “Qualified Equity Financing Exchange Securities”); and (iii) the Borrower shall pay, in cash, by wire transfer of immediately available funds to an account designated by each Lender, all accrued and unpaid interest on such Lender’s Qualified Equity Financing Exchange Notes held by such Lender through the Qualified Equity Financing Closing Date (excluding, for the avoidance of doubt, interest that has become part of the principal of the First Out Waterfall Notes pursuant to PIK Interest Payments made prior thereto). Notwithstanding the foregoing, in the event that, at the Qualified Equity Financing Effective Time, the transfer agent for the Common Stock is a “qualified custodian” (as defined in Rule 206(4)-2 (or successor thereto) under the Investment Advisers Act of 1940, as amended), in lieu of the Borrower’s delivering certificates representing the shares of Series DF-1 Preferred Stock contemplated by clause (i) of the immediately preceding sentence, such transfer agent (acting as the transfer agent for the Series DF-1 Preferred Stock) shall, at or before the Qualified Equity Financing Effective Time, electronically credit the shares of Series DF-1 Preferred Stock to which each Lender (or its designee) shall be entitled by book-entry in the name of such Lender (or its designee) on the books and records of such transfer agent (and not subject to any restrictive legend or stop transfer instructions) and deliver a statement thereof to such Lender (or its designee). The consummation of the Qualified Equity Financing Exchange shall be contingent upon the completion of the Qualified Equity Financing; provided, that, for the avoidance of doubt, the determination to complete any such Qualified Equity Financing shall be within the Borrower’s sole discretion.

(e) Record Holder; Reduction in Principal Amount. Upon the Qualified Equity Financing Effective Time, (i) each Lender shall be deemed for all corporate purposes to have become the legal, beneficial and record holder of the Qualified Equity Financing Exchange Securities contemplated hereby, and entitled to exercise all rights (including conversion rights) as a holder thereof, and (ii) the aggregate principal amount of the First Out Waterfall Notes held by such Lender shall be reduced by such aggregate principal amount so exchanged for such Qualified Equity Financing Exchange Securities. In the event that any such Qualified Equity Financing Exchange Securities are not delivered on a timely basis in accordance herewith, the Lenders shall have the right to rescind and terminate any or all of the transactions contemplated by this Section 3, to exercise any of the remedies available under the First Out Waterfall Notes in the event of any failure to timely deliver Qualified Equity Financing Exchange Securities (as if the Qualified Equity Financing Exchange Securities were Conversion Shares thereunder) and/or to exercise any and all other rights and remedies available at law or in equity.

(f) Rights and Benefits of Lenders. Upon the Qualified Equity Financing Effective Time, each Lender shall be entitled to all rights and benefits as shall be provided to any investors

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in the Qualified Equity Financing under the New Equity Financing Documents; provided, that, any warrants or other similar Additional Qualified Equity Financing Securities issued to a Lender in the Qualified Equity Financing Exchange shall be exercisable on a “cashless” (net issue) basis, in addition to any other bases otherwise provided in such Additional Qualified Equity Financing Security, and any Additional Qualified Equity Financing Securities issued to a Lender shall include a limitation on conversion, exercise or exchange substantially the same as the “Beneficial Ownership Limitation” set forth in the Series DF-1 Certificate of Designation. Without limiting the foregoing, the Borrower hereby covenants, acknowledges and agrees that the Qualified Equity Financing Exchange shall, for the benefit of each of the Lenders, be effected at the most favorable price and on the most favorable terms as are provided to any investors in the Qualified Equity Financing. For purposes of this Agreement, “New Equity Financing Documents” means all documents and instruments entered into by the Borrower in connection with the Qualified Equity Financing.

(g) Qualified Equity Financing Exchange Conditions. For purposes of this Agreement, “Qualified Equity Financing Exchange Conditions” means:

(i) the Qualified Equity Financing shall be consummated at the Qualified Equity Financing Effective Time on the Qualified Equity Financing Closing Date, in accordance with the terms set forth in the Qualified Equity Financing Exchange Notice and as provided in the New Equity Financing Documents, during the Qualified Equity Financing Exchange Period and result in net proceeds to the Borrower on the Qualified Equity Financing Closing Date of not less than $5,000,000, excluding for such purposes the principal amount of any First Out Waterfall Notes or any other convertible notes or instruments converted into Qualified Equity Financing Exchange Securities as part of such financing;

(ii) investors purchasing not less than 70% of the offered securities in the Qualified Equity Financing shall consist solely of private equity funds, hedge funds, mutual funds or other similar private investment funds and/or other institutional investors, each of which is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act, but expressly excluding any operating business or subsidiary thereof or any other non-financial investor;

(iii) the proceeds from the Qualified Equity Financing shall be designated for use for general corporate purposes; and

(iv) the Common Stock Value (determined in the applicable manner set forth in the definition thereof) as of the Qualified Equity Financing Closing Date shall not be less than the Floor Price, and the highest per share issuance price, or deemed issuance price, of the Common Stock issued or deemed issued in the Qualified Equity Financing shall not be greater than the Closing Price on the Trading Day immediately preceding the date of execution of the New Equity Financing Documents.

SECTION 4. Amendments.

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(a) Amendment of Facility Agreement and First Out Waterfall Notes. Subject to, and conditioned upon, the satisfaction of the conditions precedent set forth in Section 5 of this Agreement, as of the Fourth Amendment Effective Date:

(i) Amended Facility Agreement. The Facility Agreement shall hereby be amended to (A) delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Exhibit B-I attached hereto, and (B) add new Exhibit 2.6 as set forth in Exhibit B-II attached hereto (the Facility Agreement, as so amended, the “Amended Facility Agreement”);

(ii) Schedules to Facility Agreement. The Schedules to the Facility Agreement shall hereby be amended and restated in their entirety in the form attached hereto as Exhibit B-III; and

(iii) Amendment to First Out Waterfall Notes. Each of the First Out Waterfall Notes shall hereby be amended as set forth in the Fourth Amendment First Out Waterfall Notes (as defined below).

(b) Amendment to Warrants. Upon the satisfaction of the Initial Note Exchange Condition, the first sentence of Section 3(a) of each of the Warrants shall hereby be amended to read in its entirety as follows:

“(a) Exercise Price. The exercise price shall equal $1.50 per share, subject to adjustment pursuant to the terms hereof (as so adjusted, the “Exercise Price”), including but not limited to Section 5 below.”

Notwithstanding the foregoing, in the event that, after the Fourth Amendment Effective Date and prior to the satisfaction of the Initial Note Exchange Condition, there shall occur any event that results in the adjustment of the Exercise Price of the Warrants pursuant to the terms thereof, including Section 5 thereof, the reference to “$1.50” shall be proportionately adjusted to give effect to such event.

(c) Delivery of New First Out Waterfall Notes and Warrants.

(i) At any time following the consummation of any of the Initial Note Exchange, a Conditional Note Exchange or the Qualified Equity Financing Exchange, a Lender may (but shall not be obligated to) physically surrender its First Out Waterfall Note to the Borrower, whereupon the Borrower shall as soon as practicable, and in no event later than three (3) Business Days after receipt of such First Out Waterfall Note and at its own expense, issue and deliver upon the order of such Lender a new First Out Waterfall Note of like tenor, registered as such Lender may request, representing in the aggregate the remaining principal amount represented by such First Out Waterfall Note, after giving effect to the Initial Note Exchange, such Conditional Note Exchange or the Qualified Equity Financing Exchange, as applicable. For the avoidance of doubt, upon the Initial Note Exchange, a Conditional Note Exchange or the Qualified Equity Financing Exchange, a First Out Waterfall Note held by a Lender shall give effect to the

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Initial Note Exchange, such Conditional Note Exchange or the Qualified Equity Financing Exchange, as applicable, regardless of whether such First Out Waterfall Note is exchanged for a new note, as provided in Section 2 and Section 3 hereof.

(ii) At any time following the amendment of the Warrants as provided in this Section 4, a Lender may (but shall not be obligated to) physically surrender its Warrants to the Borrower, whereupon the Borrower shall as soon as practicable, and in no event later than three (3) Business Days after receipt of such Warrants and at its own expense, issue and deliver upon the order of such Lender new Warrants of like tenor, registered as such Lender may request, representing the right to purchase the remaining number of Warrant Shares issuable upon exercise thereof, after giving effect to the amendment to the Warrants contemplated hereby. For the avoidance of doubt, upon the amendment of the Warrants as provided in this Section 4, a Warrant held by a Lender shall give effect to such amendment, regardless of whether such Warrant is exchanged for a new warrant.

SECTION 5. Conditions. The effectiveness of the provisions set forth in this Agreement, including the amendments set forth in Section 4 of this Agreement, in each case, is subject to, and conditioned upon, the satisfaction of the following conditions precedent on the Fourth Amendment Effective Date:

(a) Borrower, each other Loan Party, Agent and the Required Lenders shall each have executed and delivered this Agreement;

(b) the Lenders shall have received evidence satisfactory to the Lenders that the Series DF-1 Certificate of Designation has been filed with the Secretary of State of the State of Delaware and has become effective;

(c) the representations and warranties set forth in this Agreement shall be true, complete and correct in all material respects (without duplication of any materiality qualifier contained therein) as of the Fourth Amendment Effective Date, except to the extent that such representation or warranty expressly relates to an earlier date (in which event such representations and warranties shall be true, complete and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date);

(d) no Default or Event of Default shall have occurred or be continuing (or would result after giving effect to the transactions contemplated by this Agreement, the Fourth Amendment First Out Waterfall Notes, the Warrants as amended hereby (the “Fourth Amendment Warrants”) and the other Loan Documents (as amended hereby, as applicable) and the ABL Amendment and the other ABL Debt Documents (as amended by the ABL Amendment, as applicable));

(e) the Borrower shall have executed, issued and delivered to the First Out Waterfall Lenders new First Out Waterfall Notes (each in the form of a First Out Waterfall Note attached to the Amended Facility Agreement as Exhibit A-4) (the “Fourth Amendment First Out Waterfall Notes”) in accordance with Section 1.4(c) of the Amended Facility Agreement;

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(f) (i) the Remaining Convertible Note Exchange Agreement shall have been duly executed and delivered by each of the Borrower and the Requisite Remaining 3.25% Convertible Note Holders, the Second Lien Notes Indenture shall have been duly executed and delivered by each of the Borrower and the Trustee and Collateral Agent (each as defined therein), and the Second Lien Subordination and Intercreditor Agreement shall have been duly executed and delivered by each of the Borrower, the Requisite Remaining 3.25% Convertible Note Holders, the First Lien Agents and the Second Lien Agent (each as defined therein), (ii) not less than 98.7% in aggregate principal amount of the Remaining Original 3.25% Convertible Notes shall have been exchanged (the “Remaining Original 3.25% Convertible Notes Exchange”) for the Second Lien Notes in an aggregate principal amount equal to the principal amount of such Remaining Original 3.25% Convertible Notes being exchanged in the Remaining Original 3.25% Convertible Notes Exchange, plus accrued and unpaid interest thereon, as of the date of the Remaining Original 3.25% Convertible Notes Exchange, pursuant to the terms of the Remaining 3.25% Convertible Note Exchange Documents (without material amendment or modification), and (iii) not more than $[_____] in aggregate principal amount of the Remaining Original 3.25% Convertible Notes shall then be outstanding;

(g) the Borrower shall have issued the Fourth Amendment Restructuring Shares (as defined below) to the First Out Waterfall Lenders as provided in Section 2(d) hereof;

(h) the receipt by the Agent and the Lenders of a fully executed copy of an amendment to the ABL Credit Agreement, in the form attached hereto as Exhibit D (the “ABL Amendment”);

(i) the Borrower shall have submitted an application for the listing of all of the Preferred Conversion Shares to the Principal Market and secured such listing from the Principal Market;

(j) the Borrower shall have reserved for issuance the maximum number of Preferred Conversion Shares initially issuable upon conversion of all of the Preferred Shares that may be issued under the Series DF-1 Certificate of Designation (computed without regard to any limitations on the number of shares that may be issued on conversion thereof);

(k) Agent shall have received a certificate from an Authorized Officer of each Loan Party in form and substance satisfactory to Agent and the Required Lenders:

(i) attesting to the resolutions of such Loan Party’s board of directors authorizing its execution, delivery, and performance of this Agreement, the Amended Facility Agreement, the Fourth Amendment First Out Waterfall Notes, the Fourth Amendment Warrants, the Series DF-1 Certificate of Designation and the other Loan Documents (as amended hereby, as applicable), including the issuance of the Fourth Amendment Restructuring Shares, the Initial Note Exchange Shares upon consummation of the Initial Note Exchange, the Conditional Note Exchange Shares upon consummation of the Conditional Note Exchanges, the issuance of the Warrant Shares upon exercise of the Fourth Amendment Warrants, the issuance of the Interest Exchange Shares, the issuance of the Forced Conversion Shares, the issuance of the Voluntary Conversion Preferred Shares, the issuance of shares of Common Stock upon Voluntary Conversions

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(as defined in the Amended Facility Agreement), and the issuance of the Preferred Conversion Shares issuable upon conversion of the Initial Note Exchange Shares, the Conditional Note Exchange Shares, the Interest Exchange Shares, the Forced Conversion Shares and the Voluntary Conversion Preferred Shares, in each case to which it is a party, and the execution, delivery and performance of each of the ABL Amendment, the other ABL Debt Documents (as amended by the ABL Amendment, as applicable), and the Remaining 3.25% Convertible Note Exchange Documents,

(ii) authorizing specific officers of such Loan Party to execute the same, attesting to the incumbency and signatures of such specific officers of such Loan Party,

(iii) attesting to copies of each Loan Party’s Organizational Documents, including the Series DF-1 Certificate of Designation, as amended, modified, or supplemented to the date hereof, which Organizational Documents shall be (A) certified by an Authorized Officer of such Loan Party, and (B) with respect to Organizational Documents that are charter documents, certified as of a recent date (not more than thirty (30) days prior to the Fourth Amendment Effective Date) by the appropriate governmental official,

(iv) attesting to certificates of status with respect to each Loan Party, dated within ten (10) days of the Fourth Amendment Effective Date, such certificates to be issued by the appropriate officer of the jurisdiction of organization of such Loan Party, which certificates shall indicate that such Loan Party is in good standing in such jurisdiction, and

(v) attesting to certificates of status with respect to each Loan Party, each dated within thirty (30) days of the Fourth Amendment Effective Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Loan Party) in which such Loan Party’s failure to be duly qualified or licensed would constitute a Material Adverse Effect, which certificates shall indicate that such Loan Party is in good standing in such jurisdictions.

(l) an opinion letter from counsel to the Loan Parties with respect to the transactions contemplated by this Agreement, the Amended Facility Agreement, the Fourth Amendment First Out Waterfall Notes, the Fourth Amendment Warrants and the Series DF-1 Certificate of Designation, in form and substance satisfactory to the Agent and the Required Lenders; and

(m) the receipt by the Agent and the Lenders of all other documents, agreements, instruments and other information reasonably requested by the Agent or any Lender.

SECTION 6. Representations and Warranties. Each Loan Party party hereto hereby represents and warrants to Agent and each Lender as follows (i) as of the Fourth Amendment Effective Date, (ii) as of each Applicable Exchange Effective Date and (iii) as of the Qualified Equity Financing Closing Date; provided that, in the case of this clause (iii), the representations and warranties set forth in this Section 6 shall be remade, in a manner reasonably acceptable to the Required Lenders, with such changes as reasonably necessary to reflect (x) the terms of the Qualified Equity Financing and the Qualified Equity Financing Exchange, and (y) the documents

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and instruments to be entered into and/or filed, and the securities to be issued, in connection therewith:

(a) Organization; Authority. Each Loan Party is validly existing as a corporation, limited liability company or limited partnership, as applicable, and is in good standing under the laws of the jurisdiction of its incorporation, organization or formation, as applicable. Each Loan Party (i) has full power and authority (and all governmental licenses, authorizations, permits (including all Regulatory Required Permits), consents and approvals) to (A) own its properties and conduct its business (solely with respect to governmental licenses, authorizations, permits (including all Regulatory Required Permits), consents and approvals, except where the failure to have such governmental licenses, authorizations, permits (including all Regulatory Required Permits), consents and approvals could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect) and (B) to (x) enter into, and perform its obligations under, this Agreement (including the Amended Facility Agreement), the Fourth Amendment First Out Waterfall Notes, the Fourth Amendment Warrants, the Series DF-1 Certificate of Designation and the other Loan Documents (as amended hereby, as applicable), the ABL Amendment, the other ABL Debt Documents (as amended by the ABL Amendment, as applicable), and the Remaining 3.25% Convertible Note Exchange Documents, and (y) consummate the transactions contemplated under this Agreement (including the Amended Facility Agreement), the Fourth Amendment First Out Waterfall Notes, the Fourth Amendment Warrants, the Series DF-1 Certificate of Designation and the other Loan Documents (as amended hereby, as applicable), the ABL Amendment, the other ABL Debt Documents (as amended by the ABL Amendment, as applicable) and the Remaining 3.25% Convertible Note Exchange Documents, and (ii) is duly qualified as a foreign corporation, limited liability company or limited partnership, as applicable, and licensed and in good standing, under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license, in each case of this clause (ii), where the failure to be so qualified, licensed or in good standing could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b) Due Authorization; Non-Contravention. The execution, delivery and performance of this Agreement (including the Amended Facility Agreement), the Fourth Amendment First Out Waterfall Notes, the Fourth Amendment Warrants, the Series DF-1 Certificate of Designation and the other Loan Documents (as amended hereby, as applicable), including the issuance of the Fourth Amendment Restructuring Shares pursuant to the terms hereof, the Initial Note Exchange Shares upon consummation of the Initial Note Exchange, the Conditional Note Exchange Shares upon consummation of the Conditional Note Exchanges, the issuance of the Warrant Shares upon exercise of the Fourth Amendment Warrants, the issuance of the Interest Exchange Shares as scheduled interest payments under the Amended Facility Agreement, the issuance of Conversion Shares issuable upon conversion of the Fourth Amendment First Out Waterfall Notes, and the issuance of the Preferred Conversion Shares issuable upon conversion of the Initial Note Exchange Shares, the Conditional Note Exchange Shares, the Interest Exchange Shares, the Forced Conversion Shares and the Voluntary Conversion Preferred Shares, and the execution, delivery and performance of the ABL Amendment, the other ABL Debt Documents (as amended by the ABL Amendment, as applicable), and the Remaining 3.25% Convertible Note Exchange

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Documents, in each case, have been duly authorized by each Loan Party and no further consent or authorization is required by any Loan Party, any Loan Party’s board of directors (or other equivalent governing body) or the holders of any Loan Party’s Stock. The Series DF-1 Certificate of Designation has been filed with the Secretary of State of the State of Delaware and has become effective. Each of this Agreement (including the Amended Facility Agreement), the Fourth Amendment First Out Waterfall Notes, the Fourth Amendment Warrants, the Series DF-1 Certificate of Designation, the ABL Amendment, the other ABL Debt Documents (as amended by the ABL Amendment, as applicable), and the Remaining 3.25% Convertible Note Exchange Documents has been duly executed and delivered by each of the Loan Parties and constitutes a valid, legal and binding obligation of each Loan Party, enforceable in accordance with its terms, except as such enforceability may be limited by applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors’ rights generally. The transactions contemplated by the Remaining 3.25% Convertible Note Exchange Documents are being consummated substantially contemporaneously herewith. The execution, delivery and performance of this Agreement (including the Amended Facility Agreement), the Fourth Amendment First Out Waterfall Notes, the Fourth Amendment Warrants, the Series DF-1 Certificate of Designation and the other Loan Documents (as amended hereby, as applicable), the ABL Amendment, the other ABL Debt Documents (as amended by the ABL Amendment, as applicable), and the Remaining 3.25% Convertible Note Exchange Documents, by each Loan Party party hereto and the consummation of the transactions contemplated hereby and thereby will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than pursuant to the Loan Documents (as amended hereby, as applicable)) upon any assets of any such Loan Party pursuant to (i) either of the Exchanged Senior Notes Indentures, or (ii) any other agreement, document or instrument to which such Loan Party is a party or by which any Loan Party is bound or to which any of the assets or property of any Loan Party is subject, (B) result in any violation of or conflict with the provisions of the Organizational Documents, (C) result in the violation of any Applicable Law, or (D) result in the violation of any judgment, order, rule, regulation or decree of any Governmental Authority, except, with respect to clauses (A)(ii) and (C) only, as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No consent, approval, Authorization or order of, or registration or filing with any Governmental Authority is required for (x) the execution, delivery and performance of this Agreement (including the Amended Facility Agreement), the Fourth Amendment First Out Waterfall Notes, the Fourth Amendment Warrants, the Series DF-1 Certificate of Designation and the other Loan Documents (as amended hereby, as applicable), the ABL Amendment, the other ABL Debt Documents (as amended by the ABL Amendment, as applicable), and the Remaining 3.25% Convertible Note Exchange Documents, and (y) the consummation by any Loan Party of the transactions contemplated hereby and thereby, other than the Borrower’s filing of Forms 8-K with the SEC as provided in Section 8 hereof.

(c) Issuance of Preferred Shares and Preferred Conversion Shares. The Fourth Amendment Restructuring Shares issuable pursuant to the terms hereof, the Initial Note Exchange Shares issuable upon consummation of the Initial Note Exchange, the Conditional Note Exchange Shares issuable upon consummation of the Conditional Note Exchanges, the Interest Exchange Shares issuable as scheduled interest payments under the Amended Facility Agreement, the

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Warrant Shares issuable upon exercise of, or otherwise pursuant to, the Fourth Amendment Warrants, the Conversion Shares issuable upon Conversion of the Fourth Amendment First Out Waterfall Notes, and the Preferred Conversion Shares issuable upon conversion of the Initial Note Exchange Shares, the Conditional Note Exchange Shares, the Interest Exchange Shares, the Forced Conversion Shares and the Voluntary Conversion Preferred Shares, are duly authorized and, when issued in accordance with this Agreement, the Fourth Amendment Warrants, the Fourth Amendment First Out Waterfall Notes or the Series DF-1 Certificate of Designation (as applicable), will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by Borrower, and will not be issued in violation of, or subject to, any preemptive or similar rights of any Person. Borrower has reserved from its duly authorized capital stock [_______] shares of Preferred Stock of the Borrower for issuance pursuant to this Agreement and the Fourth Amendment First Out Waterfall Notes, 1,552,001 shares of Common Stock for issuance upon exercise of the Fourth Amendment Warrants, and [______] shares of Common Stock for issuance upon conversion of the Initial Note Exchange Shares, the Conditional Note Exchange Shares, the Interest Exchange Shares, the Forced Conversion Shares and the Voluntary Conversion Preferred Shares. American Stock Transfer & Trust Company, which is the transfer agent for the Common Stock as of the Fourth Amendment Effective Date, is a “qualified custodian” (as defined in Rule 206(4)-2 (or successor thereto) under the Investment Advisers Act of 1940, as amended), and the Borrower covenants and agrees to promptly notify the Lenders if, at any time following the Fourth Amendment Effective Date, the transfer agent for the Common Stock is not such a “qualified custodian.”

(d) Certain Fees. Except for the amounts owed to Jefferies, LLC that have been disclosed to the Agent on or prior to the Fourth Amendment Effective Date, no brokerage or finder’s fees or commissions are or will be payable by the Borrower or any of its affiliates or representatives to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement and the other Loan Documents (as amended hereby, as applicable), the ABL Amendment, the other ABL Debt Documents (as amended by the ABL Amendment, as applicable), and the Remaining 3.25% Convertible Note Exchange Documents. The Lenders and other Secured Parties shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 6(d) that may be due in connection with the transactions contemplated hereby.

(e) Exemption from Registration. No registration under the Securities Act or any state securities laws is required for the offer and issuance of the Fourth Amendment Restructuring Shares, the Fourth Amendment Warrants, the Fourth Amendment First Out Waterfall Notes, the Warrant Shares issuable upon exercise of, or otherwise pursuant to, the Fourth Amendment Warrants or the Conversion Shares issuable upon Conversion (including any Voluntary Conversion or Forced Conversion) of, or otherwise pursuant to, the Fourth Amendment First Out Waterfall Notes, the Initial Note Exchange Shares, the Conditional Note Exchange Shares or the Interest Exchange Shares issuable pursuant to this Agreement or the Fourth Amendment First Out Waterfall Notes, or the Preferred Conversion Shares issuable upon conversion of the Initial Note Exchange Shares, the Conditional Note Exchange Shares, the Interest Exchange Shares, the Forced Conversion Shares or the Voluntary Conversion Preferred Shares. The amendments and

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transactions contemplated hereby, including the issuance of the Fourth Amendment First Out Waterfall Notes, the issuance of the Warrant Shares issuable upon exercise of, or otherwise pursuant to, the Fourth Amendment Warrants, the issuance of the Conversion Shares issuable upon Conversion (including any Voluntary Conversion or Forced Conversion) of, or otherwise pursuant to, the Fourth Amendment First Out Waterfall Notes, and the issuance of the Initial Note Exchange Shares, the Conditional Note Exchange Shares and the Interest Exchange Shares hereunder and the Preferred Conversion Shares issuable upon conversion of the Initial Note Exchange Shares, the Conditional Note Exchange Shares, the Interest Exchange Shares, the Forced Conversion Shares and the Voluntary Conversion Preferred Shares, do not contravene, or require stockholder approval pursuant to, the rules and regulations of the Principal Market. Without limiting the foregoing, the transactions contemplated hereby constitute, and accordingly the potential amendment of the Warrants to reduce the “Exercise Price” thereunder and the amendments to the First Out Waterfall Notes to reduce the “Fixed Conversion Price” thereunder as provided herein are being effected in, a “stand-alone transaction” as determined under the rules and guidance of the Principal Market. Provided that a Lender is not an Affiliate of Borrower (i) on the Applicable Exchange Effective Date with respect to the Initial Note Exchange or a Conditional Note Exchange or the date of issuance of any Interest Exchange Shares or the Fourth Amendment Restructuring Shares, or (ii) on the date of Conversion (including any Voluntary Conversion or Forced Conversion) of the First Out Waterfall Notes by such Lender, exercise of any of the Fourth Amendment Warrants by such Lender pursuant to a Cashless Exercise, Cashless Major Exercise, Cashless Default Exercise or Note Exchange Exercise (each as defined in the Fourth Amendment Warrants), or conversion of any of the Initial Note Exchange Shares, the Conditional Note Exchange Shares, the Interest Exchange Shares, the Forced Conversion Shares or the Voluntary Conversion Preferred Shares, and has not been an Affiliate of Borrower within the three-month period immediately preceding such date (which Borrower shall assume unless advised otherwise in writing by such Lender), the Fourth Amendment Restructuring Shares, the Initial Note Exchange Shares, the Conditional Note Exchange Shares, the Interest Exchange Shares, the Conversion Shares, the Warrant Shares and the Preferred Conversion Shares issuable upon conversion of the Initial Note Exchange Shares, the Conditional Note Exchange Shares, the Interest Exchange Shares, the Forced Conversion Shares and the Voluntary Conversion Preferred Shares (as applicable) issued to such Lender will be freely transferable, without restriction or limitation (including any volume limitation or current public information requirement) under Federal or state securities laws, pursuant to Rule 144 under the Securities Act, and will not contain or be subject to a legend or stop transfer order restricting the resale or transferability of thereof.

(f) No Integrated Offering. Neither the Borrower, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made, or will make, any offers or sales of any security or solicited, or will solicit, any offers to buy any security, under circumstances that would cause the offering and issuance of the Fourth Amendment Restructuring Shares, the Fourth Amendment First Out Waterfall Notes, the Fourth Amendment Warrants, the Initial Note Exchange Shares, the Conditional Note Exchange Shares, the Interest Exchange Shares, the Forced Conversion Shares or the Voluntary Conversion Preferred Shares or the offering and issuance of any of the Preferred Conversion Shares issuable upon conversion of the Initial Note Exchange Shares, the Conditional Note Exchange Shares, the Interest Exchange Shares, the Forced Conversion Shares or the Voluntary Conversion Preferred Shares to be integrated with prior or

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contemporaneous offerings by the Borrower (i) for purposes of the Securities Act and which would require the registration of any such securities under the Securities Act, or (ii) for purposes of any applicable stockholder approval provisions of the Principal Market and which would require stockholder approval for the issuance of any such securities.

(g) Application of Takeover Protections. The Borrower and its board of directors have taken all necessary action, if any, in order to render inapplicable the Borrower’s issuance of the Fourth Amendment Restructuring Shares, the Fourth Amendment First Out Waterfall Notes, the Fourth Amendment Warrants, the Conversion Shares issuable upon Conversion of the Fourth Amendment First Out Waterfall Notes, the Initial Note Exchange Shares, the Conditional Note Exchange Shares, the Interest Exchange Shares, the Forced Conversion Shares and the Voluntary Conversion Preferred Shares and the offering and issuance of the Preferred Conversion Shares issuable upon conversion of the Initial Note Exchange Shares, the Conditional Note Exchange Shares, the Interest Exchange Shares, the Forced Conversion Shares and the Voluntary Conversion Preferred Shares and the Lenders’ ownership of such securities from the provisions of any control share acquisition, interested stockholder, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the organizational documents of the Borrower or the laws of the state of its incorporation which is applicable to the Lenders as a result of the transactions contemplated by this Agreement, the Amended Facility Agreement and the other Loan Documents (as amended hereby, as applicable), including the Borrower’s issuance of such securities and the Lenders’ ownership of such securities.

(h) Loan Documents. Each of the representations and warranties of any of the Loan Parties set forth in the Amended Facility Agreement, the other Loan Documents (including as amended hereby, as applicable), the ABL Amendment and the other ABL Debt Documents (including as amended thereby, as applicable), and the representations and warranties of any of the holders of the Remaining Original 3.25% Convertible Notes set forth in the Remaining 3.25% Convertible Note Exchange Documents, are true, complete and correct in all material respects (without duplication of any materiality qualifier contained therein) as of the Fourth Amendment Effective Date, except to the extent that such representation or warranty expressly relates to an earlier date (in which event such representations and warranties were true, complete and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date).

(i) No Default. No Default, Event of Default or “default” or “event of default” (as contemplated by the ABL Debt Documents, as amended by the ABL Amendment, as applicable) has occurred and is continuing (or would result after giving effect to the transactions contemplated by this Agreement, the Fourth Amendment First Out Waterfall Notes, the Fourth Amendment Warrants, the Series DF-1 Certificate of Designation and the other Loan Documents (as amended hereby, as applicable) and the ABL Amendment, the other ABL Debt Documents (as amended by the ABL Amendment, as applicable), and the Remaining 3.25% Convertible Note Exchange Documents).

(j) No Orders. No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated by this Agreement, the Amended Facility Agreement, the Series DF-1 Certificate of Designation, the other

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Loan Documents (as amended hereby, as applicable), the ABL Amendment, the other ABL Debt Documents (as amended by the ABL Amendment, as applicable), the Remaining 3.25% Convertible Note Exchange Documents, the Fourth Amendment Warrants or the Fourth Amendment First Out Waterfall Notes has been issued and remains in force by any Governmental Authority against any Loan Party or any Secured Party.

(k) No Duress. (i) This Agreement has been entered into without force or duress of the free will of any Loan Party, (ii) each Loan Party’s decision to enter into this Agreement is a fully informed decision, and (iii) each Loan Party is aware of all legal and other ramifications of such decision.

(l) No Reliance. In executing this Agreement, the Series DF-1 Certificate of Designation, the Fourth Amendment Warrants and the Fourth Amendment First Out Waterfall Notes, no Loan Party is relying on any representations or warranties, either written or oral, express or implied, made to any Loan Party by any other party hereto or any Secured Party.

(m) Remaining 3.25% Convertible Note Exchange Documents. Attached hereto as Exhibit C are true, correct and complete copies of the Remaining 3.25% Convertible Note Exchange Documents, which have not been (and are not currently being contemplated as of the Fourth Amendment Effective Date to be) amended, restated, supplemented, changed or otherwise modified in any manner.

(n) ABL Amendment. Attached hereto as Exhibit D is a true, correct and complete copy of the ABL Amendment, which has not been (and is not currently being contemplated as of the Fourth Amendment Effective Date to be) amended, restated, supplemented, changed or otherwise modified in any manner.

SECTION 7. Registration Rights. For avoidance of doubt, (a) the Borrower acknowledges and agrees that, on and after the Fourth Amendment Effective Date, for purposes of the Registration Rights Agreement, the term “Warrants” shall include the Warrants, as may be amended hereby, the term “Warrant Shares” shall include the Warrant Shares issued or issuable upon exercise of, or otherwise pursuant to, the Warrants, as may be amended hereby (without giving effect to any limitations on exercise set forth in the Warrants), and all such Warrant Shares shall constitute “Registrable Securities” and (b) the Investors (as defined in the Registration Rights Agreement) shall be entitled to registration rights in respect of such Warrant Shares on the same terms, and pursuant to and in accordance with, the Registration Rights Agreement, and the Registration Rights Agreement shall be deemed amended as of the Fourth Amendment Effective Date as shall be necessary to give effect to the foregoing.

SECTION 8. SEC Filings.

(a) At or prior to 8:30 a.m. (New York City time) on the first (1st) Business Day following the Fourth Amendment Effective Date, the Borrower shall file a Form 8-K with the SEC describing the terms of the transactions contemplated by this Agreement, the ABL Amendment and each of the Remaining 3.25% Convertible Note Exchange Documents, including as exhibits to such Form 8-K this Agreement, the ABL Amendment, each of the Remaining 3.25%

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Convertible Note Exchange Documents, the form of Fourth Amendment First Out Waterfall Notes and the Series DF-1 Certificate of Designation (in each case without redaction and including the other exhibits, schedules and documents attached thereto) and any related documents and disclosing any other then presently material non-public information (if any) provided or made available to any Secured Party (or any such Secured Party’s agents or representatives) on or prior to the filing thereof (such Form 8-K, the “Announcing Form 8-K”).

(b) At or prior to 8:30 a.m. (New York City time) on the first (1st) Business Day following each of the Borrower’s delivery of an Applicable Exchange Notice with respect to the Initial Note Exchange or a Conditional Note Exchange, as applicable, the Borrower shall file a Form 8-K with the SEC describing the Borrower’s delivery of such Applicable Exchange Notice and the consummation of the Initial Note Exchange or such Conditional Note Exchange, as applicable, including as exhibits to such Form 8-K the agreements and instruments entered into in connection therewith (in each case without redaction and including the exhibits, schedules and other documents attached thereto) and disclosing any other then presently material non-public information (if any) provided or made available to any Secured Party (or any such Secured Party’s agents or representatives) on or prior to the filing thereof (any such Form 8-K, an “Exchange Form 8-K”).

(c) At any time after the Borrower’s delivery of the Qualified Equity Financing Exchange Notice or any Additional Qualified Equity Financing Exchange Notice and prior to the next opening of trading on the Principal Market, the Borrower shall file a Form 8-K with the SEC (or, as applicable, file a prospectus supplement with the SEC) describing the Borrower’s delivery of the Qualified Equity Financing Exchange Notice or the applicable Additional Qualified Equity Financing Exchange Notice (and, in each case, the contents thereof, including the Lenders’ allocation of Qualified Equity Financing Exchange Securities in respect thereof), as applicable, including as exhibits to such Form 8-K the agreements and instruments entered into in connection therewith (in each case without redaction and including the exhibits, schedules and other documents attached thereto) and disclosing any other then presently material non-public information (if any) provided or made available to any Secured Party (or any such Secured Party’s agents or representatives) on or prior to the filing thereof (any such Form 8-K, a “Qualified Equity Financing Form 8-K”).

(d) In no event shall the Borrower make any public announcement, (i) prior to the issuance to the Lenders of the Applicable Exchange Notice or the Qualified Equity Financing Exchange Notice pursuant to the terms hereof, as applicable, or (ii) of any material developments in respect of the Borrower or its business or any other material nonpublic information with respect to the Borrower, its business or any of its securities, during any period following the satisfaction of the Applicable Exchange Conditions, the Qualified Equity Financing Exchange Conditions or the General Conditions, as applicable, and prior to the public announcement thereof.

(e) Subject to the foregoing, no Loan Party will issue any press releases or any other public statements with respect to the transactions contemplated by this Agreement or the ABL Amendment or disclosing the name of any Secured Party; provided, however, that the Borrower will be entitled, without the prior approval of any Secured Party, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the

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Announcing Form 8-K, any Exchange Form 8-K or any Qualified Equity Financing Form 8-K and contemporaneously therewith and (ii) as is required by Applicable Law and regulations (provided that each Secured Party will be consulted by the Borrower in connection with any such press release or other public disclosure prior to its release and will be provided with a copy thereof by the Borrower, other than in the case of filings required by the Exchange Act to be made with the SEC, which Borrower may make without such consultation or notice). From and after the Borrower’s filing of the Announcing Form 8-K, no Secured Party shall be in possession of any material nonpublic information received from the Borrower, any other Loan Party or any of their Subsidiaries or Affiliates or any of its or their respective officers, directors, employees, attorneys, representatives or agents, except to the extent a Secured Party is in possession of material nonpublic information during a period following receipt of an Applicable Exchange Notice or a Qualified Equity Financing Exchange Notice and prior to the applicable filing of a Form 8-K or prospectus supplement, as applicable, as contemplated by this Section 8 (which period shall in no event be during regular trading hours of the Principal Market). Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, after giving effect to the filing of the Announcing Form 8-K, the Borrower expressly acknowledges and agrees that no Secured Party shall have any duty of trust or confidence with respect to, or duty not to trade in any securities on the basis of, any information regarding the Borrower that is otherwise possessed (or continued to be possessed) by any Secured Party as a result of a breach of any of the covenants set forth in this Section 8. Nothing contained in this Section 8 shall limit or otherwise modify the Loan Parties’ respective obligations, or any Lender’s rights, under Section 5.1(q) of the Amended Facility Agreement.

SECTION 9. Fees, Costs and Expense Reimbursement. In connection with the Agent and the Lenders party hereto agreeing to enter into this Agreement and provide the accommodations hereunder, the Loan Parties agree to pay on the Fourth Amendment Effective Date all fees, costs and expenses (including attorneys’ fees) incurred by the Secured Parties in connection with this Agreement and any other Loan Document (including as amended hereby, as applicable) and the transactions contemplated hereby and thereby.

SECTION 10. Treatment as Reorganization. This Agreement is being entered into and the exchanges and other transactions described herein or contemplated hereby are being effected as part of and pursuant to a plan of recapitalization and reorganization of the Borrower described in Section 368(a)(1)(E) of the Code. The parties to this Agreement shall prepare their income tax returns consistent with this treatment unless otherwise required by applicable law.

SECTION 11. Captions. Captions used in this Agreement are for convenience only and shall not modify or affect the interpretation or construction of this Agreement or any of its provisions.

SECTION 12. Counterparts. This Agreement may be executed in several counterparts, and by each party hereto on separate counterparts, each of which and any photocopies, facsimile copies and other electronic methods of transmission thereof shall be deemed an original, but all of which together shall constitute one and the same agreement. In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party

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executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. No party hereto shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract, and each party hereto forever waives any such defense.

SECTION 13. Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable in any respect under any Applicable Law, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby. The parties hereto shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision.

SECTION 14. Entire Agreement. This Agreement and the Facility Agreement, as amended hereby, together with all other Loan Documents (as amended hereby, as applicable) and the ABL Amendment and the other ABL Documents (as amended thereby, as applicable), contain the entire understanding among the parties hereto with respect to the matters covered hereby and thereby and supersede any and all other written and oral communications, negotiations, commitments and writings with respect thereto.

SECTION 15. Successors; Assigns. This Agreement shall be binding upon Borrower, the Loan Parties, the Lenders and Agent and their respective successors and permitted assigns, and shall inure to the benefit of Borrower, the Loan Parties, the Lenders, Agent and the other Secured Parties and the successors and assigns of the Lenders, Agent and the other Secured Parties. No other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents (including as amended hereby, as applicable). No Loan Party may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent and each Lender, and any prohibited assignment or transfer shall be absolutely void ab initio. No Lender may assign its applicable rights or obligations hereunder without the prior written consent of the Borrower, except that, after the Fourth Amendment Effective Date, a Lender may assign or otherwise transfer its rights and obligations hereunder to any transferee or assignee of Fourth Amendment First Out Waterfall Notes or Fourth Amendment Warrants (in whole or in part), provided that (i) such Lender agrees in writing with the transferee or assignee to assign such rights and obligations, and such assignee or transferee agrees in writing to accept such rights and obligations subject to, and to be bound by, the terms of this Agreement, and a copy of such agreement is furnished to the Borrower after such transfer or assignment; and (ii) in the case of an assignment or transfer of rights or obligations hereunder to a transferee or assignee of Fourth Amendment First Out Waterfall Notes or Fourth Amendment Warrants, such assignment or transfer is effected in compliance with the Amended Facility Agreement.

SECTION 16. Governing Law. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN

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ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE. Section 6.4 of the Amended Facility Agreement is incorporated herein, mutatis mutandis.

SECTION 17. Reaffirmation and Ratification; No Novation. Each Loan Party party hereto as debtor, grantor, pledgor, guarantor, assignor, or in any other similar capacity in which such Person grants Liens in its property or otherwise acts as accommodation party or guarantor, as the case may be pursuant to the Loan Documents (including as amended hereby, as applicable), hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under the Amended Facility Agreement (including the Facility Agreement as amended hereby) and each other Loan Document (as amended hereby, as applicable) to which it is a party (after giving effect hereto) and (ii) to the extent such Person granted Liens or security interests in any of its property pursuant to any Loan Documents (including as amended hereby, as applicable) as security for or otherwise guaranteed the Obligations under or with respect to the Loan Documents (including as amended hereby, as applicable), ratifies and reaffirms such guarantee and grant (and the validity and enforceability thereof) of Liens and confirms and agrees and acknowledges that such Liens and security interests, and all Collateral heretofore pledged as security for such obligations, continue to be and remain collateral for such obligations from and after the date hereof and from and after the Fourth Amendment Effective Date. Each Loan Party party hereto hereby consents to this Agreement and acknowledges that the Amended Facility Agreement (including the Facility Agreement as amended hereby) and each other Loan Document (as amended hereby, as applicable) remains in full force and effect and is hereby ratified and reaffirmed. The execution and delivery of this Agreement shall not operate as a waiver of any right, power or remedy of Agent, the Lenders or any other Secured Party, constitute a waiver of any provision of the Facility Agreement, the Amended Facility Agreement (including the Facility Agreement as amended hereby) or any other Loan Document (including as amended hereby, as applicable) or serve to effect a novation of the obligations (including the Obligations). For the avoidance of doubt, this Agreement is not intended by the parties to be, and shall not be construed to be, a novation of the Facility Agreement (including the Amended Facility Agreement) and the other Loan Documents (including as amended hereby, as applicable) or an accord and satisfaction in regard thereto.

SECTION 18. Effect on Loan Documents.

(a) The Facility Agreement, as amended hereby, and each of the other Loan Documents, as amended as of the Fourth Amendment Effective Date (as applicable), shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Agreement shall not operate, except with respect to the modifications and amendments expressly set forth herein, as a waiver of, consent to, or a modification or amendment of, any right, power, or remedy of Agent or any Lender under the Facility Agreement or any other Loan Document. Except for the amendments to the Loan Documents expressly set forth herein or contemplated hereby, the Facility Agreement and the other Loan Documents shall remain unchanged and in full force and effect. The amendments, modifications and other agreements set forth herein or contemplated hereby are limited to the specified provisions of this Agreement (including the Amended Facility Agreement),

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the Fourth Amendment First Out Waterfall Notes and the Fourth Amendment Warrants, shall not apply with respect to any facts or occurrences other than those on which the same are based, shall neither excuse future non-compliance with the Loan Documents (as amended hereby, as applicable) nor operate as a waiver of any Default or Event of Default, shall not operate as a consent to any further or other matter under the Loan Documents (as amended hereby, as applicable) and shall not be construed as an indication that any waiver of covenants or any other provision of the Amended Facility Agreement (including the Facility Agreement as amended hereby) or any other Loan Document (as amended hereby, as applicable) will be agreed to, it being understood that the granting or denying of any waiver which may hereafter be requested by Borrower or any other Loan Party remains in the sole and absolute discretion of the Agent and the Lenders.

(b) Upon and after the Fourth Amendment Effective Date, each reference in the Facility Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Facility Agreement, and each reference in the other Loan Documents to “the Facility Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Facility Agreement, shall mean and be a reference to the Amended Facility Agreement.

(c) To the extent that any of the terms and conditions in any of the Loan Documents (as amended hereby, as applicable) shall contradict or be in conflict with any of the terms or conditions of the Amended Facility Agreement, such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Amended Facility Agreement (effective, in each case, as of the Fourth Amendment Effective Date).

(d) Each of this Agreement (including the Amended Facility Agreement), the Fourth Amendment First Out Waterfall Notes and the Fourth Amendment Warrants is a Loan Document.

(e) The Borrower hereby covenants, acknowledges and agrees that, after the Fourth Amendment Effective Date, the Borrower will not amend or otherwise modify the Series DF-1 Certificate of Designation without the prior written consent of the Required Lenders.

SECTION 19. Guarantors’ Acknowledgment and Agreement. Although the Guarantors party hereto have been informed of the matters set forth herein and have agreed to the same, each such Guarantor understands, acknowledges and agrees that none of the Secured Parties has any obligations to inform such Guarantor of such matters in the future or to seek its acknowledgment or agreement to future amendments, restatements, supplements, changes, modifications, waivers or consents, and nothing herein shall create such a duty.

SECTION 20. Release.

(a) As of the Fourth Amendment Effective Date, each Loan Party, for itself and on behalf of its successors, assigns, Subsidiaries and such Loan Party’s and its Subsidiaries’ officers, directors (and any equivalent governing body), employees, agents, representatives, advisors, consultants, accountants and attorneys, and any Person acting for or on behalf of, or claiming through it (collectively, the “Releasing Persons”), hereby waives, releases, remises and forever discharges each Secured Party, each of their respective Affiliates and successors in title, and past,

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present and future officers, directors, employees, limited partners, general partners, members, managers, investors, attorneys, assigns, subsidiaries, equityholders, trustees, agents and other professionals of the foregoing entities and all other Persons and entities to whom any Secured Party would be liable if such Persons were found to be liable to such Releasing Persons (each a “Releasee” and collectively, the “Releasees”), from any and all past, present and future claims, suits, liens, lawsuits, amounts paid in settlement, debts, deficiencies, disbursements, demands, obligations, liabilities, causes of action, damages, losses, costs and expenses of any kind or character, whether based in equity, law, contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law (each a “Claim” and collectively, the “Claims”), whether known or unknown, fixed or contingent, direct, indirect, or derivative, asserted or unasserted, matured or unmatured, foreseen or unforeseen, past or present, liquidated or unliquidated, suspected or unsuspected, which such Releasing Persons ever had from the beginning of the world until (and including) the Fourth Amendment Effective Date, against any such Releasing Person which relates, directly or indirectly, to the Facility Agreement, the Amended Facility Agreement, any other Loan Document (including as amended hereby, as applicable), the Stock owned by any Releasee or to any acts or omissions of any such Releasee with respect to the Facility Agreement, the Amended Facility Agreement, or any other Loan Document (including as amended hereby, as applicable) or any Stock owned by any Releasee, or to the lender-borrower relationship evidenced by the Loan Documents (including as amended hereby, as applicable) or the Warrant/Stock holder or owner-issuer of Warrant/Stock holder issuer relationship evidenced by the Loan Documents (including as amended hereby, as applicable).

(b) As to each and every Claim released hereunder, each Loan Party hereby agrees, represents and warrants that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, specifically waives the benefit of the provisions of Section 1542 of the Civil Code of California which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

As to each and every Claim released hereunder, each Loan Party also waives the benefit of each other similar provision of applicable federal, state or foreign law (including without limitation the laws of the State of New York), if any, pertaining to general releases after having been advised by legal counsel to such Loan Party with respect thereto.

(c) Each Loan Party acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such Claims and agrees that this Agreement shall be and remain effective in all respects notwithstanding any such differences or additional facts. Each Loan Party understands, acknowledges and agrees that the release set forth above in this Section 20 may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

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(d) Each Loan Party hereby agrees, represents, and warrants that (i) neither such Loan Party nor any other Releasing Person has voluntarily, by operation of law or otherwise, assigned, conveyed, transferred or encumbered, either directly or indirectly, in whole or in part, any right to or interest in any of the Claims released pursuant to this Section 20; (ii)(A) this Agreement (including the Amended Facility Agreement), the Fourth Amendment First Out Waterfall Notes and the Fourth Amendment Warrants has each been entered into (1) without force or duress and (2) of the free will of each Loan Party, and (B) the decision of such undersigned to enter into this Agreement (including the Amended Facility Agreement), the Fourth Amendment First Out Waterfall Notes and the Fourth Amendment Warrants is a fully informed decision and such undersigned is aware of all legal and other ramifications of each such decision; and (iii) such Loan Party has (A) read and understands this Agreement (including the Amended Facility Agreement and the release granted in this Section 20), the Fourth Amendment First Out Waterfall Notes and the Fourth Amendment Warrants, (B) consulted with and been represented by independent legal counsel of its own choosing in negotiations for and the preparation of this Agreement (including the Amended Facility Agreement), the Fourth Amendment First Out Waterfall Notes and the Fourth Amendment Warrants, (C) read this Agreement (including the Amended Facility Agreement), the Fourth Amendment First Out Waterfall Notes and the Fourth Amendment Warrants in full and final form, and (D) been advised by its counsel of its rights and obligations under this Agreement (including the Amended Facility Agreement), the Fourth Amendment First Out Waterfall Notes and the Fourth Amendment Warrants.

(e) Each Loan Party, for itself and on behalf of each other Releasing Person, hereby absolutely, unconditionally and irrevocably covenants and agrees with and in favor of each Releasee above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by such Person pursuant to the above release in this Section 20. Each Loan Party further agrees that it shall not dispute the validity or enforceability of the this Agreement, the Facility Agreement, the Amended Facility Agreement, the Fourth Amendment First Out Waterfall Notes and the Fourth Amendment Warrants or any of the other Loan Documents, or any of its obligations hereunder or thereunder, or the creation, validity, perfection, priority, enforceability or the extent of Agent’s security interest or Lien on any item of Collateral under the Facility Agreement, the Amended Facility Agreement and the other Loan Documents (including as amended hereby, as applicable) or the providing of any “control” (within the meaning of Articles 8 and 9 under the applicable UCC) under any Control Agreement or any other Loan Document (including as amended hereby, as applicable). If any Loan Party or any other Releasing Person breaches or otherwise violates the foregoing covenant and provisions, such Loan Party, for itself and its Releasing Persons, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees,

31

expenses and costs and any other fees, expenses and costs incurred by such Releasee as a result of such breach or violation.

(f) The provisions of this Section 20 shall survive the termination of this Agreement, the Amended Facility Agreement and the other Loan Documents (including as amended hereby, as applicable) and the payment in full of the Obligations.

SECTION 21. Amendments and Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Borrower and the Required Lenders. Any amendment that is approved by the Required Lenders shall bind all Lenders, provided that any such amendment applies to the rights and obligations of the Lenders hereunder on substantially the same basis. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

SECTION 22. Notices. Any notice to be given by any party to this Agreement shall be given in writing and be effected as provided in Section 6.1 of the Amended Facility Agreement (regardless of any termination of the Amended Facility Agreement).

SECTION 23. Remedies; Specific Performance. The rights and remedies provided in this Agreement shall be cumulative and in addition to all other remedies available under the Amended Facility Agreement, the Fourth Amendment First Out Waterfall Notes, the Fourth Amendment Warrants, the other Loan Documents (including as amended hereby, as applicable) and/or otherwise at law or in equity. No remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy, and nothing herein shall limit any Lender’s right to pursue actual damages for any failure by the Borrower to comply with the terms of this Agreement, the Amended Facility Agreement, the Fourth Amendment First Out Waterfall Notes, the Fourth Amendment Warrants and the other Loan Documents (including as amended hereby, as applicable). The parties to this Agreement agree that irreparable damage would occur and that the parties to this Agreement would not have any adequate remedy at law in the event that any of the provisions of this Agreement, the Amended Facility Agreement, the Fourth Amendment First Out Waterfall Notes, the Fourth Amendment Warrants or any other Loan Document (including as amended hereby, as applicable) were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each of the parties to this Agreement shall be entitled to an injunction or injunctions to prevent breaches of this Agreement, the Amended Facility Agreement, the Fourth Amendment First Out Waterfall Notes, the Fourth Amendment Warrants or any other Loan Document (including as amended hereby, as applicable) and to enforce specifically the terms and provisions of this Agreement, the Amended Facility Agreement, the Fourth Amendment First Out Waterfall Notes, the Fourth Amendment Warrants, and the other Loan Documents (including as amended hereby, as applicable), in each case without the necessity of posting bond or other security or showing actual damages, and this being in addition to any other remedy to which such party is entitled at law or in equity.

32

SECTION 24. Further Assurances. The parties hereto hereby agree, from time to time, as and when reasonably requested by any other party hereto, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements, including secretary’s certificates, stock powers and irrevocable transfer agent instructions, and to take or cause to be taken such further or other action, as any party may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Agreement. Without limiting the foregoing, the Loan Parties shall use their reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in an expeditious manner, the transactions contemplated hereby, including by using their reasonable best efforts to satisfy, or cause to be satisfied, each of the Applicable Exchange Conditions, the Qualified Equity Financing Exchange Conditions and the General Conditions.

SECTION 25. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

SECTION 26. Interpretative Matters. Unless otherwise indicated or the context otherwise requires, (a) all references to Sections, Schedules, Appendices or Exhibits are to Sections, Schedules, Appendices or Exhibits contained in or attached to this Agreement, (b) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, (c) the words “hereof,” “herein” and words of similar effect shall reference this Agreement in its entirety, and (d) the use of the word “including” in this Agreement shall be by way of example rather than limitation.

SECTION 27. Payment Set Aside. Notwithstanding anything to the contrary contained herein, if any payment or transfer (or any portion thereof) to any of the Lenders shall be subsequently invalidated, declared to be fraudulent or a fraudulent conveyance or preferential, avoided, rescinded, set aside or otherwise required to be return or repaid, whether in bankruptcy, reorganization, insolvency or similar proceedings involving the Borrower or otherwise, then the Obligations purportedly satisfied with such payment or transfer, to the extent that such payment is or must be invalidated, declared to be fraudulent or a fraudulent conveyance or preferential, avoided, rescinded, set aside or otherwise required to be return or repaid, shall immediately be reinstated, without need for any action by any Person, and shall be enforceable against the Borrower, any guarantor and their successors and permitted assigns as if such payment had never been made (in which case this Agreement shall in no way impair the claims of Lenders with respect to such payment or transfer). The provisions of this Section 27 shall survive the satisfaction in full of the Obligations and the termination of the Amended Facility Agreement.

SECTION 28. Independent Nature of Lenders. The obligations of each Lender under this Agreement and each of the other Loan Documents (including as amended hereby, as applicable) are several and not joint with the obligations of any other Lender, and no Lender shall be responsible in any way for the performance of the obligations of any other Lender under this Agreement or any other Loan Documents (including as amended hereby, as applicable). Each Lender shall be responsible only for its own representations, warranties, agreements and covenants

33

hereunder and under the other Loan Documents (including as amended hereby, as applicable). The decision of each Lender to enter into this Agreement and consummate the transactions contemplated hereby has been made by such Lender independently of any other Lender and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Borrower that may have been made or given by any other Lender or by any agent, attorney, advisor, representative or employee of any other Lender, and no Lender or any of its agents, attorneys, advisors, representatives or employees shall have any liability to any other Lender (or any other Person) relating to or arising from any such information, materials, statements or opinions. Nothing contained in this Agreement, and no action taken by any Lender pursuant hereto or thereto shall be deemed to constitute the Lenders as, and the Borrower acknowledges and agrees that the Lenders do not thereby constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Lenders are in any way acting in concert or as a group with respect to such Obligations or the transactions contemplated by this Agreement or any other Loan Document (including as amended hereby, as applicable), and the Borrower shall not assert any contrary position.

SECTION 29. No Fiduciary Relationship. The Borrower acknowledges and agrees that (a) each Lender is acting at arm’s length from the Borrower with respect to this Agreement and the other Loan Documents (including as amended hereby, as applicable) and the transactions contemplated hereby and thereby; (b) no Lender will, solely by virtue of this Agreement or any of the other Loan Documents (including as amended hereby, as applicable) or any transaction contemplated hereby or thereby, become an Affiliate of, or have any agency, tenancy or joint venture relationship with, the Borrower; (c) no Lender has acted, or is or will be acting, as a financial advisor to, or fiduciary (or in any similar capacity) of, or has any fiduciary or similar duty to, the Borrower with respect to, or in connection with, this Agreement and the other Loan Documents (including as amended hereby, as applicable) and the transactions contemplated hereby and thereby, and the Borrower agrees not to assert, and hereby waives, any claim that any Lender has any fiduciary duty to the Borrower; (d) any advice given by a Lender or any of its representatives or agents in connection with this Agreement and the other Loan Documents (including as amended hereby, as applicable) and the transactions contemplated hereby and thereby is merely incidental to such Lender’s performance of its obligations hereunder and thereunder; and (e) the Borrower’s decision to enter into this Agreement has been based solely on the independent evaluation by the Borrower and their representatives.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the first day written above.

BORROWER:

ENDOLOGIX, INC., a Delaware corporation

By:	/s/ Vaseem Mahboob

Name:	Vaseem Mahboob
Title:	Chief Financial Officer

OTHER LOAN PARTIES:

CVD/RMS ACQUISITION CORP., a Delaware corporation

By:

Name:
Title:

NELLIX, INC., a Delaware corporation

By:

Name:
Title:

TRIVASCULAR TECHNOLOGIES, INC., a Delaware corporation

By:

Name:
Title:

[Signature Page to February 2020 Exchange Agreement and Fourth Amendment to Amended

and Restated Facility Agreement and Amendment to First Out Waterfall Notes and Warrants]

TRIVASCULAR, INC., a California corporation

By:

Name:
Title:

ENDOLOGIX CANADA, LLC, a Delaware limited liability company

By:	/s/ Vaseem Mahboob

Name:	Vaseem Mahboob
Title:	Chief Financial Officer

TRIVASCULAR SALES LLC, a Texas limited liability company

By:

Name:
Title:

RMS/ENDOLOGIX SIDEWAYS MERGER CORP., a Delaware corporation

By:

Name:
Title:

[Signature Page to February 2020 Exchange Agreement and Fourth Amendment to Amended

and Restated Facility Agreement and Amendment to First Out Waterfall Notes and Warrants]

LENDERS:

DEERFIELD PARTNERS, L.P.

By:	Deerfield Mgmt, L.P.
General Partner

	By:	J.E. Flynn Capital, LLC
General Partner

		By:	/s/ David J. Clark
Name: David J. Clark
Title: Authorized Signatory

DEERFIELD PRIVATE DESIGN FUND III, L.P.

By:	Deerfield Mgmt III, L.P.
General Partner

	By:	J.E. Flynn Capital III, LLC
General Partner

		By:	/s/ David J. Clark
Name: David J. Clark
Title: Authorized Signatory

DEERFIELD PRIVATE DESIGN FUND IV, L.P.

By:	Deerfield Mgmt IV, L.P.
General Partner

	By:	J.E. Flynn Capital IV, LLC
General Partner

		By:	/s/ David J. Clark
Name: David J. Clark
Title: Authorized Signatory

[Signature Page to February 2020 Exchange Agreement and Fourth Amendment to Amended

and Restated Facility Agreement and Amendment to First Out Waterfall Notes and Warrants]

AGENT:

DEERFIELD PRIVATE DESIGN FUND IV, L.P.

By:	Deerfield Mgmt IV, L.P.
General Partner

	By:	J.E. Flynn Capital IV, LLC
General Partner

		By:	/s/ David J. Clark
Name: David J. Clark
Title: Authorized Signatory

[Signature Page to February 2020 Exchange Agreement and Fourth Amendment to Amended

and Restated Facility Agreement and Amendment to First Out Waterfall Notes and Warrants]

EXHIBIT A

Series DF-1 Certificate of Designation

EXHIBIT B-I

Amended Facility Agreement

AMENDED AND RESTATED

FACILITY AGREEMENT

dated as of August 9, 2018

by and among

Endologix, Inc.,

as the Borrower,

the other Loan Parties party hereto from time to time,

the Lenders

and

Deerfield Private Design Fund IV, L.P.,

as agent for itself and the Lenders

as amended by:

that certain First Amendment to Amended and Restated Facility Agreement dated November 20, 2018; that certain Second Amendment to Amended and Restated Facility Agreement dated March 30, 2019; that certain Third Amendment to Amended and Restated Facility Agreement dated May 31, 2019; and that certain February 2020 Exchange Agreement and Fourth Amendment to Amended and Restated Facility Agreement dated February [__], 2020

i

Annex

Annex A	Disbursement Amount and Warrants

Schedules

Schedule P-1	Existing Investments
Schedule 2.4	List of Agreement Date Lenders and Such Lenders’ Wire Instructions and Information for Notices
Schedule 3.1(d)	Existing Liens
Schedule 3.1(f)	Existing Indebtedness
Schedule 3.1(h)	Litigation
Schedule 3.1(m)	Real Estate
Schedule 3.1(x)	Borrower’s Subsidiaries
Schedule 3.1(z)	Borrower’s Outstanding Shares of Stock, Options and Warrants
Schedule 3.1(aa)	Material Contracts
Schedule 3.1(dd)	Environmental
Schedule 3.1(ff)	Labor Relations
Schedule 3.1(gg)	Jurisdiction of Organization, Legal Name, Organizational Identification Number and Chief Executive Office
Schedule 3.1(hh)	Inventory Locations

ii

Schedule 3.1(jjj)	Stock of the Subsidiaries of the Loan Parties
Schedule 5.1(q)	Other Loan Documents to Be Form 8-K Exhibits
Schedule 5.2(iv)	Contingent Obligations
Schedule 5.2(vii)	Transactions with Affiliates

Exhibits

Exhibit 2.6	Share Payment Provisions
Exhibit A-1	Form of First Out Waterfall Note (as of Agreement Date)
Exhibit A-2	Form of Last Out Waterfall Note
Exhibit A-3	Form of First Out Waterfall Note (as of Second Amendment Effective Date)
Exhibit A-4	Form of First Out Waterfall Note (as of Fourth Amendment Effective Date)
Exhibit B	Form of Perfection Certificate
Exhibit C-1	Form of Initial Warrant
Exhibit C-2	Form of Additional Warrant
Exhibit C-3	Form of Amended and Restated Initial Warrant
Exhibit C-4	Form of Amended and Restated Additional Warrant
Exhibit D	Closing Checklist
Exhibit F	Form of Compliance Certificate

iii

AMENDED AND RESTATED

FACILITY AGREEMENT

This AMENDED AND RESTATED FACILITY AGREEMENT (this “Agreement”), dated as of August 9, 2018, by and among Endologix, Inc., a Delaware corporation (the “Borrower”), the other Loan Parties (as defined below) party hereto from time to time, the lenders party hereto from time to time (including the First Out Waterfall Lenders (as defined below) and the Last Out Waterfall Lenders (as defined below)), Deerfield Private Design Fund IV, L.P. (“Deerfield Facility Entity”), as agent for itself and the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent,” and, together with the Lenders, the Borrower and the other Loan Parties party hereto, the “Parties”).

W I T N E S S E T H:

WHEREAS, the Loan Parties party thereto, Agent and the lenders party thereto are parties to that certain Facility Agreement dated as of the Prior Agreement Date (as amended, restated, supplemented or otherwise modified from time to time prior to the effectiveness hereof, the “Prior Facility Agreement”);

WHEREAS, Agent, the Lenders party hereto and the Loan Parties party hereto have agreed to amend and restate the Prior Facility Agreement in its entirety to read as set forth in this Agreement, and it has been agreed by such parties that the “Loans”, “Disbursements” and other “Obligations” outstanding under the Prior Facility Agreement or any Prior Loan Document shall continue under and be governed by and deemed to be outstanding under this Agreement, it being agreed and understood that this Agreement does not constitute a novation, satisfaction, payment or re-borrowing of any obligation or “Obligation” under the Prior Facility Agreement or any other Prior Loan Document, nor does this Agreement operate as a waiver of any right, power or remedy of Agent, any Lender or any other Secured Party under any Loan Document;

WHEREAS, pursuant to a recapitalization of the Borrower at or around August 9, 2018 and involving and in consideration of, among other things, (a) the amendment and restatement of the Prior Facility Agreement and the entry into this Agreement, (b) certain accommodations under the Prior Facility Agreement and this Agreement made in favor of the Loan Parties with respect to certain actions previously taken by the Loan Parties and their Subsidiaries, and (c) Deerfield Partners, L.P. (as the sole Last Out Waterfall Lender as of the Agreement Date) agreeing to extend the date of payment of the principal that would have otherwise been due until the Maturity Date with respect to such 3.25% Original Convertible Notes that it held and to forgo certain other benefits it had under such 3.25% Original Convertible Notes, it and the Loan Parties have agreed to exchange $40,500,000 of the 3.25% Original Convertible Notes held by Deerfield Partners, L.P. (but, for the avoidance of doubt, not any other 3.25% Original Convertible Notes) (the “Exchanged Deerfield Convertible Notes”) for a new tranche of loans in the principal amount of $40,500,000 under this Agreement, which shall constitute the Last Out Waterfall Loans and part of the Last Out Waterfall Obligations, Loans and Obligations hereunder and which such new tranche of loans shall receive the interest and other amounts and payments applicable to such loans under this Agreement and the other Loan Documents and shall be afforded the security, the Liens (including the priority thereof), the Guarantees and the other benefits applicable to such loans hereunder and under the other Loan Documents;

WHEREAS, Borrower desires to continue to secure all of the Obligations (including the Last Out Waterfall Loans) by continuing to grant to Agent, for the benefit of the Secured Parties, a first priority (subject only to the prior priority of the Permitted Priority Liens) perfected Lien upon substantially all of its personal and real property including all of the issued and outstanding Stock of its direct Subsidiaries (in each case, other than Excluded Property); and

WHEREAS, each of the Loan Parties is willing to continue to guaranty all of the Obligations (including the Last Out Waterfall Loans), and to continue to grant to Agent, for the benefit of the Secured Parties, a first priority (subject only to the prior priority of the Permitted Priority Liens) perfected Lien upon all of its respective personal and real property, including all of the issued and outstanding Stock of its direct Subsidiaries (in each case, other than Excluded Property) which are issued to a Loan Party.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree to amend and restate the Prior Facility Agreement and to provide for the Last Out Waterfall Loans hereunder, and the Prior Facility Agreement is hereby amended and restated in its entirety (and the Last Out Waterfall Loans are provided for hereunder) pursuant to the terms hereof, as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 General Definitions. Wherever used in this Agreement, the Exhibits or the Schedules attached hereto, unless the context otherwise requires, the following terms have the following meanings:

“3.25% Convertible Note Documents” means Remaining Original 3.25% Convertible Notes and the 3.25% Senior Notes Indenture and each other document, instrument or agreement from time to entered into in connection with the foregoing, as the same may be amended, restated, refinanced, supplemented or otherwise modified in connection with a Permitted Convertible Note Refinancing, in each case, to the extent expressly permitted by the terms of this Agreement.

“3.25% Original Convertible Notes” means (a) those certain 3.25% senior unsecured notes issued by the Borrower (the “Original 3.25% Convertible Notes”), governed by the terms of a base indenture, as supplemented by the second supplemental indenture relating to the 3.25% senior notes (together, the “3.25% Senior Notes Indenture”), between the Borrower, as issuer, and Wells Fargo Bank, National Association, as trustee, each of which were entered into on November 2, 2015 and (b) those certain Original 3.25% Convertible Notes which Notes have been (or will be on or prior to the Fourth Amendment Effective Date) exchanged for 5.00% Convertible Notes under the 5.00% Exchange Agreements.

“3.25% Senior Notes Indenture” has the meaning provided therefor in the definition of “3.25% Original Convertible Notes.”

“5.00% Convertible Notes” means, collectively, the 5.00% Senior Mandatory Convertible Notes, the 5.00% Senior Voluntary Convertible Notes and the 5.00% Second Lien Convertible Notes.

“5.00% Convertible Note Documents” means the 5.00% Convertible Notes, the 5.00% Senior Mandatory Convertible Notes Indenture, the 5.00% Senior Voluntary Convertible Notes Indenture, the 5.00% Second Lien Convertible Notes Indenture, the 5.00% Exchange Agreements and each other document, instrument or agreement from time to entered into in connection with the foregoing, as the same may be amended, restated, refinanced, supplemented or otherwise modified in connection with a Permitted Convertible Note Refinancing or otherwise, in each case, to the extent expressly permitted by the terms of this Agreement and, with respect to the 5.00% Second Lien Convertible Notes, the Second Lien Subordination and Intercreditor Agreement.

“5.00% Exchange Agreements” means the 5.00% Exchange Agreement (Second Amendment) and the 5.00% Exchange Agreement (Fourth Amendment).

“5.00% Exchange Agreement (Second Amendment)” means the Exchange Agreement entered into as of the Second Amendment Date by and among the Borrower and the noteholders party thereto, as the same may be amended, restated, refinanced, supplemented or otherwise modified in connection with a Permitted Convertible Note Refinancing or otherwise, in each case, to the extent expressly permitted by the terms of this Agreement.

“5.00% Exchange Agreement (Fourth Amendment)” means the Exchange Agreement entered into as of the Fourth Amendment Effective Date by and among the Borrower and the noteholders party thereto, as the same may be amended, restated, refinanced, supplemented or otherwise modified in connection with a Permitted Convertible Note Refinancing or otherwise, in each case, to the extent expressly permitted by the terms of this Agreement and subject to the Second Lien Subordination and Intercreditor Agreement.

“5.00% Second Lien Convertible Notes” means those certain 5.00% voluntary convertible senior secured notes due 2024 that are issued by the Borrower in the form attached as Exhibit C to the February 2020 Exchange Agreement and Fourth Amendment (and that are governed by the terms of that certain 5.00% Second Lien Convertible Notes Indenture and are subject to the terms of the Second Lien Subordination and Intercreditor Agreement), on the Fourth Amendment Effective Date in exchange for certain of the Remaining Original 3.25% Convertible Notes outstanding as of the Fourth Amendment Effective Date pursuant to the terms of that certain 5.00% Exchange Agreement (Fourth Amendment).

“5.00% Second Lien Convertible Notes Indenture” means the Indenture entered into as of the Fourth Amendment Effective Date between the Borrower, as issuer, and Wilmington Trust, National Association, as trustee (including the exhibit, schedule and attachments thereto), in the form attached as Exhibit C to the February 2020 Exchange Agreement and Fourth Amendment, as the same may be amended, restated, refinanced, supplemented or otherwise modified in connection with a Permitted Convertible Note Refinancing or otherwise, in each case, to the extent expressly permitted by the terms of this Agreement and the Second Lien Subordination and Intercreditor Agreement

“5.00% Senior Mandatory Convertible Notes” means those certain senior unsecured 5.00% mandatory convertible senior notes due 2024 that are issued by the Borrower in the form attached as Exhibit D to the Second Amendment (and that are governed by the terms of that certain 5.00% Senior Mandatory Senior Convertible Notes Indenture) on the Second Amendment Effective Date in exchange for certain of the 3.25% Original Convertible Notes outstanding as of the Second Amendment Effective Date pursuant to the terms of that certain 5.00% Exchange Agreement (Second Amendment).

“5.00% Senior Mandatory Convertible Notes Indenture” means the Indenture entered into as of the Second Amendment Effective Date between the Borrower, as issuer, and Wilmington Trust, National Association, as trustee (including the exhibit, schedule and attachments thereto), in the form attached as Exhibit D to the Second Amendment, as the same may be amended, restated, refinanced, supplemented or otherwise modified in connection with a Permitted Convertible Note Refinancing or otherwise, in each case, to the extent expressly permitted by the terms of this Agreement

“5.00% Senior Voluntary Convertible Notes” those certain unsecured 5.00% voluntary convertible senior notes due 2024 that are issued by the Borrower in the form attached as Exhibit D to the Second Amendment (and that are governed by the terms of that certain 5.00% Senior Voluntary Senior Convertible Notes Indenture) on the Second Amendment Effective Date in exchange for certain of the 3.25% Original Convertible Notes outstanding as of the Second Amendment Effective Date pursuant to the terms of that certain 5.00% Exchange Agreement (Second Amendment)

“5.00% Senior Voluntary Convertible Notes Indenture” means the Indenture entered into as of the Second Amendment Effective Date between the Borrower, as issuer, and Wilmington Trust, National

Association, as trustee (including the exhibit, schedule and attachments thereto), in the form attached as Exhibit D to the Second Amendment, as the same may be amended, restated, refinanced, supplemented or otherwise modified in connection with a Permitted Convertible Note Refinancing or otherwise, in each case, to the extent expressly permitted by the terms of this Agreement.

“10-K” means an annual report on Form 10-K (or successor form thereto), as required to be filed pursuant to the Exchange Act.

“10-Q” means a quarterly report on Form 10-Q (or successor form thereto), as required to be filed pursuant to the Exchange Act.

“ABL Agent” has the meaning assigned to such term in the definition of “ABL Credit Facility” herein.

“ABL Credit Agreement” and “ABL Credit Facility” mean that certain Credit Agreement, dated as of the Agreement Date, by and among the Borrower, the other Persons party thereto from time to time as “Borrowers” (as defined therein) or guarantors therein, Deerfield ELGX Revolver, LLC, in its capacity as Agent (as defined therein (including any Third Party Agent (as defined therein)), in such capacity, together with its successors and assigns in such capacity, the “ABL Agent”) and the financial institutions or other entities from time to time parties thereto, each as a Lender (as defined therein), as amended, restated, supplemented or otherwise modified in accordance and in compliance with the Intercreditor Agreement.

“ABL Debt” means “ABL Obligations” as defined in the Intercreditor Agreement.

“ABL Debt Documents” means “ABL Documents” as defined in the Intercreditor Agreement.

“ABL Lenders” means the lenders under the ABL Debt Documents.

“Accounts” means, collectively, (a) any right to payment of a monetary obligation, whether or not earned by performance, (b) without duplication, any “account” (as defined in the UCC), any accounts receivable (whether in the form of payments for services rendered or goods sold, rents, license fees or otherwise), any “health-care-insurance receivables” (as defined in the UCC), any “payment intangibles” (as defined in the UCC) and all other rights to payment and/or reimbursement of every kind and description, whether or not earned by performance, (c) all accounts, “general intangibles” (as defined in the UCC), Intellectual Property, rights, remedies, Guarantees, “supporting obligations” (as defined in the UCC), “letter-of-credit rights” (as defined in the UCC) and security interests in respect of the foregoing, all rights of enforcement and collection, all books and records evidencing or related to the foregoing, and all rights under the Loan Documents in respect of the foregoing, (d) all information and data compiled or derived by any Loan Party or to which any Loan Party is entitled in respect of or related to the foregoing, and (e) all proceeds of any of the foregoing.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of fifty percent (50%) of the Stock of any Person or otherwise causing any Person to become a Subsidiary of the Borrower, (c) a merger or consolidation or any other combination with another Person or (d) the acquisition (including through licensing) of any Product or Intellectual Property of or from another Person if the Acquisition Consideration paid in connection with such acquisition is in excess of $5,000,000 individually or in the aggregate with respect to all such acquisitions in any twelve (12) month period.

“Acquisition Consideration” has the meaning set forth in the definition of “Permitted Acquisitions.”

“Additional Amounts” has the meaning set forth in Section 2.5(a).

“Additional First Out Waterfall Restructuring Payment” has the meaning set forth in Section 2.7(d).

“Additional Warrants” has the meaning set forth in Section 2.8(d).

“Affiliate” means, with respect to any Person, (a) any Person that directly or indirectly controls such Person, (b) any Person which is controlled by or is under common control with such controlling Person, and (c) each of such Person’s (other than, with respect to any Lender, any Lender’s) officers or directors (or Persons functioning in substantially similar roles) and the spouses, parents, descendants and siblings of such officers, directors or other Persons. As used in this definition, the term “control” of a Person means the possession, directly or indirectly, of the power to vote five percent (5%) or more of any class of voting securities of such Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” has the meaning set forth in the preamble to this Agreement.

“Aggregate First Out Waterfall Restructuring Payments” has the meaning set forth in Section 2.7(d).

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Agreement Date” means the date of this Agreement.

“All-in Yield” means the interest rate (including margins and floors), original issue discount and fees paid to all lenders (or consenting lenders) of such debt or their Affiliates (based on the remaining life to maturity), but not including any fees not paid to all lenders (such as fees to initial purchasers (i.e., investment banks in Rule 144A offerings), underwriters or lead agents).

“Amended and Restated Additional Warrants” has the meaning set forth in Section 2.8(g).

“Amended and Restated Initial Warrants” has the meaning set forth in Section 2.8(f).

“Amortization/Maturity Extension Date” means the date, if any, that Borrower timely files with the SEC an annual report on Form 10-K for the fiscal year ending December 31, 2020 that fairly and accurately reports Net Revenue of at least $142,500,000 for such fiscal year, provided that (and such date shall not constitute the Amortization/Maturity Extension Date unless) the Initial Note Exchange has previously been consummated in accordance with the February 2020 Exchange Agreement and Fourth Amendment following the satisfaction of the Initial Note Exchange Condition.

“Amortization Payments” means (i) with respect to the First Out Waterfall Loans, the three principal payments due on the First Amortization Date (as applicable), on the Second Amortization Date and on the Maturity Date that are set forth in the second column of the table in Section 2.3(a) and (ii) with respect to the Last Out Waterfall Loans, the two principal payments due on the Second Amortization Date and on the Maturity Date that are set forth in the third column of the table in Section 2.3(a).

“Announcing Form 8-K” has the meaning set forth in Section 5.1(q).

“Anti-Corruption Laws” means any and all laws, rules, and regulations of any jurisdiction applicable to any Loan Party or any Subsidiary of any Loan Party from time to time concerning or relating to bribery or corruption, including, without limitation, the FCPA, as amended, the UK Bribery Act 2010 and other similar legislation in any other jurisdictions.

“Anti-Money Laundering Laws” means any and all laws, rules, and regulations in effect from time to time related to terrorism or money laundering, including, without limitation, (i) all applicable requirements of the Currency and Foreign Transactions Reporting Act of 1970 (31 U.S.C. 5311 et. seq., (the Bank Secrecy Act)), as amended by Title III of the USA Patriot Act, (ii) the Trading with the Enemy Act, (iii) Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (66 Fed. Reg. 49079), and any other enabling legislation, executive order or regulations issued pursuant or relating thereto and (iv) other applicable federal or state laws relating to “know your customer” or anti-money laundering rules and regulations.

“Anti-Terrorism Laws” means any and all laws, regulations, rules, orders, etc. in effect from time to time relating to anti-money laundering and terrorism, including, without limitation, Executive Order No. 13224 (effective September 24, 2001), Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended), and the USA Patriot Act (Pub. L. No. 107-56 (Oct. 12, 2001)).

“Applicable Laws” means, with respect to any Person, the common law and any federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject. “Applicable Laws” includes Healthcare Laws and Environmental Laws.

“Application Event” means the occurrence of (a) a failure by the Loan Parties to repay all of the Obligations (other than (y) unasserted contingent indemnification obligations and (z) those Obligations under any Warrant or the Registration Rights Agreement that are not (or do not become) due or payable on the Maturity Date) in full in cash on the Maturity Date, (b) any Insolvency Proceeding or any event of the type set forth in Section 5.4(d), (c) any acceleration of the Obligations, (d) a foreclosure or an exercise of rights or remedies on any of the Collateral at the time of, or after, an Event of Default has occurred and is continuing, (e) any exercise of remedies by the Agent or the Required Lenders at the time of, or after, an Event of Default has occurred and is continuing or (f) any “Application Event” (as defined in the Intercreditor Agreement).

“Approved Fund” means any (a) investment company, fund, trust, securitization vehicle or conduit that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit, or (b) any Person (other than a natural person) which temporarily warehouses loans for any Lender or any entity described in the preceding clause (a) and that, with respect to each of the preceding clauses (a) and (b), is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender, or (iii) a Person (other than a natural person) or an Affiliate of a Person (other than a natural person) that administers or manages a Lender.

“Authorizations” means, with respect to any Person, any permits (including Regulatory Required Permits), approvals, authorizations, licenses, registrations, certificates, clearances, concessions, grants, franchises, variances or permissions from, and any other contractual obligations with, any Governmental Authority, in each case whether or not having the force of law and applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, and any supplements or amendments with respect to the foregoing.

“Authorized Officer” means the chief executive officer, the president or the chief financial officer of the Borrower or any other officer of the Borrower having substantially the same authority and responsibility.

“Bank of America Cash Collateral Account” means that certain deposit account #1453234066 of Borrower at Bank of America, N.A. (or such replacement deposit account provided by Bank of America, N.A. or by another commercial bank) established and maintained for the sole purpose of providing cash collateral in favor of Bank of America, N.A. (or such replacement commercial bank) for obligations of the Borrower in respect of certain commercial credit cards (or with respect to a replacement commercial bank, similar commercial credit cards to those provided by Bank of America, N.A. as of the Prior Agreement Date) provided to the Borrower by Bank of America, N.A. (or such replacement commercial bank); provided that the aggregate amount on deposit in such deposit account (or such replacement deposit account) shall not at any time exceed $2,500,000.

“Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time.

“Bloomberg” has the meaning set forth in the definition of “Volume Weighted Average Price.”

“Borrower” has the meaning set forth in the preamble to this Agreement.

“Business Day” means a day other than Saturday or Sunday on which banks are open for business in New York, New York.

“Capital Expenditures” means, with respect to any Person for any period, the amount of all expenditures by such Person and its Subsidiaries during such period that are capital expenditures as determined in accordance with GAAP, whether such expenditures are paid in cash or financed, but excluding, without duplication (a) expenditures made during such period in connection with the replacement, substitution, or restoration of assets or properties, (b) with respect to the purchase price of assets that are purchased substantially contemporaneously with the trade-in of existing assets during such period, the amount that the gross amount of such purchase price is reduced by the credit granted by the seller of such assets for the assets being traded in at such time, (c) expenditures made during such period to consummate one or more Permitted Acquisitions, (d) expenditures made during such period to the extent made with the identifiable proceeds of an equity investment in the Borrower which equity investment is made substantially contemporaneously with the making of the expenditure, and (e) expenditures during such period that, pursuant to a written agreement, are reimbursed by a third Person (excluding the Loan Parties and their Affiliates).

“Capital Lease” means, with respect to any Person, any lease of or other arrangement conveying the right to use, any property by such Person as lessee that has been or should be accounted for as a capital lease on a balance sheet of such Person prepared in accordance with GAAP.

“Capital Lease Obligations” means, at any time, with respect to any Capital Lease, any lease entered into as part of any sale leaseback transaction of any Person or any synthetic lease, the amount of all obligations of such Person that is (or that would be, if such synthetic lease or other lease were accounted for as a Capital Lease) capitalized on a balance sheet of such Person prepared in accordance with GAAP.

“Capped Call” means the capped call transactions referenced in Schedule 5.2(iv) in respect of the Remaining Original 3.25% Convertible Notes, the 5.00% Convertible Notes and any like transactions that are economically similar to such transactions entered into in connection with any Indebtedness contemplated under clause (k) of the definition of Permitted Indebtedness.

“Cash Equivalents” means (a) any readily-marketable securities (i) issued by, or directly, unconditionally and fully guaranteed or insured by the United States federal government or (ii) issued by any agency of the United States federal government the obligations of which are fully backed by the full faith and credit of the United States federal government, (b) any readily-marketable direct obligations issued by any other agency of the United States federal government, any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case having a rating of at least “A-1” from S&P or at least “P-1” from Moody’s, (c) any commercial paper rated at least “A-1” by S&P or “P-1” by Moody’s and issued by any Person organized under the laws of any state of the United States, (d) any United States dollar-denominated time deposit, insured certificate of deposit, overnight bank deposit or bankers’ acceptance issued or accepted by any commercial bank that is (A) organized under the laws of the United States, any state thereof or the District of Columbia, (B) “adequately capitalized” (as defined in the regulations of its primary federal banking regulators) and (C) has Tier 1 capital (as defined in such regulations) in excess of $250,000,000, (e) shares of any United States money market fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clause (a), (b), (c) or (d) above with maturities as set forth in the proviso below, (ii) has net assets in excess of $500,000,000 and (iii) has obtained from either S&P or Moody’s the highest rating obtainable for money market funds in the United States; provided, however, that the maturities of all obligations specified in any of clauses (a), (b), (c) or (d) above shall not exceed one year and (f) investments made in accordance with the Borrower’s investment policy in effect as of the Prior Agreement Date that was provided to the Agent’s counsel on March 14, 2017 at 12:15 p.m. New York time, and any amendments thereto that do not, when taken as a whole, materially increase the risk of the investments made by the Borrower from time to time from Borrower’s investment policy in effect as of the Prior Agreement Date.

“Cash Interest Rate” means 5.00% per annum for the principal amount of the Loans and any overdue interest thereon, plus any additional amounts set forth in Section 2.7(b).

“Change of Control” or “Change in Control” means any of the following events: (a) any Person or two or more Persons acting in concert shall have acquired beneficial ownership, directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of or control over, voting Stock of the Borrower (or other securities convertible into such voting Stock) representing more than 50% of the combined voting power of all voting Stock of the Borrower; (b) the Borrower shall have ceased to own, directly or indirectly, 100% of the Stock of any of its Subsidiaries (with the exception of any Subsidiaries permitted to be dissolved or merged to the extent otherwise permitted by this Agreement and other than, solely with respect to Foreign Subsidiaries, directors qualifying shares as necessary to comply with foreign law); (c) the occurrence of a “Change of Control”, “Change in Control”, “Fundamental Change” or terms of similar import under the 3.25% Convertible Note Documents, the 5.00% Convertible Note Documents, the ABL Debt Documents or any Permitted Japan Lifeline Unsecured Debt Documents; or (d) the occurrence of any “Major Transaction” (as defined in any Warrant). As used herein, “beneficial ownership” shall have the meaning provided in Rule 13d-3 of the SEC under the Exchange Act.

“CMS” means the federal Centers for Medicare and Medicaid Services (formerly the federal Health Care Financing Administration), and any successor Governmental Authority.

“CoC Fee” means:

(a) if both (1) principal on the Loans are (or are obligated or required to be) prepaid, repaid, redeemed or paid (in each case, for the avoidance of doubt, other than any Amortization Payments) in full (or in part) prior to the Maturity Date and (2) a Change of Control is consummated (or a first public announcement of a potential Change of Control is made) prior to the Maturity Date (and, for the avoidance of doubt, with respect to any such public announcement, where a Change of Control is ultimately consummated (whether before, on the date of or after the Maturity Date)), $4,200,000 (or, if such amount is prepaid, repaid, redeemed or paid in connection with a partial (as opposed to full) prepayment, repayment, redemption or payment of the Loans (in each case, for the avoidance of doubt, other than any Amortization Payments), then such ratable portion of such amount based on the principal amount of such Loans prepaid, repaid, redeemed or repaid (in each case, for the avoidance of doubt, other than any Amortization Payments));

(b) if both (1) principal on the Loans are (or are obligated or required to be) prepaid, repaid, redeemed or paid (in each case, for the avoidance of doubt, other than any Amortization Payments) in full (or in part) prior to the Maturity Date and (2) a potential Change of Control is first publicly announced (or a Change of Control is consummated) both (A) on or after the Maturity Date and (B) within 150 days after such prepayment, repayment, redemption or payment in full (or in part) of principal on the Loans (in each case, for the avoidance of doubt, other than any Amortization Payments) prior to the Maturity Date, an amount in cash equal to all interest payments that would have been required on the prepaid, repaid, redeemed or paid Loans (or the Loans obligated or required to be prepaid, repaid, redeemed or paid) from the date of such prepayment, repayment, redemption or payment (or the date such prepayment, repayment, redemption or payment was obligated or required to be made) through and including the Maturity Date (in each case, for the avoidance of doubt, other than any Amortization Payments); or

(c) if both (1) principal on the Loans are (or are obligated or required to be) prepaid, repaid, redeemed or paid (in each case, for the avoidance of doubt, other than any Amortization Payments) in full prior to the Maturity Date and (2) a potential Change of Control is first publicly announced (or a Change of Control is consummated) both (A) on or after the Maturity Date and (B) more than 150 days after such prepayment, repayment, redemption or payment (in each case, for the avoidance of doubt, other than any Amortization Payments) in full of the Loans prior to the Maturity Date, $0.

“Code” means the Internal Revenue Code of 1986, as amended, and any Treasury Regulations promulgated thereunder.

“Collateral” has the meaning given to it in the Security Agreement.

“Collateral Access Agreement” means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Loan Parties’ or their Subsidiaries’ Collateral or books and records, in each case, in form and substance reasonably satisfactory to Agent.

“Common Stock” means the “Common Stock” of the Borrower, with a $0.001 par value per share.

“Compliance Certificate” means a certificate, duly executed by an Authorized Officer of the Borrower, appropriately completed and substantially in the form of Exhibit F hereto.

“Contingent Obligation” means, with respect to any Person, any direct or indirect liability of such Person: (a) with respect to any Indebtedness of another Person (a “Third Party Obligation”) if the purpose or intent of such Person incurring such liability, or the effect thereof, is to provide assurance to the obligee of such Third Party Obligation that such Third Party Obligation will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such Third Party Obligation will be protected, in whole or in part, against loss with respect thereto; (b) with respect to any undrawn portion of any letter of credit issued for the account of such Person or as to which such Person is otherwise liable for the reimbursement of any drawing; (c) under any Swap Contract, to the extent not yet due and payable; (d) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement; or (e) for any obligations of another Person pursuant to any Guarantee or pursuant to any agreement to purchase, repurchase or otherwise acquire any obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to preserve the solvency, financial condition or level of income of another Person. The amount of any Contingent Obligation shall be equal to the amount of the obligation so Guaranteed or otherwise supported or, if not a fixed and determinable amount, the maximum amount so Guaranteed or otherwise supported.

“Control Agreement” means, with respect to any deposit account, securities account, commodity account, securities entitlement or commodity contract, an agreement, in form and substance reasonably satisfactory to Agent, among Agent, the financial institution or other Person at which such account is maintained or with which such entitlement or contract is carried and the Loan Party maintaining such account or owning such entitlement or contract, effective to grant “control” (within the meaning of Articles 8 and 9 under the applicable UCC) over such account to Agent.

“Conversion” means any conversion of any of the First Out Waterfall Notes into Conversion Shares in accordance with the First Out Waterfall Notes (including any Voluntary Conversion or Forced Conversion).

“Conversion Shares” has the meaning set forth in Section 3.1(z).

“Convertible Note Documents” means, collectively, the 3.25% Convertible Note Documents and the 5.00% Convertible Note Documents (which, for the avoidance of doubt, shall include the indenture and each other document, instrument or agreement from time to time entered into in connection with any Permitted Convertible Note Refinancing, in each case, to the extent such indenture, documents, instruments or agreements are permitted pursuant to the terms of the definition of “Permitted Convertible Note Refinancing”).

“Convertible Securities” means any Stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for shares of Common Stock.

“Copyrights” has the meaning set forth in the Security Agreement.

“Copyright Security Agreement” means any copyright security agreement executed and delivered by a Loan Party to Agent, on behalf of the Secured Parties, as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time.

“Correction” means the repair, modification, adjustment, relabeling, destruction, or inspection (including patient monitoring) of a product or device without its physical removal from its point of use to some other location.

“Current Balance Sheet” has the meaning set forth in the definition of “Enterprise Value.”

“DEA” means the Drug Enforcement Administration of the United States of America, any comparable state or local Governmental Authority, any comparable Governmental Authority in any non-United States jurisdiction, and any successor agency of any of the foregoing.

“Deerfield Facility Entity” has the meaning set forth in the preamble to this Agreement.

“Default” means any event which, with the giving of notice, lapse of time or fulfillment of any other applicable condition (or any combination of the foregoing), would constitute an Event of Default.

“Disbursements” has the meaning set forth in Section 2.2(a)(ii).

“Discretionary Conversion” has the meaning given to such term in the First Out Waterfall Notes.

“Dispose” and “Disposition” mean (a) the sale, lease, license, transfer, assignment, conveyance or other disposition of any assets or property (including any transfer or conveyance of any assets or property pursuant to a division or split of a limited liability company or other entity or Person into two or more limited liability companies or other entities or Persons) and (b) the sale or transfer by the Borrower or any Subsidiary of the Borrower of any Stock issued by any Subsidiary of the Borrower.

“Disqualified Stock” means any Stock which, by its terms (or by the terms of any security or other Stock into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) matures or is mandatorily redeemable (other than solely for Stock that does not constitute Disqualified Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable (in each case, other than solely for Stock that does not constitute Disqualified Stock) at the option of the holder thereof, in whole or in part, on or prior to the date that is one year and one day following the Maturity Date (excluding any provisions requiring redemption upon a “change in control” or similar event, provided that such “change in control” or similar event results in the occurrence of the payment in full in cash of all of the Obligations (other than (i) unasserted contingent indemnification obligations and (ii) Obligations under the Warrants and the Registration Rights Agreement that are not due and payable at the time such other Obligations are paid in full in cash)), (b) is convertible into or exchangeable for (i) debt securities or (ii) any Stock referred to in (a) above, in each case, at any time on or prior to the date that is one year and one day following the Maturity Date at the time such Stock was issued, or (c) is entitled to receive scheduled dividends or distributions in cash prior to the date that is one year and one day following the Maturity Date.

“Dollars” and the “$” sign mean the lawful currency of the United States of America.

“Domestic Subsidiary” means any Subsidiary incorporated, organized or otherwise formed under the laws of the United States, any state thereof or the District of Columbia.

“Drug Application” means a new drug application, an abbreviated drug application, or a product license application for any Product, as appropriate, as those terms are defined in the FDCA.

“DTC” has the meaning set forth in Section 3.1(qq).

“EBITDA” means, at any date of determination, an amount equal to (a) Net Income of the Successor Entity for the most recently completed trailing four quarter measurement period, plus (b) in each case, to the extent deducted in determining Net Income (whether in cash, paid in-kind or otherwise) for such period, without duplication, (i) Interest Expense of the Successor Entity for such trailing four quarter period, (ii) income taxes of the Successor Entity for such trailing four quarter period, (iii) depreciation and amortization of the Successor Entity for such trailing four quarter period; provided that, with respect of all components of the foregoing clause (a) and clause (b) of this definition, such amounts shall be limited to those of Successor Entity only (and not any of its Subsidiaries) unless such Subsidiaries (other than any Excluded Subsidiaries) become Guarantors under the Loan Documents and provide a Lien on all of their assets and property that would constitute Collateral under the Loan Documents and take such other actions that would be required by Section 5.1(l) (such actions of such Subsidiaries in such instance, the “Successor Entity Subsidiary Joinder Actions”).

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by Agent; provided, however, that with respect to clause (d) above, no such Person shall include (i) Borrower or any of Borrower’s Affiliates or (ii) unless an Event of Default has occurred and is continuing, (A) any direct competitor of Loan Parties, in each case, as determined by Agent in its reasonable discretion, (B) any investor or fund that has publicly announced in writing its intention to obtain control of the Borrower publicly or otherwise to the knowledge of the assigning Lender, or (D) any Person listed in the email delivered by counsel to the Borrower to counsel to the Agent on March 16, 2017 at 5:00 p.m. (Pacific time) and any Affiliates or Approved Funds of any such Person actually known to the assigning Lender and to the Agent to be Affiliates or Approved Funds of any such Person.

“Employee” means any employee of any Loan Party or any Subsidiary of any Loan Party.

“Employee Benefit Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA, under which (A) any current or former employee, director or independent contractor of the Borrower or any of its Subsidiaries has any present or future right to benefits or compensation and which is contributed to, sponsored by or maintained by the Borrower or any of its Subsidiaries or (B) the Borrower or any of its Subsidiaries has had or has or could reasonably be expected, individually or in the aggregate, to have any present or future obligation or liability.

“Enterprise Value” means (a) the Market Cap, minus (b) the amount of the Indebtedness of the Successor Entity and its Subsidiaries as shown on a consolidated basis on the latest balance sheet publicly filed under the Exchange Act prior to the announcement date of the Successor Entity Transaction (the “Current Balance Sheet”), plus (c) the amount of cash and Cash Equivalents (without giving effect to clause (f) of the definition of “Cash Equivalents) of the Successor Entity and its Subsidiaries as shown on a consolidated basis on the Current Balance Sheet.

“Environmental Laws” means all Applicable Laws, Authorizations and permits imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the workplace, the environment and natural resources, and including public notification requirements and environmental transfer of ownership, notification or approval statutes.

“Environmental Liabilities” means all Liabilities (including costs of removal and remedial actions, natural resource damages and costs and expenses of investigation and feasibility studies, including the cost of environmental consultants and attorneys’ costs) that may be imposed on, incurred by or asserted against any Loan Party or any Subsidiary of any Loan Party as a result of, or related to, any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law or otherwise, arising under any Environmental Law resulting from the ownership, lease, sublease or other operation or occupation of property by any Loan Party or any Subsidiary of any Loan Party, whether on, prior or after the Agreement Date.

“Equipment” means equipment (as that term is defined in the UCC).

“Equity Financing Documents” has the meaning provided therefor in the Second Amendment.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended and applicable published guidance thereunder.

“ERISA Affiliate” means collectively the Borrower, any Subsidiary of Borrower and any Person under common control or treated as a single employer with, Borrower or any Subsidiary of Borrower within the meaning of Code Section 414 (b), (c), (m) or (o) or under ERISA.

“ERISA Event” means any of the following: (a) a reportable event described in Section 4043(b) or (c) of ERISA (other than an event for which the 30-day notice period is waived) with respect to a Title IV Plan; (b) the withdrawal of any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any ERISA Affiliate from any Multiemployer Plan; (d) with respect to any Multiemployer Plan, the filing of a notice of insolvency or termination, or treatment of a plan amendment as termination, under Section 4041A of ERISA; (e) the filing of a notice of intent to terminate a Title IV Plan, or treatment of a plan amendment as termination, under Section 4041 of ERISA; (f) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (g) the failure to make any required contribution to any Title IV Plan or Multiemployer Plan when due; (h) the imposition of a Lien under Section 412 or 430(k) of the Code or Section 303 or 4068 of ERISA on any property (or rights to property, whether real or personal) of any ERISA Affiliate; (i) the failure of an Employee Benefit Plan or any trust thereunder intended to qualify for tax exempt status under Section 401 or 501 of the Code or other Applicable Law to qualify thereunder; (j) a Title IV plan is in “at risk” status within the meaning of Code Section 430(i); (k) a Multiemployer Plan is in “endangered status” or “critical status” within the meaning of Section 432(b) of the Code; and (l) any other event or condition that constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of any Liability upon any ERISA Affiliate under Title IV of ERISA other than for contributions to Title IV Plans and Multiemployer Plans in the ordinary course and PBGC premiums due but not delinquent.

“Exercise Price” has the meaning provided therefor in the Warrants.

“Event of Default” has the meaning set forth in Section 5.4.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

“Exchanged Deerfield Convertible Notes” has the meaning specified therefor in the recitals hereto.

“Excluded Accounts” has the meaning set forth in Section 5.1(k).

“Excluded Domestic Holdco” means a wholly-owned Domestic Subsidiary of the Borrower substantially all of the assets of which consist of Stock of Excluded Foreign Subsidiaries held directly or indirectly by such Subsidiary and which does not engage in any business, operations or activity other than that of a holding company, excluding for purposes of such determination, Indebtedness of such Excluded Foreign Subsidiaries.

“Excluded Foreign Subsidiary” means any Foreign Subsidiary which is a controlled foreign corporation (as defined in the Code) that has not guaranteed or pledged any of its assets to secure, or with respect to which there shall not have been pledged two-thirds or more of the voting Stock to secure, any Indebtedness (other than the Obligations) of a Loan Party.

“Excluded Property” means, collectively:

(a) voting shares of any (A) Excluded Foreign Subsidiary of Borrower or (B) Excluded Domestic Holdco, in each case, in excess of 65% of all of the issued and outstanding voting shares of capital stock of such subsidiary;

(b) any lease, license, contract, property right or agreement as to which, if and to the extent that, and only for so long as, the grant of a security interest therein shall (1) constitute or result in a breach, termination or default under any such lease, license, contract, property right or agreement or render it unenforceable, (2) be prohibited by any applicable law or (3) require the consent of any third party (in each case of clauses (1), (2) and (3), other than to the extent that any such breach, termination, default, prohibition or requirement for consent would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable Law), provided that such security interest shall attach immediately to each portion of such lease, license, contract, property rights or agreement that does not result in any of the consequences specified above;

(c) any “intent to use” trademark applications for which a statement of use has not been filed (but only until such statement is filed);

(d) motor vehicles and other assets, in each instance, in which perfection of a security requires notation on certificates of title with a value, individually, of less than $250,000;

(e) without in any way limiting clause (a) above, equity interests in any Person (other than wholly owned Subsidiaries) to the extent not permitted by the terms of such Person’s organizational or joint venture documents (so long as such joint venture was not entered into (or such Subsidiary was not formed) in contravention of the terms of the Loan Documents and such prohibition did not arise in anticipation of the restrictions under the Loan Documents);

(f) any assets financed by purchase money Indebtedness or Capital Leases, to the extent such purchase money Indebtedness or Capital Lease is permitted hereunder, if the documentation governing such purchase money Indebtedness or Capital Leases securing such purchase money Indebtedness or Capital Leases prohibits the creation of a security interest or lien thereon or requires the consent of any Person as a condition to the creation of any other security interest or lien on such property or if such contract or other agreement would be breached or give any party the right to terminate it as a result of creation of such security interest or lien;

(g) those assets as to which Agent determines (in its sole discretion) that the cost of obtaining such a security interest or perfection thereof are excessive in relation to the benefit to Agent and the Lenders of the security to be afforded thereby; and

(h) the Bank of America Cash Collateral Account;

provided, however, notwithstanding anything to the contrary herein or under the other Loan Documents, “Excluded Property” shall not include (a) any proceeds, products, substitutions, receivables or replacements of Excluded Property (unless such proceeds, products, substitutions, receivables or replacements would otherwise constitute Excluded Property) or (b) any assets or property provided as security or collateral for the ABL Debt or for which a Lien has been granted in favor of ABL Agent, any ABL Lender or any other Person party to the ABL Debt Documents.

“Excluded Subsidiary” means (a) any Excluded Domestic Holdco and (b) any Excluded Foreign Subsidiary.

“Excluded Taxes” means with respect to any Lender, (a) Taxes imposed on (or measured by) such Lender’s net income or franchise Taxes and branch profits Taxes in each case (i) imposed as a result of such Lender being organized under the laws of, or having its principal office, or applicable lending office located in the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) that are Other Connection Taxes, (b) any United States federal withholding Tax imposed on amounts payable to such Lender under the laws in effect at the time such Lender becomes a party to this Agreement or such Lender changes its lending office, except to the extent such Lender acquired its interest in the Loan from a transferor that was entitled, immediately before such transfer, to receive Additional Amounts with respect to such withholding Tax pursuant to Section 2.5(a) or was itself so entitled immediately before changing its lending office, (c) any Tax imposed on amounts payable to such Lender directly as a result of such Lender’s failure to comply with Section 2.5(d) other than as a result of a change in Applicable Law occurring subsequent to the date such Lender became a party to this Agreement, or (d) any United States federal withholding Tax imposed on amounts payable to such Lender under FATCA.

“Existing ABL Agent” has the meaning assigned to such term in the definition of “Existing ABL Credit Facility” herein.

“Existing ABL Credit Facility” means that certain Credit and Security Agreement, dated as of July 29, 2016, by and among the Borrower, the other Persons party thereto from time to time as “Borrowers” (as defined therein), Midcap Financial Trust, a Delaware statutory trust, as Agent (as defined therein, in such capacity, the “Existing ABL Agent”) and the financial institutions or other entities from time to time parties thereto, each as a Lender (as defined therein) (in such capacity, the “Existing ABL Lenders”), as amended, restated, supplemented or otherwise modified prior to the Prior Agreement Date.

“Existing ABL Debt Documents” shall have the meaning of “Loan Documents” (as defined in the Existing ABL Credit Facility).

“Existing ABL Lenders” has the meaning assigned to such term in the definition of “Existing ABL Credit Facility” herein.

“FATCA” means Sections 1471 through 1474 of the Code as of the Agreement Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any applicable intergovernmental agreements entered into with respect to the foregoing.

“FCPA” has the meaning set forth in Section 3.1(jj).

“FDA” means the Food and Drug Administration of the United States of America, any comparable state or local Governmental Authority, any comparable Governmental Authority in any non- United States jurisdiction, and any successor agency of any of the foregoing.

“FDCA” means the Federal Food, Drug and Cosmetic Act, as amended, 21 U.S.C. Section 301 et seq., and all regulations promulgated thereunder.

“February 2020 Exchange Agreement and Fourth Amendment” means that certain February 2020 Exchange Agreement and Fourth Amendment to Amended and Restated Facility Agreement and Amendment to First Out Waterfall Notes and Warrants, dated as of February [__], 2020, by and among the Borrower, the other Loan Parties, the Lenders party thereto and Agent.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any entity succeeding to any of its principal functions.

“Final Payment” means such cash amount as may be necessary to repay the outstanding principal amount of the Loans and any other Obligations (including, for the avoidance of doubt, for any applicable Non-Callable Make Whole Amount payable hereunder and the CoC Fee payable hereunder, but excluding (A) unasserted contingent indemnification obligations and (B) those Obligations under the Warrants and the Registration Rights Agreement or in respect of any Stock), owing by the Borrower and the other Loan Parties to the Secured Parties pursuant to the Loan Documents; provided that the foregoing shall be subject to the second sentence of Section 6.22.

“First Amortization Date” means July 1, 2021.

“First Out Waterfall Disbursement” has the meaning set forth in Section 2.2(a)(i).

“First Out Waterfall Lender” means any Lender to which any First Out Waterfall Obligations are owing and its successors and assigns (in each case, in its capacity as such).

“First Out Waterfall Loan” is defined in Section 2.2(a)(i) hereof.

“First Out Waterfall Notes” has the meaning set forth in the definition of “Loan Notes”.

“First Out Waterfall Obligations” means the Obligations in respect of First Out Waterfall Loans, including any Non-Callable Make Whole Amount, any CoC Fee, the Aggregate First Out Waterfall Restructuring Payments, all interest, fees, expenses, costs, liabilities, indebtedness and other obligations (monetary (including post-petition interest, costs, fees, expense and other amounts, whether allowed or not) or otherwise) of (or owed by) the Borrower and the other Loan Parties under or in connection with the Loan Documents, in each case, howsoever created, arising or evidenced, whether direct or indirect (including those acquired by assignment), absolute or contingent, now or hereafter existing, or due or to become due, and irrespective of whether the same are added to the principal amount of the First Out Waterfall Obligations.

“First Out Waterfall Pro Rata Share” means, with respect to any First Out Waterfall Lender, the percentage obtained by dividing (a) the unpaid principal amount of such First Out Waterfall Lender’s portion of the First Out Waterfall Loans, by (b) the unpaid principal amount of all First Out Waterfall Loans.

“First Out Waterfall Restructuring Payment” has the meaning set forth in Section 2.7(d).

“First Out Waterfall Secured Parties” means the Secured Parties (other than the Last Out Secured Parties).

“First Out Waterfall Securities” has the meaning set forth in Section 3.1(z).

“Flexential Data Center Location” has the meaning set forth in Section 5.1(bb).

“Forced Conversion” has the meaning given to such term in the First Out Waterfall Notes.

“Foreign Benefit Plan” means any employee benefit plan that is subject to the laws of a jurisdiction outside the United States, including those mandated by a government other than that of the United States of America.

“Foreign Lender” has the meaning set forth in Section 2.5(d).

“Foreign Subsidiary” means, with respect to any Person, a Subsidiary of such Person, which Subsidiary is not a Domestic Subsidiary.

“Fourth Amendment Effective Date” means February [__], 2020, as set forth in the February 2020 Exchange Agreement and Fourth Amendment.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States applied on a consistent basis, subject to the provisions of Section 1.5.

“General Intangible” means any “general intangible” as defined in Article 9 of the UCC, and any personal property, including things in action, other than accounts, chattel paper, commercial tort claims, deposit accounts, documents, goods, instruments, investment property, letter-of-credit rights, letters of credit, money, and oil, gas or other minerals before extraction, but including payment intangibles and software.

“Global Excess Liquidity” means, as of any date of determination by Agent, the sum of (a) without duplication of clause (b) of this definition, unrestricted cash and Cash Equivalents maintained in the deposit accounts or securities accounts of the Loan Parties, in each case, subject to Control Agreements in compliance with the provisions of Section 5.1(k); provided that, for the avoidance of doubt, no cash or Cash Equivalents maintained in any Excluded Accounts shall be included in this clause (a), plus (b) without duplication of clause (a) of this definition, unrestricted cash and Cash Equivalents of Loan Parties that is in Excluded Accounts maintained by a branch office of the bank or securities intermediary located outside the United States in an aggregate amount not to exceed the lesser of (i) $10,000,000 and (ii) 20% of clause (a) of this definition, plus (c) without duplication of any cash or Cash Equivalents from any borrowing under the ABL Debt Documents that would count towards either of clause (a) or clause (b) of this definition and solely to the extent the applicable conditions in Article III of the ABL Credit Agreement (and any additional conditions to borrowing under the ABL Credit Agreement that may be added or included in the ABL Debt Documents from time to time after the Agreement Date) have been satisfied (or would be satisfied if a borrowing would have been made thereunder) as of such date of determination after giving effect to any borrowing thereunder and any “Revolver Usage” (as defined in the ABL Credit Agreement as of the Agreement Date) as of such date, the amount of “Availability” (as defined in the ABL Credit Agreement as of the Second Amendment Effective Date).

“Good Manufacturing Practices” means current good manufacturing practices, as set forth in 21 C.F.R. Parts 210, 211, 820 and any comparable foreign requirements.

“Governmental Authority” means any nation, sovereign, government, quasi-governmental agency, governmental department, ministry, cabinet, commission, board, bureau, agency, court, tribunal, regulatory authority, instrumentality, judicial, legislative, fiscal or administrative or public body or entity, whether domestic or foreign, federal, state, local or other political subdivision thereof, having jurisdiction over the matter or matters and Person or Persons in question or having the authority to exercise executive, legislative, taxing, judicial, regulatory or administrative functions of or pertaining to government, including any central bank, securities exchange, regulatory body, arbitrator, public sector entity, supra-national entity and any self-regulatory organization.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise), or (b) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided, however, that the term Guarantee shall not include endorsements for collection or deposit in the Ordinary Course of Business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means each Subsidiary of the Borrower (other than any Excluded Subsidiary) or other Person who provides a guaranty of the Obligations under the Security Agreement or other Loan Document.

“Hazardous Material” means any substance, material or waste that is classified, regulated or otherwise characterized under any Environmental Law as hazardous, toxic, a contaminant or a pollutant or by other words of similar meaning or regulatory effect, including petroleum or any fraction thereof, asbestos, polychlorinated biphenyls and radioactive substances.

“Healthcare Laws” means all Applicable Laws relating to the procurement, development, provision, clinical and non-clinical evaluation or investigation, product approval or clearance, manufacture, production, analysis, distribution, dispensing, importation, exportation, use, handling, quality, reimbursement, sale, labeling, advertising, promotion, or post-market requirements of any drug, medical device, clinical laboratory service, food, dietary supplement or other product (including, without limitation, any ingredient or component of, or accessory to, the foregoing products) subject to regulation under the FDCA or otherwise regulated by the FDA, or subject to regulation under the Clinical Laboratory Improvement Amendments of 1988 (42 U.S.C. §263a et seq.) and its implementing regulations (42 C.F.R. Part 493) and similar state or foreign laws, controlled substances laws, pharmacy laws, consumer product safety laws, Medicare, Medicaid, and all laws, policies, procedures, requirements and regulations pursuant to which Regulatory Required Permits are issued, in each case, as the same may be amended from time to time.

“Immaterial Subsidiaries” shall mean, as of any date of determination, any Subsidiary of the Borrower that is not a Loan Party that, when measured as of the most recent fiscal quarter end or fiscal year end for which the Borrower has filed its 10-K or 10-Q, when taken together with all other Immaterial Subsidiaries as of such date, (i) did not have assets with a value in excess of 5.0% of the total property and assets of the Loan Parties and their Subsidiaries on a consolidated basis set forth in the balance sheet included in such 10-K or 10-Q in accordance with GAAP and on a pro forma basis and (ii) did not have revenues representing in excess of 5.0% of total revenues of the Loan Parties and their Subsidiaries on a consolidated basis.

“In Connection with a Change of Control” means any prepayment, repayment, redemption or other payment (in each case, whether in full or in part) of the Obligations (other than unasserted contingent indemnification obligations and any Obligations under the Warrants or the Registration Rights Agreement or in respect of any Stock) that is both (1) made, or that is obligated or required to be made (including as a result of the Lenders’ exercise of the Put Right), hereunder prior to (but not including) the Maturity Date and (2) either: (a) such prepayment, repayment, redemption or other payment is made (or is obligated or required to be made) at any time during the period that commences 150 days prior to the earlier to occur of (i) the first public announcement of a potential Change of Control (and, for the avoidance of doubt, where a Change of Control is ultimately consummated before, on the date of or after the Maturity Date) or (ii) the consummation of a Change of Control, and ends on the consummation of a Change of Control, (b) such prepayment, repayment, redemption or other payment is otherwise made (or is obligated or required to be made) as a result of a Change of Control, or (c) such prepayment, repayment, redemption or other payment is made (or is obligated or required to be made, whether through acceleration or otherwise) at any time on or after a Successor Entity Transaction.

“Indebtedness” means the following with respect to any Person:

(i) all indebtedness for borrowed money of such Person;

(ii) the deferred purchase price of assets or services (other than trade payables entered into in the Ordinary Course of Business and which are not more than 120 days past due and other than items covered by clause (xiv) of this definition) of such Person, which in accordance with GAAP should be shown to be a liability on the balance sheet;

(iii) all guarantees of Indebtedness by such Person;

(iv) the face amount of all letters of credit issued or acceptance facilities established for the account of such Person (or for which such Person is liable), including without duplication, all drafts drawn thereunder;

(v) all Capital Lease Obligations of such Person;

(vi) all indebtedness (including indebtedness of other types covered by the other clauses of this definition) of such Person or another Person secured by any Lien on any assets or property of such Person, whether or not such indebtedness has been assumed or is recourse (with the amount thereof, in the case of any such indebtedness that has not been assumed by such Person, being measured as the lower of (y) fair market value of such property and (z) the amount of the indebtedness secured);

(vii) all indebtedness created or arising under any conditional sale or title retention agreement, or incurred as financing, in either case with respect to assets or property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such assets or property);

(viii) all obligations of such Persons evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses;

(ix) all obligations of such Person, whether or not contingent, in respect of Disqualified Stock, valued at, in the case of redeemable preferred Stock, the greater of the voluntary liquidation preference and the involuntary liquidation preference of such Stock plus accrued and unpaid dividends;

(x) all direct or indirect liability, contingent or otherwise, of such Person with respect to any other Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto;

(xi) all direct or indirect liability, contingent or otherwise, of such Person under Swap Contracts;

(xii) all direct or indirect liability, contingent or otherwise, of such Person to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement;

(xiii) all direct or indirect liability, contingent or otherwise, of such Person for the obligations of another Person through any agreement to purchase, repurchase or otherwise acquire such obligation or any assets or property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another Person;

(xiv) earn-outs, all purchase price adjustments, profit sharing arrangements, deferred purchase money amounts and similar payment obligations (or continuing obligations of any nature of such Person arising out of purchase and sale contracts) (including in connection with Permitted Acquisitions), but only to the extent the same (x) have become due and payable and are recorded as a liability on the balance sheet of such Person and (y) are payable in cash;

(xv) all off-balance sheet liabilities of such Person; or

(xvi) all obligations arising under non-compete agreements, bonus, deferred compensation, incentive compensation or similar arrangements, other than those arising in the Ordinary Course of Business (it being understood that obligations to make cash payments for incentive compensation for officers of the Borrower made in lieu of equity awards shall be deemed to have arisen in the Ordinary Course of Business to the extent (and only to the extent) that (A) none of such obligations or cash payments are in excess of 15% greater than the fair market value of the equity awards they are in lieu of and (B) either (1) at any time prior to the consummation of the Initial Note Exchange in accordance with the February 2020 Exchange Agreement and Fourth Amendment following the satisfaction of the Initial Note Exchange Condition, such obligations of the Loan Parties do not exceed $5,000,000 in the aggregate at any one time (or $0 in the aggregate at any time after December 31, 2021), with a maximum aggregate amount allowed to be paid or distributed thereon of (w) $0 in all calendar years prior to the 2019 calendar year, (x) $2,500,000 in the 2020 calendar year, (y) $2,500,000 in the 2021 calendar year and (z) $0 in all calendar years after the 2021 calendar year) or (2) at any time on and after (and only on and after) the consummation of the Initial Note Exchange in accordance with the February 2020 Exchange Agreement and Fourth Amendment following the satisfaction of the Initial Note Exchange Condition, such obligations of the Loan Parties do not exceed $13,000,000 in the aggregate at any one time (or $0 in the aggregate at any time after December 31, 2023), with a maximum aggregate amount allowed to be paid or distributed thereon of (w) $2,500,000 in the 2020 calendar year, (x) $5,100,000 in the 2021 calendar year, (y) $2,700,000 in the 2022 calendar year and (z) $2,700,000 in the 2023 calendar year).

“Indemnified Person” has the meaning set forth in Section 6.11(a).

“Indemnified Taxes” means (a) any Tax imposed on or with respect to any payments made by or on account of any Obligation of any Loan Party under any Loan Document, other than an Excluded Tax, and (b) to the extent not otherwise described in clause (a) above in this definition, Other Taxes.

“Indemnity” has the meaning set forth in Section 6.11(a).

“Initial Note Exchange” has the meaning set forth in the February 2020 Exchange Agreement and Fourth Amendment.

“Initial Note Exchange Condition” has the meaning set forth in the February 2020 Exchange Agreement and Fourth Amendment.

“Initial Warrants” has the meaning set forth in Section 2.8(a).

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law,

assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Intellectual Property” means all Intellectual Property Licenses and all Copyrights, copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any Patents, patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, Trademarks, trademarks, trade names, service marks, mask works, rights of use of any name, domain names, or any other similar rights, any applications therefor, whether registered or not, know-how, operating manuals, trade secret rights, clinical and non-clinical data, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing.

“Intellectual Property Licenses” has the meaning set forth in the Security Agreement.

“Intercompany Subordination Agreement” means an intercompany subordination agreement, dated as of the Agreement Date, executed and delivered by the Loan Parties, each of their Subsidiaries, and Agent, the form and substance of which is reasonably satisfactory to Agent.

“Intercreditor Agreement” means the Intercreditor Agreement dated as of the Agreement Date by and among Agent and ABL Agent and acknowledged and agreed by the Loan Parties, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Interest Expense” means, for any period, interest expense for the Successor Entity set forth in the Successor Entity’s most recent publicly reported income statement; provided that such amounts shall be limited to those incurred by the Successor Entity only (and not any of its Subsidiaries) unless such Subsidiaries (other than any Excluded Subsidiaries) have completed and consummated the Successor Entity Subsidiary Joinder Actions.

“Interest Payment Date” has the meaning set forth in Section 2.6(a).

“Interest Payment Shares” means any shares of Series DF-1 Preferred Stock issued or issuable pursuant to Section 2.6 and Exhibit 2.6.

“Interest Rate” means (a) solely with respect to any period that occurs prior to (but not including) the Agreement Date, 6.87% per annum for the principal amount of the “Loans” (as defined in the Prior Facility Agreement) and any overdue interest thereon, plus any additional amounts set forth in Section 2.7(b) of the Prior Facility Agreement, and (b) at all times on or after the Agreement Date, 9.75% per annum for the principal amount of the Loans and any overdue interest thereon, plus any additional amounts set forth in Section 2.7(b).

“Internal Controls” has the meaning set forth in Section 3.1(u).

“Inventory” means inventory (as that term is defined in the UCC).

“Investment” has the meaning set forth in Section 5.2(v).

“Investment Company Act” means the Investment Company Act of 1940, as amended, including the rules and regulations promulgated thereunder.

“IP” means all Intellectual Property that is necessary for the conduct of the Loan Parties’ business as currently conducted.

“IRS” means the United States Internal Revenue Service.

“Japan Lifeline Subordination Agreement” has the meaning specified therefor in clause (h) of the definition of “Permitted Indebtedness”.

“Last Out Waterfall Disbursement” has the meaning set forth in Section 2.2(a)(ii).

“Last Out Waterfall Lender” means any Lender to which any Last Out Waterfall Obligations are owing and its successors and assigns (in each case, in its capacity as such). For the avoidance of doubt, a Lender may be both a First Out Waterfall Lender and a Last Out Waterfall Lender.

“Last Out Waterfall Loan” is defined in Section 2.2(a) hereof.

“Last Out Waterfall Notes” has the meaning set forth in the definition of “Loan Notes”.

“Last Out Waterfall Obligations” means the Obligations in respect of Last Out Waterfall Loans, including, without limitation, any Non-Callable Make Whole Amount, any CoC Fee, the Last Out Waterfall Restructuring Payment all interest, fees, expenses, costs, liabilities, indebtedness and other obligations (monetary (including post-petition interest, costs, fees, expense and other amounts, whether allowed or not) or otherwise) of (or owed by) the Borrower and the other Loan Parties under or in connection with the Loan Documents, in each case, howsoever created, arising or evidenced, whether direct or indirect (including those acquired by assignment), absolute or contingent, now or hereafter existing, or due or to become due, and irrespective of whether the same are added to the principal amount of the Last Out Waterfall Obligations.

“Last Out Waterfall Pro Rata Share” means, with respect to any Last Out Waterfall Lender, the percentage obtained by dividing (a) the unpaid principal amount of such Last Out Waterfall Lender’s portion of the Last Out Waterfall Loans, by (b) the unpaid principal amount of all Last Out Waterfall Loans.

“Last Out Waterfall Restructuring Payment” has the meaning set forth in Section 2.7(e).

“Last Out Waterfall Secured Parties” means the Last Out Waterfall Lenders and each of their respective directors, partners, officers, employees, agents, counsel and advisors that are Indemnified Persons.

“Latest Balance Sheet” has the meaning set forth in Section 3.1(t).

“Lenders” means the lenders party to this Agreement from time to time, including the First Out Waterfall Lenders and the Last Out Waterfall Lenders, and their successors and assigns.

“Liabilities” means all claims, actions, suits, judgments, damages, losses, liabilities, obligations, responsibilities, fines, penalties, sanctions, costs, fees, Taxes, commissions, charges, disbursements and expenses (including those incurred upon any appeal or in connection with the preparation for and/or response to any subpoena or request for document production relating thereto), in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, and whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.

“Lien” means any lien, pledge, preferential arrangement, mortgage, security interest, deed of trust, charge, assignment, hypothecation, title retention or other encumbrance on or with respect to property or interest in property having the practical effect of constituting a security interest, in each case with respect to the payment of any obligation with, or from the proceeds of, any asset or revenue of any kind. For purposes of this Agreement and the other Loan Documents, any Loan Party or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Loan” means any loan made available from time to time by the Lenders to the Borrower pursuant to this Agreement, including any First Out Waterfall Loans and any Last Out Waterfall Loans, or, as the context may require, the principal amount thereof from time to time outstanding. “Loan” shall include any Disbursement.

“Loan Disbursement Request” means that certain Loan Disbursement Request, dated as of the Prior Agreement Date, executed and delivered by the Borrower in favor of the Secured Parties.

“Loan Documents” means this Agreement, the Notes, the Security Agreement, the Control Agreements, the Intercompany Subordination Agreement, the Intercreditor Agreement, the Second Lien Subordination and Intercreditor Agreement, the Japan Lifeline Subordination Agreement, any Subordination Agreement, the Reaffirmation Agreement, the Collateral Access Agreements, the Warrants, the Registration Rights Agreement, each Perfection Certificate, each Compliance Certificate, the Loan Disbursement Request, the Patent Security Agreements, the Trademark Security Agreements, the Copyright Security Agreements, the February 2020 Exchange Agreement and Fourth Amendment and other documents, agreements and instruments delivered in connection with any of the foregoing (in each case, including all schedules, exhibits, annexes and other attachments thereto) and dated the Prior Agreement Date, the Agreement Date or subsequent thereto, whether or not specifically mentioned herein or therein, in each case, as amended, restated, supplemented or otherwise modified from time to time.

“Loan Notes” means (x) any note issued to any of the First Out Waterfall Lenders evidencing any First Out Waterfall Loan or First Out Waterfall Disbursement funded by such First Out Waterfall Lender (or its predecessor) pursuant to the Prior Facility Agreement (which Loan Note was amended and restated pursuant to this Agreement on the Agreement Date to be in the form of convertible loan note attached hereto as Exhibit A-1, and which such Loan Note was further amended and restated pursuant to the Second Amendment on the Second Amendment Effective Date to be in the form of convertible loan note attached hereto as Exhibit A-3 and then again further amended on the Fourth Amendment Effective Date to be in the form of convertible loan note attached hereto as Exhibit A-4), and any convertible loan note in substantially such form issued after the Second Amendment Effective Date to any First Out Waterfall Lender that holds any First Out Waterfall Loan or First Out Waterfall Disbursement (collectively, the “First Out Waterfall Notes”), and (y) any note issued to any of the Last Out Waterfall Lenders evidencing any Last Out Waterfall Loan or Last Out Waterfall Disbursement held by such Last Out Waterfall Lender pursuant to this Agreement in the form of loan note attached hereto as Exhibit A-2 (collectively, the “Last Out Waterfall Notes”); in each case of clause (x) and clause (y), as may be further amended, restated, supplemented or otherwise modified from time to time.

“Loan Parties” means the collective reference to the Borrower and all of the Guarantors.

“Loss” has the meaning set forth in Section 6.11(a).

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the Federal Reserve Board.

“Market Cap” means the number of outstanding shares of common stock of the Successor Entity listed on a National Securities Exchange, multiplied by the per share Volume Weighted Average Price for such common stock as of the Trading Day immediately preceding the announcement of the Successor Entity Transaction.

“Market Withdrawal” means a Person’s Removal or Correction of a distributed product which involves a minor violation that would not be subject to legal action by the FDA or which involves no violation (e.g., normal stock rotation practices and routine equipment adjustments and repairs, etc.).

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, results of operations, financial condition or properties of the Loan Parties and their Subsidiaries, taken as a whole, (b) the legality, validity or enforceability of any provision of any Loan Document, (c) the ability of any Loan Party to timely perform the Obligations, (d) the creation, perfection or priority of the Liens, taken as a whole for the Collateral, granted under the Loan Documents, or (e) the rights and remedies of the Secured Parties under any Loan Document.

“Material Contracts” means (a) the Operative Documents, (b) the Convertible Note Documents, (c) the agreements listed on Schedule 3.1(aa), (d) the ABL Debt Documents, (e) the Permitted Japan Lifeline Unsecured Debt Documents, (f) the Equity Financing Documents and (g) each other agreement or contract to which such Loan Party or its Subsidiaries is a party the termination of which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; provided that Capped Calls shall not be considered Material Contracts.

“Material Intangible Assets” means all of (i) each Loan Party’s Intellectual Property and (ii) license or sublicense agreements or other agreements with respect to rights in Intellectual Property (including each Intellectual Property License), in each case that are material to the financial condition, business or operations of the applicable Loan Party.

“Maturity Date” means April 2, 2023; provided, that, on and after the Amortization/Maturity Extension Date (if applicable), the “Maturity Date” shall mean December 22, 2023.

“Maturity Date Payment of First Out Waterfall Loans” has the meaning set forth in Section 2.3(a).

“Measurement Period” means, at any date of determination, the most recently completed twelve (12) fiscal months of the Loan Parties for which (a) the 10-K or 10-Q for such period was filed (or, to the extent earlier, was required by the SEC to be filed) with the SEC or (b) financial statements are required to be delivered in Section 5.1(aa).

“Medicaid” means the medical assistance programs administered by state agencies and approved by CMS pursuant to the terms of Title XIX of the Social Security Act, codified at 42 U.S.C. 1396 et seq.

“Medicare” means the program of health benefits for the aged and disabled administered by CMS pursuant to the terms of Title XVIII of the Social Security Act, codified at 42 U.S.C. 1395 et seq.

“Multiemployer Plan” means any multiemployer plan, as defined in Section 3(37) or 4001(a)(3) of ERISA, as to which any ERISA Affiliate incurs or otherwise has, or could reasonably be expected, individually or in the aggregate, to have, any obligation or Liabilities (including under Section 4212 of ERISA).

“National Securities Exchange” means the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or, in each case, a successor thereto).

“Necessary Documents” has the meaning set forth in Section 3.1(l).

“Net Income” means, for any period, the net income (or loss) of the Successor Entity set forth in the Successor Entity’s most recent publicly reported income statement; provided that such amounts shall be limited to those of the Successor Entity only (and not any of its Subsidiaries) unless such Subsidiaries (other than any Excluded Subsidiaries) have completed and consummated the Successor Entity Subsidiary Joinder Actions.

“Net Revenue” means, for any period, (a) the Loan Parties’ gross revenues during such period, less (b)(i) trade, quantity and cash discounts allowed by the Loan Parties, (ii) discounts, refunds, rebates, charge backs, retroactive price adjustments and any other allowances which effectively reduce net selling price, (iii) product returns and allowances, (iv) allowances for shipping or other distribution expenses, (v) set-offs and counterclaims, and (vi) any other similar and customary deductions used by the Loan Parties in determining net revenues, all, in respect of (a) and (b), as determined in accordance with GAAP and in the Ordinary Course of Business.

“Non-Callable Make Whole Amount” means, on any date of prepayment or early redemption of all or any portion of the Loans, an amount in cash equal to all required interest payments due on the Loans that are prepaid from the date of repayment or early redemption through and including the date that is the First Amortization Date, plus any accrued and unpaid interest and fees and unpaid costs and expenses incurred pursuant to the terms of the Loan Documents.

“Note Exchange” means any Initial Note Exchange, Nellix Submission Exchange, Nellix Approval Exchange, Nellix Sales Exchange or Qualified Equity Financing Exchange (each as defined in the February 2020 Exchange Agreement and Fourth Amendment Agreement).

“Notes” means the Loan Notes.

“Obligations” means all Loans and Disbursements, any Non-Callable Make Whole Amount, any CoC Fee, the Restructuring Payment, interest, fees, expenses, costs, liabilities, indebtedness and other obligations (monetary (including post-petition interest, costs, fees, expenses and other amounts, whether allowed or not) or otherwise) of (or owed by) the Borrower and the other Loan Parties under or in connection with the Loan Documents, in each case howsoever created, arising or evidenced, whether direct or indirect (including those acquired by assignment), absolute or contingent, now or hereafter existing, or due or to become due, and irrespective of whether the same are added to the principal amount of the Obligations. For the avoidance of doubt, “Obligations” shall include the First Out Waterfall Obligations and the Last Out Waterfall Obligations.

“OFAC” has the meaning set forth in Section 3.1(jj).

“OID” means original issue discount.

“Operating Expenditures” means, with respect to any Person for any period, the amount of all expenditures (whether such expenditures are paid in cash, financed or otherwise) by such Person and its Subsidiaries during such period that are reported as operating expenses (including expenditures related to research and development, clinical and regulatory affairs, marketing and sales, and general and administrative) on the income statements of such Person and its Subsidiaries that are included in such Person’s financial statements (including those financial statements required by Section 5.1(h) and Section 5.1(aa), as applicable), which amount shall (i) be in compliance and accordance with GAAP and any SEC requirements and regulations, but (ii) exclude one-time, non-recurring expenditures that are not regularly incurred in the Ordinary Course of Business of such Person and its Subsidiaries.

“Operative Documents” means the Loan Documents, the “Loan Documents” (as defined in the ABL Credit Facility as of the Agreement Date) and the “Subordinated Debt Documents” (as defined in the ABL Credit Facility as of the Agreement Date).

“Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

“Ordinary Course of Business” means, in respect of any transaction involving any Loan Party, the ordinary course of business of such Loan Party, as conducted by such Loan Party in accordance with past practices, as applicable.

“Organizational Documents” means, with respect to any Loan Party, the documents by which such Person was organized (such as a certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of such Person (such as by-laws, a partnership agreement or an operating, limited liability company or members agreement), including any and all shareholder agreements or voting agreements relating to the capital stock or other equity interests of such Person.

“Original 3.25% Convertible Notes” has the meaning provided therefor in the definition of “3.25% Original Convertible Notes.”

“Original Warrants” means the Initial Warrants and the Additional Warrants.

“Other Connection Taxes” means with respect to any Lender, Taxes imposed as a result of a present or former connection between such Lender and the jurisdiction imposing such Tax (except a connection arising solely from such Lender having executed, delivered, become a party to, performed its obligations or received a payment under, received or perfected a security interest under, engaged in any transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan Document).

“Other Taxes” means any and all present or future stamp, value added or documentary or any other excise or property Taxes arising from any payment made hereunder or from the execution, delivery, performance, recordation or filing of, or otherwise with respect to, any Loan Document. For the avoidance of doubt, Other Taxes includes any of the foregoing Taxes imposed on the issuance or delivery of any common or preferred shares of stock of the Borrower pursuant to the terms of any Loan Document or the exercise of any rights thereunder.

“Outstanding Items” has the meaning set forth in Section 5.1(z).

“Participant” has the meaning set forth in Section 6.5.

“Parties” has the meaning set forth in the preamble to this Agreement.

“Patents” has the meaning set forth in the Security Agreement.

“Patent Security Agreement” means any patent security agreement executed and delivered by any Loan Party to Agent, on behalf of the Secured Parties, as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time.

“PBGC” means the United States Pension Benefit Guaranty Corporation or any successor thereto.

“Perfection Certificate” means each perfection certificate executed or delivered from time to time by any Loan Party or any of its Subsidiaries to any Secured Party, in substantially the form of Exhibit B.

“Permitted Convertible Note Refinancing” has the meaning provided therefor in the definition of “Permitted Indebtedness.”

“Permitted ABL Credit Facility Liens” has the meaning provided therefor in clause (u) of the definition of “Permitted Liens”.

“Permitted Acquisition” means any Acquisition by a Loan Party, in each case, to the extent that each of the following conditions shall have been satisfied:

(a) the Borrower shall have delivered to Agent (i) at least ten (10) Business Days prior to the closing of the proposed Acquisition: (A) a description of the proposed Acquisition; (B) to the extent available, a due diligence package (including, to the extent available, a quality of earnings report); and (C) the most recent drafts (or, if available, executed counterparts) of the respective agreements, documents or instruments pursuant to which such Acquisition is to be consummated, any available schedules and exhibits to such agreements, documents or instruments and all other material ancillary agreements, instruments and documents to be executed or delivered in connection therewith, and to the extent required under the related acquisition agreement, all required regulatory and third party approvals and copies of any environmental assessments and (ii) at the earlier of (A) the time of closing of the proposed Acquisition or (B) as early before the closing of the proposed Acquisition as available, in each case, final, fully executed copies of the respective agreements, documents or instruments pursuant to which such Acquisition is to be consummated and all schedules and exhibits to such agreements, documents or instruments and all other material ancillary agreements, instruments and documents executed or delivered in connection therewith;

(b) the Loan Parties (including any new Subsidiary to the extent required by Section 5.1(l)) shall execute and deliver the agreements, instruments and other documents to the extent required by Section 5.1(l);

(c) no Event of Default or Default has occurred and is continuing, or would exist after giving pro forma effect to, the proposed Acquisition;

(d) all transactions in connection with such Acquisition shall be consummated, in all material respects, in accordance with applicable laws;

(e) the assets acquired in such Acquisition are for use in the same line of business as the Loan Parties are currently engaged or a line of business reasonably related thereto;

(f) such Acquisition shall not be hostile and, if applicable, shall have been approved by the board of directors (or other similar body) and/or the stockholders or other equity holders of any Person being acquired in such Acquisition;

(g) no Indebtedness or Liens are assumed or created (other than Permitted Liens and Permitted Indebtedness) in connection with such Acquisition;

(h) all conditions to “Permitted Acquisitions” (as defined in the ABL Credit Facility as of the Agreement Date) have been satisfied and Agent shall have received any requested evidence showing satisfaction thereof; and

(i) the total consideration paid or payable (including without limitation, costs and expenses, deferred purchase price, seller notes and other liabilities incurred, assumed or to be reflected on a consolidated balance sheet of the Loan Parties and their Subsidiaries after giving effect to such Acquisition but excluding (A) any equity interests issued as consideration for such Acquisition and (B) the net proceeds of any issuance of equity interests made after the Second Amendment Effective Date that are used for purposes of such Acquisition (for the avoidance of doubt, other than the net proceeds of any equity interests or other Stock issued under or in connection with the Equity Financing Documents)) (such amounts, collectively, the “Acquisition Consideration”) shall be in an amount not to exceed $15,000,000 in the aggregate for all such Acquisitions during the term of this Agreement; provided, however, that, in the case of each Acquisition, Agent has received prior to the consummation of such Acquisition evidence satisfactory to Agent that Borrower has, immediately before and immediately after giving effect to the consummation of such Acquisition, unrestricted cash (it being understood and agreed that cash and Cash Equivalents shall not be considered “restricted” cash for purposes of this proviso solely due to compliance by the Loan Parties with the requirements set forth in Section 5.1(k)) in one or more deposit accounts subject to a Control Agreement in an aggregate amount equal to or greater than the positive value of the product of (x) eighteen (18) multiplied by (y) the “Monthly Cash Burn Amount” (as defined in the ABL Credit Facility as of the Agreement Date), as determined as of the last day of the month immediately preceding such Acquisition.

“Permitted Contingent Obligations” means

(a) Contingent Obligations arising in respect of the Indebtedness under the Loan Documents;

(b) Contingent Obligations resulting from endorsements for collection or deposit in the Ordinary Course of Business;

(c) Contingent Obligations outstanding on the Prior Agreement Date and set forth on Schedule 5.2(iv) (but not including any refinancings, extensions, increases or amendments to the indebtedness underlying such Contingent Obligations other than extensions of the maturity thereof without any other material change in terms adverse to the Lenders);

(d) Contingent Obligations incurred in the Ordinary Course of Business with respect to surety and appeal bonds, performance bonds and other similar obligations not to exceed $2,000,000 in the aggregate at any time outstanding;

(e) Contingent Obligations arising under indemnity agreements with title insurers to cause such title insurers to issue to Agent mortgagee title insurance policies;

(f) Contingent Obligations arising with respect to customary indemnification obligations in favor of purchasers in connection with dispositions of personal property assets permitted under Section 5.2;

(g) so long as there exists no Event of Default both immediately before and immediately after giving effect to any such transaction, Contingent Obligations existing or arising under any Swap Contract or Capped Call; provided, however, that such obligations are (or were) entered into by Borrower or an Affiliate of Borrower for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person and not for purposes of speculation and either (i) with respect to a Swap Contract or a Capped Call, are (or were) entered into in the Ordinary Course of Business or (ii) with respect to a Capped Call, are (or were) entered into in connection with the Remaining Original 3.25% Convertible Notes, the 5.00% Convertible Notes,

any Permitted Convertible Note Refinancing permitted hereunder or in connection with this Agreement or any of the other Loan Documents;

(h) guarantees by (A) one or more Loan Parties of the obligations of Foreign Subsidiaries up to $1,000,000 in the aggregate at any time outstanding, (B) any Loan Party of the obligations of any other Loan Party (but, for the avoidance of doubt, excluding any Immaterial Subsidiary that may be a Loan Party where, before and immediately after giving effect to such guarantee (including any rights of contribution set forth in the Loan Documents or otherwise), the Loan Parties cannot represent and warrant that such Immaterial Subsidiary is Solvent on an individual basis) and (C) any Foreign Subsidiary of the obligations of any other Foreign Subsidiary;

(i) [reserved];

(j) Contingent Obligations arising in respect of the Indebtedness under the ABL Debt Documents; and

(k) other Contingent Obligations not permitted by clauses (a) through (j) above, not to exceed $2,500,000 in the aggregate at any time outstanding.

“Permitted Dispositions” means each of the following:

(a) dispositions of inventory in the Ordinary Course of Business;

(b) dispositions of furniture, fixtures and equipment in the Ordinary Course of Business that the applicable Loan Party or Subsidiary determines in good faith is no longer used or useful in the business of such Loan Party and its Subsidiaries (or such Subsidiary and its subsidiaries);

(c) to the extent constituting a Disposition, Permitted Investments and Permitted Licenses;

(d) disposals of obsolete, worn out or surplus tangible personal property;

(e) without limiting transactions permitted under Section 5.2 hereof, dispositions by any Loan Party to any other Loan Party so long as each Loan Party (other than, with respect to any transferring Person, an Immaterial Subsidiary) will remain Solvent after giving effect to the transfer;

(f) abandonment of Intellectual Property that does not constitute a Material Intangible Asset;

(g) the unwinding or terminating of Swap Contracts or any Capped Call permitted by clause (g) of the definition of “Permitted Contingent Obligations” either (i) with respect to a Swap Contract or a Capped Call, in the Ordinary Course of Business or (ii) with respect to a Capped Call that were entered into in connection with the Remaining Original 3.25% Convertible Notes and the 5.00% Convertible Notes, in connection with any Permitted Convertible Note Refinancing permitted hereunder or in connection with this Agreement or any of the other Loan Documents;

(h) dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of replacement property or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement property;

(i) the entering into of any Permitted License;

(j) Dispositions by any Foreign Subsidiary to any other Foreign Subsidiary or to any Loan Party;

(k) Dispositions approved by Agent in writing;

(l) to the extent constituting a Disposition, the payment of cash and Cash Equivalents in the Ordinary Course of Business;

(m) other Dispositions (excluding dispositions of Intellectual Property) the proceeds of which, when aggregated with the proceeds of all other Dispositions made pursuant to this clause (m) are less than $2,500,000 during the term of this Agreement; provided that (i) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors (or similar governing body) of the applicable Loan Party that owned such assets), (ii) no less than 75% thereof shall be paid in cash and (iii) no Default or Event of Default then exists or would arise therefrom; provided that the requirements and conditions set forth in the proviso in clause (m) of the definition of “Permitted Dispositions” in the ABL Credit Facility as in effect as of the Agreement Date have been completely satisfied;

(n) to the extent constituting Dispositions, Recalls of Products (or components of Products) returned to suppliers in the Ordinary Course of Business as required by Applicable Law or the FDA with the consideration paid for such Products (or such components of Products) returned to the Loan Party or Subsidiary that purchased and returned such Product (or such components of Products); and

(o) (i) Recalls of Products (or components of Products) from customers to the extent required by Applicable Law or the FDA and (ii) the Dispositions of such Products that were Recalled in the Ordinary Course of Business and for fair market value and on fair market terms.

“Permitted Indebtedness” means each of the following:

(a) the Loan Parties’ and their Subsidiaries’ Indebtedness to Agent and each Lender under this Agreement and the other Loan Documents;

(b) Indebtedness incurred as a result of endorsing negotiable instruments received in the Ordinary Course of Business;

(c) Capital Leases and purchase money Indebtedness not to exceed $5,000,000 at any time (whether in the form of a loan or a lease) used solely to acquire equipment used in the Ordinary Course of Business and secured only by such equipment;

(d) Indebtedness existing on the Agreement Date and described on Schedule 3.1(f) (but not including any refinancings, extensions, increases or amendments to such Indebtedness other than Permitted Refinancings);

(e) so long as there exists no Event of Default both immediately before and immediately after giving effect to any such transaction, Indebtedness existing or arising under any Swap Contract or Capped Call; provided, however, that such obligations are (or were) entered into by Borrower or an Affiliate of Borrower for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person and not for purposes of speculation and either (i) with respect to a Swap Contract or a Capped Call, are (or were) entered into in the Ordinary Course of Business or (ii) with respect to a Capped Call, are (or were) entered into in connection with the Remaining Original 3.25% Convertible Notes, the 5.00% Convertible Notes or

any Permitted Convertible Note Refinancing permitted hereunder or in connection with this Agreement or any of the other Loan Documents;

(f) Indebtedness in the form of insurance premiums financed through the applicable insurance company;

(g) trade accounts payable arising and paid within 120 days of the date when due and in the Ordinary Course of Business;

(h) unsecured Indebtedness in an amount not to exceed $4,280,500 pursuant to a promissory note dated on or around the Agreement Date, by the Borrower in favor of Japan Lifeline Co., Ltd. (the “Permitted Japan Lifeline Unsecured Debt”), so long as (i) other than as expressly set forth in clause (ii) directly below, no prepayments, repayment, redemptions or payments shall be made with respect to the Permitted Japan Lifeline Unsecured Debt at any time until ninety-one (91) days after all of the Obligations have been paid in full, (ii) subject to the terms of the Japan Lifeline Subordination Agreement, the all-in interest rate and pricing charged thereon shall not exceed 2.5% per annum and such interest shall not be paid (A) more frequently than annually in arrears and (B) unless (1) expressly permitted pursuant to the terms of the Japan Lifeline Subordination Agreement, (2) the Japan Lifeline Subordination Agreement is in full force and effect and binding and enforceable against all parties thereto at all times, (3) no breach, violation or default has occurred under any of the Permitted Japan Lifeline Unsecured Debt Documents or the Japan Lifeline Subordination Agreement and (4) no Default or Event of Default has occurred and is continuing, (iii) no fees shall be paid thereon, (iv) such unsecured Indebtedness shall not be assigned or otherwise transferred by Japan Lifeline Co., Ltd. without the consent of the Agent, (v) Japan Lifeline Co., Ltd. (and any successor or assign thereof) shall enter into a subordination agreement with the Agent, in form and substance reasonably satisfactory to the Agent and the Lenders (the “Japan Lifeline Subordination Agreement”), and such Japan Lifeline Subordination Agreement shall remain in full force and effect and binding and enforceable against all parties thereto at all times, and no breach, violation or default shall have occurred thereunder or under the Permitted Japan Lifeline Unsecured Debt Documents, (vi)(A) such Indebtedness remains unsecured at all times and no security interests or Liens are granted with respect thereto by any Loan Party, any of their respective Affiliates or any other Person and (B) no Person other than the Borrower shall be a borrower, guarantor or obligor (or otherwise be obligated or liable) with respect to such Indebtedness, and (vii) subordination provisions are included in such promissory note, the Japan Lifeline Subordination Agreement and any related agreements, instruments and documents (collectively, the “Permitted Japan Lifeline Unsecured Debt Documents”) in a manner, and in form and substance, reasonably satisfactory to the Agent and the Lenders, and such Permitted Japan Lifeline Unsecured Debt Documents shall be in form and substance reasonably satisfactory to the Agent and the Lenders;

(i) Subordinated Debt;

(j) the ABL Debt under the ABL Credit Facility, in accordance with the terms of the Intercreditor Agreement and this Agreement;

(k) Indebtedness of the Loan Parties incurred under the 5.00% Convertible Notes and the Remaining Original 3.25% Convertible Notes in an aggregate principal amount not to exceed the aggregate principal amount outstanding on the Fourth Amendment Effective Date (plus any accrued and unpaid interest then outstanding including any and all paid in kind interest) after giving effect to any payments, repayments or prepayments thereon or conversions, cash settlements or distributions related thereto, and, so long as no Default or Event of Default has occurred and is continuing or would result after giving effect thereto, any refinancing or extension thereof in which all or any portion of the proceeds will be used to repurchase or refinance all or any portion thereof that, in each case of the foregoing, (i)(A) has an aggregate outstanding principal amount not greater than $200,000,000 (when taking into account all such existing, refinanced, extended, exchanged and newly issued Indebtedness and all paid in kind interest), (B) does not provide for any amortization payments or other principal payments, prepayments, repayments, redemptions or distributions of any kind or cash settlements or cash conversions (or requires or mandates any settlements or conversions thereof) in advance of the date that is one year and one day after the Maturity Date, and (C) except as expressly provided in the 5.00% Convertible Notes issued on the Second Amendment Effective Date or the 5.00% Second Lien Convertible Notes issued on the Fourth Amendment Effective Date, does not provide for (or include) any terms or provisions requiring or mandating the conversion or cash settlement of any such Indebtedness or obligations at any time prior to the date that is one year and one day after the Maturity Date, (ii) has a maturity no shorter than the date that is one year and one day after the Maturity Date (in the case of clause (i) and clause (ii), it being understood that, in each case, any provision requiring an offer to purchase such Indebtedness as a result of a change in control, fundamental change, delisting, asset sale or similar provision or any exercise or conversion of Stock (other than Disqualified Stock) shall not violate the foregoing restrictions in clause (i) or clause (ii)), (iii) is unsecured, (iv) does not have one or more issuers, borrowers, guarantors or obligors that are not Loan Parties, (v) contains terms that are prevailing market terms at the time of issuing or initial borrowing for the type of financing and for the quality of issuer or borrower, as determined by Borrower and its advisors in their reasonable business judgment, (vi) does not have an All-in Yield greater than the lesser of (A) 6% per annum and (B) an All-in Yield that would result in more than $10,000,000 per annum being paid in interest thereunder (whether in cash, in-kind or otherwise), (vii) does not cause Borrower either on an individual basis or together with its Subsidiaries (on a consolidated basis), immediately before, at the time of and immediately after giving effect to such Indebtedness (and after giving effect to the use of the proceeds thereof), to no longer be Solvent (or such Persons are not Solvent immediately prior to giving effect thereto), and (vii) if in existence at such time or on the same date, is permitted under the ABL Debt Documents and the Equity Financing Documents (collectively, a “Permitted Convertible Note Refinancing”);

(l) [reserved];

(m) without limiting the provisions of Section 5.2 with respect to any Investment by a Loan Party, Indebtedness consisting of unsecured intercompany loans and advances (i) incurred by any Loan Party owing to one or more other Loan Parties, (ii) incurred by any Foreign Subsidiaries owing to any Loan Party solely to the extent constituting a Permitted Investment made by such Loan Party, or (iii) incurred by any Foreign Subsidiaries owing to any other Foreign Subsidiary;

(n) Indebtedness related to commercial credit cards provided by Bank of America, N.A. (or such other commercial bank permitted under the definition of “Bank of America Cash Collateral Account) that, in the aggregate outstanding at any one time, does not exceed $2,500,000, which Indebtedness may be secured by Liens permitted pursuant to clause (t) of the definition of Permitted Liens;

(o) to the extent constituting Indebtedness, any Permitted Contingent Obligations; and

(p) unsecured Indebtedness incurred in respect of netting services, overdraft protection and other like services, in each case, incurred in the Ordinary Course of Business;

(q) unsecured earn-out obligations and other similar contingent purchase price obligations incurred in connection with a Permitted Acquisition to the extent earned and payable and permitted pursuant to the definition of Permitted Acquisition and the other terms of this Agreement; and

(r) any other unsecured Indebtedness incurred by the Loan Parties or any of their Subsidiaries in an aggregate outstanding amount not to exceed $2,500,000 at any one time.

“Permitted Investments” means each of the following:

(a) Investments (i) shown on Schedule P-1 and existing on the Agreement Date and (ii) in Subsidiaries made prior to the Agreement Date;

(b) Investments in cash and Cash Equivalents;

(c) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the Ordinary Course of Business;

(d) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the Ordinary Course of Business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Loan Parties or their Subsidiaries pursuant to employee stock purchase plans or agreements approved by Loan Parties’ board of directors (or other governing body), but the aggregate of all such loans outstanding may not exceed $500,000 at any time;

(e) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the Ordinary Course of Business;

(f) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the Ordinary Course of Business, provided, however, that this subpart (f) shall not apply to Investments of Loan Parties in any Subsidiary;

(g) Investments consisting of (i) deposit accounts in which Agent has received a Control Agreement, and (ii) deposit accounts that are Excluded Accounts (subject to any caps and applicable restrictions set forth in such definition);

(h) Investments by any Loan Party in any Subsidiary now owned or hereafter created by such Loan Party, which Subsidiary is a Loan Party or has otherwise provided a Guarantee of the Obligations of the Loan Parties which Guarantee is secured by a Lien granted by such Subsidiary to Agent in all or substantially all of its property of the type described in the Security Agreement and otherwise made in compliance with Section 5.1(l);

(i) Investments by (A) any Loan Party consisting solely of cash and Cash Equivalents in a Foreign Subsidiary; provided that at the time of the making of such Investment and immediately after giving effect thereto (i) no Event of Default has occurred and is continuing and (ii) Loan Parties have unrestricted (it being understood and agreed that cash and Cash Equivalents shall not be considered “restricted” cash for purposes of this proviso solely due to compliance by the Loan Parties with the requirements set forth in Section 5.1(k)) cash and Cash Equivalents in an aggregate amount of not less than $10,000,000, which cash and Cash Equivalents (x) are subject to a first priority perfected lien in favor of Agent for the benefit of Lenders (subject to Permitted Liens), (y) are held in a deposit account that is subject to a Control Agreement or a securities account subject to a Control Agreement and (z) unless the same could not be reasonably expected to reduce the amounts in such accounts below $10,000,000 at the time of such Investment and immediately after giving effect thereto, do not include any drawn or committed but unpaid drafts, ACH or EFT transactions and (B) a non-Loan Party Foreign Subsidiary in another non-Loan Party Foreign Subsidiary; provided, that, Investments pursuant to clause (i)(A) above shall be subject to the proviso at the end of this definition;

(j) Investments by any Loan Party consisting solely of inventory in any wholly-owned Foreign Subsidiaries, to the extent (i) such Investments are made in the Ordinary Course of Business consistent with its customary practices as in effect on and immediately prior to the Prior Agreement Date, (ii) no Event of Default then exists or would arise therefrom and (iii) no “Event of Default” (as defined in the ABL Credit Facility as in effect as of the Second Amendment Effective Date) then exists or would arise therefrom; provided that (y) no such Investment shall result in an “Overadvance” (as defined in the ABL Credit Facility as in effect as of the Agreement Date) and (z) such Investments shall be subject to the proviso at the end of this definition;

(k) so long as no Default or Event of Default shall have occurred and be continuing at the time thereof or would result therefrom, Investments consisting solely of cash and Cash Equivalents in joint ventures or similar arrangements in an amount not to exceed $5,000,000 in the aggregate during the term of this Agreement; provided, that, such Investments shall be subject to the proviso at the end of this definition;

(l) Permitted Acquisitions;

(m) Investments deemed to exist under any Swap Contracts or Capped Calls; provided, however, that such obligations are (or were) entered into by Borrower or an Affiliate of Borrower for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person and not for purposes of speculation and are (or were) entered into either (i) with respect to a Swap Contract or a Capped Call, in the Ordinary Course of Business or (ii) with respect to a Capped Call, in connection with the Remaining Original 3.25% Convertible Notes, the 5.00% Convertible Notes or any Permitted Convertible Note Refinancing permitted hereunder or in connection with this Agreement or any of the other Loan Documents; and

(n) other Investments in an amount not exceeding $5,000,000 in the aggregate; provided, that, such Investments shall be subject to the proviso at the end of this definition;

provided, that, Investments pursuant to clauses (i), (j), (k), and (n) of this definition of “Permitted Investments” shall not exceed $12,000,000 in the aggregate in any calendar year (or such lesser amount provided in the ABL Credit Facility from time to time) and, provided, further, that with respect to clause (j) above, such Investments consisting solely of Inventory in Foreign Subsidiaries shall be valued at the lesser of cost and book value.

“Permitted Japan Lifeline Unsecured Debt” has the meaning specified therefor in clause (h) of the definition of “Permitted Indebtedness”.

“Permitted Japan Lifeline Unsecured Debt Documents” has the meaning specified therefor in clause (h) of the definition of “Permitted Indebtedness”.

“Permitted License” means (a) any non-exclusive license of patent rights of a Loan Party or its Subsidiaries so long as all such Permitted Licenses are granted to third parties in the Ordinary Course of Business, do not result in a legal transfer of title to the licensed property, and have been granted in exchange for fair consideration, and (b) any exclusive license of patent rights of a Loan Party or its Subsidiaries so long as such Permitted Licenses do not result in a legal transfer of title to the licensed property, are exclusive solely as to discrete geographical areas outside of the United States, and have been granted in exchange for fair consideration.

“Permitted Liens” means each of the following:

(a) Liens existing on the Prior Agreement Date and set forth on Schedule 3.1(d); provided, that to qualify as a Permitted Lien, any such Lien described on Schedule 3.1(d) shall only secure the Indebtedness that it secures on the Prior Agreement Date;

(b) Liens in favor of the Secured Parties under the Loan Documents;

(c) carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other similar Liens arising in the Ordinary Course of Business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the assets or property subject thereto and for which adequate reserves in accordance with GAAP are being maintained;

(d) Liens for Taxes, assessments or governmental charges or levies not past due or payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP are being maintained;

(e) (A) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default or Default and (B) pledges or cash deposits made in lieu of, or to secure the performance of, judgment or appeal bonds in respect to such judgments and proceedings;

(f) Liens in favor of financial institutions arising in connection with the Borrower’s or its Subsidiaries’ deposit accounts maintained in the Ordinary Course of Business held at such institutions to secure standard fees for services charged by, but not financing made available by, such institutions;

(g) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the Ordinary Course of Business in connection with workers’ compensation, unemployment insurance and other social security legislation or to secure the performance of tenders, statutory obligations, surety, stay, customs and appeals bonds, bids, leases, governmental contract, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other funded Indebtedness) or to secure liability to insurance carriers;

(h) easements, rights of way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, do not materially affect the value or marketability of such real property and which do not in any case materially interfere with the conduct of the business of any Loan Party or its Subsidiaries;

(i) (i) any interest or title of a lessor, sublessor, licensor or sublicensor under any lease or license not prohibited by this Agreement or (ii) non-exclusive licenses and sublicenses granted by a Loan Party or any Subsidiary of a Loan Party and leases and subleases (by a Loan Party or any Subsidiary of a Loan Party as lessor or sublessor) to third parties in the Ordinary Course of Business not materially interfering with the business of the Loan Parties or any of their Subsidiaries;

(j) Liens of a collection bank arising under Section 4-210 of the UCC (or equivalent in foreign jurisdictions) on items in the course of collection;

(k) Liens on any assets or property acquired or held by any Loan Party or any Subsidiary of any Loan Party securing Indebtedness incurred or assumed for the purpose of financing (or refinancing) all or any part of the cost of acquiring such assets or property and permitted under clause (c) of the definition of “Permitted Indebtedness”; provided that (i) such Lien attaches solely to the assets or property so acquired in such transaction and the proceeds thereof and (ii) the principal amount of the Indebtedness secured thereby does not exceed 100% of the cost of such assets or property;

(l) Liens securing Capital Leases permitted under clause (c) of the definition of “Permitted Indebtedness”;

(m) Liens arising from the filing of precautionary uniform commercial code financing statements with respect to any lease not prohibited by this Agreement;

(n) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Borrower or any Subsidiary of the Borrower in the Ordinary Course of Business;

(o) Liens in favor of customs and revenue authorities arising as a matter of law which secure payment of customs duties in connection with the importation of goods in the Ordinary Course of Business;

(p) Liens on unearned insurance premiums securing the financing thereof to the extent permitted under clause (f) of the definition of “Permitted Indebtedness”;

(q) [reserved];

(r) Liens on assets of the Loan Parties and their Subsidiaries arising in connection with seller notes, earn-outs and other similar payment obligations constituting Acquisition Consideration in connection with Permitted Acquisitions so long as such Liens are subject at all times to a Subordination Agreement;

(s) [reserved];

(t) Liens in favor of Bank of America, N.A. (or such other commercial bank permitted under the definition of “Bank of America Cash Collateral Account”) on the Bank of America Cash Collateral Account; provided that if Borrower is using credit card services from the agent or a lender under ABL Debt Documents that are required to be secured, Borrower shall promptly use commercially reasonable efforts to terminate the Liens in respect of the Bank of America Cash Collateral Account; and

(u) Liens granted under the ABL Credit Facility, in accordance with, and to the extent subject to, the terms of the Intercreditor Agreement (“Permitted ABL Credit Facility Liens”); and

(v) Liens granted under the Second Lien Security Agreement, subject to the Second Lien Subordination and Intercreditor Agreement.

“Permitted Priority Liens” means (a) solely with respect to the specific assets or property covered thereby, the Liens granted pursuant to, and in accordance with, clause (u) of the definition of “Permitted Liens,” (b) Permitted Liens granted over specific property pursuant to clauses (f) (solely with respect to such applicable deposit accounts), (i) (solely with respect to the interest in such applicable lease, sublease, license or sublicense or the assets owned by such lessor, sublessor, licensor or sublicensor underlying same), (k) (solely with respect to the property permitted to be secured by such Indebtedness permitted pursuant to clause (c) of the definition of “Permitted Indebtedness”), (l) (solely with respect to the property that is part of the Capital Lease), (m) (solely with respect to the specific assets covered by such lease that are owned by such lessor), (n) (with respect to the goods permitted to be consigned thereby), (p) (solely with respect to such cash held by such insurance agency for such insurance premiums), and (t) (solely with respect to the Bank of America Cash Collateral Account) of the definition of “Permitted Liens”, but, in each case, only to the extent only such Lien (i) attaches solely to the assets or property so acquired in such transaction and the proceeds thereof and (ii) has prior priority to the Permitted ABL Credit Facility Liens, and (c) to the extent not otherwise covered by clause (b) above, non-consensual Permitted Liens that are solely provided by operation of (and in compliance with) Applicable Law.

“Permitted Refinancing” means Indebtedness constituting a refinancing or extension of Indebtedness evidenced by the permitted under clause (d) of the definition of “Permitted Indebtedness” and that (a) has an aggregate outstanding principal amount not greater than the aggregate principal amount of the Indebtedness being refinanced or extended, (b) has a weighted average maturity (measured as of the date of such refinancing or extension) and maturity no shorter than that of the Indebtedness being refinanced or extended, (c) is not entered into as part of a sale leaseback transaction, (d) is not secured by a Lien on any assets other than the collateral securing the Indebtedness being refinanced or extended, (e) the obligors of which are the same as the obligors of the Indebtedness being refinanced or extended and (f) is otherwise on terms no less favorable to Loan Parties and their Subsidiaries, taken as a whole, than those of the Indebtedness being refinanced or extended.

“Permitted Successor Transaction” means a transaction that satisfies all of the following conditions: (A) the Stock of the Borrower is acquired by, or the Borrower is merged with, a corporation (each such transaction, a “Successor Entity Transaction”) that (i) is organized in a state of the United States that has both a Market Cap and an Enterprise Value of at least $2,000,000,000 (as reasonably determined by the Agent), (ii) has common Stock registered under Section 12 of the Exchange Act and listed on a National Securities Exchange, (iii) is current in its reporting requirements under the Exchange Act and (iv) is in compliance with all applicable listing standards of the National Securities Exchange on which its common stock is listed (such successor corporation, a “Successor Entity”), (B) before, at the time of and after giving effect to such Successor Entity Transaction, no Event of Default has occurred and is continuing, (C) Agent (for the benefit of the Secured Parties) maintains a first priority security interest (subject only to the Permitted Priority Liens) in all of the Collateral of the Loan Parties, and the Successor Entity and the Loan Parties shall take such actions and execute and deliver such documents, instruments and agreements required by Agent to effectuate the foregoing in this clause (i)(C), (D) in connection with any such Successor Entity Transaction, the Successor Entity shall take such actions and execute such documents, instruments and agreements as may be reasonably required by Agent to assume all of the Obligations on behalf of the Borrower and all Guarantors shall reaffirm and ratify its Guarantee of the Obligations and the Liens securing the Obligations the Borrower and such Guarantors granted under the Loan Documents to secure such Guarantees and Obligations, in each case, in a manner reasonably satisfactory to the Agent, (E) the Successor Entity and/or the Borrower shall take such actions requested by the Agent or any holder of the Warrants to effectuate the bargain, intention and agreements previously set forth in the Warrants, the Registration Rights Agreement and the other Loan Documents, (F) before, at the time of and after giving effect to such Successor Entity Transaction, the Successor Entity (provided that the amounts related to the Successor Entity shall be limited to those incurred by the Successor Entity only (and not any of its Subsidiaries) unless such Subsidiaries (other than any Excluded Subsidiaries) have completed and consummated the Successor Entity Subsidiary Joinder Actions), the Loan Parties and their Subsidiaries shall have a Total Leverage Ratio on a pro forma basis (after giving effect to the Successor Entity Transaction and any Indebtedness that will remain or be assumed after such consummation thereof) of no greater than 2:1 and the Successor Entity and the Loan Parties shall deliver a certificate certifying to the same and providing such evidence and calculations thereof that may be reasonably requested by Agent, (H) the Successor Entity both on an individual basis and together with the Loan Parties and their Subsidiaries (on a consolidated basis), immediately before, at the time of and immediately after giving effect to such Successor Entity Transaction, is/are Solvent, (I) before, at the time of and after giving effect to such Successor Entity Transaction, the representations and warranties set forth in the Loan Documents (and the Prior Loan Documents) are true, correct and complete in all material respects (without giving effect to any double materiality) as of the Prior Agreement Date, the Agreement Date and the date thereof (or, if such representation or warranty is made as of such earlier specified date, as of such earlier specified date), (J) (1) each Subsidiary of the Successor Entity that was a Subsidiary of the Borrower immediately prior to the consummation of the Successor Entity Transaction shall comply with Section 5.1(l) and shall take such actions and execute and deliver such agreements, instruments and other documents in connection therewith as reasonably requested by Agent and (2) if the Subsidiaries of the Successor Entity immediately prior to giving effect to the Successor Entity Transaction and that will remain Subsidiaries of the Successor Entity after giving effect to the Successor Entity Transaction are to be included in the components of the definition of “Total Leverage Ratio” (and all components of the various definitions of the capitalized financial terms used in such definitions and the definitions of each such other capitalized financial term related thereto) to determine whether clause (F) above is satisfied, such Subsidiaries of the Successor Entity (other than any Excluded Subsidiaries) have completed and consummated the Successor Entity Subsidiary Joinder Actions in a manner reasonably satisfactory to Agent, and (K) the Successor Entity and the Loan Parties shall deliver a certificate certifying that each of the foregoing conditions in this definition have been satisfied.

“Person” means and includes any natural person, individual, partnership, joint venture, corporation, trust, limited liability company, limited liability partnership, joint stock company, unincorporated organization, government entity or any political subdivision or agency thereof, or any other entity.

“PIK Interest Payment” has the meaning set forth in Section 2.6(a).

“PIK Interest Rate” means 4.75% per annum for the principal amount of the Loans and any overdue interest thereon.

“Portfolio Interest Certificate” has the meaning set forth in Section 2.5(d).

“Principal Market” means the NASDAQ Global Select Market (or any successor to the foregoing).

“Prior Agreement Date” means April 3, 2017.

“Prior Facility Agreement” has the meaning specified therefor in the recitals hereto.

“Prior Loan Documents” has the meaning specified therefor in Section 6.29.

“Prior Registration Rights Agreement” means the Registration Rights Agreement, dated as of April 3, 2017, by and among the Borrower and the First Out Waterfall Lenders.

“Pro Rata Loan Share” means, with respect to any Lender, the applicable amount specified opposite such Lender’s name on Annex A under the column “Total Disbursement Amount” (as such amount may be increased, decreased or otherwise adjusted from time to time in accordance with the terms hereof (including pursuant to any PIK Interest Payment or pursuant to any assignment and transfers by the Lenders hereunder) and the actual principal amount outstanding related thereto).

“Pro Rata Share” means, with respect to any Lender, the applicable percentage (as adjusted from time to time in accordance with the terms hereof) obtained by dividing (a) such Lender’s Pro Rata Loan Share of the outstanding Loans, by (b) the total outstanding amount of Loans held by all Lenders.

“Products” means, from time to time, any products currently manufactured, sold, developed, tested or marketed by any Loan Party or any of a Loan Party’s Subsidiaries.

“Put Notice” has the meaning set forth in Section 5.3.

“Reaffirmation Agreement” means that certain Reaffirmation Agreement, dated as of the Agreement Date, by the Loan Parties party thereto in favor of Agent.

“Real Estate” means any real property owned, leased, subleased or otherwise operated or occupied by any Loan Party or any Subsidiary of any Loan Party.

“Recall” means a Person’s Removal or Correction of a marketed product that the FDA considers to be in violation of the laws it administers and against which the FDA would initiate legal action (e.g., seizure).

“Register” has the meaning set forth in Section 1.4(b).

“Registration Rights Agreement” means that certain Amended and Restated Registration Rights Agreement, dated as of August 9, 2018, by and among the Borrower and the First Out Waterfall Lenders (as may be amended, restated, supplemented or otherwise modified from time to time).

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time and any successor to all or a portion thereof establishing reserve requirements.

“Regulatory Required Permit” means any and all licenses, clearances, exemptions, approvals, registrations, and permits issued by the FDA, DEA or any other applicable Governmental Authority, including, without limitation, Drug Applications, any 510(k) premarket clearance, grant of a de novo request, premarket approval (“PMA”), or investigational device exemption (“IDE”), or the foreign equivalent to any of the foregoing necessary for the design, testing, manufacture, processing, assembly, packaging, labeling, marketing, distribution, commercialization, import, export, or sale of any Product by any applicable Loan Party (or Loan Parties) and its (or their) Subsidiaries as such activities are being conducted by such Loan Party (or Loan Parties) and its (or their) Subsidiaries with respect to such Product at such time; and any device listings and device establishment registrations under 21 C.F.R. Part 807, and any drug listings and drug establishment registrations under 21 U.S.C. Section 510, registrations issued by DEA under 21 U.S.C. Section 823 (if applicable to any Product) and those issued by State governments for the conduct of the Loan Parties’ or any of their Subsidiaries’ business.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, attorneys, advisors and representatives of such Person and of such Person’s Affiliates.

“Releases” means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material into or through the environment.

“Remaining Original 3.25% Convertible Notes” means the Original 3.25% Convertible Notes that were not exchanged for (a) 5.00% Convertible Notes on the Second Amendment Effective Date pursuant to the terms of the 5.00% Exchange Agreement (Second Amendment) or (b) 5.00% Second Lien Convertible Notes on the Fourth Amendment Effective Date pursuant to the terms of the 5.00% Exchange Agreement (Fourth Amendment).

“Removal” means the physical removal of a product from its point of use to some other location for repair, modification, adjustment, relabeling, destruction or inspection.

“Reporting Period” has the meaning set forth in Section 5.1(h).

“Required First Out Waterfall Lenders” means, at any time, the First Out Waterfall Lenders whose First Out Waterfall Pro Rata Share aggregate more than fifty percent (50%).

“Required Last Out Waterfall Lenders” means, at any time, Last Out Waterfall Lenders whose Last Out Waterfall Pro Rata Share aggregate more than fifty percent (50%).

“Required Lenders” means, at any time, both the Required First Out Waterfall Lenders and the Required Last Out Waterfall Lenders, unless all of the First Out Waterfall Obligations (other than (y) unasserted contingent indemnification First Out Waterfall Obligations and (z) those First Out Waterfall Obligations under any Warrant or the Registration Rights Agreement that are not due or payable at the time when all other First Out Waterfall Obligations are paid in full in cash) have been paid in full in cash and any Last Out Waterfall Obligations remain outstanding, in which case, the term “Required Lenders” shall mean only the Required Last Out Waterfall Lenders.

“Restricted Payment” means, with respect to any Person, (i) the declaration or making of any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any of its Stock, (ii) the purchasing, redemption or other acquisition for value of any of its Stock (other than, when no Default or Event of Default has occurred or is continuing (or would occur after giving effect to any such purchase, redemption or other acquisition) and to the extent there would be pro forma compliance with the financial covenants in Sections 5.2(xxiv) through (xxix) (after giving effect to any such purchase, redemption or other acquisition), solely pursuant to the Borrower’s stock option exchange program on the terms set forth, and specifically described (and without giving effect to any changes thereto that would be adverse to the Secured Parties), in that certain proxy statement of the Borrower filed with the SEC on April 20, 2018, the Borrower shall have the ability to provide certain qualified employees of the Borrower (which shall not include name executive officers or board of directors of the Borrower and only with respect to “Eligible Participants” (as described therein)) the option to surrender certain “out-of-the-money” or “underwater” options with an exercise price of $2.00 or greater (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or similar recapitalization affecting such shares) that are “Eligible Options” (as described therein) for cancellation in exchange for a grant of a lesser number of new restricted stock units of the Borrower that may be settled for shares of the Borrower’s common stock under the Borrower’s amended and restated 2015 stock incentive plan of the Borrower that is attached to such aforementioned proxy statement (and without giving effect to any material changes thereto), all as further specifically described (and without giving effect to any material changes thereto) in such proxy statement) now or hereafter outstanding or (iii) the making of any payment or prepayment of principal of, premium, if any, interest, fees, redemption, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Indebtedness subordinated to the Obligations as to right and time of payment or as to other rights and remedies thereunder. For the avoidance of doubt, the entry into, any payments or deliveries in respect of, and the performance, exercise and/or settlement of the Remaining Original 3.25% Convertible Notes, the 5.00% Convertible Notes (including, for the avoidance of doubt, any Permitted Convertible Note Refinancing), Capped Calls, Warrants or under the ABL Credit Facility are not Restricted Payments.

“Restructuring Payment” means the Aggregate First Out Waterfall Restructuring Payments and/or the Last Out Waterfall Restructuring Payment, as the context may require.

“Reverse Split” means an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, that effected a 1-for-10 reverse stock split of the issued and outstanding shares of Common stock on March 5, 2019.

“Rights Plan” has the meaning set forth in Section 3.1(rr).

“Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, (d) a Person resident in or determined to be resident in a country, in each case, that is subject to a country sanctions program administered and enforced by OFAC.

“Sanctioned Person” means a Person named on the list of specially designated nationals maintained by OFAC.

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Sarbanes-Oxley” has the meaning set forth in Section 3.1(kk).

“Scheduled First Amortization Payment of First Out Waterfall Loans” has the meaning set forth in Section 2.3(a).

“Scheduled Second Amortization Payment of First Out Waterfall Loans” has the meaning set forth in Section 2.3(a).

“SDN List” has the meaning set forth in Section 3.1(jj).

“SEC” means the United States Securities and Exchange Commission.

“SEC Documents” means all reports, schedules, forms, statements and other documents filed by the Borrower with the SEC pursuant to the Securities Act or the Exchange Act since January 1, 2016 (including all financial statements and schedules included therein, all exhibits thereto and all documents incorporated by reference therein).

“Second Amendment” means that certain Second Amendment to Amended and Restated Facility Agreement and First Amendment to Amended and Restated Guaranty and Security Agreement, dated as of the Second Amendment Date, by and among the Borrower, the other Loan Parties party thereto, the Lenders party thereto and Agent.

“Second Amendment Date” means March 30, 2019.

“Second Amendment Effective Date” has the meaning set forth in the Second Amendment.

“Second Amortization Date” means April 2, 2022; provided that on and after the Amortization/Maturity Extension Date, the “Second Amortization Date” shall mean April 2, 2023.

“Second Lien Security Agreement” means that certain Junior Lien Security Agreement dated as of the Fourth Amendment Effective Date between the Borrower and Wilmington Trust, National Association, as collateral agent.

“Second Lien Subordination and Intercreditor Agreement” means that certain Subordination and Intercreditor Agreement, dated as of the Fourth Amendment Effective Date, by and among the Borrower, the Agent, the ABL Agent, Wilmington Trust, National Association, as collateral agent for itself and the other “Second Lien Creditors” (as therein defined), and the noteholders party thereto.

“Secured Parties” means Agent, the Lenders and all Indemnified Persons.

“Securities” means the Loans, the Notes (and the related guaranties set forth in the Security Agreement of the Guarantors), the Conversion Shares, the Warrants and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.

“Security Agreement” means the Amended and Restated Guaranty and Security Agreement executed and delivered on the Agreement Date pursuant to which the Loan Parties party thereto continue to grant to Agent for the benefit of the Secured Parties a security interest in all of their Collateral to secure the Obligations, as amended, restated, supplemented or otherwise modified from time to time.

“Series DF-1 Preferred Stock” has the meaning set forth in Exhibit 2.6 and the First Out Waterfall Notes.

“Solvent” means, with respect to any Person as of any date of determination, that, as of such date, (a) the value of the assets of such Person at a “fair valuation” (as referenced in the Bankruptcy Code) is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person, (b) such Person is able to pay all liabilities of such Person as such liabilities mature and (c) such Person does not have unreasonably small capital in relation to such Person’s business as contemplated as of the Agreement Date. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Stifel” has the meaning specified therefor in Section 5.1(k)(viii).

“Stifel Account” has the meaning specified therefor in Section 5.1(k)(viii).

“Stifel Sweep Agreement” has the meaning specified therefor in Section 5.1(k)(viii)(a)(1).

“Stock” means (a) all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting; and (b) all securities convertible into or exchangeable for any other Stock and all warrants, options or other rights (other than the Remaining Original 3.25% Convertible Notes, the 5.00% Convertible Notes, any Permitted Convertible Note Refinancing permitted hereunder, any Capped Call transactions, the Series DF-1 Preferred Stock and the Warrants) to purchase, subscribe for or otherwise acquire any other Stock, whether or not presently convertible, exchangeable or exercisable.

“Subordinated Debt” means any Indebtedness of the Loan Parties incurred pursuant to the terms of the Subordinated Debt Documents and with the prior written consent of Agent, all of which documents must be in form and substance acceptable to Agent in its sole discretion. As of the Agreement Date, there is no Subordinated Debt. Notwithstanding anything to the contrary in this Agreement and for the avoidance of doubt, “Subordinated Debt” shall not include the Permitted Japan Lifeline Unsecured Debt, which is separately covered by this Agreement.

“Subordinated Debt Documents” means any documents evidencing and/or securing Indebtedness governed by a Subordination Agreement, all of which documents must be in form and substance acceptable to Agent in its sole discretion. As of the Agreement Date, there are no Subordinated Debt Documents. Notwithstanding anything to the contrary in this Agreement and for the avoidance of doubt, “Subordinated Debt Documents” shall not include the Permitted Japan Lifeline Unsecured Debt Documents, which are separately covered by this Agreement.

“Subordination Agreement” means any agreement between Agent and another creditor of one or more Loan Parties, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, pursuant to which the Indebtedness owing from any Loan Party or Loan Parties and/or the Liens securing such Indebtedness granted by any Loan Party or Loan Parties to such creditor are subordinated in any way to the Obligations and the Liens created under the Security Agreement, the terms and provisions of such Subordination Agreements to have been agreed to by, and be acceptable to, Agent in the exercise of its sole discretion. Notwithstanding anything to the contrary in this Agreement and for the avoidance of doubt, “Subordination Agreement” shall not include the Japan Lifeline Subordination Agreement, which is separately covered by this Agreement.

“Subordination Provisions” has the meaning set forth in Section 5.4(v)(i).

“Subsidiary” or “Subsidiaries” means, with respect to any Person, (a) any corporation of which an aggregate of more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, capital stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of more than fifty percent (50%) of such capital stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which any such Person is a general partner or may exercise the powers of a general partner. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of a Loan Party.

“Successor Entity” has the meaning set forth in the definition of “Permitted Successor Transaction.”

“Successor Entity Subsidiary Joinder Actions” has the meaning set forth in the definition of “EBITDA”.

“Successor Entity Transaction” has the meaning set forth in the definition of “Permitted Successor Transaction.”

“Swap Contract” means any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act, not including Capped Calls.

“Tax Affiliate” means (a) the Borrower and its Subsidiaries and (b) any Affiliate of the Borrower with which the Borrower files or is required to file consolidated, combined or unitary tax returns.

“Taxes” means all present or future taxes, levies, imposts, stamp or other duties, deductions, charges or withholdings imposed by an Governmental Authority, together with any interest, additions to tax, penalties or other Liabilities with respect thereto.

“Tax Returns” has the meaning set forth in Section 3.1(p).

“Third Amendment” means that certain Third Amendment to Amended and Restated Facility Agreement, dated as of May 31, 2019, by and among the Borrower, the Lenders party thereto and Agent.

“Third Party Obligation” has the meaning provided therefor in the definition of “Contingent Obligation.”

“Third Party Payor” means Medicare, Medicaid, TRICARE, and other state or federal health care program, Blue Cross and/or Blue Shield, private health care insurers and managed care organizations.

“Third Party Payor Programs” means all private or governmental programs providing health care benefits, whether through insurance or otherwise, that are sponsored by a Third Party Payor.

“Title IV Plan” means an Employee Benefit Plan subject to Title IV of ERISA, other than a Multiemployer Plan, to which any ERISA Affiliate incurs or otherwise has or could reasonably be expected to have any obligation or Liabilities (including under Section 4069 of ERISA).

“Total Leverage Ratio” means, with respect to any measurement period, the ratio of (a) Indebtedness reflected as liabilities on the Successor Entity’s most recent publicly reported balance sheet as of the last day of such measurement period to (b) EBITDA as of the last day for such measurement period; provided that, in each case of clause (a) and clause (b), such amounts shall be limited to those incurred by the Successor Entity only (and not any of its Subsidiaries) unless such Subsidiaries (other than any Excluded Subsidiaries) have completed and consummated the Successor Entity Subsidiary Joinder Actions.

“Trademarks” has the meaning set forth in the Security Agreement.

“Trademark Security Agreement” means any trademark security agreement executed and delivered by any Loan Party to Agent, on behalf of the Secured Parties, as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time.

“Trading Day” means any day on which the common Stock of the applicable Person is traded for at least six hours on a National Securities Exchange.

“Transactions” means (a) the repayment of certain existing Indebtedness (including, in connection with any loans funded on the Prior Agreement Date under the Existing ABL Credit Facility or any other obligations outstanding on the Prior Agreement Date under the Existing ABL Credit Facility, all of the Indebtedness and other obligations evidenced by the Existing ABL Credit Facility and the Existing ABL Debt Documents), (b) the funding of the Disbursements, and (c) the payment of fees, commissions, costs and expenses in connection with each of the foregoing.

“TRICARE” means the program administered pursuant to 10 U.S.C. Section 1071 et seq., Sections 1320a-7 and 1320a-7a of Title 42 of the United States Code and the regulations promulgated pursuant to such statutes.

“Trunk Inventory” means “trunk stock inventory” that is in the possession of sales personnel of the Loan Parties.

“UCC” means the Uniform Commercial Code of any applicable jurisdiction and, if the applicable jurisdiction shall not have any Uniform Commercial Code, the Uniform Commercial Code as in effect from time to time in the State of New York.

“United States” and “U.S.” each means the United States of America.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, P.L. 107-56, as amended from time to time.

“Volume Weighted Average Price” for any security as of any Trading Day means the volume weighted average sale price of such security on the National Securities Exchange on which such security is listed as reported by Bloomberg Financial Markets or an equivalent, reliable reporting service reasonably selected by the Agent (“Bloomberg”). Volume Weighted Average Price will be determined without regard to after-hours trading or any other trading outside of the regular trading hours.

“Voluntary Conversion” has the meaning given to such term in the First Out Waterfall Notes.

“Warrant Distributions” has the meaning set forth in Section 3.1(z).

“Warrants” means the Initial Warrants, the Additional Warrants, the Amended and Restated Initial Warrants and the Amended and Restated Additional Warrants.

“Warrant Shares” has the meaning set forth in Section 3.1(z).

Section 1.2 Interpretation. In this Agreement and the other Loan Documents, unless the context otherwise requires, all words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties requires and the verb shall be read and construed as agreeing with the required word and pronoun. The division of this Agreement and the other Loan Documents into Articles and Sections and the use of headings and captions is for convenience of reference only and shall not modify or affect the interpretation or construction of this Agreement or any of its provisions. The words “herein,” “hereof,” “hereunder,” “hereinafter” and “hereto” and words of similar import refer to this Agreement (or other applicable Loan Document) as a whole and not to any particular Article or Section hereof (or thereof). The term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The term “documents” and “agreements” include any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced. The use in any of the Loan Documents of the word “include” or “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. References to a specified Article, Exhibit, Section or Schedule shall be construed as a reference to that specified Article, Exhibit, Section or Schedule of this Agreement (or other applicable Loan Document). Unless specifically stated otherwise, any reference to any of the Loan Documents means such document as the same shall be amended, restated, supplemented or otherwise modified and from time to time in effect. The references to “asset” (or “assets”) and “property” (or “properties”) in the Loan Documents are meant to be mean the same and are used throughout the Loan Documents interchangeably, and such words shall be deemed to refer to any and all tangible and intangible assets and properties, including cash, securities, Stock, accounts and contract rights. Unless otherwise specified herein or therein, all terms defined in any Loan Document shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto or thereto. The meanings of defined terms shall be equally applicable to the singular and plural forms of the defined terms. Terms (including uncapitalized terms) not otherwise defined herein and that are defined in the UCC shall have the meanings therein described. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the word “since” means “since and including”; the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.” If any provision of this Agreement or any other Loan Document refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, unless otherwise expressly stated, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action. References to any statute or regulation may be made by using either the common or public name thereof or a specific cite reference and, except as otherwise provided with respect to FATCA, are to be construed as including all statutory and regulatory provisions related thereto or consolidating, amending, replacing, supplementing or interpreting the statute or regulation, and any reference to any law or regulation, shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time. Whenever any reference is made in any Loan Document to any Person such reference shall be construed to include such Person’s permitted successors and permitted assigns. Any financial ratios required to be satisfied in order for a specific action to be permitted under any Loan Document shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein or therein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number). Unless otherwise specified, all references in any Loan Document to times of day shall be references to New York City time. Notwithstanding anything to the contrary in any Loan Document, any reference to “Organizational Document” or “Organizational Documents” of any Loan Party or any of its Subsidiaries in any Loan Document shall mean such written documents, agreements and arrangements that are in effect on the Prior Agreement Date after giving effect to the Transactions occurring on the Prior Agreement Date that have been approved by Agent, without giving effect to any amendment, restatement, change, supplement, waiver or other modification thereto or thereof that is not permitted by Section 5.2(x). The terms “shall” and “will” are used interchangeably in this Agreement and the other Loan Documents and mean for the Loan Parties and their Subsidiaries to have an absolute obligation to perform or do (or not perform or do) a certain action or event, as the context may require. Any reference to “payment in full”, “paid in full”, “repaid in full”, “prepaid in full”, “redeemed in full”, “no Obligations remain outstanding” or any other term or word of similar effect used in this Agreement or any other Loan Document with respect to the Loans or the Obligations shall mean all Obligations (including any Non-Callable Make Whole Amount, any CoC Fee and the Restructuring Payment) (other than (y) unasserted contingent indemnification obligations and (z) those Obligations under any Warrant or the Registration Rights Agreement that are not due or payable at the time when all other Obligations are paid in full in cash) have been repaid in full in cash, have been fully performed and no longer remain outstanding.

Section 1.3 Business Day Adjustment. Except as otherwise expressly stated herein or in any other Loan Document, if the day by which any payment or other performance is due to be made is not a Business Day, that payment or performance shall be made by the next succeeding Business Day unless that next succeeding Business Day falls in a different calendar month, in which case that payment or other performance shall be made by the Business Day immediately preceding the day by which such payment or other performance is due to be made; provided that interest will continue to accrue each additional day in connection therewith.

Section 1.4 Loan Records.

(a) The Borrower shall record on its books and records the amount of the Loan, the type and tranche of the Loans (whether the Loan is a First Out Waterfall Loan or a Last Out Waterfall Loan), the interest rate applicable thereto, all payments of principal and interest thereon and the principal balance thereof from time to time outstanding.

(b) The Borrower shall establish and maintain at its address referred to in Section 6.1, a record of ownership (the “Register”) in which the Borrower agrees to register by book entry the interests (including any rights to receive payment hereunder) of each Lender in the Loan (including whether the Lender is a First Out Waterfall Lender or a Last Out Waterfall Lender and whether the Loan is a First Out Waterfall Loan or a Last Out Waterfall Lender), and any assignment of any such interest or interests. The Borrower shall maintain such Register in accordance with usual and customary business practices and the Borrower shall record (1) the names and addresses of the Lenders (and any change thereto pursuant to this Agreement), (2) the amount of the Loan (and whether the amount of such Loan is related to a First Out Waterfall Loan or a Last Out Waterfall Loan) and each funding of any participation therein, (3) the amount of any principal, interest, fee or other amount due and payable or paid, and (4) any other payment received by the Lenders from the Borrower and its application to the Loan.

(c) The Loans made by each Lender are evidenced by this Agreement and the Loan Notes issued pursuant to the Prior Facility Agreement. On the Agreement Date, the Borrower shall execute and deliver to (x) each First Out Waterfall Lender, a new First Out Waterfall Note and (y) each Last Out Waterfall Lender, a new Last Out Waterfall Note, and after the Agreement Date the Borrower shall execute and deliver to each Lender (and/or, if applicable and if so requested by any assignee Lender pursuant to the assignment provisions of Section 6.5) on the date of request by such Lender an amended and restated Loan Note or new Loan Note (which (i) if to a First Out Waterfall Lender, shall be substantially in the form of a First Out Waterfall Note attached hereto as Exhibit A-1, and (ii) if to a Last Out Waterfall Lender, shall be substantially in the form of a Last Out Waterfall Note attached hereto as Exhibit A-2 (in each case, with any amendment and restatement mechanics built in as necessary that are in form and substance reasonably satisfactory to such applicable Lender and the Agent)), in each case, payable to such Lender in an amount equal to the unpaid principal amount of the Loans held by such Lender (which, at the request of such Lender shall be in the form of separate Loan Notes (taking into account the type and tranche of Loan) for separate or different parts of the Loans (taking into account the type and tranche of Loan) held by such Lender). On the Second Amendment Effective Date, the Borrower shall execute and deliver to each First Out Waterfall Lender, a new First Out Waterfall Note (which shall be substantially in the form of a First Out Waterfall Note attached hereto as Exhibit A-3 (in each case, with any amendment and restatement mechanics built in as necessary that are in form and substance reasonably satisfactory to such First Out Waterfall Lender and the Agent)), in each case, payable to such First Out Waterfall Lender in an amount equal to the unpaid principal amount of the First Out Waterfall Loans held by such First Out Waterfall Lender (which, at the request of such First Out Waterfall Lender shall be in the form of separate Loan Notes (taking into account the type and tranche of Loan) for separate or different parts of the Loans (taking into account the type and tranche of Loan) held by such First Out Waterfall Lender). On the Fourth Amendment Effective Date, the Borrower shall execute and deliver to each First Out Waterfall Lender, a new First Out Waterfall Note (which shall be substantially in the form of a First Out Waterfall Note attached hereto as Exhibit A-4 (in each case, with any amendment and restatement mechanics built in as necessary that are in form and substance reasonably satisfactory to such First Out Waterfall Lender and the Agent)), in each case, payable to such First Out Waterfall Lender in an amount equal to the unpaid principal amount of the First Out Waterfall Loans held by such First Out Waterfall Lender (which, at the request of such First Out Waterfall Lender shall be in the form of separate Loan Notes (taking into account the type and tranche of Loan) for separate or different parts of the Loans (taking into account the type and tranche of Loan) held by such First Out Waterfall Lender). For the avoidance of doubt, each “Loan Note” (as defined in the Prior Facility Agreement), each “Loan Note” (as defined in this Agreement immediately prior to giving effect to the Second Amendment) and each “Loan Note” (as defined in this Agreement immediately prior to giving effect to the February 2020 Exchange Agreement and Fourth Amendment), as applicable, issued, executed and/or delivered by the Borrower prior to the Agreement Date, the Second Amendment Effective Date or the Fourth Amendment Effective Date, as applicable, remains valid, binding and enforceable against the Borrower and continues to evidence and cover the Loans and other Obligations owed to such Lender that is the holder or beneficiary of such Loan Note, and (A) effective on the Agreement Date, shall be deemed amended and restated to be in the form of the First Out Waterfall Note attached hereto as Exhibit A-1 (whether or not the new First Out Waterfall Notes have then been delivered to the First Out Waterfall Lenders as required hereby), (B) effective on the Second Amendment Effective Date, shall be deemed amended and restated to be in the form of the First Out Waterfall Note attached hereto as Exhibit A-3 (whether or not the new First Out Waterfall Notes have then been delivered to the First Out Waterfall Lenders as required hereby), and (C) effective on the Fourth Amendment Effective Date, shall be deemed amended and restated to be in the form of the First Out Waterfall Note attached hereto as Exhibit A-4 (whether or not the new First Out Waterfall Notes have then been delivered to the First Out Waterfall Lenders as required hereby). On and after the Fourth Amendment Effective Date, the principal of, and accrued and unpaid interest on, the First Out Waterfall Notes (and the First Out Waterfall Loans evidenced thereby) shall be convertible into shares of Common Stock as provided in the First Out Waterfall Notes. Notwithstanding anything to the contrary contained in this Agreement, the Loans (including any Note(s) evidencing the Loans) are registered obligations, the right, title and interest of the Lenders and their successors and assignees in and to the Loan shall be transferable only upon notation of such transfer in the Register and no assignment thereof shall be effective until recorded therein. This Section 1.4 shall be construed so that the Loan is at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code.

(d) The Borrower, Agent and the Lenders shall treat each Person whose name is recorded in the Register as a Lender for all purposes of this Agreement. Information contained in the Register with respect to any Lender shall be available for access by the Borrower, Agent or such Lender at any reasonable time and from time to time upon reasonable prior notice, or when an Event of Default or Default exists, with just notice (whether reasonable or not) by Agent or any such Lender.

Section 1.5 Accounting Terms and Principles. All accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in accordance with GAAP. No change in the accounting principles used in the preparation of any financial statement hereafter adopted by the Borrower or its Subsidiaries (including, with respect to GAAP, any change in GAAP that would require leases that would be classified as operating leases under GAAP on the Agreement Date to be reclassified as Capital Leases) shall be given effect for purposes of measuring compliance with any provision of this Agreement or otherwise determining any relevant ratios and baskets which govern whether any action is permitted hereunder unless the Borrower and the Agent agree to modify such provisions to reflect such changes in GAAP, and unless such provisions are modified, all financial statements and similar documents provided hereunder shall be provided together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such changes in GAAP. Notwithstanding any other provision contained herein or in any other Loan Document, all terms of an accounting or financial nature used herein and in the other Loan Documents shall be construed, and all computations of amounts and ratios referred to herein and in the other Loan Documents shall be made, without giving effect to any election under Statement of Financial Accounting Standards No. 159 (Codification of Accounting Standards 825-10) to value any Indebtedness or other liabilities of any Loan Party or any Subsidiary at “fair value,” as defined therein.

Section 1.6 Tax Treatment. It is the intention and agreement of the Parties that the changes to the Borrower’s existing indebtedness owed to the Lenders that are being effectuated pursuant to this Agreement shall be treated for federal income tax purposes as made pursuant to and as part of a plan of recapitalization and reorganization of the Borrower described in Section 368(a)(1)(E) of the Code. The Parties shall prepare their income Tax Returns consistent with this treatment unless otherwise required by applicable federal income Tax law.

Section 1.7 Officers. Any document, agreement or instrument delivered under the Loan Documents that is signed by an Authorized Officer or another officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Authorized Officer or other officer shall be conclusively presumed to have acted on behalf of such Loan Party in such person’s capacity as an officer of such Loan Party and not in any individual capacity.

Section 1.8 Joint Drafting and Negotiation. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question or intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

ARTICLE 2

AGREEMENT FOR THE LOANS

Section 2.1 Use of Proceeds. The proceeds of the Disbursements were or will be used solely (i) to refinance certain of the existing Indebtedness, (ii) to provide funds for the Borrower’s working capital and general corporate purposes, and (iii) to pay a portion of the fees, costs and expenses related to the Prior Facility Agreement and this Agreement.

Section 2.2 Disbursements.

(a) The Disbursements.

(i) Subject to the terms and conditions of the Prior Facility Agreement and this Agreement and in reliance on the representations and warranties in the Prior Loan Documents and the Loan Documents, the First Out Waterfall Lenders (or its predecessors) on the Prior Agreement Date severally and not jointly advanced to the Borrower on such date, the principal amount set forth opposite such First Out Waterfall Lender’s (or its predecessors) name in Annex A of the Prior Facility Agreement under the heading “Disbursement Amount” appearing therein (such advances and loans, the “First Out Waterfall Loan”). Amounts borrowed under Section 2.2(a) of the Prior Facility Agreement (and/or mentioned in this Section 2.2(a)(i)) are referred to as the “First Out Waterfall Disbursement.”

(ii) In reliance on the representations and warranties, conditions and terms in this Agreement and the other Loan Documents, the Last Out Waterfall Lender on the Agreement Date exchanged its Exchanged Deerfield Convertible Notes for a loan under this Agreement in the principal amount set forth opposite the Last Out Waterfall Lender’s name in Annex A of this Agreement under the heading “Last Out Waterfall Loan Commitment” appearing therein (such loan, the “Last Out Waterfall Loan”). The amount of the Last Out Waterfall Loan is also referred to as the “Last Out Waterfall Disbursement” (together with the First Out Waterfall Disbursement, the “Disbursements”).

(b) No Re-Borrowing of Disbursements or Loans. Any Loans or Disbursements which are paid, repaid, prepaid or redeemed may not be re-borrowed under any circumstance.

Section 2.3 Payments; Prepayments; No Call; Non-Callable Make Whole Amount; First Out Waterfall Note Conversions.

(a) The Borrower shall pay in cash on the earliest of (i)(A) the dates set forth in the second column of the table below, to each of the First Out Waterfall Lenders, based on their First Out Waterfall Pro Rata Share of the outstanding principal amount of the First Out Waterfall Loans and their pro rata share of all other First Out Waterfall Obligations, in the amounts set forth in the second column of the table below and (B) the dates set forth in the third column of the table below, to each of the Last Out Waterfall Lenders, based on their Last Out Waterfall Pro Rata Share of the outstanding principal amount of the Last Out Waterfall Loans and their pro rata share of all other Last Out Waterfall Obligations, in the amounts set forth in the third column of the table below (in each case of clause (A)(i) and clause (A)(ii) above, as such installments may hereafter be adjusted as a result of prepayments made pursuant to this Section 2.3 with the application of any such prepayment being applied and adjusted as set forth in Section 2.3(e)), (ii) the date the principal amount of the Obligations are declared to be or automatically becomes due and payable following an Event of Default, to each of the Lenders, based on the application set forth in Section 2.3(d), all of the outstanding Obligations (other than (y) unasserted contingent indemnification obligations and (z) those Obligations under any Warrant or the Registration Rights Agreement that are not due or payable at the time when all other Obligations are paid in full in cash), and (iii) on the date provided for in Section 5.3, to each of the Lenders, based on the application set forth in Section 2.3(d), all of the outstanding Obligations (other than (y) unasserted contingent indemnification obligations and (z) those Obligations under any Warrant or the Registration Rights Agreement that are not due or payable at the time when all other Obligations are paid in full in cash):

Payment Dates	Principal Amortization Payment of First Out Waterfall Loan	Principal Amortization Payment of Last Out Waterfall Loan
First Amortization Date	16.66667% of the principal amount of all the First Out Waterfall Loans as of the First Amortization Date after taking into account the PIK Interest Payments added to the principal of the First Out Waterfall Loans on or before the First Amortization Date (such payment of First Out Waterfall Loans, the “Scheduled First Amortization Payment of First Out Waterfall Loans”); provided, that, on and after the consummation of the Initial Note Exchange in accordance with the February 2020 Exchange Agreement and Fourth Amendment following the satisfaction of the Initial Note Exchange Condition (if applicable), the amount set forth hereon this table shall be $0 and, accordingly, there shall no longer be any Scheduled First Amortization Payment of First Out Waterfall Loans. For the avoidance of doubt, the proviso in the immediately preceding sentence shall not have the effect of reducing the principal of any of the First Out Waterfall Loans, but rather shall eliminate the obligation to make any payment thereof on the First Amortization Date.	$0

Second Amortization Date	One-half (1/2) of the principal amount of all the First Out Waterfall Loans as of the Second Amortization Date after taking into account the PIK Interest Payments added to the principal of the First Out Waterfall Loans (including any prior cash payment of the PIK	One-half (1/2) of the principal amount of all the Last Out Waterfall Loans as of the Second Amortization Date after taking into account the PIK Interest Payments added to the principal of the Last Out Waterfall Loans

	Interest Payments on the First Out Waterfall Loans made as part of the Scheduled First Amortization Payment of First Out Waterfall Loans) on or before the Second Amortization Date (such payment of First Out Waterfall Loans, the “Scheduled Second Amortization Payment of First Out Waterfall Loans”)	on or before the Second Amortization Date

Maturity Date	All remaining outstanding principal amounts of the First Out Waterfall Loans as of the Maturity Date after taking into account the PIK Interest Payments added to the principal of the First Out Waterfall Loans on or before the Maturity Date (such payment of First Out Waterfall Loans, the “Maturity Date Payment of First Out Waterfall Loans”), or such lesser outstanding amount of the First Out Waterfall Loans, plus all other First Out Waterfall Obligations outstanding as of the Maturity Date (other than (y) unasserted contingent indemnification obligations and (z) those First Out Waterfall Obligations under any Warrant or the Registration Rights Agreement that are not due or payable at the time when all other First Lien Waterfall Obligations are paid in full in cash)	All remaining outstanding principal amounts of the Last Out Waterfall Loans as of the Maturity Date after taking into account the PIK Interest Payments added to the principal of the Last Out Waterfall Loans on or before the Maturity Date, plus all other Last Out Waterfall Obligations outstanding as of the Maturity Date (other than unasserted contingent indemnification obligations)

(b) Notwithstanding the foregoing, any First Out Waterfall Lender which is also a holder of Warrants may, at such First Out Waterfall Lender’s sole option, in accordance with Section 3(a)(iii) of the applicable Warrant, pay the Exercise Price (as defined in the applicable Warrant) by reducing the principal amount of such First Out Waterfall Lender’s First Out Waterfall Loans in an amount equal to such Exercise Price, which reduction shall be applied as set forth in Section 2.3(f). For the avoidance of doubt, this Section 2.3(b) is not applicable (and not available) to any Last Out Waterfall Notes or Last Out Waterfall Loans.

(c) Notwithstanding anything to the contrary in any of the Loan Documents, outstanding principal amounts on the Loans shall not be permitted to be voluntarily prepaid, repaid, redeemed or paid prior to the First Amortization Date except as permitted by Section 5.3 or otherwise as set forth in this Section 2.3(c). If any principal on Loans is prepaid, repaid, redeemed or paid (A) prior to the First Amortization Date for any reason (such as an acceleration of the Loans following the occurrence of an Event of Default, an exercise of any Secured Party’s rights or remedies available under the Loan Documents, an exercise of any rights or remedies by ABL Agent, an ABL Lender or any other party to the ABL Debt Documents, upon the consummation of a Change of Control, pursuant to Section 5.3, by any optional prepayment or otherwise), other than pursuant to a Voluntary Conversion, Forced Conversion or Note Exchange or pursuant to Section 2.3(b), then the amount (in addition to the principal amount of the

Loans and any accrued and unpaid interest owed thereon) required to be prepaid, repaid, redeemed or paid shall be the Non-Callable Make Whole Amount applicable to the principal amount of Loans so prepaid, repaid, redeemed or paid (plus, if In Connection with a Change of Control, the CoC Fee) or (B) on or after the First Amortization Date but prior to the Maturity Date, In Connection with a Change of Control, then the amount (in addition to the principal amount of the Loans and any accrued and unpaid interest owed thereon) required to be prepaid, repaid, redeemed or paid shall be the CoC Fee. The Non-Callable Make Whole Amount (together with any applicable CoC Fee) shall be paid by the Borrower to the Lenders based on their Pro Rata Share of the principal amount of the Loans on the date of such prepayment, repayment, redemption or payment. The Parties acknowledge and agree that, in light of the impracticality and extreme difficulty of ascertaining actual damages, the Non-Callable Make Whole Amount and any CoC Fee are intended to be a reasonable calculation of the actual damages that would be suffered by the Secured Parties as a result of any such prepayment, repayment, redemption or payment. The parties hereto further acknowledge and agree that the Non-Callable Make Whole Amount and the CoC Fee are not intended to act as a penalty or to punish the Borrower for any such prepayment, repayment, redemption or payment. For the avoidance of doubt, other than as set forth above in clause (B) in the second sentence of this Section 2.3(c), prepayments of the Loans made on or after the First Amortization Date, in whole or in part, are permitted and may be made without premium or penalty.

(d) Each prepayment, repayment, redemption and payment by the Borrower or any Loan Party (and all proceeds of Collateral) shall be applied as follows:

(i) So long as no Application Event has occurred and in continuing, to (A)(1) all principal payments of the Loans shall be paid as set forth in Section 2.3(a) and (2) all other principal prepayments, repayments, redemptions and payments and all interest payments shall be paid by the Borrower and the other Loan Parties (and any such amounts received by Agent shall be apportioned) ratably to the Secured Parties (according to the unpaid principal balance of the principal and interest to which such payments relate held by each Secured Party), and (B) all payments of fees, expenses and other Obligations (that, for the avoidance of doubt, are not covered in clause (A) above) shall be paid by the Borrower and the other Loan Parties (and any such amounts received by Agent shall be apportioned), other than such fees, expenses or other Obligations that are, based on the express terms of the Loan Documents, for a Secured Party’s separate account, ratably to the Secured Parties having a Pro Rata Share of the type of Obligation to which such a particular fee, expense or other Obligation relates. All payments to be made hereunder by the Borrower or the other Loan Parties shall be remitted to the Lenders (other than amounts owed specifically to Agent or such other Secured Party) and all such payments, and all proceeds of Collateral paid by the Borrower or any other Loan Party to the Lenders or received by Agent (or any other Secured Party), shall be applied, so long as no Application Event has occurred and is continuing, to reduce the balance of the Loans and other Obligations outstanding.

(ii) At any time that an Application Event has occurred and is continuing, as follows: (i) first, to all fees, costs and expenses (including any attorneys’ fees) owed to Agent under the Loan Documents, (ii) second, ratably to all fees, costs and expenses (including any attorneys’ fees) owed to any First Out Waterfall Lender under the Loan Documents, (iii) third, ratably to accrued and unpaid interest owed to the First Out Waterfall Lenders under the Loan Documents, (iv) fourth, ratably to the principal amount of the Loans (including any Non-Callable Make Whole Amount, any CoC Fee and the Aggregate First Out Waterfall Restructuring Payments, if applicable) owed to the First Out Waterfall Lenders, (v) fifth, ratably to all other First Out Obligations (other than any First Out Obligations in respect of any Warrant or the Registration Rights Agreement that are not at such time owing, due or unpaid) owing to Agent or the other First Out Waterfall Secured Parties, and with respect to any such First Out Waterfall Obligations owed to Agent and the other First Out Waterfall Secured Parties, shall be allocated ratably among Agent and the other First Out Waterfall Secured Parties based on their pro rata shares of such other First Out Waterfall Obligations, (vi) sixth, ratably to all fees, costs and expenses (including any attorneys’ fees) owed to any Last Out Waterfall Lender under the Loan Documents, (vii) seventh, ratably to accrued and unpaid interest owed to the Last Out Waterfall Lenders under the Loan Documents, (viii) eighth, ratably to the principal amount of the Loans (including any Non-Callable Make Whole Amount and any CoC Fee, if applicable) owed to the Last Out Waterfall Lenders, and (ix) ninth, ratably, to all other Last Out Waterfall Obligations owing to any Last Out Waterfall Secured Party, and, with respect to any such Last Out Waterfall Obligations owed to the Last Out Waterfall Secured Parties, shall be allocated ratably among the Last Out Waterfall Secured Parties based on their pro rata shares of such other Last Out Waterfall Obligations. With respect to any prepayments, repayments, redemptions, payments or distributions in cash, property or other assets that any Last Out Waterfall Lender pays over to Agent or any First Out Waterfall Lender under the terms of this Agreement, such Last Out Waterfall Lender will be subrogated to the rights of First Out Waterfall Lenders; provided, that no Last Out Waterfall Lender may assert or enforce any such rights of subrogation it may acquire as a result of any prepayment, repayment, redemption, payment or distribution hereunder until all First Out Waterfall Obligations (other than (y) unasserted contingent indemnification obligations and (z) those First Out Waterfall Obligations under any Warrant or the Registration Rights Agreement) have been paid in full in cash. Each Last Out Waterfall Lender agrees that any prepayments, repayments, redemptions, payments or distributions in respect of the Last Out Waterfall Obligations received by such Last Out Waterfall Lender in violation of this Agreement shall be as promptly as practicable paid over to Agent, for the benefit of the First Out Waterfall First Out Waterfall Lenders, in respect of the First Out Waterfall Obligations, in the same form as received, with any necessary endorsements, to be applied in accordance with this Agreement, and each Last Out Waterfall Lender hereby authorizes Agent to make any such endorsements as agent for the Last Out Waterfall Lenders (which authorization, being coupled with an interest, is irrevocable).

(e) [Reserved].

(f) From and after the Fourth Amendment Effective Date, any Voluntary Conversion or Forced Conversion of principal under a First Out Waterfall Note by any First Out Waterfall Lender or payment by any First Out Waterfall Lender of the Exercise Price of any Warrant by reducing the principal amount of such First Out Waterfall Lender’s First Out Waterfall Loan in an amount equal to such Exercise Price, shall be applied against, and reduce, the principal amount of such First Out Waterfall Lender’s First Out Waterfall Loan on the same basis as the repayment of such principal amount in cash hereunder. Immediately upon any such reduction in the principal of any First Out Waterfall Lender’s First Out Waterfall Note or any reduction in the principal of any First Out Waterfall Lender’s First Out Waterfall Note, Borrower as a result of the payment of the Exercise Price of any Warrants as provided in Section 2.3(b) or any exchange pursuant to the February 2020 Exchange Agreement and Fourth Amendment, the Borrower shall provide written notice to such First Out Waterfall Lender of such reduction and of the reduced principal amount of such First Out Waterfall Note. For the avoidance of doubt, this Section 2.3(f) is not applicable (and not available) to any Last Out Waterfall Notes or Last Out Waterfall Loans.

Section 2.4 Payment Details. All payments of the Obligations by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and shall be paid in cash in Dollars. Payments of any amounts and other Obligations due to Agent or the Lenders under this

Agreement or the other Loan Documents shall be made in Dollars in immediately available funds prior to 2:00 p.m. (New York City time) on such date that any such payment is due, using such wire information or address for Agent or such applicable Lender that is set forth on Schedule 2.4 or at such other bank or place as Agent or such applicable Lenders shall from time to time designate in a writing delivered to the Borrower at least five (5) Business Days prior to the date such payment is due. The Borrower shall pay all and any fees, costs and expenses (administrative or otherwise) imposed by banks, clearing houses or any other financial institutions in connection with making any payments under any of the Loan Documents.

Section 2.5 Taxes.

(a) Any and all payments (whether in cash or in shares of stock of the Borrower) on account of any Obligation of a Loan Party hereunder or under any other Loan Document (in each case in this Section 2.5, for the avoidance of doubt, not including Obligations in respect of any Warrant or the Registration Rights Agreement) shall be made, in accordance with this Section 2.5, free and clear of and without deduction or withholding for any and all present or future Taxes except as required by Applicable Law. If any Loan Party shall be required by Applicable Law to deduct or withhold any Taxes from or in respect of any sum payable hereunder or under any other Loan Document, (i) such Loan Party shall make such deduction or withholding, (ii) such Loan Party shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law, and (iii) to the extent that the deduction or withholding is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased by as much as shall be necessary so that after making the required deduction or withholding (including deductions or withholdings applicable to additional sums payable under this Section 2.5), each Lender shall receive an amount equal to the sum it would have received had no such deduction or withholding been made (any and all such additional amounts payable shall hereafter be referred to as the “Additional Amounts”). Within thirty (30) days after the date of any payment of such Taxes, the Borrower shall furnish to the applicable Lender the original or a certified copy of a receipt evidencing payment thereof or other evidence of such payment reasonably satisfactory to such Lender.

(b) In addition, the Loan Parties agree to pay and authorize each Lender to pay in their name, all Other Taxes. Within 30 days after the date of any payment of Other Taxes by any Loan Party, the Borrower shall furnish to the applicable Lender the original or a certified copy of a receipt evidencing payment thereof or other evidence of such payment reasonably satisfactory to such Lender.

(c) The Borrower shall reimburse and indemnify, within ten (10) days after receipt of demand therefor, each Lender for all Indemnified Taxes (including all Indemnified Taxes imposed on amounts payable under this Section 2.5(c)) paid or payable by such Lender, whether or not such Indemnified Taxes were correctly or legally asserted. A certificate of the applicable Lender(s) setting forth the amounts to be paid thereunder and delivered to the Borrower shall be conclusive, absent manifest error.

(d) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Agent, at the time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by Applicable Law. Notwithstanding anything to the contrary in the preceding sentence, the completion, execution and submission of such documentation (other than such documentation set forth below in this Section 2.5(d)) shall not be required if in the Lender’s good faith judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Without limiting the generality of the foregoing each Lender that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall, on or before the date on which the Lender becomes a party to this Agreement, provide to Borrower and the Agent a properly completed and executed IRS Form W-9 certifying that such Lender is not subject to backup withholding tax. Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) (a “Foreign Lender”) and is entitled to an exemption from or reduction of U.S. federal withholding tax with respect to payments under this Agreement shall, on or before the date on which such Lender becomes a party to this Agreement, provide Borrower and the Agent with a properly completed and executed IRS Form W-8ECI, W-8BEN-E, W-8IMY (with proper attachments) or other applicable forms or any other applicable certificate or document reasonably requested by the Borrower or the Agent and prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower to determine the withholding or deduction required to be made and, if such Foreign Lender is relying on the portfolio interest exception of Section 871(h) or Section 881(c) of the Code (or any successor provision thereto), shall also provide the Borrower with a certificate (the “Portfolio Interest Certificate”) representing that such Foreign Lender is not a “bank” for purposes of Section 881(c) of the Code (or any successor provision thereto), is not a 10% holder of the Borrower described in Section 871(h)(3)(B) of the Code (or any successor provision thereto), and is not a controlled foreign corporation receiving interest from a related person (within the meaning of Sections 881(c)(3)(C) and 864(d)(4) of the Code or any successor provisions thereto). If the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a Portfolio Interest Certificate on behalf of such partners. Each Lender shall provide new forms (or successor forms) as reasonably requested by the Borrower or the Agent from time to time and shall notify the Borrower and the Agent in writing within a reasonable time after becoming aware of any event requiring a change in the most recent forms previously delivered by such Lender to the Borrower or the Agent.

(e) If a payment to a Lender under this Agreement would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA, such Lender shall deliver to the Borrower, at the times prescribed by law or as reasonably requested by Borrower or the Agent, such documentation as is required in order for the Borrower or the Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.5(e), “FATCA” shall include any amendments made to FATCA after the Agreement Date.

(f) If a Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes as to which it has been indemnified pursuant to this Section 2.5 (including all Indemnified Taxes imposed on amounts payable under Section 2.5(c)), such Lender shall promptly pay such refund (but only to the extent of indemnity payments made under this Section 2.5 with respect to the Taxes refunded) to the Borrower, net of all out-of-pocket expense (including any Taxes imposed thereon) of such Lender incurred in obtaining such refund or making such payment, provided that the Borrower, upon the request of such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Lender if such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.5(f), in no event shall a Lender be required to pay any amount to the Borrower pursuant to this Section 2.5(f), the payment of which would place such Lender in a less favorable net after-Tax position than such Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted or otherwise imposed and the indemnification payments with respect to such Tax had never been paid. Nothing in this Section 2.5(f) shall require any Lender to disclose any information it deems confidential (including its tax returns) to any Person, including the Borrower.

Section 2.6 Interest.

(a) From (and including) and after the Prior Agreement Date, the outstanding principal amount of the Loans and any overdue interest shall bear interest at the Interest Rate (calculated on the basis of a 360-day year for the actual number of days elapsed in each month). From (and including) the Prior Agreement Date until (but not including) the Agreement Date, interest with respect to the Interest Rate shall be paid in cash to the Lenders quarterly in arrears for the preceding calendar quarter on the on the first Business Day of each calendar quarter, whether by acceleration or otherwise, commencing on July 1, 2017 and on the first Business Day of each October, January, April and July thereafter through and including the calendar quarter commencing October 1, 2018. From (and including) and after the Agreement Date, interest with respect to the Cash Interest Rate (which, for the avoidance of doubt, does not include any interest mentioned in the immediately preceding sentence) shall be paid in cash to the Lenders quarterly in arrears for the preceding calendar quarter on the first Business Day of each calendar quarter, whether by acceleration or otherwise, commencing on July 1, 2017 and on the first Business Day of each October, January, April and July thereafter, and on the maturity (and on any date of prepayment, repayment, redemption or payment of the principal) of the Loans (each, an “Interest Payment Date”); provided, however, that, in lieu of making any payment of interest in cash (but not in lieu of any PIK Interest Payment) on the Interest Payment Date of April 1, 2020 pursuant to this Section 2.6 (but not interest payable (x) on the maturity (or any date of prepayment, repayment, redemption or payment of the principal) of the Loans, (y) pursuant to Section 2.7 or (z) pursuant to the February 2020 Exchange Agreement and Fourth Amendment), such interest otherwise payable in cash shall be paid-in-kind by increasing the principal amount of the Loans by an amount equal to the interest that has accrued at the Cash Interest Rate during such period. From (and including) and after the Agreement Date, interest with respect to the PIK Interest Rate shall be paid in-kind on each Interest Payment Date (which, for the avoidance of doubt, does not include any interest mentioned in the second sentence of this Section 2.6(a)) by increasing the principal amount of the Loans by an amount equal to the interest that has accrued at the PIK Interest Rate during such period (such payment, or any payment of interest in-kind pursuant to the immediately preceding sentence, a “PIK Interest Payment”). Following an increase in the principal amount of the Loans as a result of a PIK Interest Payment, the Loans will bear interest at the Interest Rate on such increased principal amount from and after the date of such PIK Interest Payment and such increased principal amount shall constitute “Obligations”. Notwithstanding the foregoing, after the first Interest Payment Date following the quarter in which the consummation of the Initial Note Exchange in accordance with the February 2020 Exchange Agreement and Fourth Amendment following the satisfaction of the Initial Note Exchange Condition has occurred (the “First Monthly Interest Payment Date”), “Interest Payment Date” shall mean, and interest shall be payable at the Cash Interest Rate and the PIK Interest Rate monthly in arrears on, the first Business Day of each calendar month and on the Maturity Date (and on any date of prepayment, repayment, redemption or payment of the principal) of the Loans; provided, however, that, commencing with the First Monthly Interest Payment Date and ending on (and including) the Interest Payment Date that is eighteen months thereafter, in lieu of making any payment of interest (whether cash or by a PIK Interest Payment) on an Interest Payment Date pursuant to this Section 2.6 (but not interest payable (x) on the maturity (or any date of prepayment, repayment, redemption or payment of the principal) of the Loans, (y) pursuant to Section 2.7 or (z) pursuant to the February 2020 Exchange Agreement and Fourth Amendment) and subject to the conditions set forth in Exhibit 2.6, the Borrower shall satisfy all of such payment by the issuance to the Lenders of shares of Series DF-1 Preferred Stock that constitute Freely Tradeable Shares (as defined in Exhibit 2.6) in accordance with the provisions of Exhibit 2.6. For the avoidance of doubt, if any of the Share Issuance Conditions (as defined in Exhibit 2.6) is not satisfied as of the applicable Interest Payment Date or the issuance of shares of Series DF-1 Preferred Stock in lieu of interest owed on such Interest Payment Date otherwise terminates in accordance with Section 5 of Exhibit 2.6, interest shall be paid on such Interest Payment Date in cash and pursuant to a PIK Interest Payment as provided above in this Section 2.6.

(b) [Reserved].

(c) All interest, fees and other amounts under each Loan Document shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

Section 2.7 Yield Enhancement Payment; Default Interest; CoC Fee; Restructuring Payment.

(a) On the Prior Agreement Date, the Borrower paid in cash in Dollars to such First Out Waterfall Lender (as such First Out Waterfall Lender funding such First Out Waterfall Disbursement directed) a yield enhancement payment in the amount of two and twenty-fifths of one hundred percent (2.25%) of the principal amount of such First Out Waterfall Disbursement funded by such First Out Waterfall Lender on the Prior Agreement Date as consideration for providing such First Out Waterfall Disbursement, and such payment, at the sole option of the applicable Lender, was able to be deducted from such First Out Waterfall Disbursement. Such payment was fully earned when it was paid (or when it was deducted from such First Out Waterfall Disbursement) and is not and shall not be refundable for any reason whatsoever.

(b) At the election (which upon such election, to the extent permitted by Applicable Law, such additional interest rate shall retroactively apply to the first day of existence of such Event of Default) of Agent or the Required Lenders while any Event of Default exists (or automatically while any Event of Default under Section 5.4(a) or 5.4(d) exists), the Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by Applicable Law) on the Obligations (other than Obligations under any Warrant or the Registration Rights Agreement) and past due interest thereon, if any, from and after the date of occurrence of such Event of Default, at a rate per annum which is determined by adding (i) with respect to any Event of Default under Section 5.4(a), ten percent (10.0%) per annum to the Interest Rate then in effect for the Loans and (ii) with respect to any other Event of Default, two percent (2%) per annum to the Interest Rate then in effect for the Loans. Such additional interest shall be payable in cash on demand.

(c) Upon prepayment, repayment, redemption or payment of any principal of the Loans at any time (including, for the avoidance of doubt, before, after and on the date of the First Amortization Date but excluding, for the avoidance of doubt, Loans paid in full on the Maturity Date) In Connection with a Change of Control, Borrower shall pay to the Secured Parties the CoC Fee (in addition to any principal Obligations required to be paid pursuant to Section 5.3 and any applicable Non-Callable Make Whole Amount due pursuant to Section 2.3(c)) based on their Pro Rata Share of the principal of the Loans on the date of such prepayment, repayment, redemption or payment of such Loans; provided, however that if such prepayment, repayment, redemption or payment is In Connection with a Change of Control but prior to the consummation of the Change of Control, the CoC Fee shall be due and payable contemporaneously with the consummation of a Change of Control. The CoC Fee shall be non-refundable upon receiving payment thereof. The Parties acknowledge and agree that, in light of the impracticality and extreme difficulty of ascertaining actual damages occurring In Connection with a Change of Control, the CoC Fee is intended to be a reasonable calculation of the actual damages that would be suffered by the Secured Parties as a result of any such prepayment, repayment, redemption or payment. The parties hereto further acknowledge and agree that the CoC Fee is not intended to act as a penalty or to punish the Borrower for any such prepayment, repayment, redemption or payment.

(d) Notwithstanding anything to the contrary in the Loan Documents, (i) effective as of the Second Amendment Effective Date, there shall be fully due and owing by the Loan Parties a non-refundable Restructuring Payment in a total amount equal to $10,000,000 (the “First Out Waterfall

Restructuring Payment”), which First Out Waterfall Restructuring Payment shall be deemed an Obligation and a First Out Waterfall Obligation and shall be deemed to have been fully earned as of the Second Amendment Effective Date, and (ii) effective as of the Fourth Amendment Effective Date, there shall be fully due and owing by the Loan Parties an additional non-refundable Restructuring Payment in a total amount equal to $2,000,000 (the “Additional First Out Waterfall Restructuring Payment” and, together with the First Out Waterfall Restructuring Payment, the “Aggregate First Out Waterfall Restructuring Payments”), which Additional First Out Waterfall Restructuring Payment shall be deemed an Obligation and a First Out Waterfall Obligation and shall be deemed to have been fully earned as of the Fourth Amendment Effective Date. The Loan Parties’ obligation to pay the Aggregate First Out Waterfall Restructuring Payments will not be subject to any counterclaim or setoff for, or be otherwise affected by, any claim or dispute any Loan Party may have.    The payment of the Aggregate First Out Waterfall Restructuring Payments shall be made without deduction for any taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any national, state or local taxing authority, or will be grossed up by the Loan Parties for such amounts. The Aggregate First Out Waterfall Restructuring Payments shall be paid immediately without further action or notice by the Loan Parties in cash to the First Out Waterfall Lenders (based on their First Out Waterfall Pro Rata Share of such First Out Waterfall Loans) upon the earliest to occur of (i) the date when the remaining First Out Waterfall Loans outstanding are due, payable, paid, repaid, redeemed or prepaid (in each case, whether before, at the time of or after the Maturity Date or any acceleration, the filing of any voluntary or involuntary bankruptcy petition, insolvency or otherwise), in an amount that causes (or such lesser amount of outstanding First Out Waterfall Loans that are so due, payable, paid, repaid, redeemed or prepaid that the First Out Waterfall Lenders have agreed to cause) the principal amount of remaining First Out Waterfall Loans outstanding to be (or a payment, repayment, redemption or prepayment is required to be made that would cause such First Out Waterfall Loans, if such payment, repayment, redemption or prepayment would have been made to be) less than $10,000,000, including, without limitation, when the principal amount of the remaining First Out Waterfall Loans have been paid in full; and (ii) the Maturity Date or any acceleration of any of the Obligations (and/or any of the First Out Waterfall Obligations). The Parties acknowledge and agree that the Agent and the First Out Waterfall Lenders would not have entered into the February 2020 Exchange Agreement and Fourth Amendment, the Second Amendment, this Agreement and the other Loan Documents without the Loan Parties agreeing to pay the Aggregate First Out Waterfall Restructuring Payments in the aforementioned instances. The Parties further acknowledge and agree that the Aggregate First Out Waterfall Restructuring Payments set forth in this Section 2.7(d) are not intended to act as a penalty or to punish the Borrower or any other Loan Party for any such payment, repayment, redemption or prepayment (or the requirement for such payment, repayment, redemption or prepayment to be due, payable or made).

(e) Notwithstanding anything to the contrary in the Loan Documents, effective as of the Second Amendment Effective Date, there shall be fully due and owing by the Loan Parties a non-refundable Restructuring Payment in a total amount equal to $1,113,750 (the “Last Out Waterfall Restructuring Payment”), which Last Out Waterfall Restructuring Payment shall be deemed an Obligation and a Last Out Waterfall Obligation and shall be deemed to have been fully earned as of the Second Amendment Effective Date. The Loan Parties’ obligation to pay the Last Out Waterfall Restructuring Payment will not be subject to any counterclaim or setoff for, or be otherwise affected by, any claim or dispute any Loan Party may have.    The payment of the Last Out Waterfall Restructuring Payment shall be made without deduction for any taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any national, state or local taxing authority, or will be grossed up by the Loan Parties for such amounts. The Last Out Waterfall Restructuring Payment shall be paid immediately without further action or notice by the Loan Parties in cash to the Last Out Waterfall Lenders (based on their Last Out Waterfall Pro Rata Share of such Last Out Waterfall Loans) upon the earliest to occur of (i) the date when the remaining Last Out Waterfall Loans outstanding are due, payable, paid, repaid, redeemed or prepaid (in each case, whether before, at the time of or after the Maturity Date or any acceleration, the filing of any voluntary or involuntary bankruptcy petition, insolvency or otherwise), in an amount that causes (or such lesser amount of outstanding Last Out Waterfall Loans that are so due, payable, paid, repaid, redeemed or prepaid that the Last Out Waterfall Lenders have agreed to cause) the principal amount of remaining Last Out Waterfall Loans outstanding to be (or a payment, repayment, redemption or prepayment is required to be made that would cause such Last Out Waterfall Loans, if such payment, repayment, redemption or prepayment would have been made to be) less than $10,000,000, including, without limitation, when the principal amount of the remaining Last Out Waterfall Loans have been paid in full; and (ii) the Maturity Date or any acceleration of any of the Obligations (and/or any of the Last Out Waterfall Obligations). The Parties acknowledge and agree that the Agent and the Last Out Waterfall Lenders would not have entered into the Second Amendment, this Agreement and the other Loan Documents without the Loan Parties agreeing to pay the Last Out Waterfall Restructuring Payment in the aforementioned instances. The Parties further acknowledge and agree that the Last Out Waterfall Restructuring Payment set forth in this Section 2.7(d) is not intended to act as a penalty or to punish the Borrower or any other Loan Party for any such payment, repayment, redemption or prepayment (or the requirement for such payment, repayment, redemption or prepayment to be due, payable or made).

Section 2.8 Delivery of Warrants.

(a) On the Prior Agreement Date under the Prior Facility Agreement, the Borrower issued to the First Out Waterfall Lenders (or their predecessors) warrants to purchase 6,470,000 shares (647,001 shares as adjusted to give effect to the Reverse Split) of Common Stock at an Exercise Price of $9.23 per share ($92.30 per shares as adjusted to give effect to the Reverse Split) (each as subject to any other adjustments provided for therein), each in substantially in the form of Exhibit C-1 attached hereto (as may be amended, restated, supplemented or otherwise modified from time to time, the “Initial Warrants”), with an expiration date of April 3, 2024.

(b) [Reserved].

(c) As of the Agreement Date, the Initial Warrants are allocated among the First Out Waterfall Lenders as set forth on Annex A.

(d) On the Agreement Date, the Borrower shall issue to the First Out Waterfall Lenders, based on such First Out Waterfall Lenders’ First Out Waterfall Pro Rata Share, warrants to purchase 8,750,001 shares (875,001 shares as adjusted to give effect to the Reverse Split) of Common Stock at an Exercise Price of $4.71 per share ($47.10 per shares as adjusted to give effect to the Reverse Split) (each as subject to any other adjustments provided for therein), each in substantially in the form of Exhibit C-2 attached hereto (as may be amended, restated, supplemented or otherwise modified from time to time, the “Additional Warrants”), with an expiration date of August 9, 2025

(e) The Additional Warrants issued pursuant to Section 2.8(d) shall be allocated on the Agreement Date to the First Waterfall Lenders as set forth on Annex A.

(f) On the Second Amendment Effective Date, the Borrower shall amend and restate each Initial Warrant held by each First Out Waterfall Lender, by issuing to such First Out Waterfall Lender, in exchange for such Initial Warrant, a warrant that has the same term as such Initial Warrant, is with respect to an equal number of shares of Common Stock and has an Exercise Price of $6.61 per share (each as subject to any adjustments provided for therein), in substantially the form of Exhibit C-3 attached hereto (the amended and restated warrants issuable pursuant to this Section 2.8(f), as may be amended, restated, supplemented or otherwise modified from time to time, including by the February 2020 Exchange Agreement and Fourth Amendment, the “Amended and Restated Initial Warrants”), and upon such issuance, the Initial Warrant held by such First Out Waterfall Lender shall be terminated.

(g) On the Second Amendment Effective Date, the Borrower shall amend and restate each Additional Warrant held by each First Out Waterfall Lender, by issuing to such First Out Waterfall Lender, in exchange for such Additional Warrant, a warrant that has the same term as such Additional Warrant, is with respect to an equal number of shares of Common Stock and has an Exercise Price of $6.61 per share (each as subject to any adjustments provided for therein), in substantially the form of Exhibit C-4 attached hereto (the warrants issuable pursuant to this Section 2.8(g), as may be amended, restated, supplemented or otherwise modified from time to time, including by the February 2020 Exchange Agreement and Fourth Amendment, the “Amended and Restated Additional Warrants”), and upon such issuance, the Additional Warrant held by such First Out Waterfall Lender shall be terminated.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of the Loan Parties. The Loan Parties, jointly and severally, represent and warrant (A) with respect to Section 3.1(g)(i)(B), the first two sentences of Section 3.1(i), Section 3.1(y), Section 3.1(z)(A) and (C), Section 3.1(ee), the first sentence of Section 3.1(mm), Section 3.1(nn), Section 3.1(oo), Section 3.1(rr), Section 3.1(ss) and Section 3.1(tt), at all times, and (B) with respect to all other provisions of Section 3.1, (I) as of the Prior Agreement Date (in the form and substance thereof in the Prior Facility Agreement), the Agreement Date (in the form and substance of the Facility Agreement (as defined in the Second Amendment but without giving effect to any amendments or modifications thereto)), the Second Amendment Date (in the form and substance of the Amended Facility Agreement (as defined in the Second Amendment)), the Second Amendment Effective Date (in the form and substance of the Amended Facility Agreement (as defined in the Second Amendment)) and the Fourth Amendment Effective Date (in the form and substance of the Amended Facility Agreement (as defined in the February 2020 Exchange Agreement and Fourth Amendment)), and (II) as of each date that this Agreement is amended or modified (or any date any consent or waiver related to this Agreement is entered into or otherwise executed and delivered) in accordance with Section 6.6(b) (but with respect to any representation or warranty that speaks as of an earlier date, such representation and warranty shall continue to speak only as of such earlier date):

(a) Each Loan Party is (i) conducting its business in compliance with its Organizational Documents and (ii) not in violation of its Organizational Documents. Each Loan Party’s Organizational Documents are in full force and effect.

(b) No Default or Event of Default has occurred or will result from the transactions contemplated by the Loan Documents.

(c) Each Loan Party (i) is Solvent and (ii) has not taken action, and no such action has been taken by a third party, for its winding up, dissolution or liquidation or similar executory or judicial proceeding or for the appointment of a liquidator, custodian, receiver, trustee, administrator or other similar officer for any Loan Party or any or all of its assets or revenues; provided, however, that, for the avoidance of doubt, no such representation in this Section 3.1(c) is made in respect of any Immaterial Subsidiary.

(d) No Lien exists on any Loan Party’s assets, except for Permitted Liens.

(e) The obligation of the Loan Parties to make any payment under this Agreement or the other Loan Documents (together with all charges in connection therewith) is absolute and unconditional.

(f) No Indebtedness of any Loan Party exists other than Permitted Indebtedness.

(g) Each Loan Party is validly existing as a corporation, limited liability company or limited partnership, as applicable, and is in good standing under the laws of the jurisdiction of its incorporation, organization or formation, as applicable. Each Loan Party (i) has full power and authority (and all governmental licenses, authorizations, Permits, consents and approvals) to (A) own its properties and conduct its business (solely with respect to governmental licenses, authorizations, Permits, consents and approvals, except where the failure to have such governmental licenses, authorizations, Permits, consents and approvals could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect) and (B) to (x) issue the Securities in accordance with the Loan Documents, (y) enter into, and perform its obligations under, the Loan Documents, including the issuance of the Securities and the reservation for issuance of the Conversion Shares and the Warrant Shares, and (z) consummate the transactions contemplated under the Loan Documents, and (ii) is duly qualified as a foreign corporation, limited liability company or limited partnership, as applicable, and licensed and in good standing, under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license, in each case of this clause (ii), where the failure to be so qualified, licensed or in good standing could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(h) There is no pending, or threatened, action, suit or other proceeding (i) to which any Loan Party is a party, (ii) which purports to affect or pertain to (A) the Loan Documents, the Convertible Note Documents or the Transactions, (B) the execution, delivery or performance by any Loan Party or any of its Subsidiaries hereunder or thereunder or (C) the rights, remedies and benefits provided (or purported to be provided) to the Loan Parties hereunder or thereunder, (iii) which purports to affect or pertain to any other transactions contemplated by the Loan Documents, the Convertible Note Documents or the Transactions that are not covered by clause (ii) above, or (iv) which has as the subject thereof any assets owned by any Loan Party or any of its Subsidiaries, which (y) in the case of clause (i), clause (iii) and clause (iv), could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, and (z) in the case of clause (ii), could reasonably be expect to result in monetary judgments or relief, individually or in the aggregate, in excess of $2,000,000. As of the Agreement Date, other than as set forth on Schedule 3.1(h), there is no pending or, to the knowledge of the Loan Parties, threatened, any action, suit or other proceeding before any Governmental Authority (A) to which any Loan Party is a party, (B) which purports to affect or pertain to the Loan Documents, the Transactions or any other transaction contemplated hereby or thereby or (C) which has as the subject thereof any assets owned by any Loan Party or any of its Subsidiaries, in each case which could reasonably be expected to result in monetary judgments or relief, individually or in the aggregate, in excess of $2,000,000. No action, suit, proceeding, claim, event or disclosure set forth on Schedule 3.1(h) could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document or directing that the transactions provided for herein or therein not be consummated as herein or therein provided. Other than as set forth on Schedule 3.1(h), (A) at all times on and after the Agreement Date until and including the Second Amendment Effective Date and (B) at all times that this representation and warranty is made on and after the Second Amendment Effective Date, in each case of clause (A) and clause (B), none of the current directors (or equivalent persons) or current officers of the Borrower and its Subsidiaries has been (1) convicted or has pled no contest (or agreed to a settlement or plea agreement related) to, or been subject to any order of any Governmental Authority relating to, any violations of any securities laws, rules or regulations, or (2) been enjoined from engaging in any conduct relating to offers or sales of securities or service as an officer or director of a public company.

(i) The execution, delivery and performance of each of this Agreement and the other Loan Documents, including the issuance of the Securities hereunder, has been, duly authorized by each Loan Party and no further consent or authorization is required by any Loan Party, any Loan Party’s board of directors (or other equivalent governing body) or the holders of any Loan Party’s Stock. Each of this Agreement and the other Loan Documents has been duly executed and delivered by each of the Loan Parties and constitutes a valid, legal and binding obligation of each Loan Party, enforceable in accordance with its respective terms, except as such enforceability may be limited by applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors’ rights generally. The execution, delivery and performance of this Agreement and the other Loan Documents by each Loan Party thereto and the consummation of the transactions (including the issuance of the Securities hereunder and thereunder) contemplated herein and therein will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than pursuant to the Loan Documents) upon any assets of any such Loan Party pursuant to, any agreement, document or instrument to which such Loan Party is a party or by which any Loan Party is bound or to which any of the assets or property of any Loan Party is subject, except, with respect to this clause (A), as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (B) result in any violation of or conflict with the provisions of the Organizational Documents, (C) result in the violation of any Applicable Law, (D) result in the violation of any judgment, order, rule, regulation or decree of any Governmental Authority, or (E) violate, conflict with or cause a breach or a default under any agreement or instrument binding upon it, except, with respect to clauses (C) and (E) only, as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No consent, approval, Authorization or order of, or registration or filing with any Governmental Authority is required for (i) the execution, delivery and performance of this Agreement or any of the other Loan Documents, and the issuance of the Securities hereunder and thereunder, and (ii) the consummation by any Loan Party of the Transactions or the other transactions contemplated hereby or thereby, except for (A) the filings necessary to perfect the Liens created by the applicable Loan Documents and (B) any necessary filings with the SEC.

(j) Other than has been obtained, no Authorization is required for (i) the execution and delivery of this Agreement or the other Loan Documents, or (ii) the consummation of the Transactions and the other transactions contemplated hereby and thereby, including (other than the Authorization set forth on Schedule 3.1(j)) the issuance and exercise of the Warrants.

(k) Each Loan Party and its Subsidiaries are in compliance with Applicable Law except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(l) Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) (A) each Loan Party holds, and is operating in compliance in all material respects with, all franchises, grants, Authorizations, licenses, permits, easements, consents, certificates and orders of any Governmental Authority (collectively, “Necessary Documents”) required for the conduct of its business and (B) all Necessary Documents are valid and in full force and effect and (ii) no Loan Party has (A) received written notice of any revocation, non-renewal, amendment, expiration, suspension, limitation, withdrawal, cancellation or other modification of any of the Necessary Documents and (B) reason to believe that any of the Necessary Documents will not be renewed in the ordinary course of business.

(m) As of the Fourth Amendment Effective Date, the Real Estate listed in Schedule 3.1(m) constitutes all of the Real Estate of each Loan Party and each of its Subsidiaries. Each Loan Party has good and marketable title to all of its assets and property free and clear of all Liens, except Permitted Liens. Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the property held under lease by each Loan Party is held under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of such Loan Party.

(n) Each Loan Party (i) owns, or, to the knowledge of the Loan Parties and their Subsidiaries, has the right to use pursuant to a valid and enforceable written license, all IP, in each case (and without any knowledge qualifier applicable thereto) free and clear of any Liens other than Permitted Licenses and Permitted Liens. All IP that is registered with or issued by a Governmental Authority that is currently in the name of a Loan Party is, to the knowledge of the Loan Parties and their Subsidiaries, valid and enforceable. Each patent constituting a Material Intangible Asset is, to the knowledge of the Loan Parties and their Subsidiaries, valid and enforceable and no part of the Material Intangible Assets has been judged invalid or unenforceable, in whole or in part; and, except as set forth on Schedule 3.1(n), there is no pending or, to the knowledge of the Loan Parties, threatened action, suit, other proceeding or claim by any Person challenging or contesting the validity, ownership, or enforceability of any Material Intangible Asset, the use thereof by any Loan Party, or other rights of any Loan Party in or to any Material Intangible Asset, and no Loan Party has received any written notice regarding any such action, suit, other proceeding or claim. With respect to each action, suit, proceeding, claim, challenge, contest, event and disclosure listed on Schedule 3.1(n), none of them could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. Neither the conduct of the business of any Loan Party, nor any Loan Party, has infringed, misappropriated or otherwise violated, or is infringing, misappropriating or otherwise violating, any Intellectual Property of any Person, except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. Other than as set forth on Schedule 3.1(h), there is no pending or, to the knowledge of the Loan Parties, threatened action, suit, other proceeding or claim by any Person alleging that any Loan Party is infringing, misappropriating or violating, or otherwise using without authorization, any Intellectual Property of any Person, and no Loan Party has received any written notice regarding, any such action, suit, other proceeding or claim. With respect to each action, suit, proceeding, claim, event or disclosure listed on Schedule 3.1(h), none of them could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. Other than as set forth (x) in Section 3.b. of the Perfection Certificate dated as of (and delivered by the Loan Parties on) the Agreement Date and (y) on Schedule I to the Third Amendment, no Loan Party is a party to, or bound by, any options, licenses, franchise or other agreements, written or oral, relating to trademarks, patents, copyrights, other know-how or IP (or granting any right, title or interest in or to any IP) that require annual payments in excess of $25,000 individually.

(o) No Loan Party is, except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, in breach of or otherwise in default under, and no event has occurred which, with notice or lapse of time or both, would constitute such breach or other default in the performance of any agreement or condition contained in any agreement under which it may be bound, or to which any of its assets is subject.

(p) All U.S. federal, state and local income and franchise and other material Tax returns, reports and statements (collectively, the “Tax Returns”) required to be filed by any Tax Affiliates have been filed with the appropriate Governmental Authorities, all such Tax Returns are true and correct in all material respects, and all Taxes, assessments and other governmental charges and impositions reflected therein or otherwise due and payable have been paid prior to the date on which any material Liability may be added thereto for non-payment thereof except for those contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are maintained on the books of the appropriate Tax Affiliate in accordance with GAAP. As of the Fourth Amendment Effective Date, no material Tax Return is under audit or examination by any Governmental Authority, and no Tax Affiliate has received written notice from any Governmental Authority of any audit or examination or any assertion of any claim for material Taxes. To the extent material, proper and accurate amounts have been withheld by each Tax Affiliate from their respective employees for all periods in full and complete compliance with the Tax, social security and unemployment withholding provisions of Applicable Law and such withholdings have been timely paid to the respective Governmental Authorities. No Tax Affiliate has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2) or has been a member of an affiliated, combined or unitary group other than the group of which a Tax Affiliate is the common parent.

(q) [Reserved].

(r) Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect after the Prior Agreement Date or the Agreement Date, each Loan Party: (i) at all times has complied with all Applicable Laws; (ii) has not received any warning letter or other correspondence or notice from the any Governmental Authority alleging or asserting noncompliance with any Applicable Laws or any Authorizations; (iii) possesses and complies with the Authorizations, which are valid and in full force and effect; (iv) has not received written notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, cancel, withdraw, modify or revoke any Authorization and has no knowledge that any Governmental Authority is considering such action; and (v) has filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions, renewals and supplements or amendments as required by any Applicable Laws or Authorizations.

(s) The Borrower has filed all of the SEC Documents, within the time frames prescribed by the SEC for the filing of such SEC Documents such that each filing was timely filed with the SEC. The Borrower filed and made publicly available on the SEC’s Electronic Data Gathering, Analysis, and Retrieval system (including any successor thereto, “EDGAR”) on or prior to the date this representation is made, true, correct and complete copies of the SEC Documents. As of their respective dates, each of the SEC Documents complied in all material respects with the requirements of the Securities Act and/or the Exchange Act (as applicable) applicable to the SEC Documents. None of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Since the filing of the SEC Documents, no event has occurred that would require an amendment or supplement to any of the SEC Documents and as to which such an amendment or a supplement has not been filed and made publicly available on EDGAR (and true, correct and complete copies of such amendment or supplement, if any, have been delivered to the Secured Parties or their respective representatives) on or prior to the date this representation is made. The Borrower has not received any written comments from the SEC staff that have not been resolved, to the knowledge of the Borrower, to the satisfaction of the SEC staff.

(t) As of their respective dates, the consolidated financial statements of the Borrower and its Subsidiaries included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with GAAP, consistently applied (subject, in the case of unaudited quarterly financial statements, to normal year-end adjustments and lack of footnote disclosures), and fairly present in all material respects the consolidated financial position of the Borrower and its Subsidiaries as of the dates thereof and the consolidated results of their operations, cash flows and changes in stockholders equity for the periods then ended (subject, in the case of unaudited quarterly financial statements, to normal year-end audit adjustments and lack of footnote disclosures). The accounting firm that expressed its opinion with respect to the consolidated financial statements included in the Borrower’s most recently filed annual report on 10-K, and reviewed the consolidated financial statements included in the Borrower’s most recently filed quarterly report on 10-Q, was independent of the Borrower pursuant to the standards set forth in Rule 2-01 of Regulation S-X promulgated by the SEC and as required by the applicable rules and guidance from the Public Company Accounting Oversight Board (United States), and such firm was otherwise qualified to render such opinion under Applicable Law and the rules and regulations of the SEC. There is no transaction, arrangement or other relationship between the Borrower (or any of its Subsidiaries) and an unconsolidated or other off-balance-sheet Person that is required to be disclosed by the Borrower in the SEC Documents that has not been so disclosed in the SEC Documents. Neither the Borrower nor any of its Subsidiaries is required to file or will be required to file any agreement, note, lease, mortgage, deed or other instrument entered into prior to the date this representation is made and to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any of its Subsidiaries is bound that has not been previously filed as an exhibit (including by way of incorporation by reference) to the Borrower’s reports filed or made with the SEC under the Exchange Act. Other than (i) the liabilities assumed or created pursuant to this Agreement and the other Loan Documents and any fees and expenses in connection therewith, (ii) liabilities accrued for in the latest balance sheet included in the Borrower’s most recent periodic report (on 10-Q or 10-K) filed prior to the Prior Agreement Date (the date of such balance sheet, the “Latest Balance Sheet Date”), (iii) liabilities incurred in the ordinary course of business consistent with past practice since the later of the (A) Prior Agreement Date and (B) the Latest Balance Sheet Date and (iv) liabilities set forth on the Schedules to this Agreement, the Borrower and its Subsidiaries do not have any other material liabilities (whether fixed or unfixed, known or unknown, absolute or contingent, asserted or unasserted, choate or inchoate, liquidated or unliquidated, or secured or unsecured, and regardless of when any action, claim, suit or proceeding with respect thereto is instituted). Since December 31, 2016, there has been no Material Adverse Effect or any event or circumstance which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. All financial performance projections delivered to any Secured Party, including the financial performance projections delivered on or prior to the Fourth Amendment Effective Date, if any, represent the Borrower’s and its Subsidiaries’ good faith estimate of future financial performance and are based on assumptions believed by the Borrower and its Subsidiaries to be fair and reasonable in light of current market conditions, it being acknowledged and agreed by Agent and the Lenders that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by such projections may differ from the projected results and such differences may be material.

(u) The Borrower and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liability is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences (such internal accounting controls (including clauses (i) – (iv) above), collectively, “Internal Controls”). The Borrower and its Subsidiaries have timely filed and made publicly available on EDGAR all certifications, statements and documents required by Rule 13a-14 or Rule 15d-14 under the Exchange Act. The Borrower and its Subsidiaries maintain disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act; such controls and procedures are effective to ensure that the information required to be disclosed by the Borrower and its Subsidiaries in the reports that they file with or submit to the SEC (A) is recorded, processed, summarized and reported accurately within the time periods specified in the SEC’s rules and forms and (B) is accumulated and communicated to the Borrower’s (and, to the extent applicable, its Subsidiaries’) management, including its or their principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure. The Borrower and its Subsidiaries maintain internal control (including Internal Controls) over financial reporting required by Rule 13a-15 or Rule 15d-15 under the Exchange Act; such internal control (including Internal Controls) over financial reporting is effective and does not contain any material weaknesses.

(v) [Reserved].

(w) (i) No Loan Party has engaged, and to the knowledge of the Loan Parties, no other Person has engaged in any “prohibited transaction” as defined under Section 406 of ERISA or Section 4975 of the Code that is not exempt under ERISA Section 408 or Section 4975 of the Code, under any applicable regulations and published interpretations thereunder or under any applicable prohibited transaction, individual or class exemption issued by the Department of Labor, with respect to any Employee Benefit Plan, except as for such transaction that could not be expected, individually or in the aggregate, to have a Material Adverse Effect, (ii) (A) at no time within the last seven years has the Borrower or any ERISA Affiliate maintained, sponsored, participated in, contributed to or had any Liability with respect to, and (B) no Loan Party or any ERISA Affiliate has any Liability or obligation in respect of, any Title IV Plan, Multiemployer Plan or any multiple employer plan for which the Borrower or any ERISA Affiliate has incurred or could incur Liability under Section 4063 or 4064 of ERISA, (iii) each Employee Benefit Plan is and has been operated in compliance with its terms and all Applicable Laws, including ERISA and the Code, except for such failures to comply that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (iv) (A) no ERISA Event has occurred and (B) no event or condition exists or existed that could reasonably be expected to subject the Borrower or any ERISA Affiliate to any tax, fine, lien, penalty or Liability imposed by ERISA, the Code or other Applicable Law, except for any such ERISA Event or tax, fine, lien, penalty or liability that could not be expected, individually or in the aggregate, to have a Material Adverse Effect, and (v) no Loan Party maintains or has any obligation or Liability with respect to any Foreign Benefit Plan that, individually or in the aggregate, could be expected to have a Material Adverse Effect.

(x) As of the Fourth Amendment Effective Date, the Borrower’s Subsidiaries are set forth in Schedule 3.1(x) and the information set forth in Schedule 3.1(x) is true, correct and complete.

(y) Subsequent to December 31, 2015, the Borrower has not declared or paid any dividends or made any distribution of any kind with respect to its Stock, except as permitted hereunder.

(z) (A) All of the issued and outstanding shares of Stock of the Borrower are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all applicable federal and state and foreign securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing. The Reverse Split was duly adopted and approved by the board of directors and stockholders of the Borrower, and was duly effected on March 5, 2019 by the filing with the Secretary of State of Delaware of a certificate of amendment to the Amended and Restated Certificate of Incorporation, as amended, of the Borrower. The Borrower has reserved for issuance the maximum of [______] shares (giving effect to the Reverse Split) of Common Stock issuable as of the Fourth Amendment Effective Date upon Conversion of the First Out Waterfall Notes, including upon conversion of shares of Series DF-1 Preferred Stock issuable upon Forced Conversions and Voluntary Conversions, [_______] shares of Series DF-1 Preferred Stock for issuance upon Forced Conversions and, at the election of the Lenders, Voluntary Conversions (such shares of Common Stock and Series DF-1 Preferred Stock, collectively, the “Conversion Shares”) (computed without regard to any limitations on the number of shares that may be issued on conversion thereof). The Borrower has reserved for issuance an aggregate number of shares of Common Stock (647,000 shares for the Amended and Restated Initial Warrants, and 875,000 shares for the Amended and Restated Additional Warrants) sufficient to cover all shares initially issuable upon exercise of the Warrants (the “Warrant Shares”) (computed without regard to any limitations on the number of shares that may be issued on exercise thereof). The Conversion Shares, the Interest Payment Shares, the Warrants, the Warrant Shares and any other distributions required to be made now or in the future pursuant to the Warrants (the “Warrant Distributions”) have been duly authorized. Upon issuance of the Amended and Restated Initial Warrants in accordance with the terms of this Agreement, the holders of the Amended and Restated Initial Warrants will be entitled to the rights set forth in the Amended and Restated Initial Warrants. Upon issuance of the Amended and Restated Additional Warrants in accordance with the terms of this Agreement, the holders of the Amended and Restated Additional Warrants are entitled to the rights set forth in the Amended and Restated Initial Warrants. Upon exercise of the Warrants in accordance with terms thereof, the Warrant

Shares issued thereupon will be validly issued, fully paid and non-assessable and free from all taxes and Liens with respect to the issue thereof, with the holders thereof being entitled to all rights accorded to a holder of Common Stock. Upon any Conversion of the First Out Waterfall Notes in accordance with the terms thereof, the Conversion Shares issued thereupon will be validly issued, fully paid and non-assessable and free from all taxes and Liens with respect to the issue thereof, with the holders thereof being entitled to all rights accorded to a holder of Common Stock (or, as applicable, shares of Series DF-1 Preferred Stock). Upon any conversion of any Conversion Shares that consist of shares of Series DF-1 Preferred Stock, the shares of Common Stock issued thereupon will be validly issued, fully paid and non-assessable and free from all taxes and Liens with respect to the issue thereof, with the holders thereof being entitled to all rights accorded to a holder of Common Stock. Upon issuance in accordance with the terms of this Agreement (including Exhibit 2.6), the Interest Payment Shares will be validly issued, fully paid and nonassessable and free from all taxes and Liens with respect to the issue thereof, with the holders thereof being entitled to all rights accorded to a holder of Series DF-1 Preferred Stock. (B) The issuance by the Borrower of the Securities is exempt from registration under the Securities Act and applicable state securities laws. For purposes of Rule 144 under the Securities Act, (I) the holding period for each of the Warrants, the First Out Waterfall Loans, the First Out Waterfall Notes and any shares of Common Stock issued upon Conversion of any of the First Out Waterfall Notes or upon exercise of any of the Warrants pursuant to a Cashless Exercise, Cashless Major Exercise, Cashless Default Exercise or Note Exchange Exercise (each as defined in the Warrants) shall be deemed to have commenced on the Prior Agreement Date, and (II) the holding period for each of the Last Out Waterfall Loans and the Last Out Waterfall Notes (together with the related guaranties set forth in the Security Agreement of the Guarantors) shall be deemed to have commenced on November 2, 2015 (the date the Exchanged Deerfield Convertible Notes were original issued). Provided that a First Out Waterfall Lender is not an Affiliate of the Borrower on the date of issuance of any exercise of any of the Warrants by such First Out Waterfall Lender pursuant to a Cashless Exercise, Cashless Major Exercise, Cashless Default Exercise or Note Exchange Exercise and has not been an Affiliate of the Borrower within the three-month period immediately preceding such date (which the Borrower shall assume unless advised otherwise in writing by such First Out Waterfall Lender), the Conversion Shares or Warrant Shares (as applicable) issued to such First Out Waterfall Lender will be freely transferable, without restriction or limitation (including any volume limitation or current public information requirement) under Federal or state securities laws, pursuant to Rule 144 under the Securities Act, and will not contain or be subject to a legend or stop transfer order restricting the resale or transferability of thereof. (C) As of the Fourth Amendment Effective Date, all of the Borrower’s authorized, issued and outstanding shares of Stock of the Borrower and each of its Subsidiaries are set forth in Schedule 3.1(z), and, except as set forth in Schedule 3.1(z), there are no (i) Stock options or other Stock incentive plans, employee Stock purchase plans or other plans, programs or arrangements of the Borrower or any of its Subsidiaries under which Stock options, Stock or other Stock-based or Stock-linked awards are issued or issuable to officers, directors, employees, consultants or other Persons, (ii) outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable or exercisable for, any Stock of the Borrower or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Borrower or any of its Subsidiaries is or may become bound to issue additional Stock of the Borrower or any of its Subsidiaries, or options, warrants or scrip for rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of Stock of the Borrower or any of its Subsidiaries, (iii) agreements or arrangements under which the Borrower or any of its Subsidiaries is obligated to register the sale of any of their securities or Stock under the Securities Act (except the Registration Rights Agreement), (iv) outstanding Stock, securities or instruments of the Borrower or any of its Subsidiaries that contain any redemption or similar provisions, or contracts, commitments, understandings or arrangements by which the Borrower or any of its Subsidiaries is or may become bound to redeem a security of the Borrower other than under the Convertible Note Documents, (v) Stock or other securities or instruments containing anti-dilution or similar provisions that may be triggered by the issuance of securities of the Borrower or any of its Subsidiaries other than under the Convertible Note Documents or (vi) stock appreciation rights or “phantom stock” plans or agreements or any similar plans or agreements to which Borrower or any of its Subsidiaries is a party or by which the Borrower or any of its Subsidiaries is otherwise subject or bound. There are no (X) stockholders’ agreements, voting agreements or similar agreements to which Borrower or any of its Subsidiaries is a party or by which the Borrower or any of its Subsidiaries is otherwise subject or bound, other than in connection with clauses (i), (k) and (n) of the definition of “Permitted Investments”, (Y) preemptive rights or any other similar rights to which any Stock of the Borrower or any of its Subsidiaries is subject or (Z) restrictions upon the voting or transfer of any Stock of the Borrower or any of its Subsidiaries (other than restrictions on transfer imposed by U.S. federal and state securities laws and other than as set forth in the Loan Documents and the ABL Debt Documents). (D) The issuance and delivery of the First Out Waterfall Notes and the Warrants does not and, assuming full exercise of the Warrants and full Conversion of the First Out Waterfall Notes, the exercise of the Warrants, the Conversion of the First Out Waterfall Notes and the issuance of the Warrant Shares and the Conversion Shares will not: (i) require approval from any Governmental Authority; (ii) obligate the Borrower to issue shares of Common Stock or other securities to any Person (other than the Secured Parties); and (iii) will not result in a right of any holder of the Borrower’s securities to adjust the exercise, conversion, exchange or reset price under and will not result in any other adjustments (automatic or otherwise) under, any securities of the Borrower. (E) The Borrower has furnished to Agent and each Lender true, correct and complete copies of each Loan Party’s Organizational Documents and any amendments, restatements, supplements or modifications thereto, and all documents, agreements and instruments containing the terms of all securities and Stock convertible into, or exercisable or exchangeable for, Common Stock or other Stock of any Loan Party or its Subsidiaries, and the material rights of the holders thereof in respect thereto.

(aa) Except for the Operative Documents, the Convertible Note Documents and the agreements set forth on Schedule 3.1(aa), as of the Fourth Amendment Effective Date there are no Material Contracts. The consummation of the transactions contemplated by the Loan Documents will not give rise to a right to termination in favor of any party to any Material Contract (other than any Loan Party), except for such Material Contracts the noncompliance with which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(bb) Neither the Borrower nor its Subsidiaries are in breach or default under any Material Contract, and, to the knowledge of the Loan Parties, no other party to a Material Contract is in default or breach thereunder, except where any breach or default would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(cc) The proceeds of the Loans are intended to be and shall be used solely for the purposes set forth in and permitted by Section 2.1.

(dd) Except as set forth in Schedule 3.1(dd) and except where any failures to comply could not reasonably be expected, either individually or in the aggregate, to result in a Material Adverse Effect, each Loan Party and each Subsidiary of each Loan Party (a) is and has been in compliance with all applicable Environmental Laws, including obtaining and maintaining all permits, licenses, consents, Authorizations and registrations required by any applicable Environmental Law, (b) is not party to, and no Real Estate currently (or to the knowledge of any Loan Party, previously) owned, leased, subleased, operated or otherwise occupied by or for any such Person is subject to or the subject of, any contractual obligation or any pending or, to the knowledge of any Loan Party, threatened, order, action, investigation, suit, proceeding, audit, Lien, claim, demand, dispute or notice of violation or of potential liability or similar notice relating in any manner to any Environmental Law, (c) has not caused or suffered to occur a Release of Hazardous Materials at, to or from any Real Estate, (d) does not currently (or to the knowledge of any Loan Party, did not previously) own, lease, sublease, operate or otherwise occupy any Real Estate that is contaminated by any Hazardous Materials and (e) is not, and has not been, engaged in, and has not permitted any current or former tenant to engage in, operations in violation of any Environmental Law and knows of no facts, circumstances or conditions reasonably constituting notice of a violation of any Environmental Law, including receipt of any information request or notice of potential responsibility under the Comprehensive Environmental Response, Compensation and Liability Act or similar Environmental Laws.

(ee) None of any Loan Party, any Person controlling any Loan Party or any Subsidiary of any Loan Party is (a) a company registered or required to be registered as an “investment company,” or a company “controlled” by an “investment company” or a “principal underwriter” of a “registered investment company” within the meaning of the Investment Company Act, or otherwise registered or required to be registered, or subject to the restrictions imposed, by the Investment Company Act, or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other federal or state statute, rule or regulation limiting its ability to incur Indebtedness, pledge its assets, perform its obligations under the Loan Documents or which may otherwise render all or any portion of the Obligations unenforceable.

(ff) There are no strikes, boycotts, grievances, work stoppages, slowdowns, lockouts or other job actions existing, pending (or, to the knowledge of any Loan Party, threatened) against or involving any Loan Party or any Subsidiary of any Loan Party, except for those that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Except as set forth on Schedule 3.1(ff), or except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (a) there is no memorandum of understanding, collective bargaining or similar agreement, and there is no ongoing negotiation or duty to negotiate, with any union, labor organization, works council or similar representative covering any Employee or otherwise binding any Loan Party or any Subsidiary of any Loan Party, (b) to the Loan Parties’ knowledge, no petition for certification or election of any such representative is existing or pending with respect to any Employee, (c) to the Loan Parties’ knowledge, no such representative has sought certification or recognition with respect to any Employee, and (d) to the Loan Parties’ knowledge, no Employee or his or her representative is engaged in any organizing efforts. Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, all current and former Employees are and have been correctly classified as exempt or non-exempt under, and are and have been paid in accordance with, all applicable federal, state, and local wage and hour laws. Further, all individuals who perform or have performed services for any Loan Party or any Subsidiary of any Loan Party are or were correctly classified under each Employee Benefit Plan, ERISA, the Internal Revenue Code and other Applicable Law as common law employees, independent contractors or other non-employee basis, or leased employees, except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Each Loan Party and Subsidiary of any Loan Party are in material compliance with all Applicable Laws concerning employment, including without limitation hiring, background checks, compensation, benefits, wages (including payment of overtime), wage deductions and withholdings, classification, immigration, work authorization, employment eligibility verification, reporting, taxation, occupational health and safety, equal rights, labor relations, accommodations, breaks, notices, employment policies, paid or unpaid time off work, accessibility, privacy, and workers’ compensation, except for such noncompliance that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(gg) During five (5) years preceding the Agreement Date, no Loan Party has been known by and has used any other name, whether corporate, fictitious or otherwise, except as set forth on Schedule 3.1(gg). Schedule 3.1(gg) also lists (a) each Loan Party’s jurisdiction of organization and legal name and (b) each Loan Party’s organizational identification number. Each Loan Party’s chief executive office or sole place of business, in each case as of the Fourth Amendment Effective Date, is at the chief executive office or sole place of business address identified as such in Schedule 3.1(gg) and no Loan Party maintains any other offices or facilities except as described therein.

(hh) The Inventory and Equipment of the Loan Parties is located only at, or in-transit between, the locations identified on Schedule 3.1(hh). With respect to any Inventory and Equipment listed at locations that are outside the United States (and with respect to any Inventory and Equipment on consignment at any location), (i) any failure of the Agent and the other Secured Parties to (A) be fully protected on the Inventory and Equipment or be fully protected or perfected with respect to any Liens granted to the Agent (for the benefit of the Secured Parties) on any such Inventory or Equipment, or (B) have absolute or full access to such locations when exercising rights and remedies after the occurrence and during the continuance of an Event of Default, in each case of clause (i)(A) and clause (i)(B), does not, individually or in the aggregate, cause a Material Adverse Effect to occur, and (ii) as of the Fourth Amendment Effective Date, the cost paid by the Loan Parties and their Subsidiaries for such Inventory and Equipment listed at such locations outside the United States, or on consignment at any location outside the United States, does not exceed $10,000,000.

(ii) Each Loan Party keeps correct and accurate records itemizing and describing the type, quality and quantity of its and their Subsidiaries’ Inventory and the book value thereof.

(jj) Each Loan Party and each Subsidiary of each Loan Party is in compliance in all material respects with all Sanctions laws as administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) and the U.S. State Department. No Loan Party and no Subsidiary of a Loan Party (i) is a Person on the list of the Specially Designated Nationals and Blocked Persons (the “SDN List”), (ii) is a Person who is otherwise the target of Sanctions laws such that a U.S. Person cannot deal or otherwise engage in business transactions with such Person, (iii) is a Sanctioned Entity, (iv) is owned or controlled by (including by virtue of such Person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any Person on the SDN List or a Sanctioned Entity such that the entry into, or performance under, this Agreement or any other Loan Document would be prohibited by U.S. law, (v) has its assets located in Sanctioned Entities, or (vi) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. No proceeds of any Loan will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity. Each Loan Party and each Subsidiary of each Loan Party is in compliance with all Anti-Money Laundering Laws. No action, suit or proceeding by or before any court or Governmental Authority with respect to compliance with such Anti-Money Laundering Laws is pending or threatened to the knowledge of each Loan Party and each Subsidiary of each Loan Party. Each Loan Party and each Subsidiary of each Loan Party is in compliance in all material respects with all applicable Anti-Corruption Laws, including the U.S. Foreign Corrupt Practices Act of 1977 (“FCPA”). None of any Loan Party or any Subsidiary of a Loan Party, nor to the knowledge of any Loan Party or any Subsidiary thereof, any director, officer, agent, employee or other Person acting on behalf of the Loan Party or any Subsidiary of a Loan Party, has taken any action, directly or indirectly, that would result in a violation of applicable Anti-Corruption Laws. No part of the proceeds of the Loans will be used by any Loan Party or any of their Affiliates, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA. The Loan Party and each Subsidiary of a Loan Party maintains and implements policies and procedures designed to ensure compliance by the Loan Parties, their Subsidiaries and their respective directors, officers, employees and agents with Sanctions, Anti-Money Laundering Laws and Anti-Corruption Laws. To the extent applicable, each Loan Party and each of its Affiliates is in compliance, in all material respects, with all Anti-Terrorism Laws.

(kk) The Borrower and its Subsidiaries are in all material respects in compliance with applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder (collectively, “Sarbanes-Oxley”).

(ll) Neither the Borrower nor any of its Subsidiaries nor, to the Borrower’s or any of its Subsidiaries’ knowledge, any director, officer or employee, of the Borrower or any of its Subsidiaries, has received or otherwise obtained any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Borrower or any of its Subsidiaries or its internal accounting controls, including any complaint, allegation, assertion or claim that the Borrower or any of its Subsidiaries has engaged in questionable accounting or auditing practices. No attorney representing the Borrower or any of its Subsidiaries, whether or not employed by the Borrower or any of its Subsidiaries, has reported evidence of a material violation of securities laws or breach of fiduciary duty or similar violation by the Borrower or any of its Subsidiaries or any of their respective officers, directors, employees or agents to the Borrower’s or any of its Subsidiaries’ board of directors (or equivalent governing body) or any committee thereof or to any director (or equivalent person) or officer of the Borrower or any of its Subsidiaries pursuant to Section 307 of Sarbanes-Oxley, and the SEC’s rules and regulations promulgated thereunder. There have been no internal or SEC investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, the principal financial officer or the principal accounting officer (in each case, or officer holding such equivalent position) of the Borrower or any of its Subsidiaries, the Borrower’s or any of its Subsidiaries’ board of directors (or equivalent governing body) or any committee thereof.

(mm) The Borrower is not, and never has been, a “shell company” (as defined in Rule 12b-2 under the Exchange Act). The Borrower is eligible to register the Warrant Shares for resale by the holders thereof on a registration statement on Form S-3 under the Securities Act.

(nn) Neither the Borrower, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer, sale or issuance of the Securities.

(oo) Neither the Borrower, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made, or will make, any offers or sales of any security or Stock or solicited any offers to buy any security or Stock, under circumstances that would require registration of any of the Securities under the Securities Act or cause this offering of the Securities to be integrated with prior offerings by the Borrower for purposes of the Securities Act or any applicable holder of Stock approval provisions of the Principal Market or any other authority.

(pp) The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and neither the Borrower nor any of its Subsidiaries has taken, or will take, any action designed to terminate, or which to the knowledge of the Borrower and its Subsidiaries is likely to have the effect of terminating, the registration of the Common Stock under the Exchange Act, nor has the Borrower or any of its Subsidiaries received any notification that the SEC is contemplating terminating such registration. Neither the Borrower nor any of its Subsidiaries is in violation of any of the rules, regulations or requirements of the Principal Market (other than the Borrower’s violation of the Principal Market’s minimum bid price requirement, which has been cured on or around March 20, 2019), and, to the knowledge of the Borrower and its Subsidiaries, there are no facts or circumstances (other than the Borrower’s violation of the Principal Market’s minimum bid price requirement, which has been cured on or around March 20, 2019) that could reasonably lead to suspension or termination of trading of the Common Stock on the Principal Market. For not less than the five years preceding the Agreement Date, the Second Amendment Date, the Second Amendment Effective Date and the Fourth Amendment Effective Date, (i) the Common Stock has been listed or designated for quotation, as applicable, on the Principal Market, (ii) trading in the Common Stock has not been suspended or deregistered by the SEC or the Principal Market, and (iii) neither the Borrower nor any of its Subsidiaries has received any communication, written or oral, from the SEC or the Principal

Market regarding the suspension or termination of trading of the Common Stock on the Principal Market (other than in respect of the Borrower’s violation of the Principal Market’s minimum bid price requirement, which has been cured on or around March 20, 2019).

(qq) The Common Stock is eligible for clearing through The Depository Trust Company (“DTC”), through its Deposit/Withdrawal At Custodian (DWAC) system, and the Borrower is eligible for and participating in the Direct Registration System (DRS) of DTC with respect to the Common Stock. The transfer agent for the Common Stock is a participant in, and the Common Stock is eligible for transfer pursuant to, DTC’s Fast Automated Securities Transfer Program. The Common Stock is not, and has not at any time been, subject to any DTC “chill,” “freeze” or similar restriction with respect to any DTC services, including the clearing of transactions in shares of Common Stock through DTC.

(rr) The Borrower and the Borrower’s board of directors (or equivalent governing body) have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination or other similar anti-takeover provision under the Borrower’s Organizational Documents or the laws of the State of Delaware that is or could become applicable to any of the Secured Parties as a result of the transactions contemplated by the Loan Documents and the Borrower’s fulfilling its obligations with respect thereto, including the Borrower’s issuance of the Securities and any Secured Party’s ownership of the Securities. As of the Fourth Amendment Effective Date, the Borrower has not adopted a stockholders rights plan (or “poison pill”) or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Borrower (any such plan or arrangement, a “Rights Plan”), and after the Prior Agreement Date, the Borrower will not have adopted any Rights Plan that in any way interferes with, or otherwise adversely affects, any First Out Waterfall Lender’s (or other holder’s) exercise in full of its rights under the Warrants and the First Out Waterfall Notes or ownership of all of the Warrant Shares and the Conversion Shares or that otherwise affects or applies to any First Out Waterfall Lender (or such other holder of Warrants or Warrant Shares) in any respect that is less favorable than its effect on the most favorably treated holder of Stock of the Borrower under such Rights Plan.

(ss) It is understood and acknowledged by the Borrower that none of the Secured Parties nor holders of the Securities has been asked to agree, nor has any Secured Party agreed, to desist from purchasing or selling, long and/or short, Stock or other securities of the Borrower, or “derivative” securities or Stock based on Stock or other securities issued by the Borrower or to hold the Securities for any specified term; and no Secured Party nor holder of Securities shall be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction. The Borrower further understands and acknowledges that (i) one or more Secured Parties or holders of Securities may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding, and (ii) such hedging and/or trading activities, if any, can reduce the value of the Stock held by the existing holders of Stock of the Borrower, both at and after the time the hedging and/or trading activities are being conducted. The Borrower acknowledges that any such hedging and/or trading activities do not constitute a breach of any Loan Document or affect the rights of any Secured Party or holder of Securities under any Loan Document. The Borrower further acknowledges that its obligations under the Loan Documents, including its obligation to issue the Warrant Shares upon exercise of the Warrants and the Conversion Shares upon Conversion of the First Out Waterfall Notes are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of any claim any Loan Party may have against any of the Secured Parties and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Borrower.

(tt) The Borrower and the other Loan Parties are solely and jointly and severally responsible for the payment of any fees, costs, expenses and commissions of any placement agent, broker or financial adviser relating to or arising out of the transactions contemplated by the Loan Documents. The

Borrower and the other Loan Parties will pay, and hold each of the Secured Parties harmless against, any liability, loss or expense (including attorneys’ fees, costs and expenses) arising in connection with any claim for any such payment, other than those arising from the gross negligence or willful misconduct of Agent or any Lender as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(uu) Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, each Loan Party and its Subsidiaries has made all notifications, submissions, and reports required by the FDA, any other Governmental Authority or any Healthcare Law, and all such notifications, submissions and reports were true, complete, and correct in all respects as of the date of submission to FDA, any other Governmental Authority or to such other Person required by any Healthcare Law. There has not been any violation of any Healthcare Laws by any Loan Party or its Subsidiaries in its product development efforts, submissions, record keeping and reports to the FDA or any other Governmental Authority that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, there are no civil or criminal proceedings relating to any Loan Party or any of its Subsidiaries or any officer, director or employee of any Loan Party or Subsidiary of any Loan Party that involve a matter within or related to the FDA’s or any other Governmental Authority’s jurisdiction or any off-label promotion or allegations of non-compliance with Healthcare Laws. Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, no Loan Party nor any Affiliate thereof has received any notice (written or oral) from the FDA or any other Governmental Authority that has not been finally and fully resolved in accordance and compliance with Applicable Law and all FDA and other Governmental Authority standards, regulations and requirements regarding any Product or regarding (i) any actions or inactions of any Loan Party or any of its Subsidiaries or any officer, director or employee of any Loan Party or Subsidiaries of any Loan Party, including with respect to any off-label promotion or (ii) alleging non-compliance with Healthcare Laws.

(vv) With respect to any Product, (i) the Loan Parties and their Subsidiaries have received, and such Product is the subject of, all Regulatory Required Permits needed in connection with the design, testing, manufacture, processing, assembly, packaging, labeling, marketing, distribution, commercialization, import, export or sale of such Product as currently being conducted by or on behalf of such Loan Parties or Subsidiaries, except where the failure to have such Regulatory Required Permits would not have a Material Adverse Effect, and (ii) such Product is being designed, tested, manufactured, processed, assembled, packaged, labeled, marketed, distributed, commercialized, imported, exported or sold, as the case may be, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, in compliance with all Applicable Laws and Authorizations.

(ww) None of the Loan Parties are in violation of any Healthcare Laws, except where any such violation would not have a Material Adverse Effect.

(xx) Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, each Loan Party and its Subsidiaries is in compliance with the written procedures, record-keeping and reporting requirements required by (or of) (i) the FDA or any comparable Governmental Authority pertaining to the reporting of adverse events involving the Products or concerning the actions or inactions of the Loan Parties and their Subsidiaries and the directors, officers and employees of the Loan Parties and their Subsidiaries, including with respect to off-label promotion, as applicable, and (ii) Healthcare Laws.

(yy) No Loan Party is a participating provider under contract to provide health care services and receive payment or reimbursement for such services under any Third Party Payor Program.

(zz) To the knowledge of the Loan Parties’ Authorized Officers, neither any of the Loan Parties nor any of the Loan Parties’ officers, directors, employees, equityholders, agents or Affiliates has ever (i) made an untrue statement of material fact, fraudulent statement to the FDA or any other Governmental Authority or in any documents or records prepared or maintained to comply with the FDCA; (ii) failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Authority; (iii) been investigated by the FDA, National Institutes of Health, Office of the Inspector General for the Department of Health and Human Services, Department of Justice, or other comparable Governmental Authority for data or healthcare program fraud; or (iv) committed an act, made a statement, or failed to make a statement that could reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” set forth in 56 Fed. Regulation 46191 (September 10, 1991).

(aaa) No Loan Party has received any written notice that any Governmental Authority, including the FDA, the Office of the Inspector General of the United States Department of Health and Human Services or the United States Department of Justice has commenced or threatened to initiate any investigation or action against a Loan Party, any action to enjoin a Loan Party, or any of its officers, directors, employees, equityholders, agents or Affiliates, from conducting their businesses at any facility owned or used by them or for any civil penalty, injunction, seizure or criminal action, in each case, which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(bbb) No Loan Party has received from the FDA a Warning Letter, Form FDA-483, “Untitled Letter,” other correspondence or notice setting forth allegedly objectionable observations or alleged violations of laws or regulations enforced by the FDA, or any comparable correspondence from any state or local authority responsible for regulating drug or device products and establishments, or any comparable correspondence from any foreign counterpart of the FDA, or any comparable correspondence from any foreign counterpart of any state or local authority with regard to any Product or the manufacture, processing, packing, or holding thereof, in each case, which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(ccc) None of the Loan Parties has engaged in any material Recalls, Market Withdrawals or other forms of product retrieval from the marketplace of any Products that has been not been finally and fully completed prior to the Agreement Date in accordance and compliance with Applicable Law and all FDA and other Governmental Authority standards, regulations and requirements, except to the extent any such engagement or action could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. None of the Products (for the avoidance of doubt, including those in the immediately preceding sentence that have been so finally and fully completed) have been subject to a Recall, Market Withdrawal, or other Correction or Removal, nor is any such action currently under consideration by Borrower or, to the knowledge of Borrower, any manufacturer or supplier of a Product, that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. Borrower has not been restrained in its ability to manufacture, process, distribute, supply, import, export, market, or sell any of the Products, except to the extent that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(ddd) Each Product, except as would not be reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (a) is not adulterated or misbranded within the meaning of the FDCA; (b) is not an article prohibited from introduction into interstate commerce under the provisions of Sections 404, 505 or 512 of the FDCA; (c) has been and/or shall be manufactured, imported, possessed, owned, warehoused, marketed, promoted, sold, labeled, furnished, distributed and marketed, and each service has been conducted, in accordance with all applicable Authorizations and Applicable Laws; and (d) has been and/or shall be manufactured in accordance with Good Manufacturing Practices.

(eee) No Loan Party is subject to any proceeding, suit or, to any Loan Party’s knowledge, investigation by any federal, state or local government or quasi-governmental body, agency, board or authority or any other administrative or investigative body (including the Office of the Inspector General of the United States Department of Health and Human Services) which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on any Loan Party;

(fff) The Loan Parties have not received any notice, and are not aware, of any violation of applicable antitrust laws, employment or landlord-tenant laws of any federal, state or local government or quasi-governmental body, agency, board or other authority with respect to the Loan Parties that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(ggg) None of the proceeds from the Loans have been or will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the Loans to be considered a “purpose credit” within the meaning of Regulation T, U or X of the Federal Reserve Board. No Loan Party nor any of their Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

(hhh) None of the written information (financial or otherwise) (other than projections, other forward-looking information and industry information) furnished by or on behalf of any Loan Party to Agent or any Lender in connection with the consummation of the transactions contemplated by the Loan Documents contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not materially misleading in light of the circumstances under which such statements were made.

(iii) The rate of interest paid under the Notes and other Loan Documents or on any other Obligations, and the method and manner of the calculation thereof, do not violate any usury law or other Applicable Laws, any of the Organizational Documents, or any of the Loan Documents.

(jjj) The Loan Parties do not own any stock, partnership interests, limited liability company interest or other equity securities or Subsidiaries except for Permitted Investments. As of the Fourth Amendment Effective Date, set forth on Schedule 3.1(jjj) (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement) is a complete and accurate description of the authorized Stock of the Subsidiaries of the Loan Parties, by class, and a description of the number of shares of each such class that are issued and outstanding.

(kkk) All information set forth in the Schedules is true, accurate and complete in all material respects as of the Fourth Amendment Effective Date and any other subsequent date in which the Loan Parties are requested (or required pursuant to the terms of this Agreement or the other Loan Documents) to update such Schedules. All information set forth in the Perfection Certificate is true, accurate and complete in all material respects as of the Agreement Date and any other subsequent date in which the Loan Parties are requested (or required pursuant to the terms of this Agreement or the other Loan Documents) to update such certificate.

Section 3.2 Borrower Acknowledgment. The Loan Parties (on their behalf and on their Subsidiaries’ behalf) acknowledge that they have made the representations and warranties referred to in Section 3.1 with the intention of persuading Agent and the Lenders to enter into the Loan Documents and that Agent and the Lenders have entered into the Loan Documents on the basis of, and in full reliance on, each of such representations and warranties, each of which shall survive the execution and delivery of this Agreement, the other Loan Documents, the making of any Disbursement and the issuance of the Securities until the later of (a)(i) all of the Obligations are repaid in full and (ii) all of the Warrants have expired or been terminated and (b) the end of the Reporting Period.

Section 3.3 Representations and Warranties of the Lenders. Each Lender, severally and not jointly, represents and warrants to the Borrower as of the Agreement Date that:

(a) Such Lender (i) acquired the Loans and the Notes (together with the related guaranties set forth in the Security Agreement of the Guarantors) provided by such Lender, the Warrants related to the First Out Waterfall Loans made by such Lender hereunder, and in the case of the Last Out Waterfall Lender, the Exchanged Deerfield Convertible Notes, and (ii) upon any cash exercise of such Lender’s Warrants, will acquire the Warrant Shares then-issuable upon exercise thereof for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under, or exempted from, the registration requirements of the Securities Act; provided, however, that by making the representations herein, such Lender does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to assign, transfer or otherwise dispose of any of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

(b) Such Lender is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(c) Such Lender understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Borrower is relying in part upon the truth and accuracy of, and such Lender’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Lender set forth herein in order to determine the availability of such exemptions.

(d) Such Lender and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Loan Parties and their Subsidiaries and materials relating to the offer and sale of the Securities that have been requested by such Lender. Such Lender and its advisors, if any, have been afforded the opportunity to ask questions of the Loan Parties. Neither such inquiries nor any other due diligence investigations conducted by such Lender or its advisors, if any, or its representatives shall modify, amend or otherwise affect such Lender’s right to rely on the representations and warranties of the Loan Parties and their Subsidiaries contained in Article 3 and elsewhere in the Loan Documents. Such Lender can bear the economic risk of a total loss of its investment in the Securities being offered and has such knowledge and experience in business and financial matters so as to enable it to understand the risks of and investment decision with respect to its investment in the Securities.

(e) Such Lender understands that no United States federal or state agency or any other government or Governmental Authority has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f) Such Lender is duly organized and validly existing under the laws of the jurisdiction of its formation.

(g) Each Loan Document to which such Lender is a party has been duly authorized, executed and delivered by such Lender and constitutes the valid and legally binding obligation of such Lender, enforceable against such Lender in accordance with its terms, except as such enforceability may be limited by (i) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors’ rights generally, and (ii) applicable equitable principles (whether considered in a proceeding at law or in equity).

(h) Such Lender has the requisite power and authority to enter into and perform its obligations under each of the Loan Documents to which such Lender is a party.

(i) Such Lender understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they were, or are being, acquired from the Borrower (or the Guarantors, as applicable) in a transaction not involving a public offering and that none of the Securities may be resold and/or hedged except pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, including Rule 144 under the Securities Act, Section 4(a)(7) of the Securities Act or a so-called “4[(a)] and a half” transaction (without limiting the representations and warranties of the Borrower set forth in Section 3.1(z)).

ARTICLE 4

CLOSING CONDITIONS

Section 4.1 Conditions to the Disbursements. The effectiveness of this Agreement and the other Loan Documents being executed and delivered on the Agreement Date, in each case, shall be subject to the fulfillment and satisfaction of all of the following conditions:

(a) Agent and the Lenders shall have received executed counterparts of each of the following documents and the Loan Documents and other agreements, instruments and documents set forth on the closing checklist attached hereto as Exhibit D, each in form and substance satisfactory to Agent:

(i) this Agreement

(ii) the Control Agreements required to be delivered on the Agreement Date pursuant to this Agreement and the other Loan Documents;

(iii) the Security Agreement;

(iv) the Intercompany Subordination Agreement;

(v) the Copyright Security Agreement;

(vi) the Patent Security Agreement;

(vii) the Intercreditor Agreement; and

(viii) the Trademark Security Agreement;

(b) the Additional Warrants shall have been duly executed, issued and delivered to the Lenders in accordance with Section 2.8;

(c) each representation and warranty by any Loan Party or any of its Subsidiaries contained herein or in any other Loan Document is true, correct and complete in all material respects (without duplication of any materiality qualified contained therein) as of such date, except to the extent that such representation or warranty expressly relates to an earlier date (in which event such representations and warranties were true, correct and complete in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date);

(d) neither the Borrower nor any of its Subsidiaries shall have any Indebtedness, other than Permitted Indebtedness and all other Indebtedness shall be paid off pursuant to payoff letters reasonably satisfactory to Agent and any Liens relating thereto shall be terminated in a manner reasonably satisfactory to Agent;

(e) all actions necessary to establish that Agent (for the benefit of itself and the Lenders) will have perfected first priority security interests (subject only to the prior priority of the Permitted Priority Liens and Liens in the Collateral under the Loan Documents shall have been taken;

(f) all fees required to be paid on the Agreement Date pursuant to this Agreement and the other Loan Documents and all costs and expenses required to be paid on the Agreement Date (including pursuant to Section 6.3) pursuant to this Agreement and the other Loan Documents shall have been paid in cash to the applicable Secured Parties;

(g) subject to Section 5.1(q), Agent shall have received all documents required to be received pursuant to Section 3.01 and Section 3.02 of the ABL Credit Facility;

(h) [reserved];

(i) no Default or Event of Default (both under the Prior Loan Documents and the Loan Documents) shall have occurred or would result from the transactions being consummated on the Agreement Date (including the funding of any loans or disbursements to the Loan Parties or their Subsidiaries by any Person on the Agreement Date and any use of the proceeds thereof);

(j) [reserved];

(k) the Borrower shall have delivered to the Secured Parties a letter from the transfer agent for the Common Stock certifying the number of shares of Common Stock outstanding as of a date within two (2) Business Days prior to the Agreement Date;

(l) [reserved];

(m) Agent shall have received a certificate from a responsible officer of each Loan Party:

(i) attesting to the resolutions of such Loan Party’s board of directors authorizing its execution, delivery, and performance of the Loan Documents to which it is a party,

(ii) authorizing specific officers of such Loan Party to execute the same, attesting to the incumbency and signatures of such specific officers of such Loan Party,

(iii) attesting to copies of each Loan Party’s Organizational Documents, as amended, modified, or supplemented to the Agreement Date, which Organizational Documents shall be (A) certified by an Authorized Person of such Loan Party, and (B) with respect to Organizational Documents that are charter documents, certified as of a recent date (not more than thirty (30) days prior to the Agreement Date) by the appropriate governmental official,

(iv) attesting to certificates of status with respect to each Loan Party, dated within ten (10) days of the Agreement Date, such certificates to be issued by the appropriate officer of the jurisdiction of organization of such Loan Party, which certificates shall indicate that such Loan Party is in good standing in such jurisdiction,

(v) attesting to certificates of status with respect to each Loan Party, each dated within thirty (30) days of the Agreement Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Loan Party) in which such Loan Party’s failure to be duly qualified or licensed would constitute a Material Adverse Effect, which certificates shall indicate that such Loan Party is in good standing in such jurisdictions, and

(vi) Agent shall have received all requested collateral access agreements in favor of Agent, from all mortgagees, landlords and operators of warehouses in which a Loan Party operates or maintains any Collateral;

(n) Agent shall have received an opinion of the Loan Parties’ counsel in form and substance reasonably satisfactory to Agent; and

(o) Agent shall have received the ABL Debt Documents, which shall be in form and substance reasonably satisfactory to the Agent and the Lenders and the Agent and the Lenders shall have received evidence reasonably satisfactory to them that all conditions set forth in the ABL Debt Documents to make such documents effective and closed and to fund loans thereunder have been satisfied in all respects.

ARTICLE 5

PARTICULAR COVENANTS AND EVENTS OF DEFAULT

Section 5.1 Affirmative Covenants.

For so long as the Obligations (other than unasserted contingent indemnification obligations and other than those Obligations under any Warrant or the Registration Rights Agreement; provided that Sections 5.1(h), (p), (s) and (aa) shall survive until the end of the Reporting Period) remain outstanding:

(a) The Loan Parties will and will cause their Subsidiaries to (i) preserve and maintain in full force and effect its organizational existence and good standing under the Applicable Laws of its jurisdiction of incorporation, organization or formation, as applicable, other than as permitted under Section 5.2(i), and (ii) preserve and maintain all qualifications to do business in each other jurisdiction not covered by clause (i) above that the failure to be so qualified could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(b) The Loan Parties will, and will cause their Subsidiaries to, (i) comply in all material respects with all Applicable Laws, except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where failure to do so could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and (ii) maintain in effect and enforce policies and procedures designed to ensure compliance by the Loan Parties, their Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions.

(c) The Loan Parties will, and will cause their Subsidiaries to, obtain, make and keep in full force and effect all licenses, certificates, approvals, registrations, clearances, Authorizations and permits required to conduct their businesses, except where the failure to make and keep such licenses, certificates, approvals, registrations, clearances, authorizations and permits in full force and effect could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(d) Each Loan Party will, except as otherwise permitted by this Agreement, maintain, and will cause each of its Subsidiaries to maintain, and preserve all its assets and property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and will make all necessary repairs thereto and renewals and replacements thereof, except, in each case, where the failure to do so could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(e) The Loan Parties will, and will cause each of their Subsidiaries to, maintain with financially sound and reputable insurance companies with respect to their assets, properties and business, against such hazards and liabilities, of such types and in such amounts, as is customarily maintained by companies in the same or similar businesses similarly situated. All property insurance policies covering the Collateral are to be made payable to Agent for the benefit of Agent and the Lenders, as their interests may appear, in case of loss, pursuant to a standard lender’s loss payable endorsement with a standard noncontributory “lender” or “secured party” clause and are to contain such other provisions as Agent may reasonably require to fully protect the Lenders’ interest in the Collateral and to any payments to be made under such policies. All certificates and endorsements of property and general liability insurance are to be delivered to Agent by the Loan Parties, with the lender’s loss payable (but only in respect of Collateral) and additional insured endorsements in favor of Agent and will provide for not less than 30 days (10 days in the case of non-payment) prior written notice to Agent of the exercise of any right of cancellation or any modification thereof; provided, however, that, for the avoidance of doubt, Agent need not be named on any workers compensation or D&O policies. If Loan Parties or their Subsidiaries fail to maintain such insurance, Agent may arrange for such insurance, but at Loan Parties’ expense and without any responsibility on Agent’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. The Loan Parties shall give Agent prompt written notice of any loss exceeding $500,000 covered by any Loan Party’s or any Loan Party’s Subsidiary’s casualty or business interruption insurance. Upon the occurrence and during the continuance of an Event of Default, Agent shall have the sole right to file claims under any property and general liability insurance policies in respect of the Collateral, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies. A true and complete listing of such insurance, including issuers, coverages and deductibles, will be provided by the Loan Parties to Agent promptly following Agent’s request.

(f) Each Loan Party will, and will cause each of its Subsidiaries to, pay, discharge and perform as the same shall become due and payable or required to be performed (i) all material Tax liabilities, assessments and governmental charges or levies upon it or its property, unless the same are being contested in good faith by appropriate proceedings diligently prosecuted which stay the enforcement of any Lien and for which adequate reserves in accordance with GAAP are being maintained by such Person and (ii) all Tax liabilities, assessments and governmental chares or levies upon it or its property that would create, or otherwise cause to exist, a Lien with respect thereto that is not a Permitted Lien under clause (d) of the definition of “Permitted Liens.”

(g) The Loan Parties will promptly after knowledge (and, in any event, within two (2) Business Days after knowledge) notify the Agent of the occurrence of (A) any Default or Event of Default and (B) so long as such type of notification would not be material nonpublic information of the Borrower, any claims (other than in connection with the denial of plan claims in the ordinary course of business), litigation, arbitration, mediation or administrative or regulatory proceedings that are instituted or threatened against any Loan Party, or claims of infringement by any Person with respect to any Intellectual Property rights of a Loan Party, in each case of this clause (B), to the extent such claim, litigation, arbitration, mediation or administrative or regulatory proceeding could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(h) From the Prior Agreement Date until the later of (y) the first date on which no Warrants remain outstanding, and (z) the first date on which the Secured Parties no longer own any Securities (the period ending on such latest date, the “Reporting Period”), the Borrower and its Subsidiaries will (i) timely (without giving effect to any extensions pursuant to Rule 12b-25 of the Exchange Act) file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Borrower and its Subsidiaries will not terminate the registration of the Common Stock under the Exchange Act or otherwise terminate its status as an issuer required to file reports under the Exchange Act, even if the securities laws would otherwise permit any such termination and (ii) deliver to Agent a Compliance Certificate with each of its 10-Q and 10-K filings on the date such filings are made (or, if earlier, are required by the SEC to be made) with the SEC; provided that, with respect to clause (ii) only, solely to the extent any earnings or revenue report for the same period is publicly reported or is filed with the SEC prior to the time when any 10-Q or 10-K containing the applicable quarterly or annual financial statements is filed with the SEC and to the extent the earnings or revenue set forth in any such earnings or revenue report would result in a financial covenant default under Section 5.2(xxv), the Compliance Certificate shall instead be delivered by the Loan Parties to the Agent and the Lenders on the same day as such earnings or revenue report is publicly reported or is filed with the SEC. Each of such reports in Section 5.1(h)(i) above will comply in all material respects with the applicable requirements of the Exchange Act and each of such reports in Section 5.1(h)(i) above and such Compliance Certificate will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The consolidated financial statements included in such reports will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, will be prepared in accordance with GAAP, consistently applied (subject, in the case of unaudited quarterly financial statements, to normal year-end adjustments and lack of footnote disclosures), and will fairly present in all material respects the consolidated financial position of the Borrower and its Subsidiaries as of the dates thereof and the consolidated results of their operations, cash flows and changes in stockholders equity for the periods presented (subject, in the case of unaudited quarterly financial statements, to normal year-end audit adjustments and lack of footnote disclosures). The Borrower hereby agrees that, during the Reporting Period, the Borrower will send to each Secured Party copies of (A) any notices and other information made available or given to the holders of the Stock of the Borrower generally, contemporaneously with the Borrower’s making available or giving such notices and other information to such holders of Stock (it being understood and agreed that delivery will be deemed to have occurred if such notices or other information is posted to EDGAR) and (B) all other documents, reports, financial data and other information not available on EDGAR that does not contain any material nonpublic information of the Borrower, that any Secured Party may reasonably request.

(i) Each Loan Party will, and will cause each of its Subsidiaries to, with respect to each owned, leased or controlled property, at all times and without notice, at the sole option of Agent or any Lender: (a) provide access to such property to Agent, the Lenders and their respective representatives and agents, as frequently as Agent or any Lender determines to be appropriate; and (b) permit Agent or any Lender to conduct field examinations, appraise, inspect, and make extracts and copies (or take originals if reasonably necessary) from all of such Loan Party’s and its Subsidiaries’ books and records, and evaluate and conduct appraisals and evaluations in any manner and through any medium that Agent or any Lender considers advisable, in each instance, at the Loan Parties’ sole expense. Any Lender may accompany Agent or its representatives in connection with such inspection. Notwithstanding the foregoing, the Loan Parties will (and will cause each of their respective Subsidiaries to) comply with (and coordinate with Agent and the Lenders and their representatives and agents to make sure of compliance with) Section 5.1(q) in connection with any such inspection, examination, audit or analysis.

(j) Each Loan Party will ensure that all written information, exhibits and reports furnished to any Secured Party, when taken as a whole, do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not materially misleading in light of the circumstances in which made, and will promptly disclose, after knowledge of any defect of a material fact, untrue statement of material fact, material misstatement or error of a material fact, to Agent and the Lenders and correct any such defect, untrue statement of material fact, material misstatement or error of a material fact that has been discovered therein or in any Loan Document or in the execution, acknowledgement or recordation thereof; it being acknowledged and agreed that any projections provided to the Secured Parties are not to be viewed as facts, are not a guarantee of financial performance, and are subject to uncertainties and contingencies.

(k) Each Loan Party will enter into, and cause each depository, securities intermediary or commodities intermediary to enter into, Control Agreements with respect to each deposit, securities, commodity or similar account maintained by such Person (other than (i) deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the Borrower’s employees and identified to Agent by the Borrower as such, (ii) zero balance accounts; provided that such accounts have been identified to Agent by the Borrower as such, (iii) such other petty cash deposit accounts, amounts on deposit in which do not exceed $100,000 in the aggregate at any one time, (iv) escrow, trust and fiduciary accounts, (v) each account of Excluded Foreign Subsidiaries, (vi) deposit account #XXXXX7912 of TriVascular Canada LLC at Bank of Montreal; provided the aggregate amount on deposit in such deposit account(s) does not exceed 1,000,000 Canadian dollars at any time, (vii) the Bank of America Cash Collateral Account and (viii) account number XXXX1317 of the Borrower (the “Stifel Account”) maintained at Stifel, Nicolaus & Company, Incorporated (“Stifel”) while, and only so long as (and for the avoidance of doubt, not at any other time shall the Stifel Account be an Excluded Account), (a) all funds, amounts or other items on deposit in the Stifel Account are swept by Stifel every Business Day (1) pursuant to the terms of the Permanent Letter of Authorization for Wires With Further Credit, signed by the Borrower (as the account owner) as of August 15, 2018 (as in effect on November 20, 2018, the “Stifel Sweep Agreement”), and (2) by wiring the funds, amounts and other items in the Stifel Account to deposit account number XXXXXX1702 at Bank of America, N.A., in each case of this clause (a), unless Agent and ABL Agent consent otherwise in writing (including by electronic mail), (b) the deposit account to which the funds, amounts and other items from the Stifel Account are swept is subject to a Control Agreement at all times, (c) subject to clause (e) below, no more than $5,000,000 of cash, Cash Equivalents, other assets and/or other items are in the Stifel Account at any time, (d) neither the wire instructions nor any other term or provision in the Stifel Sweep Agreement is amended, restated, supplemented, modified, waived or otherwise changed (or any departure therefrom consented to) without the prior written consent of Agent and ABL Agent (and the Borrower shall immediately modify the Stifel Sweep Agreement, including the wire instructions therein, in such manner as Agent and ABL Agent may request while an Event of Default exists), (e) (x) upon and during the continuance of an Event of Default, (1) the Stifel Account is not used (including no cash, Cash Equivalents, other assets or other items being held in such Stifel Account other than those being swept pursuant to clause (a) above on the Business Day immediately after the first day such Event of Default occurs), (2) the Borrower will take no action with Stifel with respect to the Stifel Account or otherwise (other than having Stifel sweep the Stifel Account pursuant to clause (a) above) and (3) no cash or other items shall be kept or maintained in the Stifel Account or otherwise held by Stifel, and (y) after the occurrence of an Event of Default, the Borrower immediately closes the Stifel Account upon request by Agent, and (f) (x) the Borrower provides quarterly certifications of compliance with the conditions and requirements in this Section 5.1(k)(viii)(a)-(e), and (y) by 5pm ET on the Tuesday of the week following delivery of each such quarterly certification in clause (f)(x) directly above, the

Borrower (or Stifel on behalf of the Borrower) shall provide a detailed description of activity for the prior week (including daily account balances and other item inventory) to Katten Muchin Rosenman LLP (at the address provided in Section 6.1) on behalf of Agent; (such accounts in clauses (i) through (viii), the “Excluded Accounts”) as of and after the Prior Agreement Date; provided that (x) the Loan Parties will have until the date that is forty-five (45) days following the closing date of any Permitted Acquisition (or such later date as may be agreed to by Agent in its sole reasonable discretion) to comply with the provisions of this Section 5.1(k) with regard to such accounts (other than Excluded Accounts) of the Loan Parties acquired in connection with such Permitted Acquisition, and (y) for deposit accounts, securities accounts and commodities accounts opened after the Agreement Date, the Loan Parties will have until the date that is thirty (30) days following the opening of any such new account (or such later date as may be agreed to by Agent in its sole reasonable discretion) to comply with this clause (k). Upon written request by the Agent, the Loan Parties will provide Agent with written evidence reasonably satisfactory to the Agent as of such Business Day or the next Business Day showing compliance with Section 5.2(xxiv).

(l) Promptly upon request by Agent, the Loan Parties will (and, subject to the limitations set forth herein and in the other Loan Documents, will cause each of their Subsidiaries to) take such additional actions and execute such documents as Agent may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Loan Documents any of the assets or properties, rights or interests covered by any of the Loan Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Loan Documents and the Liens intended to be created thereby, and (iv) to better assure, grant, preserve, protect and confirm to the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document. The Loan Parties will notify Agent in writing prior to (and on) (x) the date of formation or acquisition of any Subsidiary and (y) any division or split of any Loan Party into two or more Subsidiaries, limited liability companies, other entities or other Persons. Without limiting the generality of the foregoing, the Loan Parties will cause (y) each of their Subsidiaries (other than Excluded Subsidiaries) promptly after (but, in any event, (A) within fifteen (15) days thereof for any Subsidiary that is not an Immaterial Subsidiary and (B) within thirty (30) days thereof for any Immaterial Subsidiary) the date of the formation or acquisition thereof (and any Subsidiaries, limited liability companies, other entities or other Persons for which any Loan Party divides or splits itself into), to guaranty the Obligations and to cause each such Subsidiary (and any such Subsidiary, limited liability company, other entity or other Person for which any Loan Party divides or splits itself into) to grant to Agent, for the benefit of the Secured Parties, a security interest in, subject to the limitations set forth herein and in the Loan Documents, all of such Subsidiary’s (and, with respect to any such division or split of a Loan Party, all such Subsidiary’s limited liability company’s, other entity’s or other Person’s) assets and property (including any assets or property allocated, distributed, conveyed or otherwise transferred pursuant to any division or split of any Loan Party into any Subsidiaries, limited liability companies, other entities or other Persons for which any Loan Party divides or splits itself into) to secure such guaranty and (z) any holder (that is a Loan Party) of the Stock of such Subsidiary to provide, promptly after (but, in any event, (A) within fifteen (15) days thereof for any Subsidiary that is not an Immaterial Subsidiary and (B) within thirty (30) days thereof for any Immaterial Subsidiary) the date of (x) the formation or acquisition of such Subsidiary or (y) any division or split of any Loan Party into two or more Subsidiaries, limited liability companies, other entities or other Persons, in each case, supplements and further pledges to the Loan Documents as are necessary (or requested by Agent) to evidence Agent’s Lien in the Stock of such Subsidiary. Furthermore, the Borrower will notify Agent and the Lenders in writing promptly after (but, in any event, (A) within fifteen (15) days thereof for any Loan Party or any Subsidiary that is not an Immaterial Subsidiary and (B) within thirty (30) days thereof for any Immaterial Subsidiary) the date of the issuance by or to any Loan Party (other than by the Borrower) of any Stock of any corporation or any other Person that has “opted into” Article 8 of the UCC (in each case, other than Excluded Property) to have its Stock constitute “securities” under Article 8 of the UCC and each Loan Party will pledge, and will cause each of its Subsidiaries (other than Excluded Subsidiaries) to pledge, all of the Stock of each of its

Subsidiaries (other than Excluded Subsidiaries but including any Subsidiaries, limited liability companies, other entities or other Persons for which any such Loan Party divides or splits itself into), and sixty-five percent (65%) of the outstanding voting Stock and one hundred percent (100%) of the outstanding non-voting Stock of each Excluded Foreign Subsidiary and each Excluded Domestic Holdco, directly owned by a Loan Party, in each instance, to Agent, for the benefit of the Secured Parties, to secure the Obligations, promptly after formation or acquisition (or division or split) of such Subsidiary. The Loan Parties will deliver, or cause to be delivered, to Agent, appropriate resolutions, secretary certificates, certified Organizational Documents and, if reasonably requested by Agent, legal opinions relating to the matters described in this Section 5.1(l) (which opinions will be in form and substance reasonably acceptable to Agent and, to the extent applicable, substantially similar to the opinions delivered on the Prior Agreement Date and the Agreement Date), in each instance with respect to (1) each Loan Party or Subsidiary formed or acquired (and each Subsidiary, limited liability company, other entity or other Person for which a Loan Party divides or splits itself into), (2) each Loan Party or Person (other than a Loan Party) whose Stock is being pledged, and (3) the assets and property that are allocated, distributed, conveyed or otherwise transferred pursuant to any division or split of any Loan Party into any Subsidiaries, limited liability companies, other entities or other Persons for which any Loan Party divides or splits itself into, in each case of clauses (1) through (3), after the Prior Agreement Date. In connection with each pledge of Stock, the Loan Parties will deliver, or cause to be delivered, to Agent, irrevocable proxies and Stock powers and/or assignments, as applicable, duly executed in blank.

(m) Each Loan Party will, and will cause each of its Subsidiaries to, comply with, and maintain its Real Estate, whether owned, leased, subleased or otherwise operated or occupied, in compliance with all applicable Environmental Laws and Healthcare Laws or that is required by orders and directives of any Governmental Authority, except where the failure to comply could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(n) Promptly upon becoming aware that any of the following events has occurred, the Borrower will provide written notice to the Agent specifying the nature of such event, what action the Loan Party or any ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, if applicable, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto: (i) any ERISA Event which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (ii) a “prohibited transaction” as defined under Section 406 of ERISA or Section 4975 of the Code that is not exempt under ERISA Section 408 or Section 4975 of the Code, under any applicable regulations and published interpretations thereunder or under any applicable prohibited transaction, individual or class exemption issued by the Department of Labor, with respect to any Employee Benefit Plan, which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, or (iii) the imposition of any Lien on any asset of a Loan Party or a Subsidiary of a Loan Party with respect to any Title IV Plan or Multiemployer Plan.

(o) The Borrower agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Secured Party promptly after such filing. The Borrower will make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Prior Agreement Date.

(p) The Borrower will take all actions necessary to cause the Common Stock to remain listed on the Principal Market during the Reporting Period. The Borrower will not, and will cause each of the Subsidiaries not to, take any action within its control that would be reasonably expected to result in the delisting or suspension or termination of trading of the Common Stock on the Principal Market. The Loan Parties will pay all fees, costs and expenses in connection with satisfying its obligations under this Section 5.1(p). The Borrower shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, a sufficient number of Common Shares to enable the Borrower to satisfy its obligations under the Warrants and the First Out Waterfall Notes (computed without regard to any limitations on the number of shares that may be issued on exercise or Conversion thereof).

(q) At or prior to 7:30 a.m. (New York City time) on the first (1st) Business Day following the Agreement Date, the Borrower will file a Form 8-K with the SEC describing the terms of the transactions contemplated by the Loan Documents and the ABL Credit Facility and the ABL Debt Documents and including as exhibits to such Form 8-K this Agreement (including the schedules, annexes and exhibit forms hereto), the forms of Notes, the form of Additional Warrant, the Registration Rights Agreement, the other Loan Documents listed on Schedule 5.1(q) and the ABL Credit Facility and the ABL Debt Documents (such Form 8-K, the “Announcing Form 8-K”). Subject to the foregoing, no Loan Party will issue any press releases or any other public statements with respect to the transactions contemplated by any Loan Document or disclosing the name of any Secured Party; provided, however, that the Borrower will be entitled, without the prior approval of any Secured Party, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the Announcing Form 8-K and contemporaneously therewith and (ii) as is required by Applicable Law and regulations (provided that each Secured Party will be consulted by the Borrower in connection with any such press release or other public disclosure prior to its release and will be provided with a copy thereof by the borrower other than filings required by the Exchange Act to be made with the SEC, which Borrower may make without such consultation or notice). From and after the Borrower’s filing of the Announcing Form 8-K, no Secured Party shall be in possession of any material nonpublic information received from the Borrower or any of its Subsidiaries or Affiliates or any of its or their respective officers, directors, employees, attorneys, representatives or agents. Without limiting the foregoing, the Loan Parties represent and warrant that no Loan Document or other agreement, instrument, certificate, information or other document provided by any Loan Party or any of its Related Parties to any Secured Party on or about the Agreement Date that is not filed as an exhibit to the Announcing Form 8-K constitutes, or contains, reflects or references any information that constitutes, material nonpublic information with respect to the Borrower or any of its Subsidiaries or Affiliates (except to the extent the same information is expressly set forth in the Announcing Form 8-K or an exhibit thereto). Notwithstanding any other requirement of this Agreement or any other Loan Document, each Loan Party will not, and will cause each of its Subsidiaries and Affiliates and its and each of their respective officers, directors, employees. Attorneys, representatives and agents to not, provide any Secured Party with any material nonpublic information regarding the Borrower or any of its Subsidiaries or Affiliates from and after the filing of the Announcing Form 8-K with the SEC without the express prior written consent of such Secured Party. Each Loan Party hereby acknowledges and agrees that no Secured Party (nor any of such Secured Party’s Affiliates) shall have any duty of trust or confidence with respect to, or any obligation not to trade in any securities on the basis of, any material nonpublic information regarding the Borrower or any of its Subsidiaries or Affiliates (A) provided by, or on behalf of, the Borrower or any of its Subsidiaries or Affiliates, or any of its or their respective officers, directors, employees, attorneys, representatives or agents, in breach or violation of any of the representations, covenants, provisions or agreements set forth in this Section 5.1(q) or (B) otherwise possessed (or continued to be possessed) by any Secured Party (or any Affiliate thereof) as a result of any breach or violation of any representation, covenant, provision or agreement set forth in this Section 5.1(q). Notwithstanding anything to the contrary herein, in the event that any Loan Party believes that a notice or communication to any Secured Party contains material, nonpublic information relating to any Loan Party, any of its Subsidiaries or Affiliates or any of their respective property or Stock, the Borrower will so indicate to the Secured Parties contemporaneously with delivery of such notice or communication, and such indication shall provide the Secured Parties the means to refuse to receive such notice or communication; and in the absence of any such indication, the holders of the Securities shall be allowed to presume that all matters relating to such notice or communication do not constitute material, nonpublic information relating to any Loan Party, any of its Subsidiaries or Affiliates or any of their respective property or Stock. Upon receipt or delivery by any Loan Party or any of its Subsidiaries of any notice in accordance with the terms of the Loan Documents, unless the Borrower has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to any Loan Party or any of its Subsidiaries or Affiliates or their respective property or Stock, the Loan Parties will, within one Business Day after any such receipt or delivery publicly disclose such material, nonpublic information. In the event of a breach of any of the foregoing covenants by any Loan Party or any of its Subsidiaries or Affiliates, or any of its or their respective officers, directors (or equivalent persons), employees, attorneys, representatives or agents, in addition to any other remedies provided in the Loan Documents or otherwise available at law or in equity, the Secured Parties shall have the right to make a public disclosure in the form of a press release, public advertisement or otherwise, of the applicable material nonpublic information regarding the Borrower or its Subsidiaries or Affiliates without the prior approval by any Loan Party or its Subsidiaries or Affiliates, or any of its or their respective officers, directors (or equivalent persons), employees, attorneys, representatives or agents, and no Secured Party shall have any liability to any Loan Party, any of its Subsidiaries or Affiliates or any of its or their respective officers, directors (or equivalent persons), employees, equityholders, attorneys, representatives or agents for any such disclosure.

(r) The Borrower acknowledges and agrees that the Securities may be pledged by a holder thereof in connection with a bona fide margin agreement or other loan, financing or Indebtedness secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities under the Loan Documents, and no such holder effecting any such pledge of Securities shall be required to provide any Loan Party or any of its Subsidiaries with any notice thereof or otherwise make any delivery to any Loan Party pursuant to any Loan Document. The Borrower hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a holder of Securities.

(s) During the Reporting Period, except as otherwise provided in the Loan Documents, the Borrower will not in any manner issue or sell any Options or Convertible Securities that are convertible into or exchangeable or exercisable for shares of Common Stock at a price that varies or may vary with the market price of the Common Stock, including by way of one or more resets to a fixed price or increases in the number of shares of Common Stock issued or issuable, or at a price that upon the passage of time or the occurrence of certain events automatically is reduced or is adjusted or at the option of any Person may be reduced or adjusted, whether or not based on a formulation of the then current market price of the Common Stock (other than proportional adjustments as a result of subdivisions or combinations of the Common Stock in the form of stock splits, stock dividends, reverse stock splits, combinations or recapitalizations). For the avoidance of doubt, this clause (s) does not prohibit any convertible notes contemplated under clause (k) of the definition of “Permitted Indebtedness” with a fixed conversion rate subject to anti-dilution adjustments or other provisions related to the conversion price and/or conversion rate that are broadly similar to the analogous provisions in the 3.25% Convertible Note Documents, the 5.00% Convertible Note Documents or any Permitted Convertible Note Refinancing permitted hereunder.

(t) Within five Business Days after the filing (or, to the extent earlier, the date filing is required by the SEC) of its 10-K or 10-Q with the SEC (and by each date that the financial statements are required to be delivered in Section 5.1(aa)), as the case may be, the Loan Parties and their Subsidiaries will deliver to Agent an updated Perfection Certificate. Upon the reasonable request of any Secured Party, the Loan Parties and their Subsidiaries will promptly deliver to such Secured Party such additional business, financial, corporate affairs, perfection certificates, items or documents related to creation, perfection or priority of Agent’s Liens in the Collateral and other information as any Secured Party may from time to time reasonably request.

(u) Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the Borrower will, and will cause each Loan Party to, (i) obtain all Regulatory Required Permits necessary for compliance in all respects with Applicable Laws with respect to the design, testing, manufacturing, developing, processing, assembly, packaging, labeling, distribution, commercialization, import, export, selling or marketing of Products, and (ii) maintain and comply fully and completely in all respects with all such Regulatory Required Permits.

(v) Each Loan Party will comply, and cause each Subsidiary to comply, with the requirements of all Applicable Laws and Material Contracts, except to the extent that failure to so comply could not reasonably be expected to (a) individually or in the aggregate, have a Material Adverse Effect, or (b) result in any Lien upon either (i) a material portion of the assets of any such Person in favor of any Governmental Authority, or (ii) any Collateral (other than Permitted Liens).

(w) The Borrower will, within two Business Days after delivery by a Loan Party or receipt or knowledge thereof, provide written notice to Agent of any default or event of default under any of the ABL Debt Documents, any of the Convertible Note Documents or any of the Permitted Japan Lifeline Unsecured Debt Documents, and of any amendments, restatements, supplements, waivers or other modifications to (or any consents to any events or actions under) any of the ABL Debt Documents, any of the Convertible Note Documents or any of the Permitted Japan Lifeline Unsecured Debt Documents or any prepayment of any of the Indebtedness thereunder.

(x) The Loan Parties will keep its Inventory and Equipment (other than Inventory or Equipment that is in-transit, Trunk Inventory or subject to consignment) only at the locations identified on Schedule 3.1(hh) and their chief executive offices only at the locations identified on Schedule 3.1(gg); provided that the Loan Parties may amend Schedule 3.1(hh) or Schedule 3.1(gg) so long as such amendment occurs by written notice to Agent not less than ten (10) days prior to the date on which such Inventory and Equipment is moved to such new location listed on the amended Schedule 3.1(hh) or such chief executive office is relocated to such address listed on the amended Schedule 3.1(gg) and so long as such new location or such chief executive office is within the continental United States.

(y) Each Loan Party will, and will cause each of its Subsidiaries to, comply with (A) in all respects with all Healthcare Laws and their implementation by any applicable Governmental Authority, except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and (B) (1) in all respects with all lawful requests of any Governmental Authority applicable to its Products, except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and (2) in all material respect with requests of any Governmental Authority applicable to its Products that is required by Applicable Law (or court order or proceeding) to be complied with. Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, all Products developed, manufactured, tested, distributed, promoted or marketed by or on behalf of any Loan Party or any of its Subsidiaries that are subject to the jurisdiction of the FDA or comparable Governmental Authority shall be (i) developed, tested, manufactured, distributed, promoted and marketed in compliance with the Healthcare Laws and each other Applicable Law, including Healthcare Laws and other Applicable Laws governing or relating to product approval or premarket notification, good manufacturing practices, promoting, labeling, advertising, record-keeping, and adverse event reporting, and (ii) tested, investigated, distributed, labeled, promoted, marketed, and sold in compliance with Healthcare Laws and all other Applicable Laws.

(z) Notwithstanding the conditions precedent set forth in Article 4 or any other provision set forth herein to the contrary above, the Loan Parties have informed the Agent that certain of such items required to be delivered to the Agent and/or the Lenders or otherwise satisfied as conditions precedent to the effectiveness of this Agreement will not be delivered to Agent and the Lenders as of the Agreement Date. Therefore, with respect to the items set forth in this Section 5.1(z) below (collectively, the “Outstanding Items”), the Loan Parties will, and the Loan Parties will cause their Subsidiaries to, deliver (or otherwise satisfy) each Outstanding Item to the satisfaction of the Agent in the form and manner set forth below for such Outstanding Item within twenty (20) days after the Agreement Date (or within such longer time or different form or manner as the Agent may agree in its sole discretion):

(i) Collateral Access Agreements with respect to the leases of real property located at: (1) 2 Musick and 33 and 35 Hammond, Irvine, County of Orange, CA 92618 U.S.A., and (2) 3910 Brickway Blvd., Santa Rosa, County of Sonoma, CA 95403 U.S.A.;

(ii) Collateral Access Agreement with respect to Collateral held by UPS at the following locations: (1) 378 Commercial Street, Malden, MA 02148, (2) 165 Chubb Avenue, Lyndhurst, NJ 07071, (3) 1130 Commerce Blvd, Swedesboro, NJ 08085, and (4) 2250 Outerloop Drive, Louisville, KY 40219; and

(iii) Control Agreements with respect to the accounts of the Loan Parties located at (1) Wells Fargo (with respect to the account ending in 5279), (2) Bank of America (with respect to each of the accounts ending in 1702 and 3910), and (3) Silicon Valley Bank (with respect to the account ending in 5539).

(aa) If the Borrower is not required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, the Loan Parties will deliver to Agent and each Lender, as soon as available, but in any event within thirty (30) days after the end of each fiscal month during each fiscal year, an unaudited consolidated and consolidating balance sheet and income statement of Borrower and its Subsidiaries’ operations during such month and for the portion of the fiscal year then ended, including comparisons to the figures in the corresponding month and year-to-date portion of the immediately preceding fiscal year of Borrower and its Subsidiaries. Further, if the Borrower is not required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, the Loan Parties will provide to Agent and each Lender (A) quarterly financial statements for the Borrower and its Subsidiaries and a Compliance Certificate for such period within 45 days after the end of each fiscal quarter of the Borrower, and an audited annual financial statements and a Compliance Certificate for such period within 120 days after the end of each fiscal year of the Borrower prepared in accordance with GAAP with a report thereon by the Borrower’s independent certified public accountants, which accountants shall be reasonably acceptable to Agent and (B) on the same day as delivery to ABL Agent, any ABL Lender or any other secured party under the ABL Debt Documents, any additional financial statements, certificates, reports, notices, agreements, instruments and documents provided under (or in connection with) the ABL Debt Documents. Any such annual audited financial statements, audit or report of the Borrower’s independent certified public accountants (and any annual audited financial statements, audit or report of the Borrower’s independent certified public accountants on any consolidated financial statements included in any SEC Document filed during the Reporting Period, and including those required by Section 5.1(h)) shall (i) contain an unqualified opinion (subject to the exception set forth below in clause (ii) of this sentence), stating that such consolidated financial statements present fairly in all material respects the financial position and condition and results of operations of the Borrower and its Subsidiaries as of the dates and for the periods and have been prepared in conformity with GAAP applied on a basis consistent with prior years, and (ii) not include any explanatory paragraph expressing substantial doubt as to going concern status (other than any such paragraph arising from the impending maturity of the Loans solely in the case of the audit delivered with respect to the fiscal year immediately prior to the fiscal year during which the applicable maturity is scheduled). No financial statements delivered pursuant to this Section 5.1(aa) or included in any SEC Document filed during the Reporting Period shall include any statement in the footnotes thereto that indicates there is substantial doubt about the Borrower’s ability to continue as a going concern within one year after the date that such financial statements are issued, filed or delivered.

(bb) Each Loan Party will enter into (and will cause each landlord, warehouseman and bailee (as applicable), and all other applicable Persons, to enter into) a Collateral Access Agreement in favor of Agent (for the benefit of the Secured Parties) and in form and substance reasonably satisfactory to Agent and the Lenders, in respect of each location where Collateral, assets or property of any Loan Party (other than Inventory or Equipment that is in-transit, Trunk Inventory or subject to consignment) is held, stored or maintained at such location, in each case, at or prior to the time any such Collateral, assets or property is held, stored or maintained at such location; provided that, solely with respect to the location of the Flexential Colorado Corp.’s data center at 3330 E. Lone Mountain Road, North Las Vegas, NV 89081 (the “Flexential Data Center Location”), no Collateral Access Agreement shall be required unless and until any such Collateral, property or assets of any Loan Party is held, stored or maintained at the Flexential Data Center Location other than computer servers with a maximum aggregate book value of $125,000 (which book value shall be determined by the Borrower in accordance with GAAP and with using reasonable and justifiable calculations and estimations thereof).

(cc) The Borrower shall use the proceeds from the Qualified Equity Financing, if any, for general corporate purposes.

Section 5.2 Negative Covenants.

For so long as the Obligations (other than unasserted contingent indemnification obligations and other than those Obligations under any Warrant or the Registration Rights Agreement; provided that Section 5.2(xvii) shall survive until the end of the Reporting Period) remain outstanding:

(i) No Loan Party will, nor will it permit any of its Subsidiaries to, directly or indirectly, (A) merge with, consolidate with or into, dissolve or liquidate into or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except (1) a Subsidiary that is not a Loan Party may merge into any Loan Party or any Subsidiary of a Loan Party (provided that, (w) to the extent such Subsidiary that is not a Loan Party has its equity pledged to Agent, then any Person it merges with must also have its equity pledged to Agent by at least the same percentage and (x) if such merger is with a Loan Party, such Loan Party must be the surviving entity of any such merger), (2) a Loan Party may merge into any other Loan Party (provided that, (y) to the extent such Loan Party being merged has its equity pledged to Agent, then any Person it merges with must also have its equity pledged to Agent by at least the same percentage and (z) to the extent the Borrower is part of such transaction, the Borrower must be the surviving Person), (3) any Subsidiary of the Borrower (other than, for the avoidance of doubt, the Borrower) may liquidate or dissolve if (i) the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and it is not materially disadvantageous to the Secured Parties and (ii) to the extent such Subsidiary is a Loan Party, any such assets or business held by such subject Subsidiary shall be transferred to, or otherwise owned or conducted by, a Loan Party after giving effect to such liquidation or dissolution, and (4) in connection with Permitted Acquisitions, or (B) divide (or otherwise split) itself or themselves into two or more limited liability companies or other entities or Persons. None of the Loan Parties will establish or form any Subsidiary, unless such Subsidiary complies with Section 5.1(l), if applicable, and such Subsidiary (if not an Excluded Subsidiary) executes and/or delivers all other documents, agreements and instruments reasonably requested by Agent or the Required Lenders to perfect a Lien in favor of Agent (for the benefit of the Secured Parties) on such Subsidiary’s (if not an Excluded Subsidiary) assets and to make such Subsidiary (if not an Excluded Subsidiary) a Guarantor under the Loan Documents.

(ii) No Loan Party will, nor will it permit any of its Subsidiaries to, (a) enter into any joint venture or any similar arrangement, other than as may be permitted under Permitted Investments or (b) make any Restricted Payments, other than (1) dividends by any direct or indirect Subsidiary of any Loan Party (A) that are not Loan Parties to its parent or parent entities or (B) that are Loan Parties to its parent or parent entities that are Loan Parties; (2) dividends payable solely in common Stock; (3) repurchases of Stock of former employees, directors or consultants so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, provided, however, that such repurchase does not exceed $2,500,000 in the aggregate per fiscal year; (4) any Restricted Payments made under Subordinated Debt Documents to the extent permitted under the terms of the applicable Subordination Agreement; (5) any Restricted Payments made to the Secured Parties pursuant to the Loan Documents; and (6) interest payments expressly permitted under both clause (h) of the definition of “Permitted Indebtedness” and the Japan Lifeline Subordination Agreement so long as (A) the Japan Lifeline Subordination Agreement is in full force and effect and binding and enforceable against all parties thereto at all times, (B) no breach, violation or default has occurred under any of the Permitted Japan Lifeline Unsecured Debt Documents or the Japan Lifeline Subordination Agreement and (C) no Default or Event of Default has occurred and is continuing.

(iii) No Loan Party will, nor will it permit any of its Subsidiaries to, (a) directly or indirectly make, create, incur, assume or suffer to exist any Lien upon or with respect to any of its assets or property, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except Permitted Liens, or (b) directly or indirectly Dispose of (whether in one or a series of transactions) any assets or property (including the Stock of any Subsidiary of any Loan Party, whether in a public or private offering or otherwise, and accounts and notes receivable, with or without recourse), except Permitted Dispositions or as otherwise expressly permitted by Section 5.2(i).

(iv) No Loan Party will, nor will it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, permit to exist or be liable with respect to any Indebtedness, other than Permitted Indebtedness. No Loan Party will, or will permit any Subsidiary to, directly or indirectly, create, assume, incur or suffer to exist any Contingent Obligations, except for Permitted Contingent Obligations.

(v) No Loan Party will, nor will it permit any of its Subsidiaries to, directly or indirectly, (i) purchase or acquire any Stock, or any obligations or other securities of, or any interest in, any Person, including the establishment or creation of a Subsidiary, or (ii) make or commit to make any Acquisitions, or any other acquisition of any of the assets of another Person other than (A) Permitted Investments or (B) in the Ordinary Course of Business, or of any business or division of any Person, including by way of merger, consolidation, other combination or otherwise other than Permitted Investments, (iii) make, purchase or acquire any advance, loan, extension of credit (other than trade payables in the ordinary course of business) or capital contribution to or any other investment in, any Person including the Borrower, any Affiliate of the Borrower or any Subsidiary of the Borrower or (iv) enter into any joint venture or any similar arrangement (the items described in clauses (i), (ii), (iii) and (iv) are referred to as “Investments”), except for Permitted Investments.

(vi) No Loan Party will, or will permit any of its Subsidiaries to, use the proceeds of the Loans for any purpose other than as expressly permitted by Section 2.1.

(vii) Except as otherwise disclosed on Schedule 5.2(vii), and except for transactions that contain terms that are no less favorable to the applicable Loan Party or any Subsidiary, as the case may be, than those which might be obtained from a third party not an Affiliate of any Loan Party, no Loan Party will, or will permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of any Loan Party that is not itself a Loan Party; provided that, Loan Parties may enter into and maintain written agreements between any Loan Party and any Foreign Subsidiary of a Loan Party for management services for compensation in the Ordinary Course of Business consistent with past practices that are customary and reasonably appropriate to do for companies in the same industry as the Loan Parties provided by management and officers of the Loan Parties to such Foreign Subsidiaries that do not have certain management or officers, and such transactions may result in non-interest bearing accounts payables for the unpaid compensation owed by such Foreign Subsidiaries to the Loan Parties for such management services in an amount not to exceed $40,000,000 (which payables may be equitized by the Loan Parties, provided that (y) equitization of such payables shall not reduce the outstanding amount of payables that count towards the $40,000,000 cap above for purposes of determining whether the Loan Parties have complied with this provisions (with such equitized amounts deemed to be outstanding at all times thereafter for purposes of the $40,000,000 capped amount) and (z) at the time of any such equitization, any such Stock received by any Loan Party in connection with such equitization shall be pledged, and a first priority security interest and Lien thereon shall be granted, to the Agent (for the benefit of the Secured Parties) and such Loan Party shall take such perfection and priority actions reasonably requested by the Agent in accordance with the Loan Documents), in each case of the foregoing in this proviso, so long as (a) any such management or officers of the Loan Parties involved in such transactions, agreements and arrangements will have sufficient and reasonable time, energy and resources to still represent and service such Loan Parties themselves after taking into such transactions, agreements and arrangements, (b) any such agreement, instrument, arrangement or document evidencing any of the foregoing transactions, equitization or actions shall be entered into in good faith by such Loan Party, (i) in a manner to not contravene or impair the Collateral and benefits that are intended to be provided and afforded to the Secured Parties under the Loan Documents, and (ii) without (A) the intention of such Loan Party of causing (or resulting in) the Collateral to be taken from the Secured Parties and provided to Foreign Subsidiaries that are not Loan Parties at the detriment of the Secured Parties and for the benefit of such Foreign Subsidiaries, and (B) the effect of defrauding the Secured Parties, (c) the upstream economics received (or potentially to be received) by any applicable Loan Party in connection with any such transaction, agreement or arrangement described above in this proviso, when combined with the potential downstream economics, time, energy and recourses exhausted or disposed of in connection therewith shall be reasonably adequate and sufficient to enable the Loan Parties to timely satisfy all of the Obligations and all of their other obligations and agreements under the Loan Documents, (d) all cash, Cash Equivalents, other assets and proceeds received or provided to the Loan Parties in connection with the foregoing shall all be part of the (and constitute) Collateral and the Agent (for the benefit of the Secured Parties) shall have a first priority security interest and Lien thereon, (e) at the reasonable request of the Agent, all such account payables will be evidenced by a promissory note issued to the applicable Loan Party by the applicable Foreign Subsidiary and pledged to the Agent and the original thereof delivered, along with an executed allonge to the Agent in form and substance satisfactory to the Agent, (f) no Default or Event of Default has occurred and is continuing or would result therefrom, and

(g) no such agreement, arrangement, transaction or action could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(viii) No ERISA Affiliate will cause or suffer to exist (a) any event that could result in the imposition of a Lien on any asset of a Loan Party or a Subsidiary of a Loan Party with respect to any Title IV Plan or Multiemployer Plan, or (b) any other ERISA Event, which other ERISA Event could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(ix) No Loan Party will, and no Loan Party will permit any of its Subsidiaries to, engage in any line of business different from those lines of business carried on by it on the Agreement Date and businesses reasonably related thereto.

(x) Except as permitted under Section 5.2(i) or as expressly provided in the February 2020 Exchange Agreement and Fourth Amendment, no Loan Party will, and no Loan Party will permit any of its Subsidiaries to, directly or indirectly amend, restate, supplement, change, waive or otherwise modify (A) any of its Organizational Documents or, after the execution thereof, any agreements or documents evidencing or contemplating any Permitted Acquisition in any respect materially adverse to any Secured Party or (B) any Material Contract (other than Indebtedness covered by Section 5.2(xxii)), which amendment, restatement, supplement, change, waiver or modification in any case of this clause (B): (a) is contrary to (or is in violation or breach of) the terms and provisions of this Agreement or any other Loan Document (including the Intercreditor Agreement, the Second Lien Subordination and Intercreditor Agreement and the Japan Lifeline Subordination Agreement); or (b) could reasonably be expected to be materially adverse to the rights, interests or privileges of Agent or the Lenders or their ability to enforce the same; provided, however, that the foregoing shall not restrict any modifications of the ABL Credit Facility expressly permitted by the Intercreditor Agreement.

(xi) No Loan Party will, and no Loan Party will suffer or permit any of its Subsidiaries to, (a) make any significant change in accounting treatment or reporting practices, except as required by GAAP, (b) change the fiscal year or method for determining the fiscal quarters of any Loan Party or of any Subsidiary of any Loan Party, (c) change its name as it appears in official filings in its jurisdiction of organization or formation, or (d) change its jurisdiction of organization or formation, in the case of clauses (c) and (d), without at least ten (10) days’ prior written notice to Agent (or such shorter period as may be agreed by Agent in its sole reasonable discretion).

(xii) No Loan Party will, nor will it permit any of its Affiliates to, (A) declare, pay, make or set aside any amount for prepayment, payment, redemption or repayment in respect of (1) Subordinated Debt, except for payments made in full compliance with and permitted under the Subordination Agreement, or (2) any Permitted Japan Lifeline Unsecured Debt, except with respect to any interest payments expressly permitted under both clause (h) of the definition of “Permitted Indebtedness” and the Japan Lifeline Subordination Agreement so long as (I) the Japan Lifeline Subordination Agreement is in full force and effect and binding and enforceable against all parties thereto at all times, (II) no breach, violation or default has occurred under any of the Permitted Japan Lifeline Unsecured Debt Documents or the Japan Lifeline Subordination Agreement and (III) no Default or Event of Default has occurred and is continuing, (B) amend, restate, supplement, change, waive or otherwise modify (or consent to any departure from) the terms of (1) any Subordinated Debt Documents, except for amendments and modifications expressly permitted by the Subordination Agreement, or (2) any Permitted Japan Lifeline Unsecured Debt Documents, except as both (I) expressly permitted by the Japan Lifeline Subordination Agreement and (II) previously consented to in writing by the Agent and all of the Lenders; or (C) declare, prepay, pay, redeem, repay, make or set aside any amount for prepayment, payment, redemption or repayment in respect of any Indebtedness hereinafter incurred that, by its terms, or by separate agreement, is subordinated to the Obligations, except (1) for payments made in full compliance with and permitted under the subordination provisions applicable thereto or (2) solely with respect to the Permitted Japan Lifeline Unsecured Debt, any interest payments expressly permitted under both clause (h) of the definition of “Permitted Indebtedness” and the Japan Lifeline Subordination Agreement so long as (I) the Japan Lifeline Subordination Agreement is in full force and effect and binding and enforceable against all parties thereto at all times, (II) no breach, violation or default has occurred under any of the Permitted Japan Lifeline Unsecured Debt Documents or the Japan Lifeline Subordination Agreement and (III) no Default or Event of Default has occurred and is continuing.

(xiii) No Loan Party will, and no Loan Party will permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual restriction or encumbrance of any kind on the ability of any Loan Party or Subsidiary to pay dividends or make any other distribution on any of such Loan Party’s or Subsidiary’s Stock or to pay fees, including management fees, or make other payments and distributions to the Borrower or any other Loan Party, except for those in the Loan Documents and the ABL Debt Documents. No Loan Party will, and no Loan Party will permit any of its Subsidiaries to, directly or indirectly (y) enter into, assume or become subject to any contractual obligation prohibiting or otherwise restricting the existence of any Lien upon any of its assets in favor of Agent, whether now owned or hereafter acquired or (z) create or otherwise suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to (1) pay any Indebtedness owed to Borrower or any of its Subsidiaries, (2) make loans or advances to Borrower or any of its Subsidiaries or (3) transfer any of its property or assets to Borrower or any of its Subsidiaries, except (A) those in the Loan Documents and the ABL Debt Documents, (B) an encumbrance or restriction consisting of customary non-assignment provisions in leases or licenses entered into in the Ordinary Course of Business, (C) customary provisions in joint venture agreement and other similar agreements that restrict the transfer of ownership interests in such joint ventures or provisions limiting the disposition or distribution of assets or property (other than dividends on a pro rata basis based on ownership percentage) of the applicable joint venture, which limitation is applicable only to the assets that are the subject of such agreements; provided that such agreement was not entered into in contravention of the terms of this Agreement, and (D) limitations set forth in Subordinated Debt (if acceptable to the Agent in its sole discretion).

(xiv) No Loan Party will, and no Loan Party will permit any of its Subsidiaries to fail to comply with the Anti-Money Laundering Laws and Anti-Terrorism Laws. No Loan Party or Subsidiary of a Loan Party, nor to the knowledge of any Loan Party or any of its Subsidiaries, any director, officer, agent, employee or other Person acting on behalf of any Loan Party or any such Subsidiary, will request or use the proceeds of any Loan, directly or indirectly, (A) for any payments to any Person, including any government official or employee, political party, official of a political party, candidate for political office or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, or otherwise take any action, directly or indirectly, that would result in a violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Person on the SDN List or a government of a country or territory subject to comprehensive Sanctions, to the extent such activities, business or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or in a European Union member state, (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto, or (D) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of sanctions pursuant to any Anti-Terrorism Laws. Furthermore, the Loan Parties will not, directly or indirectly, use the proceeds of the Transaction, or lend, contribute or otherwise make available such proceeds to any Subsidiary, Affiliate, joint venture partner or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person participating in the Transaction of any Sanctions. No Loan Party will, or will permit any Subsidiary to, directly or indirectly, knowingly enter into any Material Contracts with any Person on the SDN List.

(xv) No Loan Party will, and no Loan Party will permit any of its Subsidiaries to, engage in a sale leaseback, synthetic lease or similar transaction involving any of its assets, including pursuant to a substantially contemporaneous transaction, whereby a Loan Party or one of its Subsidiaries sells or transfers all or substantially all of its right, title and interest in an asset and, in connection therewith, acquires or leases back the right to use such asset.

(xvi) No Loan Party will, and no Loan Party will permit any of its Subsidiaries to, cause or suffer to exist any Release of any Hazardous Material at, to or from any Real Estate that would violate or form the basis of Liability under any Environmental Law or Healthcare Law, other than such violations or liabilities that could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(xvii) No Loan Party will, and no Loan Party will permit any of its Subsidiaries to, be an “investment company” or a company “controlled” by an “investment company,” as such terms are defined in the Investment Company Act, or to otherwise be registered or required to be registered, or be subject to the restrictions imposed by, the Investment Company Act.

(xviii) No Loan Party will, and no Loan Party will permit any of its Subsidiaries to, (A) make any prepayment, payment, redemption or repayment or take any action, with respect to the ABL Debt that is in violation or breach of the Intercreditor Agreement; (B) make any amendment, restatement, supplement or modification of any ABL Debt Document in violation or breach of the Intercreditor Agreement or that is materially adverse to Agent or the Lenders; or (C) join any Subsidiary or any Affiliate of any Loan Party as a borrower, guarantor or obligor, or have such Person pledge or grant a Lien on any of its property or assets, under the ABL Debt Documents, unless, in each case, the same Person becomes a Loan Party in the same capacity (and/or pledges and grants Liens on the same property or assets (and with the same Lien priority and which such Liens shall be subject to the terms of the Intercreditor Agreement)) under the Loan Documents and such Person executes and delivers such agreements, instruments and documents reasonably requested by Agent to effectuate any of the foregoing in this clause (C) and such Subsidiary or Affiliate shall be subject to the terms of the Intercreditor Agreement.

(xix) Notwithstanding anything to the contrary in this Agreement or in any other Loan Documents, no Loan Party will, and no Loan Party will permit any of its Subsidiaries to, create, incur or suffer to exist any Indebtedness which is subordinated or junior (either in respect of Lien priority or in right of payment or any combination thereof) to any of the ABL Debt unless such Indebtedness is expressly subordinated or junior to the Obligations (both in terms of Lien priority and in right of payment) on terms and conditions acceptable to Agent and the Lenders; it being understood and agreed that the foregoing shall in no way limit the incurrence of unsecured Indebtedness otherwise permitted hereunder that is not payment subordinated to the ABL Debt when not also payment subordinated to the same extent to the Obligations.

(xx) No Loan Party will, or will permit any Subsidiary to, declare, pay, make or otherwise provide any payment, prepayment, repayment, redemption, conversion, cash settlement or distribution in respect of (I) any 3.25% Original Convertible Note, except as expressly provided in the February 2020 Exchange Agreement and Fourth Amendment, (II) any Remaining Original 3.25% Convertible Note, any other 3.25% Convertible Note Document, any 5.00% Convertible Note, any other 5.00% Convertible Note Document or any other Convertible Note Documents, except for: (a) regularly scheduled payments of interest and principal as set forth in the applicable Convertible Note Documents in effect as of the Fourth Amendment Effective Date (in addition to allowing any cash principal payments at maturity of the applicable Remaining Original 3.25% Convertible Notes and the 5.00% Convertible Notes, such amounts may also be paid in the applicable Stock (other than Disqualified Stock) of the Borrower or through any other conversion feature that does not effectively cause more payments, prepayments, repayments, redemptions, conversions, cash settlements and/or distributions to be made at or prior to the maturity thereof than the cash principal payments currently provided for in the applicable Convertible Note Documents as of the Fourth Amendment Effective Date), (b) any Permitted Convertible Note Refinancing, (c) the issuance of shares of common stock of the Borrower in connection with any non-cash conversion of the Remaining Original 3.25% Convertible Notes, the 5.00% Convertible Notes or any convertible notes that are not Disqualified Stock issued in a Permitted Convertible Note Refinancing, and any cash payments solely in lieu of fractional shares (but no other payments, prepayments, repayments, redemptions, conversions, cash settlements or distributions other than as otherwise expressly permitted by this clause (xx)), (d) payments and conversions (other than for any Disqualified Stock) made in connection with the repurchase (whether for cash, upon exchange and/or for other consideration), redemption and retirement in respect of the Remaining Original 3.25% Convertible Notes, the 5.00% Convertible Notes or any convertible notes that are not Disqualified Stock issued in a Permitted Convertible Note Refinancing in a single or series of related transactions; provided that (1) no Default or Event of Default exists at the time such payments are made or would exist after giving effect thereto and (2) such cash payments are made solely (A) with proceeds received by the Borrower from the issuance of its common stock (for the avoidance of doubt, other than any common stock or other Stock issued under or in connection with the Equity Financing Documents or the New Equity Financing Documents (as defined in the February 2020 Exchange Agreement and Fourth Amendment) after the Second Amendment Effective Date for the purpose of making such payment, prepayment, repayment, redemption, conversion, cash settlement or distribution, (B) [reserved] and (C) regarding the Remaining Original 3.25% Convertible Notes and the 5.00% Convertible Notes, with the proceeds of Indebtedness raised in a Permitted Convertible Note Refinancing, and (e) if the foregoing conditions do not otherwise permit such payment, prepayment, repayment, redemption, conversion, cash settlement or distribution, then, with the express prior written consent of the Agent (which may be withheld in its sole discretion), payments, prepayments, repayments, redemptions, conversions, cash settlements or distributions in connection with the retirement, redemption and repurchase of the Remaining Original 3.25% Convertible Notes or the 5.00% Convertible Notes, or (III) any of the Permitted Japan Lifeline Unsecured Debt, except with respect to any interest payments expressly permitted under both clause (h) of the definition of “Permitted Indebtedness” and the Japan Lifeline Subordination Agreement so long as (a) the Japan Lifeline Subordination Agreement is in full force and effect and binding and enforceable against all parties thereto at all times, (b) no breach, violation or default has occurred under any of the Permitted Japan Lifeline Unsecured Debt Documents or the Japan Lifeline Subordination Agreement and (c) no Default or Event of Default has occurred and is continuing or would exist after giving effect thereto.

(xxi) (a) No Loan Party will, or permit any Subsidiary to, commingle any of its assets (including any bank accounts, cash or Cash Equivalents) with the assets of any Person (other than the consignment of Inventory and Equipment contemplated elsewhere in this Agreement); and (b) no Loan Party will, or permit any Subsidiary to enter into or own any interest in a joint venture that is not itself a corporation or limited liability company or other legal entity in respect of which the equity holders are not liable for the obligations of such entity as a matter of law.

(xxii) No Loan Party will, or will permit any Subsidiary to, amend, restate, supplement, change, waive or otherwise modify the terms of any Indebtedness referred to in Section 5.2(xx) above (other than with respect to the 3.25% Original Convertible Notes as expressly provided in the February 2020 Exchange Agreement and Fourth Amendment or other than with respect to the Remaining Original 3.25% Convertible Notes and the 5.00% Convertible Notes in connection with a Permitted Convertible Note Refinancing) if the effect of such amendment, restatement, supplement, change, waiver or modification (a) increases the interest rate or fees on, or changes the manner or timing of payment of, such Indebtedness if in any way adverse to the Agent or the Lenders, (b) accelerates or shortens the dates upon which payments of principal or interest are due on, or the principal amount of, such Indebtedness, (c) changes in a manner adverse to any Loan Party, any of its Subsidiaries, Agent or any Lender any event of default or add or make more restrictive any covenant with respect to such Indebtedness, (d) changes the prepayment provisions of such Indebtedness or any of the defined terms related thereto in a manner adverse to Agent or the Lenders, (e) changes or amends any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights on the holder of such Indebtedness in a manner adverse to any Loan Party, any of its Subsidiaries, Agent or Lenders, (f) is contrary to (or is in violation or breach of) the terms and provisions of this Agreement or any other Loan Document (including the Intercreditor Agreement, the Second Lien Subordination and Intercreditor Agreement and the Japan Lifeline Subordination Agreement); or (g) could reasonably be expected to be materially adverse to the rights, interests or privileges of Agent or the Lenders or their ability to enforce the same (it being understood that any amendments, restatements, supplements, changes, waivers or other modifications that (1) move the stated maturity date of the Remaining Original 3.25% Convertible Notes or the 5.00% Convertible Notes to an earlier date, (2) are part of any refinancing or extension of any 3.25% Convertible Note Documents or any 5.00% Convertible Note Documents (or any Indebtedness evidenced thereby or related thereto) that is not a Permitted Convertible Note Refinancing or (3) changes the conversion rate or conversion period or otherwise adds or changes any required or mandatory conversions or cash settlements, in each case of clauses (1) - (3), shall be deemed to be materially adverse to Agent and the Lenders); provided, however, that (y) the foregoing shall not restrict any changes expressly required under the terms of the Remaining Original 3.25% Convertible Notes as in effect on the Fourth Amendment Effective Date, the 5.00% Convertible Notes as in effect as of the Fourth Amendment Effective Date, any changes contemplated in the February 2020 Exchange Agreement and Fourth Amendment or any changes that are permitted to be made hereunder in connection with a Permitted Convertible Note Refinancing or any changes expressly required under any indenture governing any Permitted Convertible Note Refinancing that satisfies the conditions and requirements set forth in the definition of “Permitted Convertible Note Refinancing” and (z) for the avoidance of doubt, the exchange of the Exchanged Deerfield Convertible Notes for the Last Out Waterfall Loans under this Agreement shall not be restricted by this Section 5.2(xxiii). The Loan Parties will, prior to entering into any such amendment, restatement, supplement, change, waiver or modification (including, for the avoidance of doubt, those that are permitted by this clause (xxii)), deliver to Agent reasonably in advance of the execution thereof, any final or execution form copy thereof.

(xxiii) Except as provided in the February 2020 Exchange Agreement and Fourth Amendment, Borrower will not issue any Stock (a) senior to its shares of Common Stock or (b) convertible into or exercisable or exchangeable for Stock senior to its Common Stock.

(xxiv) As of (A) the end of the last Business Day of each calendar month and (B) each date that a Borrowing Base Certificate (as defined in the ABL Credit Facility) is required to be delivered under the ABL Credit Facility or any other ABL Debt Document, the Loan Parties will not permit Global Excess Liquidity to be less than $17,500,000.

(xxv) No Loan Party will permit the consolidated Net Revenue of the Loan Parties for any Measurement Period, tested quarterly beginning with the fiscal quarter ending September 30, 2018, to be less than the amounts set forth below:

Measurement Period Ending	Minimum Net Revenue for Measurement Period
September 30, 2018	$155,000,000
December 31, 2018	$145,000,000
March 31, 2019 and the last day of each fiscal quarter ending thereafter through (and including) December 31, 2019	$119,000,000
March 31, 2020 and the last day of each fiscal quarter ending thereafter	$129,000,000

(xxvi) No Loan Party will permit the consolidated Net Revenue of the Loan Parties for any fiscal quarter of the Borrower, tested quarterly beginning with the fiscal quarter ending March 31, 2019 and on the last day of each fiscal quarter ending thereafter, to be less than $27,000,000.

(xxvii) No Loan Party will, or will permit any Subsidiary to, have the aggregate amount of Operating Expenditures made by the Loan Parties and their Subsidiaries for any

Measurement Period, tested for the fiscal quarters of the Borrower ending December 31, 2018 and December 31, 2019, to exceed the amounts set forth below:

Measurement Period Ending	Amount
December 31, 2018	$160,000,000
December 31, 2019	$140,000,000

(xxviii) Commencing as of the “Trigger Date” (as defined in the ABL Credit Agreement as of the Agreement Date), no Loan Party, will, or will permit any Subsidiary, to have a “Fixed Charge Coverage Ratio” (such term, and all components and subcomponents thereof, as defined in the ABL Credit Agreement as of the Agreement Date) for any Measurement Period, tested quarterly beginning with the fiscal quarter ending September 30, 2018, to be less than 1.00:1.00.

(xxix) No Loan Party will, or will permit any Subsidiary to, have the aggregate amount of consolidated Capital Expenditures made by the Loan Parties and their Subsidiaries to exceed the amounts set forth below:

Fiscal Year	Amount
2018	$2,500,000
2019	$3,000,000
2020	$5,000,000
2021	$2,000,000

Section 5.3 Change of Control.

(a) Lender’s Put Option. The Borrower, on behalf of the Loan Parties and their Subsidiaries, will give Agent written notice of a Change of Control at least fifteen (15) days prior to the consummation thereof but in any event not later than two (2) Business Days following the first public announcement thereof. Other than with respect to a Permitted Successor Transaction (in, which case, no such Put Notice may be delivered by the Lenders), the Lenders, within five (5) days after the receipt of such notice, in the exercise of their sole discretion, may deliver a notice to the Borrower (the “Put Notice”) that the Final Payment (including, for the avoidance of doubt, any applicable Non-Callable Make Whole Amount and the CoC Fee) shall be due and payable upon the consummation of such Change of Control, with no further action taken by any Person as of or after the date of such Put Notice. If the Lenders deliver a Put Notice, then simultaneously with consummation of such Change of Control (other than a Permitted Successor Transaction), the Borrower will make (or cause to be made) the Final Payment (including, for the avoidance of doubt, any applicable Non-Callable Make Whole Amount and the CoC Fee) to the Lenders as of the date of such Put Notice. In such case of a Put Notice delivered with respect to any Change of Control (other than a Permitted Successor Transaction), the Loan Parties will make arrangements satisfactory to the Agent, as determined by the Agent in its sole discretion, that the Final Payment will be paid in full to the Lenders, in each case, concurrently with the consummation of such Change of Control (other than a Permitted Successor Transaction) (which arrangements may include obtaining a written agreement from the acquiring Person, as applicable, that payment of the Final Payment will be made to the Lenders upon the consummation of such Change of Control (other than a Permitted Successor Transaction)). The Loan Parties hereby acknowledge and agree that, if the Loan Parties or any of their Subsidiaries of Affiliates violate or breach any portion of this Section 5.3(a), the Secured Parties shall have the right to apply for an injunction in any state or federal courts sitting in the City of New York to prevent the consummation of such Change of Control, unless, if the Lenders have exercised their Put Right, arrangements reasonably satisfactory to the Agent for the Final Payment (including, for the avoidance of doubt, any applicable Non-Callable Make Whole Amount and the CoC Fee) have been made (or, as applicable, paid) and, if the Lenders have not exercised their Put Right, arrangements reasonably satisfactory to the Agent in respect of the Loans have been made. The Loan Parties will not, and will not permit any of their Subsidiaries to consummate any Change of Control (other than a Permitted Successor Transaction) without complying in all respects with the applicable provisions of this Section 5.3(a). Notwithstanding anything to the contrary in this Agreement, for the avoidance of doubt, the Black-Scholes payments or exercises related to a “Major Transaction” (as defined in any Warrant) that are set forth in the Warrants are in addition to any Final Payment.

(b) Borrower’s Prepayment Right. Notwithstanding anything to the contrary in this Agreement and for the avoidance of doubt, Borrower shall be permitted to prepay the Loans and other Obligations (other than Obligations under the Warrant and the Registration Rights Agreement, the treatment of which are addressed separately in such agreements) so long as (i) to the extent any such prepayment is made prior to the First Amortization Date, the applicable Non-Callable Make Whole Amount on the Loans so prepaid is paid at the same time in accordance with Section 2.3(c) and (ii) if In Connection with a Change of Control, the CoC Fee is paid at the time set forth in Section 2.7(c).

Section 5.4 General Acceleration Provision upon Events of Default. For so long as the Obligations (other than unasserted contingent indemnification obligations and other than those Obligations under any Warrant or the Registration Rights Agreement) remain outstanding, if one or more of the events specified in this Section 5.4 shall have happened or occurred and have continued beyond any applicable cure period expressly provided in this Section 5.4 (each, an “Event of Default”), the Required Lenders or Agent may, or Agent (upon written election by the Required Lenders but subject to the protections for Agent set forth in Section 6.15) shall, by (subject to Section 5.5(a), which, for the avoidance of doubt, shall not require any such notice and shall occur automatically) written notice to the Borrower, declare the principal of, and accrued and unpaid interest on, all of the Loans and other Obligations or any part of any of them (together with any other amounts accrued or payable under the Loan Documents) to be, and the same shall thereupon become, immediately due and payable, without any further notice and without any presentment, demand or protest of any kind, all of which are hereby expressly waived by the Borrower and the other Loan Parties, appoint a receiver for the Loan Parties and their Subsidiaries, and take any further action available at law or in equity or that are provided in the Loan Documents, including the sale or transfer of the Loan and other Obligations and all other rights acquired in connection with the Loan or the other Obligations or under the Loan Documents:

(a) The Borrower or any other Loan Party shall have failed (i) to pay when and as required to be paid herein or in any other Loan Document, any amount of principal of any Loan, including after maturity of the Loans, or (ii) to pay within three (3) Business Days after the same shall become due, interest on any Loan, any fee or any other amount or Obligation payable hereunder or pursuant to any other Loan Document.

(b) Any Loan Party shall have failed to comply with or observe (i)(A) Section 1.4, Section 2.1, Section 5.1(a), 5.1(b), 5.1(c), 5.1(e), 5.1(f), 5.1(g), 5.1(h), 5.1(i), 5.1(k), 5.1(l), 5.1(m), 5.1(o), 5.1(p), 5.1(q), 5.1(r), 5.1(s), 5.1(t), 5.1(u), 5.1(v), 5.1(w), 5.1(x), 5.1(y), 5.1(z), 5.1(aa) or 5.1(bb), Section 5.2 or Section 5.3 of this Agreement, (B) Section 5.2(a), 5.2(c), 5.2(d), 5.3, 5.4, 5.5, 5.7, 5.9(a), 5.9(c) or

5.10 of the Security Agreement, (C) any provision of any Note, (D) Section 3, 6, 7, 8, 9, 16, 17(e) or 19 of the Second Amendment, or (E) Section 2, 3, 4, 7, 8, 9, 10, 17 or 20 of the February 2020 Exchange Agreement and Fourth Amendment, (ii) Section 5.1 of the Security Agreement and such failure, with respect to this Section 5.2(b)(ii) only, shall not have been cured within ten (10) days after the earlier to occur of (y) the date upon which any officer of any Loan Party or any of its Subsidiaries becomes aware of such failure and (z) the date upon which written notice thereof is given to any Loan Party or any of its Subsidiaries by any Secured Party or (iii) any covenant contained in any Loan Document (other than the covenants described in Section 5.4(a), Section 5.4(b)(i) or Section 5.4(b)(ii) above and other than in respect of the Warrants or the Registration Rights Agreement), and such failure, with respect to this Section 5.2(b)(iii) only, shall not have been cured within thirty (30) days after the earlier to occur of (y) the date upon which any officer of any Loan Party or any of its Subsidiaries becomes aware of such failure and (z) the date upon which written notice thereof is given to any Loan Party or any of its Subsidiaries by any Secured Party.

(c) Any representation, warranty, or certification, made by any Loan Party in any Loan Document or delivered in writing to Agent or any Lender in connection with this Agreement or any other Loan Document shall have been incorrect, false or misleading in any material respect (except to the extent that such representation or warranty is qualified by reference to materiality or Material Adverse Effect, to which extent it shall have been incorrect, false or misleading in any respect) as of the date it was made; it being acknowledged and agreed that any projections provided to the Secured Parties are not to be viewed as facts, are not a guarantee of financial performance, and are subject to uncertainties and contingencies.

(d) (i) Any Loan Party or any of its Subsidiaries (other than Immaterial Subsidiaries) shall generally be unable to pay its debts as such debts become due, or shall admit in writing its inability to pay its debts as they come due or shall make a general assignment for the benefit of creditors; (ii) any Loan Party or any of its Subsidiaries (other than Immaterial Subsidiaries) shall declare a moratorium on the payment of its debts; (iii) the commencement by any Loan Party or any of its Subsidiaries (other than Immaterial Subsidiaries) of proceedings to be adjudicated bankrupt or insolvent, or the consent by it to the commencement of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization, intervention or other similar relief under any Applicable Law, or the consent by it to the filing of any such petition or to the appointment of an intervenor, receiver, liquidator, assignee, trustee, sequestrator or other similar official of all or substantially all of its assets; (iv) the commencement against any Loan Party or any of its Subsidiaries (other than Immaterial Subsidiaries) of a proceeding in any court of competent jurisdiction under any bankruptcy or other Applicable Law (as now or hereafter in effect) seeking its liquidation, winding up, dissolution, reorganization, arrangement or adjustment, or the appointment of an intervenor, receiver, liquidator, assignee, trustee, sequestrator or other similar official, and any of the following events occur: (A) such Loan Party or such Subsidiary consents to the institution of such Insolvency Proceeding against it, (B) the petition commencing the Insolvency Proceeding is not timely controverted, (C) the petition commencing any such proceeding shall continue undismissed, or any order, judgment or decree approving or ordering any of the foregoing shall continue unstayed or otherwise in effect, for a period of sixty (60) calendar days of the date of filing thereof, or (D) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, such Loan Party or its Subsidiary; (v) the making by any Loan Party or any of its Subsidiaries (other than Immaterial Subsidiaries) of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debt generally as they become due; or (vi) any other event shall have occurred which under any Applicable Law would have an effect analogous to any of those events listed above in this Section 5.4(d).

(e) One or more judgments, orders or decrees or settlements shall be rendered against any Loan Party or any Subsidiary of a Loan Party that exceeds by more than $1,000,000 any insurance coverage applicable thereto (to the extent the relevant insurer has been notified of such claim and has not denied coverage therefor) or one or more non-monetary judgments, orders or decrees or settlements shall be rendered against any Loan Party or any Subsidiary of a Loan Party that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, and in either case (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order or decree or (ii) there shall be any period of twenty (20) consecutive days during which such judgment, order or decree shall not have been vacated or discharged or there shall not be in effect (by reason of a pending appeal or otherwise) any stay of enforcement thereof.

(f) Any authorization of a Governmental Authority necessary for the execution, delivery or performance of any Loan Document or for the validity or enforceability of any of the Obligations under any Loan Document is not given or is withdrawn or ceases to remain in full force or effect.

(g) Any Applicable Law shall purport to render any material provision of any Loan Document invalid or unenforceable or shall purport to prevent or materially delay the performance or observance by any Loan Party or any of its Subsidiaries of the Obligations (which, for the avoidance of doubt, shall not apply to the process of SEC comments in respect of share registration).

(h) Any Loan Party or any Subsidiary of any Loan Party (i) shall fail to make any payment in respect of any Indebtedness having an individual principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) in excess of $3,000,000 or having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $8,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the documents relating thereto on the date of such failure; or (ii) shall fail to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness of the type covered in Section 5.4(h)(i) above, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, such Indebtedness to be declared to be due and payable (or otherwise required immediately to be prepaid, redeemed, purchased or defeased) prior to its stated maturity (without regard to any subordination terms with respect thereto) or cash collateral in respect thereof to be demanded; provided however that, notwithstanding the foregoing, any event or condition that occurs that permits holders of convertible Indebtedness permitted hereunder to convert such Indebtedness into Stock (other than Disqualified Stock) or such other consideration permitted pursuant to Section 5.2(xx) pursuant to the terms of the applicable indenture shall not constitute a Default or Event of Default hereunder on such basis alone.

(i) Any material provision of any Loan Document shall for any reason cease to be valid and binding on or enforceable against any Loan Party or any Subsidiary of any Loan Party thereto or any Loan Party or any Subsidiary of any Loan Party shall so state in writing or bring an action to limit its obligations or liabilities thereunder or otherwise contest the validity, binding effect or enforceability of the Loan Documents; or any Loan Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in any of the Collateral in excess of such Collateral that has a fair market value of $50,000 as determined by the Agent in its sole reasonable discretion (to the extent that such perfection or priority is required hereby) purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest (subject only to the prior priority of the Permitted Priority Liens).

(j) (i) The occurrence of any ERISA Event that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (ii) the imposition of a Lien on any asset of a Loan Party or a Subsidiary of a Loan Party with respect to any Title IV Plan or Multiemployer Plan.

(k) The occurrence of any Event of Default (as such term is defined in the Warrants).

(l) The Common Stock shall cease to be registered under the Exchange Act or to be listed on the Principal Market.

(m) The voluntary withdrawal or institution of any action or proceeding by the FDA or similar Governmental Authority to order the withdrawal of any Product or Product category from the market or to enjoin a Loan Party, such Loan Party’s Subsidiaries or any representative of a Loan Party or its Subsidiaries from testing, manufacturing, processing, assembly, packaging, labeling, marketing, importing, exporting, selling or distributing any Product or Product category that has, individually or in the aggregate, resulted (or could reasonably be expected, individually or in the aggregate, to result) in a Material Adverse Effect, (ii) the institution of any action or proceeding by the DEA, the FDA, or any other Governmental Authority to revoke, suspend, reject, withdraw, limit, or restrict any Regulatory Required Permit held by a Loan Party, its Subsidiaries or any representative of a Loan Party or its Subsidiaries, which, in each case of this clause (ii), has, individually or in the aggregate, resulted (or could reasonably be expected, individually or in the aggregate, to result) in a Material Adverse Effect, (iii) the commencement of any enforcement action against a Loan Party, a Loan Party’s Subsidiaries or any representative of a Loan Party or its Subsidiaries (with respect to the business of a Loan Party or its Subsidiaries) by the DEA, the FDA, or any other Governmental Authority which has, individually or in the aggregate, resulted (or could reasonably be expected, individually or in the aggregate, to result) in a Material Adverse Effect, or (iv) the occurrence of adverse test results in connection with a Product which has, individually or in the aggregate, resulted (or could reasonably be expected, individually or in the aggregate, to result) in a Material Adverse Effect.

(n) The introduction of, or any change in, any law or regulation governing or affecting the healthcare industry, including any Healthcare Laws, that has or could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(o) Any Loan Party defaults under or breaches any Material Contract (after any applicable grace period contained therein), or a Material Contract shall be terminated by a third party or parties party thereto prior to the expiration thereof (other than in accordance with its terms) (other than the Warrant, the Remaining Original 3.25% Convertible Notes, any other 3.25% Convertible Note Document, the 5.00% Convertible Notes, any other 5.00% Convertible Note Document, any Permitted Convertible Note Refinancing, any ABL Debt or any ABL Debt Documents, or the Second Lien Subordination and Intercreditor Agreement or any Permitted Japan Lifeline Unsecured Debt Documents), or there is a loss of a material right of a Loan Party under any such Material Contract to which it is a party, in each case which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(p) The occurrence of any breach or default under any terms or provisions of any Convertible Note Document, any ABL Debt Document, any Permitted Japan Lifeline Unsecured Debt Documents, the Second Lien Subordination and Intercreditor Agreement or any Subordinated Debt Document or the occurrence of any event requiring the prepayment or mandatory redemption of any Remaining Original 3.25% Convertible Notes, any other 3.25% Convertible Note Document, any 5.00% Convertible Note or any other 5.00% Convertible Note Document (or any Permitted Convertible Note Refinancing thereof or any indenture or related document governing any Permitted Convertible Note Refinancing), any ABL Debt Document, any Permitted Japan Lifeline Unsecured Debt Documents or of any Subordinated Debt; provided, however, that, notwithstanding the foregoing, any event or condition that occurs that permits holders of convertible Indebtedness permitted hereunder to convert such Indebtedness into Stock (other than Disqualified Stock) or such other consideration permitted pursuant to Section 5.2(xx)

pursuant to the terms of the applicable agreement shall not constitute a Default or Event of Default hereunder on such basis alone.

(q) The institution by any Governmental Authority of criminal proceedings against any Loan Party.

(r) Any Loan Party makes any prepayment, payment, redemption or repayment on account of any Subordinated Debt or any other Indebtedness that has been subordinated to any of the Obligations, other than (i) payments specifically permitted by the terms of such subordination or the applicable Subordination Agreement and (ii) solely with respect to the Permitted Japan Lifeline Unsecured Debt, any interest payments expressly permitted under both clause (h) of the definition of “Permitted Indebtedness” and the Japan Lifeline Subordination Agreement so long as (A) the Japan Lifeline Subordination Agreement is in full force and effect and binding and enforceable against all parties thereto at all times, (B) no breach, violation or default has occurred under any of the Permitted Japan Lifeline Unsecured Debt Documents or the Japan Lifeline Subordination Agreement and (C) no Default or Event of Default has occurred and is continuing.

(s) Any Loan Party or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of the ABL Debt, or (B) fails to observe or perform any other agreement or condition relating to the ABL Debt or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such ABL Debt or the beneficiary or beneficiaries of any Guarantee related thereto (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, such ABL Debt to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such ABL Debt to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded.

(t) Any provisions of the Intercreditor Agreement or the Second Lien Subordination and Intercreditor Agreement shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, other than in accordance with the terms thereof, or any Person shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder.

(u) If the obligation of any Guarantor under the guaranty contained in the Security Agreement is limited or terminated by operation of law or by such Guarantor (other than in accordance with the terms of this Agreement).

(v) (i) Any subordination provisions in respect of the documents evidencing or governing any Subordinated Debt (the “Subordination Provisions”) shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable Subordinated Debt; or (ii) any Borrower or any other Loan Party shall, directly or indirectly, disavow or contest in any manner (A) the effectiveness, validity or enforceability of any of the Subordination Provisions, (B) that the Subordination Provisions exist for the benefit of the Secured Parties or (C) that all payments of principal of or premium and interest on the applicable Subordinated Indebtedness, or realized from the liquidation of any property of any Loan Party, shall be subject to any of the Subordination Provisions.

(w) A Change of Control shall occur.

(x) The Borrower at any time announces or states in writing that it will not honor its obligations to issue shares of Common Stock to a First Out Waterfall Lender upon Conversion of any of the First Out Waterfall Notes in accordance with the terms thereof.

(y) Any terms or provisions of the Japan Lifeline Subordination Agreement or any other Subordination Agreement shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, other than in accordance with the terms thereof, or any Person shall breach, violate or default any of the terms thereof or contest in any manner the validity or enforceability thereof or deny that such Person has any further liability or obligation thereunder.

(z) Any event, circumstance or other action shall occur that causes any holder of, or party to, any Remaining Original 3.25% Convertible Note, any other 3.25% Convertible Note Document, any 5.00% Convertible Note, any other 5.00% Convertible Note Document or any indenture, note, agreement, instrument or document under (or evidencing) any Permitted Convertible Note Refinancing, any other Convertible Note Document, any indenture, note, agreement, instrument or document with respect to (or evidencing) any Permitted Convertible Note Refinancing or any related agreement, instrument or document to cause the payment, prepayment, repayment, redemption, conversion or cash settlement thereof, or provides such holder or party with the right (whether exercised or not) to cause such payment, prepayment, repayment, redemption, conversion or cash settlement thereof; provided, however, that, notwithstanding the foregoing, any event, circumstance or other action that permits holders of, or party to, any Remaining Original 3.25% Convertible Note, any other 3.25% Convertible Note Document, any 5.00% Convertible Note, any other 5.00% Convertible Note Document, or any indenture, note, agreement, instrument or document with respect to (or evidencing) any Permitted Convertible Note Refinancing to convert such Indebtedness into Stock (other than Disqualified Stock) or such other consideration expressly permitted by the terms and provisions of Section 5.2(xx) pursuant to the terms of the applicable agreement, instrument or document shall not constitute a Default or Event of Default solely under this Section 5.4(z) on such basis alone.

Section 5.5 Additional Remedies.

(a) Automatic Acceleration on Dissolution or Bankruptcy. Notwithstanding any other provisions of this Agreement, if an Event of Default under Section 5.4(d) shall occur, the principal of the Loans (together with any interest, other amounts and Obligations accrued or payable under this Agreement or the other Loan Documents (including the Restructuring Payment, any Non-Callable Make Whole Amount and any CoC Fee, if applicable)) shall thereupon become immediately and automatically due and payable, in each case, without any presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower and the other Loan Parties.

(b) Power of Attorney. Notwithstanding anything to the contrary in this Agreement, the Warrants, and the other Loan Documents, each Loan Party hereby irrevocably and unconditionally constitutes and appoints Agent and any of Agent’s Affiliates, attorneys, representatives or agents, with full power of substitution, as such Loan Party’s true and lawful attorney-in-fact with full irrevocable and unconditional power and authority in the place and stead of such Loan Party and in the name of such Loan Party or in its own name, for the purpose of carrying out the terms of this Agreement, the Warrants, and the other Loan Documents, to take any appropriate steps or actions and to execute and deliver (and perform under on such Loan Party’s behalf) any agreement, document or instrument that may be necessary or desirable to accomplish the purposes and/or effectuate the items and actions set forth in this Agreement, the Warrants, and the other Loan Documents, in each case, (i) that any such Loan Party fails to take that are required under such documents, agreements or instruments, (ii) during the existence of any Event of Default, or (iii) in delivering the original shares of Common Stock to be issued under any Warrants to the applicable holder thereof upon such holder exercising its rights pursuant to the terms of such Warrants.

Section 5.6 Recovery of Amounts Due. If any Obligation or other amount payable hereunder or under any of the other Loan Documents is not paid as and when due, the Borrower and the other Loan Parties hereby authorize Agent and the Lenders to proceed, to the fullest extent permitted by Applicable Law, without prior notice, by right of set-off, banker’s lien or counterclaim, against any moneys or other assets of the Borrower or any other Loan Party to the full extent of all Obligations or other amounts payable to Agent and/or the Secured Parties.

Section 5.7 Credit Bidding. The Loan Parties and the Lenders hereby irrevocably authorize Agent based upon the written instruction of the Lenders, to (a) credit bid and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Section 363 of the Bankruptcy Code or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) credit bid and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any other sale or foreclosure conducted by (or with the consent or at the direction of) Agent (whether by judicial action or otherwise) in accordance with Applicable Law. In connection with any such credit bid and purchase, the Obligations owed to any Lender shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims being estimated for such purpose if the fixing or liquidation thereof would not unduly delay the ability of Agent to credit bid and purchase at such sale or other disposition of the Collateral and, if such claims cannot be estimated without unduly delaying the ability of Agent to credit bid, then such claims shall be disregarded, not credit bid, and not entitled to any interest in the asset or assets purchased by means of such credit bid) and the Lenders whose Obligations are credit bid shall be entitled to receive interests (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) in the asset or assets so purchased (or in the Stock of the acquisition vehicle or vehicles that are used to consummate such purchase). Except as provided above and otherwise expressly provided for herein or in the other Loan Documents, Agent will not execute nor deliver a release of any Lien on any Collateral. Upon request by Agent or the Borrower at any time, the Lenders will confirm in writing Agent’s authority to release any such Liens on particular types or items of Collateral pursuant to this Section 5.7.

ARTICLE 6

MISCELLANEOUS

Section 6.1 Notices. Any notices or other information (including an financial information) required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile or by electronic mail and shall be effective five (5) days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, or when received by electronic mail in each case addressed to a party as follows (or such other address, facsimile or electronic mail address provided by such party to such other parties pursuant to the below (or such later address, facsimile or electronic mail address provided in accordance herewith):

If to the Borrower or any other Loan Party:

Endologix, Inc.

2 Musick

Irvine, CA 92618

E-mail: vmahboob@endologix.com

E-mail: jtejedor@endologix.com

Attn: Vaseem Mahboob, CFO

Attn: James Tejedor, Treasury Manager

With a copy to (which shall not be deemed to constitute notice):

DLA Piper LLP (US)

444 West Lake Street, Suite 900

Chicago, IL 60606

E-mail: gregory.ruback@dlapiper.com

Attn: Gregory Ruback

If to Agent:

c/o Deerfield Management Company, L.P.

780 Third Avenue, 37th Floor

New York, NY 10017

Facsimile: 212-599-3075

E-mail: dclark@deerfield.com

Attn: David J. Clark, Esq.

With a copy to (which shall not be deemed to constitute notice):

Katten Muchin Rosenman LLP

575 Madison Avenue

New York, NY 10022-2585

Facsimile: (212) 940-9776

E-mail: mark.ramsey@katten.com and mark.wood@kattenlaw.com

Attn: Mark P. Ramsey, Esq.

Attn: Mark D. Wood, Esq.

If to any Lender, the information for notices included on Schedule 2.4 or pursuant to any assignment agreement assigning any Obligations to any new Lender.

Section 6.2 Waiver of Notice. Whenever any notice is required to be given to the Lenders or the Borrower under the any of the Loan Documents, a waiver thereof in writing signed by the Person or Persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

Section 6.3 Fees, Charges, Costs and Expenses Reimbursement. The Loan Parties agree to pay on or prior to the Agreement Date and, within ten (10) Business Days (or such later date as the Agent may agree in its sole discretion) after delivery of an invoice therefor after the Agreement Date, (a) all reasonable fees, reasonable costs and reasonable, out-of-pocket expenses of Agent and the Lenders and of legal counsel to Agent and the Lenders of negotiation, documentation, preparation, execution, delivery and closing, of the Loan Documents (and the Prior Loan Documents) and in connection with the consummation of the Transactions and the other transactions contemplated hereby and thereby, (b) any consents, amendments, waivers or other modifications to the Loan Documents (and the Prior Loan Documents) or otherwise in connection with the consummation of the Transactions and the other transactions contemplated hereby and thereby, (c) all fees, costs and expenses of creating and perfecting Liens in favor of Agent on behalf of the Secured Parties pursuant to any Loan Document (or any Prior Loan Documents), including filing and recording fees, expenses and Taxes, search fees, title insurance premiums, and fees, costs, expenses and disbursements of counsel to Agent and the Lenders and of counsel providing any opinions that Agent or the Lenders may request in respect of any Loan Documents (or any Prior Loan Documents) or the Liens created pursuant to the Loan Documents (or any Prior Loan Documents), (d) all costs and expenses incurred by Agent or any Lender in connection with the custody or preservation of any of the Collateral, (e) all costs and expenses, including the reasonable out-of-pocket documented fees, costs and expenses of legal counsel to Agent and the Lenders and reasonable out-of-pocket documented fees, costs and expenses of accountants, advisors and consultants, incurred by Agent, any Lender and its counsel relating to efforts to protect, evaluate, assess or dispose of any of the Collateral, (f) all costs and expenses, including fees, costs and expenses of legal counsel to Agent and the Lenders and all fees, costs and expenses of accountants, advisors and consultants and costs of settlement, incurred by the Agent and the Lenders in enforcing any of the Loan Documents (or the Prior Loan Documents) or any Obligations of, or in collecting any payments due from, any Loan Party hereunder or under the other Loan Documents or the Prior Loan Documents (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Loan Documents or the Prior Loan Documents) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or pursuant to any proceeding or event of the type set forth in Section 5.4(d), (g) the cost of purchasing insurance that the Loan Parties fail to obtain as required by the Loan Documents, (h) providing any notices under the Loan Documents or the Prior Loan Documents that are required or recommended by Applicable Law (i) providing any new Notes or amended and restated Notes and (j) any other actions taken after the Prior Agreement Date related to the Obligations or the Loan Documents or the Prior Loan Document. Without limiting any of the foregoing provisions of this Section 6.3, any action taken by any Loan Party under or with respect to any Loan Document or any Prior Loan Document, even if required under any Loan Document or any Prior Loan Document or at the request of the Agent or any other Secured Party, shall be at the sole expense of such Loan Party, and neither Agent nor any other Secured Party shall be required under any Loan Document or any Prior Loan Document to reimburse any Loan Party or any Subsidiary of any Loan Party therefor.

Section 6.4 Governing Law; Venue; Jurisdiction; Service of Process; Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement and, unless otherwise expressly stated therein, the other Loan Documents shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed in such State. Each Party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and, unless otherwise expressly stated therein, the other Loan Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or under the other Loan Documents or in connection herewith or with the other Loan Documents or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. THE PARTIES HERETO, TO THE EXTENT PERMITTED BY LAW, WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ANY TRANSACTION CONTEMPLATED HEREBY AND THEREBY. THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE. EACH PARTY HERETO (A) CERTIFIES THAT NO OTHER PARTY AND NO AGENT, REPRESENTATIVE OR OTHER PERSON AFFILIATED WITH OR RELATED TO ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THE LOAN DOCUMENTS, AS APPLICABLE, BY THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.4.

Section 6.5 Successors and Assigns. This Agreement shall bind and inure to the respective successors and assigns of the Parties, except that no Loan Party may assign or otherwise transfer all or any part of their rights or obligations (including the Obligations) under the Loan Documents without the prior written consent of all of the Lenders (other than in any Permitted Successor Transaction), and any prohibited assignment by the Loan Parties shall be absolutely void ab initio. Any Lender may assign or transfer its rights or Obligations under the Loan Documents to an Eligible Assignee, so long as (a) with respect to any assignment to a Person mentioned in clause (d) of the definition of “Eligible Assignee”, the amount of such assignment is for Loans in an aggregate principal amount not less than $5,000,000 (or, if less, the entire remaining principal amount of Loans held by such Lender); provided that such threshold amount shall be aggregated between such Persons that are assignees mentioned in such clause (d) of the definition of “Eligible Assignee” that are Affiliates of each other. Upon a Lender’s assignment of any of the Loans held by it in accordance with this Section 6.5, such Lender shall provide notice of the transfer to Borrower (with a copy to Agent) for recordation in the Register pursuant to Section 1.4. Upon receipt of a notice of a permitted transfer of an interest in a Loan, the Borrower shall record the identity of the transferee and other relevant information in the Register and the transferee shall (to the extent of the interests transferred to such transferee) have all the rights and obligations of, and shall be deemed, a Lender with respect to such Loan hereunder or under the other Loan Documents. Notwithstanding anything to the contrary in any Loan Document, no Lender shall assign or transfer, or provide any participation in, any of the Loans or other Obligations to any Loan Party or any of their Affiliates without the written consent of Agent. If a Lender sells participating interests in its Loans or other interests hereunder (any such Person, a “Participant”), (i) such Lender’s obligations hereunder with respect to those sold to the Participant shall remain unchanged for all purposes, (ii) the Borrower and Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations hereunder with respect to those sold to the Participant, and (iii) all amounts payable by the Borrower shall be determined as if such Lender had not sold such participation and shall be paid directly to such Lender.

In addition to the other rights provided in this Section 6.5, each Secured Party may grant a security interest in, or otherwise assign as collateral, any of its rights under the Loan Documents, whether now owned or hereafter acquired (including rights to payments of principal or interest on the Loans), to any holder of, or trustee for the benefit of the holders of, such Secured Party’s Indebtedness or equity securities; provided however that no such security interest or assignment shall release such Secured Party from any of its obligations hereunder or substitute any such holder of a security interest or assignee for such Secured Party as a party hereto.

Section 6.6 Entire Agreement; Amendments.

(a) The Loan Documents contain the entire understanding of the Parties with respect to the matters covered thereby and supersede any and all other written and oral communications, negotiations, commitments and writings with respect thereto.

(b) No amendment, restatement, modification, supplement, change, termination or waiver of any provision of this Agreement or the other Loan Documents (other than the Warrants, the Registration Rights Agreement, any Control Agreement or any similar agreement or any landlord agreement or bailee or mortgagee waiver, each of which may be amended, restated, modified, supplemented, changed, terminated, waived or consented to in accordance with the terms thereof), and no consent to any departure by any Loan Party therefrom, shall in any event be effective without the written concurrence of the Borrower, the Agent and the Required Lenders; provided that (1) no such amendment, restatement, modification, supplement, change, termination, waiver or consent to this Agreement shall, without the consent of each Lender with Obligations directly and adversely affected thereby, do any of the following: (i) reduce any Loan of such Lender; (ii) postpone the Maturity Date or other scheduled final maturity date of any Loan of such Lender, or postpone the date or reduce the amount of any scheduled payment (but not mandatory prepayment) of principal of any Loan of such Lender; (iii) decrease the interest rate borne by any Loan of such Lender (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to Section 2.7(b)) or the amount of any premium or fees payable hereunder; (iv) amend this proviso of this Section 6.6(b) to the extent providing for consent by all directly and adversely affected Lenders in a manner to remove such consent; or (v) amend the definitions of “Required Lenders”, “Required First Out Waterfall Lenders” and “Required Last Out Waterfall Lenders”, (2) any amendment, restatement, supplement, change or other modification (or any waiver or agreement with respect) to the definitions of “Required Lenders”, “Required First Out Waterfall Lenders” or “Required Last Out Waterfall Lenders” or the proviso in this Section 6.6(b) may be conducted or agreed to with just the consent of each Lender and without the consent of any Loan Party or any of its Subsidiaries, and (3) any amendment, restatement, modification, change, supplement, change, termination, waiver or consent to this Agreement that (x) affects only the First Out Waterfall Lenders requires only the consent of the Required First Out Waterfall Lenders and (y) affects only the Last Out Waterfall Lenders requires only the consent of the Required Lenders.

(c) No consideration shall be offered or paid (in any form, whether cash, Stock, other property or otherwise) to any Secured Party to amend, restate, supplement, modify or change or consent to a waiver of (or a diversion from) any provision of any of the Loan Documents unless the same consideration also is offered to all of the Lenders under the Loan Documents. For clarification purposes, this provision constitutes a separate right granted to each Lender and is not intended for the Borrower or any other Loan Party to treat the Lenders as a class and shall not be construed in any way as the Lenders acting in concert or otherwise as a group with respect to the purchase, disposition or voting of securities or Stock or otherwise.

Section 6.7 Severability. If any provision of this Agreement or any of the other Loan Documents shall be invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions hereof or thereof shall not in any way be affected or impaired thereby. The Parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision.

Section 6.8 Counterparts. This Agreement may be executed in several counterparts, and by each Party on separate counterparts, each of which and any photocopies, facsimile copies and other electronic methods of transmission thereof shall be deemed an original, but all of which together shall constitute one and the same agreement.

Section 6.9 Survival; Releases of Guarantees and Liens.

(a) In addition to Section 3.2, this Agreement and all agreements, representations and warranties and covenants made in the Loan Documents, and in any document, certificate or statement delivered pursuant thereto or in connection therewith shall be considered to have been relied upon by the other Parties and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of the Loan hereunder or thereunder, in each case until termination of such provision in accordance with this Section 6.9, regardless of any investigation made by any such other Party or on its behalf. Agent and the Lenders shall not be deemed to have waived, by reason of making the Loan, any Event of Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that the Lenders may have had notice or knowledge of any such Event of Default or may have had notice or knowledge that such representation or warranty was false or misleading at the time the applicable Disbursement was made.

(b) All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof (and, with respect to Section 3.1(g)(i)(B), the first two sentences of Section 3.1(i), Section 3.1 (y), Section 3.1 (z)(A) and (C), Section 3.1(ee), the first sentence of Section 3.1(mm), Section 3.1(nn), Section 3.1(oo), Section 3.1(rr), Section 3.1(ss) and Section 3.1 (tt), shall continue to be made in accordance with the terms hereof and thereof, including at all times after the execution and delivery hereof and thereof). Such representations and warranties have been or will be relied upon by the Secured Parties, regardless of any investigation made by the Secured Parties or on their behalf and notwithstanding that any Secured Party may have had notice or knowledge of any Default at the time of any Loan, and shall continue in full force and effect as long as either (i) any Loan or any other Obligation hereunder shall remain outstanding, unpaid or unsatisfied or (ii) the Maturity Date has not occurred. Notwithstanding anything to the contrary in the Loan Documents, the obligations of the Loan Parties under Section 2.5 and the obligations of the Loan Parties and the Lenders under this Article 6 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans and the other Obligations, the expiration or termination of the Warrants or the termination of this Agreement or any of the other Loan Documents or any provision hereof or thereof. For the avoidance of doubt and notwithstanding anything to the contrary in any Loan Documents, (a) the making of the representations and warranties herein or in any other Loan Document that relate to the Warrants or any securities laws shall survive the payment in full of the Loans and any other Obligations until such time that Warrants are fully and completely paid, performed, extinguished and terminated in accordance with their terms, (b) all rights set forth in the Warrants and the Registration Rights Agreement and all transactions contemplated thereby (other than this Agreement and the other Loan Documents with respect to provisions that are not mentioned herein or therein to survive the payment in full of the Loans) shall continue to, and at all times, exist until (i) with respect to the Warrants, such Warrants are fully and completely paid, performed, extinguished and terminated in accordance with their terms and (ii) with respect to the Registration Rights Agreement, such Registration Rights Agreement is fully and completely terminated in accordance with its terms, (c) Sections 5.1(h), (p), (s) and (aa) and Section 5.2(xvii) will survive until the end of the Reporting Period, but all other affirmative and negative covenants, events of default, fees, penalties and other provisions not expressly surviving pursuant to this Section 6.9 shall terminate upon the payment in full of the Obligations (not including unasserted contingent indemnification obligations or any Obligations in respect of the Warrants, the Registration Rights Agreement or any Stock) and (d) all Liens granted on the Collateral under any Loan Document shall remain in effect and shall continue to secure the Obligations under the Loan Documents (x) until all of the Obligations (other than unasserted contingent indemnification obligations and other than any Obligations under any Warrant or the

Registration Rights Agreement) have been paid in full in cash in accordance with such Loan Documents and (y) other than Liens on any Collateral disposed of in a Permitted Disposition or as otherwise agreed in writing by the Required Lenders (or such greater percentage of Lenders required pursuant to Section 6.6) (but such release shall only be for the Liens on such Collateral so disposed in a Permitted Disposition or as may be agreed in writing by the Required Lenders (or such greater percentage of Lenders required pursuant to Section 6.6)).

(c) Upon payment in full of all Obligations (other than unasserted contingent indemnification obligations and other than any Obligations in connection with any Warrant or the Registration Rights Agreement) in cash in accordance with the Loan Documents, subject to the second sentence of Section 6.22, all Collateral shall be automatically released from the Liens created by the Security Agreement, any other Loan Document or otherwise and all rights of the Secured Parties in the Collateral shall automatically terminate, all without delivery of any instrument or any additional performance by any Person.

(d) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Agent is hereby unconditionally authorized and instructed by each Secured Party (without requirement of notice to or consent of any Secured Party) to take any action to release or terminate any Lien granted under the Loan Documents to secure the Obligations in the Collateral upon (i) payment in full of all Obligations (other than unasserted contingent indemnification obligations and other than the Obligations under any Warrant or the Registration Rights Agreement) in cash in accordance with the Loan Documents, (ii) a written agreement by the requisite number of Lenders required by Section 6.6 and (iii) a Permitted Disposition (but solely in the Collateral so disposed of in a Permitted Disposition and not in any other property or assets).

(e) In each case in accordance with this Section 6.9 whereby a Lien on all or a portion of the Collateral is released, the Agent will (and each Lender irrevocably authorizes and instructs the Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of (i) all Collateral from the Liens granted under the Loan Documents upon payment in full of all Obligations (other than unasserted contingent indemnification obligations and other than the Obligations under any Warrant or the Registration Rights Agreement) in cash in accordance with the Loan Documents, in each case, in accordance with the terms of the Loan Documents and this Section 6.9, (ii) Collateral permitted to be sold pursuant to clause (d)(ii) of this Section 6.9 (but solely in such Collateral) and (iii) the Liens on that Collateral sold pursuant to a Permitted Disposition (but solely in such Collateral sold pursuant to such Permitted Disposition).

(f) Notwithstanding anything to the contrary in the Loan Documents and for the avoidance of doubt, the holders of the Warrants and parties to the Registration Rights Agreement shall be entitled to exercise all rights and remedies available to them under law and at equity and under the Warrants and the Registration Rights Agreement for any breaches of provisions that survive the payment in full of the Obligations (other than the payment in full of unasserted contingent indemnification obligations and other than Obligations under any Warrant or the Registration Rights Agreement).

Section 6.10 No Waiver. Neither the failure of, nor any delay on the part of, any Party in exercising any right, power or privilege hereunder, or under any agreement, document or instrument mentioned herein or under any other Loan Document, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder, under any other Loan Document or under any other agreement, document or instrument mentioned herein, preclude other or further exercise thereof or the exercise of any other right, power or privilege; nor shall any waiver of any right, power, privilege or default hereunder, under any other Loan Document or under any agreement, document or instrument mentioned herein, constitute a waiver of any other right, power, privilege or default or constitute a waiver of any default of the same or of any other term or provision. No course of dealing and no delay in exercising, or omission to exercise, any right, power or remedy accruing to Agent or the Lenders upon any breach, Default or Event of Default under this Agreement, any other Loan Document or any other agreement shall impair any such right, power or remedy or be construed to be a waiver thereof or an acquiescence therein; nor shall the action of Agent or the Lenders in respect of any such breach, Default or Event of Default or any acquiescence by it therein, affect or impair any right, power or remedy of Agent or the Lenders in respect of any other breach, Default or any Event of Default. All rights and remedies herein or in the other Loan Documents provided are cumulative and not exclusive of any rights or remedies otherwise provided by (or available at) law or in equity.

Section 6.11 Indemnity.

(a) The Loan Parties shall, at all times, indemnify and hold harmless (the “Indemnity”) the Secured Parties and each of their respective directors, partners, officers, employees, agents, counsel and advisors (each, an “Indemnified Person”) in connection with any losses, claims (including the reasonable attorneys’ fees incurred in defending against such claims), damages, liabilities, penalties or other expenses arising out of, or relating to, the Loan Documents or the Prior Loan Documents, the extension of credit hereunder or the Loan or the other Obligations or the use or intended use of the Loan or the other Obligations, which an Indemnified Person may incur or to which an Indemnified Person may become subject (each, a “Loss”). The Indemnity shall not apply to the extent that a court or arbitral tribunal of competent jurisdiction issues a final non-appealable judgment that such Loss of an Indemnified Person resulted from the gross negligence, bad faith or willful misconduct of such Indemnified Person. The Indemnity is independent of and in addition to any other agreement of any Party under any Loan Document to pay any amount to the Secured Parties, and any exclusion of any obligation to pay any amount under this Section 6.11(a) shall not affect the requirement to pay such amount under any other section hereof or under any other agreement. For the avoidance of doubt, this Section 6.11 shall not apply to Taxes other than Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(b) An Indemnified Person shall have the right to retain its own legal counsel with the fees, costs and expenses of such legal counsel and of such Indemnified Person to be paid by the indemnifying Person. The indemnification required by this Section 6.11 shall be made and paid by such indemnifying Person within ten (10) Business Days of written demand by such Indemnified Person.

(c) No settlement of any Loss shall be entered into by such indemnifying Person without the written consent of the applicable Indemnified Person.

(d) No Loan Party shall, nor shall it permit any of its Subsidiaries, assert, and each Loan Party on behalf of itself and its Subsidiaries, hereby waives, any claim, loss or amount against any Indemnified Person with respect to any special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or the other Loan Documents or any undertaking or transaction contemplated hereby or thereby. No Indemnified Person shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with the Loan Documents or the transactions contemplated hereby or thereby.

Section 6.12 No Usury. The Loan Documents are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration or otherwise, shall the amount paid or agreed to be paid to Agent or the Lenders for the Loan or the other Obligations exceed the maximum amount permissible under Applicable Law. If from any circumstance whatsoever fulfillment of any provision hereof or any other Loan Document, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstance Agent or the Lenders shall ever receive anything which might be deemed interest under Applicable Law, that would exceed the highest lawful rate, such amount that would be deemed excessive interest shall be applied to the reduction of the principal amount owing on account of the Loan or the other Obligations, or if such deemed excessive interest exceeds the unpaid balance of principal of the Loan or the other Obligations, such deemed excess shall be refunded to the Borrower. All sums paid or agreed to be paid to the Lenders for the Loan or the other Obligations shall, to the extent permitted by Applicable Law, be deemed to be amortized, prorated, allocated and spread throughout the full term of the Loan and the other Obligations until payment in full so that the deemed rate of interest on account of the Loan and the other Obligations is uniform throughout the term thereof. The terms and provisions of this Section shall control and supersede every other provision of this Agreement, the Notes and the other Loan Documents.

Section 6.13 Specific Performance. The Loan Parties agree that irreparable damage, for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of the Loan Documents is not performed in accordance with its specific terms or is otherwise breached, including if the Loan Parties hereto fail to take any action required of them hereunder or thereunder to consummate the transactions contemplated by the Loan Documents. In light of the foregoing, the Loan Parties hereby agree that, until all Obligations have been paid in full in accordance with the Loan Documents, (a) the Secured Parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of the Loan Documents and to enforce specifically the terms and provisions hereof and thereof in the courts described in Section 6.4 without proof of damages or otherwise and (b) the right of specific performance and other equitable relief is an integral part of the transactions contemplated by the Loan Documents and without that right, the Secured Parties would not have entered into the Loan Documents or have provided Loans or Disbursements hereunder or under the other Loan Documents. The Loan Parties hereby agree not to assert (or have any of their Subsidiaries or their attorneys, agents or representatives assert or any other Person on their behalf to assert) that a remedy of specific performance or other equitable relief is unenforceable, invalid, contrary to Applicable Law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The Loan Parties hereby acknowledge and agree that any Secured Party seeking an injunction or injunctions to prevent breaches of, or defaults under, the Loan Documents, to prevent any Default or Event of Default and to enforce specifically the terms and provisions of the Loan Documents in accordance with this Section 6.13 shall not be required to provide any bond or other security in connection with any such injunction or other order or proceeding. The remedies available to the Secured Parties pursuant to this Section 6.13 shall be in addition to any other remedy which may be available under the Loan Documents, at law, in equity or otherwise.

Section 6.14 Further Assurances. From time to time, the Loan Parties shall perform any and all acts and execute and deliver to Agent and the Lenders such additional documents, agreements and instruments as may be reasonably requested by Agent or any of the Lenders to carry out the purposes of any Loan Document or to preserve and protect Agent’s or the Lenders’ rights as contemplated therein.

Section 6.15 Agent.

(a) Each Lender hereby irrevocably appoints Deerfield Private Design Fund IV, L.P. (together with any successor Agent appointed by Deerfield Private Design Fund IV, L.P. or any successor Agent that was appointed by the Lenders or any prior Agent) as Agent hereunder and under the other Loan Documents and authorizes Agent to (i) execute and deliver the Loan Documents and accept delivery thereof on its behalf from any Loan Party, (ii) take such other actions on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to Agent under the Loan Documents and (iii) exercise such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, Agent shall not have any duty or responsibility except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in other Loan Documents with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects in the absence of gross negligence or willful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(c) None of Agent nor any of its directors, officers, employees, attorneys, advisors, representatives or agents shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the Transactions or the transactions contemplated hereby or thereby (except to the extent resulting from its own gross negligence or willful misconduct in connection with its duties expressly set forth herein as determined by a final, non-appealable judgment of a court of competent jurisdiction), or (ii) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or Affiliate of any Loan Party, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (or the creation, perfection or priority of any Lien or security interest therein), or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations (including the Obligations) hereunder or thereunder. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Loan Party’s Subsidiaries or Affiliates.

(d) Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, electronic mail message, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Lenders as it deems appropriate and, if it so requests, shall receive confirmation from the Lenders of their obligation to indemnify Agent against any and all liabilities and expenses (including any fees and expenses of counsel to Agent) which may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon each Lender.

(e) Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Default, unless Agent shall have received written notice from a Lender or any Loan Party referring to this Agreement and the other Loan Documents, describing such Event of Default or Default and stating that such notice is a “notice of default.” Agent shall take such action with respect to such Event of Default or Default as may be requested by the Lenders; provided that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Default as it shall deem advisable or in the best interest of itself and the Lenders.

(f) Each Lender acknowledges that Agent has not made any representation or warranty to it, and that no act by Agent hereafter taken, including any consent and acceptance of any assignment or review of the affairs of the Loan Parties or any of their Subsidiaries, shall be deemed to constitute any representation or warranty by Agent to any Lender as to any matter, including whether Agent has disclosed material information in its possession. Each Lender represents to Agent that it has, independently and without reliance upon Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and the other Loan Parties, and made its own decision to enter into this Agreement and the other Loan Documents and to extend credit to Borrower hereunder and under the other Loan Documents. Each Lender also represents that it will, independently and without reliance upon Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary or appropriate to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and the other Loan Parties. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial or other condition or creditworthiness of Borrower or any other Loan Party which may come into the possession of Agent.

(g) Whether or not the transactions contemplated hereby are consummated, each Lender shall indemnify upon demand Agent and its directors, officers, partners, employees, attorneys, advisors, representatives and agents (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of Borrower to do so), according to its applicable Pro Rata Share, from and against any and all losses, claims (including the reasonable attorneys’ fees incurred in defending against such claims), damages, liabilities, penalties or other expenses arising out of, or relating to, any of Agent’s duties, responsibilities or actions set forth in or that taken pursuant to the Loan Documents; provided that no Lender shall be liable for any payment to any such Person of any portion of the foregoing to the extent determined by a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the applicable Person’s own gross negligence or willful misconduct. No action taken in accordance with the directions of the Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 6.15(g). Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for its ratable share of any costs or out of pocket expenses incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document or any document contemplated by or referred to herein or therein, to the extent that Agent is not reimbursed for such fees, costs and expenses by or on behalf of the Loan Parties. The undertaking in this Section 6.15(g) shall survive repayment of the Loans and the other Obligations, any foreclosure under, or modification, release or discharge of, any or all of the Loan Documents, termination of this Agreement or the other Loan Documents and the resignation or replacement of Agent.

(h) Agent may resign as Agent upon thirty (30) days’ notice to the Lenders. If Agent resigns under this Agreement, the Lenders shall appoint from among the Lenders a successor Agent for such successor Agent and the Lenders. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders, a successor Agent from among the Lenders. Upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers and duties of the retiring Agent and the term “Agent” shall mean such successor Agent, and the retiring Agent’s appointment, powers and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 6.15 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents. If no successor Agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.

(i) Agent hereby appoints each other Lender and other Secured Party as its agent (and each Lender and other Secured Party hereby accepts such appointment) for the purpose of perfecting Agent’s Liens in assets which, in accordance with Article 8 or Article 9, as applicable, of the UCC can be perfected by possession or control. Should any Lender or other Secured Party obtain possession or control of any such Collateral, such Lender or other Secured Party shall notify Agent thereof, and, promptly upon Agent’s request therefor shall deliver possession or control of such Collateral to Agent or in accordance with Agent’s instructions.

Section 6.16 USA Patriot Act. Each Lender that is subject to the USA Patriot Act (and Agent (for itself and not on behalf of any Lender)) hereby notifies the Loan Parties that, pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name, address and tax identification numbers of each Loan Party and other information that will allow such Lender or Agent to identify each Loan Party in accordance with the USA Patriot Act. In addition, if Agent or any other Secured Party is required by law or regulation or internal policies to do so, it shall have the right to periodically conduct (a) USA Patriot Act searches, OFAC/PEP searches, and customary individual background checks for the Loan Parties and (b) OFAC/PEP searches and customary individual background checks for the Loan Parties’ senior management and key principals, and the Loan Parties agree to cooperate in respect of the conduct of such searches and further agree that the reasonable costs and charges for such searches shall paid for, and reimbursed by, the Loan Parties and be for the account of the Loan Parties. This notice is given in accordance with the requirements of the USA Patriot Act and is effective for Agent and the Lenders.

Section 6.17 Placement Agent. The Borrower and the other Loan Parties shall be solely responsible for the payment of any fees, costs, expenses and commissions of any placement agent, broker or financial adviser relating to or arising out of the transactions contemplated by the Loan Documents. The Borrower and the other Loan Parties shall pay, and hold each of the Secured Parties harmless against, any liability, loss or expense (including attorneys’ fees, costs and expenses) arising in connection with any claim for any such payment.

Section 6.18 No Fiduciary Relationship. No Secured Party has any fiduciary relationship or duty to any Loan Party arising out of or in connection with, and there is no agency, tenancy or joint venture relationship between the Secured Parties and the Loan Parties by virtue of, any Loan Document or any transaction contemplated therein.

Section 6.19 Joint and Several. The obligations of the Loan Parties hereunder and under the other Loan Documents are joint and several. Without limiting the generality of the foregoing, reference is hereby made to Sections 2, 4 and 8.3 of the Security Agreement, to which the obligations of the Loan Parties are subject.

Section 6.20 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Loan Parties and the Secured Parties party hereto (and the indemnitees mentioned herein), and their successors and permitted assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. No Secured Party shall have any obligation to any Person not a party to this Agreement or the other Loan Documents.

Section 6.21 Binding Effect. This Agreement shall become effective when it shall have been executed by each of the Loan Parties party hereto, each Lender party hereto and Agent and such executed counterparts have been delivered to Agent pursuant to the terms of this Agreement. Thereafter, it shall be binding upon and inure to the benefit of, each Loan Party hereto and each Secured Party thereto and the indemnitees mentioned herein and, in each case, their respective successors and permitted assigns.

Section 6.22 Marshaling; Payments Set Aside. No Secured Party shall be under any obligation to marshal any property in favor of any Loan Party or any other Person or against or in payment of any Obligation. To the extent that any Secured Party receives a payment from the Borrower, from any other Loan Party, from the proceeds of the Collateral, from the exercise of its rights of setoff, any enforcement action or otherwise, and such payment is subsequently, in whole or in part, invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the Obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not occurred.

Section 6.23 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Secured Party, any right, remedy, power or privilege under any Loan Document, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. No course of dealing between any Loan Party, any Affiliate of any Loan Party or any Secured Party shall be effective to amend, modify or discharge any provision of any of the Loan Documents.

Section 6.24 Right of Setoff. Each Secured Party and each of its Affiliates is hereby authorized, without notice or demand (each of which is hereby waived by each Loan Party), at any time and from time to time during the continuance of any Event of Default and to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (whether general or special, time or demand, provisional or final) at any time held and other Indebtedness, claims or other obligations at any time owing by any Secured Party or any of its Affiliates to or for the credit or the account of the Borrower or any other Loan Party against any Obligation of any Loan Party now or hereafter existing, whether or not any demand was made under any Loan Document with respect to such Obligation and even though such Obligation may be unmatured. No Lender shall exercise any such right of setoff without the prior consent of Agent. Each Secured Party agrees promptly to notify Agent after any such setoff and application made by such Secured Party or its Affiliates. The rights under this Section 6.24 are in addition to any other rights and remedies (including other rights of setoff) that any Secured Party or any of its Affiliates may have.

Section 6.25 Independent Nature of Secured Parties. The obligations of each Secured Party under the Loan Documents are several and not joint with the obligations of any other Secured Party, and no Secured Party shall be responsible in any way for the performance of the obligations of any other Secured Party under the Loan Documents. Each Secured Party shall be responsible only for its own representations, warranties, agreements and covenants under the Loan Documents. The decision of each Lender to acquire the Securities pursuant to the Loan Documents has been made by such Lender independently of any other Lender and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Borrower or any of its Subsidiaries which may have been made or given by any other Secured Party or by any agent, attorney, advisor, representative or employee of any other Secured Party, and no Secured Party or any of its agents, attorneys, advisors, representatives or employees shall have any liability to any other Secured Party (or any other Person) relating to or arising from any such information, materials, statements or opinions. Nothing contained in the Loan Documents, and no action taken by any Secured Party pursuant hereto or thereto (including a Lender’s acquisition of Obligations, Notes or Warrants at the same time as any other Secured Party), shall be deemed to constitute the Secured Parties as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Secured Parties are in any way acting in concert or as a group with respect to such Obligations or the transactions contemplated by any of the Loan Documents. Each Secured Party shall be entitled to independently protect and enforce its rights, including the rights arising out of the Loan Documents, and it shall not be necessary for any other Secured Party to be joined as an additional party in any proceeding for such purpose.

Section 6.26 Sharing of Payments, Etc. If any Lender, directly or through any of its Affiliates, obtains any payment of any Obligation of any Loan Party (whether voluntary, involuntary or through the exercise of any right of setoff or the receipt of any Collateral or “proceeds” (as defined under the applicable UCC) of Collateral) (and other than pursuant to Section 6.5) and such payment exceeds the amount such Lender would have been entitled to receive if all payments had gone to, and been distributed in accordance with the provisions of the Loan Documents, such Lender shall purchase for cash from other Lenders such participations in their Obligations as necessary for such Lender to share such excess payment with such Lenders to ensure such payment is applied as though it had been applied in accordance with this Agreement; provided, however, that (i) if such payment is rescinded or otherwise recovered from such Lender in whole or in part, such purchase shall be rescinded and the purchase price therefor shall be returned to such Lender without interest and (ii) such Lender shall, to the fullest extent permitted by Applicable Law, be able to exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the applicable Loan Party in the amount of such participation.

Section 6.27 Confidentiality.

(a) Each of the Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority), (iii) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, (iv) to any Secured Party or any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or the other Loan Documents or (B) any actual or prospective party (or its Related Parties) to any transaction under which payments are to be made by reference to the Loan Parties and their obligations, this Agreement, the other Loan Documents or payments hereunder or thereunder, (vii) on a confidential basis to (A) any rating agency in connection with rating any Loan Party or its Subsidiaries or the credit facilities provided hereunder or (B) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (viii) with the consent of any Loan Party or any of its Affiliates, (ix) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section 6.27(a) or (B) becomes available to any

Secured Party or any of its Affiliates on a nonconfidential basis from a source other than the Borrower, or (x) as provided in Section 5.1(q). In addition, the Secured Parties may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Secured Parties in connection with the administration of the Loans and this Agreement and the other Loan Documents.

(b) For purposes of this Section, “Information” means all information received from a Loan Party relating to the Loan Parties or any Subsidiary or any of their respective businesses, other than any such information that is available to Agent or any Lender on a nonconfidential basis prior to disclosure by such Loan Party or any Subsidiary; provided that, notwithstanding anything to the contrary in the Loan Documents, in the case of information received from the Borrower or any of its Subsidiaries after the Prior Agreement Date, such Information is both (y) clearly identified at the time of delivery as confidential and (z) provided to the Secured Parties at a time when the Secured Parties have requested in writing to receive material nonpublic information. Any Person required to maintain the confidentiality of Information as provided in this Section 6.27 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(c) The Loan Parties and their Affiliates agree that they will not issue any press release announcing the transactions contemplated hereby without the prior written consent of the Agent, unless (and only to the extent that) the Loan Parties or such Affiliate is required to do so under Applicable Law and, in any event the Loan Parties and their Affiliates will provide the Agent with a copy of, and consult with the Agent before issuing, any such press release or other public disclosure with respect to this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby and will consider in good faith any comments of the Agent.

Section 6.28 Intercreditor Agreement.

(a) Notwithstanding anything to the contrary in this Agreement or in any other Loan Document: (i) the Liens granted to the Agent in favor of the Secured Parties pursuant to the Loan Documents and the exercise of any right related to any Collateral shall be subject, in each case, to the terms of the Intercreditor Agreement, (ii) in the event of any conflict between the express terms and provisions of this Agreement or any other Loan Document, on the one hand, and of the Intercreditor Agreement, on the other hand, the terms and provisions of the Intercreditor Agreement, shall control, (iii) any Collateral held by (or in the possession or control of) the ABL Agent (or its agents or bailees) shall be held as agent and bailee for security, Lien perfection and control purposes in favor of Agent (for the benefit of the Secured Parties) in accordance with the terms of the Intercreditor Agreement and the Loan Documents, and (iv) each Lender (and, by its acceptance of the benefits of any Loan Document, each other Secured Party) hereunder authorizes and instructs Agent to execute the Intercreditor Agreement on behalf of such Lender, and such Lender agrees to be bound by the terms thereof.

(b) Each Lender (and, by its acceptance of the benefits of any Loan Document, each other Secured Party) hereunder authorizes and instructs the Agent, as Agent and on behalf of such Lender or other Secured Party, to enter into one or more intercreditor agreements (including any Intercreditor Agreement and the Second Lien Subordination and Intercreditor Agreement) from time to time pursuant to, or as contemplated by, the terms of this Agreement and agrees that it will be bound by the terms and provisions thereof and will take no actions contrary to the terms and provisions thereof.

Section 6.29 Acknowledgment of Prior Obligations and Continuation Thereof. Each of the Loan Parties (a) consent to the amendment and restatement of the Prior Facility Agreement by this Agreement (and any other “Loan Documents” (as defined in the Prior Facility Agreement, the “Prior Loan

Documents”) that are being amended and restated); (b) acknowledges and agrees that (i) there are “Obligations” (as defined in the Prior Facility Agreement) owing to the Secured Parties that will continue to be owed and owing to the Secured Parties as Obligations under this Agreement and the other Loan Documents, including the obligations under the Original Warrants and the Prior Registration Rights Agreement that existed immediately prior to the effectiveness of this Agreement, and (ii) the prior grant or grants of Liens or security interests in favor of any of the Agent or the other Secured Parties in such Loan Parties’ properties and assets, under each Prior Loan Document continue to exist and will continue to exist under the Loan Documents, and each Loan Document to which it is a party shall be in respect of the Obligations of each of the Loan Parties under this Agreement and the other Loan Documents; provided, however, that such security interests or Liens shall be as modified (if applicable) pursuant to the terms of the Loan Documents applicable thereto which are entered into on the Agreement Date, if any; (c) reaffirms (i) all of the Obligations (as defined in the Prior Facility Agreement) owing to the Secured Parties, and (ii) all prior or concurrent grants of Liens or security interests in favor of any of the Agent or the Secured Parties under each Prior Loan Document and each Loan Document; provided, however, that such Liens or security interests shall be as modified (if applicable) pursuant to the terms of the Loan Documents applicable thereto which are entered into on the Agreement Date, if any; and (d) agrees that, except as expressly amended hereby or unless being amended and restated concurrently herewith, each of the Prior Loan Documents to which it is a party is and shall remain in full force and effect. Each of the Loan Parties hereby confirms and agrees that all outstanding principal, interest and fees (including such accrued and unpaid principal, interest, and fees set forth in the immediately preceding sentence) and other “Obligations” (as defined in the Priority Facility Agreement) under the Prior Facility Agreement and the other Prior Loan Documents immediately prior to the Agreement Date shall, from and after the Agreement Date, be, without duplication, Obligations owing and payable pursuant to this Agreement and the other Loan Documents as in effect from time to time, shall accrue interest thereon as specified in this Agreement, and shall be secured by the Loan Documents. Although each of the Loan Parties has been informed of the matters set forth herein and has acknowledged and agreed to the same, it understands that no Secured Party shall have any obligation to inform it of such matters in the future or to seek its acknowledgement or agreement to future amendments, restatements, supplements or other modifications, and nothing herein shall create such a duty.

Section 6.30 No Novation. This Agreement does not extinguish the obligations for the payment of money outstanding under the Prior Facility Agreement or the other Prior Loan Documents or discharge or release the obligations or the Liens or priority of any pledge, security agreement or any other security therefor or any of the obligations under the Prior Loan Documents (including the Original Warrants and the Prior Registration Rights Agreement). Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Prior Facility Agreement, the other Prior Loan Documents or agreements, instruments or documents securing the same, which shall remain in full force and effect, except as modified hereby or by agreements, instruments or documents executed concurrently herewith. Nothing expressed or implied in this Agreement shall be construed as a release or other discharge of any Loan Party from any of its obligations or liabilities under the Prior Facility Agreement and the other Prior Loan Documents or any of the security agreements, pledge agreements, guaranties or other loan documents executed in connection therewith. Each of Loan Parties hereby (a) confirms and agrees that each Prior Loan Document and each Initial Warrant to which it is a party that is not being amended and restated concurrently herewith is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Agreement Date, all references in any such Prior Loan Document to (i) “the Facility Agreement,” “thereto,” “thereof,” “thereunder” or words of like import referring to the Prior Facility Agreement shall mean the Prior Facility Agreement as amended and restated by this Agreement or (ii) any other Prior Loan Document being amended and restated, “thereto,”, thereof,” thereunder,” or words of like import referring to such Prior Loan Document shall mean such Prior Loan Document as amended and restated by the corresponding Loan Document; and (b) confirms and agrees that to the extent that any such Prior Loan Document purports to assign or pledge to any of the Agent or the other Secured Parties or to grant to any of the Agent or the other Secured Parties a security interest in or Lien on, any collateral as security for the obligations of any Loan Party, as the case may be, from time to time existing in respect of the Prior Facility Agreement or the other Prior Loan Documents, such pledge or assignment or grant of the security interest or Lien is hereby ratified and confirmed in all respects with respect to this Agreement and the other Loan Documents.

Section 6.31 Survival of Any Existing Unmatured Events of Default and Events of Default. Notwithstanding anything to the contrary in this Agreement, the other Loan Documents (including the Original Warrants and the Prior Registration Rights Agreement) or otherwise, except as expressly set forth otherwise in any Loan Document, (a) any “Default” and any “Event of Default” under the Prior Loan Documents, the Original Warrants or the Prior Registration Rights Agreement (including any incorrect or inaccurate (or breach of a) representation, warranty or certification made under the Prior Facility Agreement, any other Prior Loan Document, any Original Warrant or the Prior Registration Rights Agreement) arising on or prior to the Agreement Date shall continue to exist under this Agreement and the other Loan Documents and (b) such amendments, amendments and restatements, supplements and modifications made to the Prior Facility Agreement and the other Prior Loan Documents, any Original Warrant or the Prior Registration Rights Agreement shall not be deemed to be a waiver, forbearance or other modification thereof. Any representation, warranty or certification made under the Prior Loan Documents, the Original Warrants and the Prior Registration Rights Agreement that continued to be made after initially being made shall continue to be made under this Agreement, the Loan Documents, the Original Warrants and the Prior Registration Rights Agreement (but, for the avoidance of doubt, without giving effect to any such amendment with respect to the making of such representation, warranty or certification prior to the date of such amendment), and any incorrectness, inaccurateness or breach of any such representation, warranty or certification shall be a breach or violation under this Agreement, the Loan Documents, the Warrants and the Registration Rights Agreement and subject to the rights and remedies provided hereunder and thereunder for any such breach or violation of a representation, warranty or certification.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the first day written above.

BORROWER:

ENDOLOGIX, INC., a Delaware corporation

By:	/s/ Vaseem Mahboob
Name:	Vaseem Mahboob
Title:	Chief Financial Officer

OTHER LOAN PARTIES:

CVD/RMS ACQUISITION CORP., a Delaware corporation

By:
Name:
Title:

NELLIX, INC., a Delaware corporation

By:
Name:
Title:

TRIVASCULAR TECHNOLOGIES, INC., a Delaware corporation

By:
Name:
Title:

TRIVASCULAR, INC., a California corporation

By:
Name:
Title:

[Signature Page to Amended and Restated Facility Agreement]

ENDOLOGIX CANADA, LLC, a Delaware limited liability company

By:	/s/ Vaseem Mahboob
Name:	Vaseem Mahboob
Title:	Chief Financial Officer

TRIVASCULAR SALES LLC, a Texas limited liability company

By:
Name:
Title:

RMS/ENDOLOGIX SIDEWAYS MERGER CORP., a Delaware corporation

By:
Name:
Title:

[Signature Page to Amended and Restated Facility Agreement]

LENDERS:

DEERFIELD PRIVATE DESIGN FUND III, L.P.

By: Deerfield Mgmt III, L.P., General Partner

By: J.E. Flynn Capital III, LLC, General Partner

By:	/s/ David J. Clark
Name:	David J. Clark
Title:	Authorized Signatory

DEERFIELD PARTNERS, L.P.

By: Deerfield Mgmt, L.P., General Partner

By: J.E. Flynn Capital, LLC, General Partner

By:	/s/ David J. Clark
Name:	David J. Clark
Title:	Authorized Signatory

DEERFIELD PRIVATE DESIGN FUND IV, L.P.

By: Deerfield Mgmt IV, L.P., General Partner

By: J.E. Flynn Capital IV, LLC, General Partner

By:	/s/ David J. Clark
Name:	David J. Clark
Title:	Authorized Signatory

AGENT:

[Signature Page to Amended and Restated Facility Agreement]

DEERFIELD PRIVATE DESIGN FUND IV, L.P.

By: Deerfield Mgmt IV, L.P., General Partner

By: J.E. Flynn Capital IV, LLC, General Partner

By:	/s/ James E. Flynn
Name:	James E. Flynn
Title:	President

[Signature Page to Amended and Restated Facility Agreement]

ANNEX A

DISBURSEMENT AMOUNTS AND WARRANTS

Lender	First Out Waterfall Loan	Last Out Waterfall Loan	Total Disbursement Amount	Fraction of Total Initial Warrants	Fraction of Total Additional Warrants
Deerfield Private Design Fund III, L.P.	$40,000,000	$0	$40,000,000	1/3	1/3
Deerfield Private Design Fund IV, L.P.	$40,000,000	$0	$40,000,000	1/3	1/3
Deerfield Partners, L.P.	$40,000,000	$40,500,000	$80,500,000	1/3	1/3

Total	$120,000,000	$40,500,000	$160,500,000	100%	100%

EXHIBIT 2.6

SHARE PAYMENT PROVISIONS

[To be attached]

EXHIBIT A-1

FORM OF FIRST OUT WATERFALL NOTE

(as of Agreement Date)

[To be attached]

EXHIBIT A-2

FORM OF LAST OUT WATERFALL NOTE

[To be attached]

EXHIBIT A-3

FORM OF FIRST OUT WATERFALL NOTE

(as of Second Amendment Effective Date)

[To be attached]

EXHIBIT A-4

FORM OF FIRST OUT WATERFALL NOTE

(as of Fourth Amendment Effective Date)

[To be attached]

EXHIBIT B

FORM OF PERFECTION CERTIFICATE

[To be attached]

EXHIBIT C-1

FORM OF INITIAL WARRANT

[To be attached]

EXHIBIT C-2

FORM OF ADDITIONAL WARRANT

[To be attached]

EXHIBIT C-3

FORM OF AMENDED AND RESTATED INITIAL WARRANT

[To be attached]

EXHIBIT C-4

FORM OF AMENDED AND RESTATED ADDITIONAL WARRANT

[To be attached]

EXHIBIT D

CLOSING CHECKLIST

[To be attached]

EXHIBIT E

[Reserved]

EXHIBIT F

FORM OF COMPLIANCE CERTIFICATE

[To be attached]

Schedule P-1

Existing Investments

Schedule 2.4

List of Agreement Date Lenders and Such Lenders’ Wire Instructions and Information for Notices

Name of Lender	Wire Instructions/ Address for Payments to Lender	Information for Notices

Schedule 3.1(d)

Existing Liens

Loan Party or Subsidiary	Name of holder of Lien	Description of property encumbered

Schedule 3.1(f)

Existing Indebtedness

Schedule 3.1(h)

Directors and Officers as Defendants in Securities-Related Litigation

Schedule 3.1(m)

Real Estate

Owned Real Property:

Loan Party or Subsidiary	Complete street and mailing address, including zip code

Leased Real Property:

Loan Party or Subsidiary	Complete street and mailing address, including zip code	Landlord name and contact information

Subleased Real Property:

Loan Party or Subsidiary	Complete street and mailing address, including zip code	Landlord and sublandlord name and contact information

Other Real Property Operated or Occupied:

Loan Party or Subsidiary	Complete street and mailing address, including zip code	Nature of use

Schedule 3.1(x)

Borrower’s Subsidiaries

Parent	Percentage ownership	Name of Subsidiary	Jurisdiction of Subsidiary	Date of formation of Subsidiary	Federal employer ID no. of Subsidiary	Organizational identification no. of Subsidiary

Schedule 3.1(z)

Borrower’s Outstanding Shares of Stock, Options and Warrants

Authorized Stock:

Issued and outstanding Stock:

Owner	Shares	Percentage	Certificated (Yes or No)	Certificate No. (if applicable)

Options:

Warrants:

Schedule 3.1(aa)

Material Contracts

Schedule 3.1(dd)

Environmental

Schedule 3.1(ff)

Labor Relations

Schedule 3.1(gg)

Jurisdiction of Organization, Legal Name, Organizational Identification Number and Chief Executive Office

Loan Party	Jurisdiction of organization	All other jurisdictions of organization of Loan Party for 5 years preceding the Agreement Date	Legal name	All other legal names of Loan Party for 5 years preceding the Agreement Date	Organizational identification no.	Location of chief executive office or sole place of business

Schedule 3.1(hh)

Inventory Locations

Schedule 3.1(jjj)

Stock of the Subsidiaries of the Loan Parties

Schedule 5.2(iv)

Contingent Obligations

Schedule 5.2(vii)

Transactions with Affiliates

EXHIBIT B-II

Exhibit 2.6

EXHIBIT B-III

Schedules to Facility Agreement

EXHIBIT C

Remaining 3.25% Convertible Note Exchange Documents

EXHIBIT D

ABL Amendment

Schedule 1

First Out Waterfall Notes
First Out Waterfall Lender	Outstanding Principal Amount (as of Fourth Amendment Effective Date)			First Out Waterfall Pro Rata Share
Deerfield Partners, L.P.				33.3333%
Deerfield Private Design Fund III, L.P.				33.3333%
Deerfield Private Design Fund IV, L.P.				33.3333%

Total	$	[_______	]	100%

Nellix Submission Exchange
First Out Waterfall Lender	First Out Waterfall Notes Principal Amount
Deerfield Partners, L.P.	$833,334
Deerfield Private Design Fund III, L.P.	$833,333
Deerfield Private Design Fund IV, L.P.	$833,333

Total	$2,500,000

Nellix Approval Exchange
First Out Waterfall Lender	First Out Waterfall Notes Principal Amount
Deerfield Partners, L.P.	$2,500,000
Deerfield Private Design Fund III, L.P.	$2,500,000
Deerfield Private Design Fund IV, L.P.	$2,500,000

Total	$7,500,000

Nellix Sales Exchange
First Out Waterfall Lender	First Out Waterfall Notes Principal Amount
Deerfield Partners, L.P.	$3,333,333
Deerfield Private Design Fund III, L.P.	$3,333,334
Deerfield Private Design Fund IV, L.P.	$3,333,333

Total	$10,000,000

Schedule 2

First Out Waterfall Lender	Restructuring Fee	Fourth Amendment Restructuring Shares
Deerfield Partners, L.P.	$666,666
Deerfield Private Design Fund III, L.P.	$666,667
Deerfield Private Design Fund IV, L.P.	$666,667

Total	$2,000,000.00

Schedule P-1

Existing Investments

None.

Schedule 2.4

List of Agreement Date Lenders and Such Lenders’ Wire Instructions and Information for Notices

Name of Lender	Wire Instructions/ Address for Payments to Lender	Information for Notices
Deerfield Partners, L.P.	Citibank, N.A. New York ABA # ******* A/C Morgan Stanley & Co. NY A/C # ******* Sub A/C Deerfield Partners, L.P. Sub A/C # *******

Deerfield Partners, L.P.

c/o Deerfield Management Company, L.P.

780 Third Avenue, 37th Floor

New York, NY 10017

Facsimile: 212-599-3075

E-mail: dclark@deerfield.com

Attn: David J. Clark, Esq.

With a copy to (which shall not be deemed to constitute notice):

Katten Muchin Rosenman LLP

575 Madison Avenue

New York NY 10022-2585

Facsimile: (212) 894-5877

E-mail: mark.ramsey@katten.com and mark.wood@katten.com

Attn: Mark Ramsey, Esq.

Attn: Mark D. Wood, Esq.

Name of Lender	Wire Instructions/ Address for Payments to Lender	Information for Notices
Deerfield Private Design Fund III, L.P.	Citibank, N.A. New York ABA # ******** A/C Morgan Stanley & Co. NY A/C # ******** Sub A/C Deerfield Private Design Fund III, L.P. Sub A/C # ********

Deerfield Private Design Fund III, L.P.

c/o Deerfield Management Company, L.P.

780 Third Avenue, 37th Floor

New York, NY 10017

Facsimile: 212-599-3075

E-mail: dclark@deerfield.com

Attn: David J. Clark, Esq.

With a copy to (which shall not be deemed to constitute notice):

Katten Muchin Rosenman LLP

575 Madison Avenue

New York NY 10022-2585

Facsimile: (212) 894-5877

E-mail: mark.ramsey@katten.com and mark.wood@katten.com

Attn: Mark Ramsey, Esq.

Attn: Mark D. Wood, Esq.

Deerfield Private Design Fund IV, L.P.	Citibank, N.A. New York ABA # ******** A/C Morgan Stanley & Co. NY A/C # ******** Sub A/C Deerfield Private Design Fund IV, L.P. Sub A/C # ********

Deerfield Private Design Fund IV, L.P.

c/o Deerfield Management Company, L.P.

780 Third Avenue, 37th Floor

New York, NY 10017

Facsimile: 212-599-3075

E-mail: dclark@deerfield.com

Attn: David J. Clark, Esq.

With a copy to (which shall not be deemed to constitute notice):

Katten Muchin Rosenman LLP

575 Madison Avenue

New York NY 10022-2585

Facsimile: (212) 894-5877

E-mail: mark.ramsey@katten.com and mark.wood@katten.com

Attn: Mark Ramsey, Esq.

Attn: Mark D. Wood, Esq.

Schedule 3.1(d)

Existing Liens

None.

Schedule 3.1(f)

Existing Indebtedness

None.

Schedule 3.1(h)

Litigation

Active Matters: Set forth below are certain legal matters that are either in active litigation or could proceed to active litigation. It is possible that Borrower’s aggregate liability arising for monetary judgements or relief arising out of these matters, and other litigation involving the Company, could exceed $2,000,000, The Company does not believe that any one of the matters discussed below (including the AFX product liability suits considered as a consolidated group) would individually result in monetary judgements or relief in excess of $2,000,000.

•

Vicky Nguyen v. Endologix, Inc., et al.: (Filed January 3, 2017 in the United States District Court, Central District of California; Case No. 2:17-cv-00017). A putative shareholder class action pending in the U.S. District Court for the Central District of California. Lead plaintiff in Nguyen asserts multiple causes of action for securities fraud based on allegations that Borrower and two of its executives, John McDermott, former Chief Executive Officer of Borrower, and Vaseem Mahboob, Chief Financial Officer of Borrower misled investors by opining optimistically about Borrower’s prospects for FDA pre-market approval of the Nellix EVAS System. On March 15, 2019, lead plaintiff filed an appeal of the District Court’s September 2018 dismissal with prejudice of lead plaintiff’s Second Amended Complaint. Borrower continues to believe that lead plaintiff’s complaints are meritless. On December 5, 2017, the District Court granted Borrower’s motion to dismiss lead plaintiff’s First Amended Complaint, with leave to amend. On January 9, 2018, lead plaintiff filed a Second Amended Complaint. Borrower’s motion for dismissal of the Second Amended Complaint with prejudice was granted on September 6, 2018. On October 6. 2018, lead plaintiff filed a notice of appeal of the District Court’s decision, and on March 15, 2019, lead plaintiff filed its appeal. In April 2019, Borrower filed its response brief to plaintiff’s appeal, and the Appellate Court’s hearing on this matter occurred on February 11, 2020. The Company expects the Appellate Court’s decision to be rendered later in 2020.

•

Derivative Lawsuits: As of June 11, 2017, four shareholders have filed derivative lawsuits on behalf of Borrower, the nominal plaintiff, based on allegations substantially similar to those alleged by lead plaintiff in Nguyen. Those actions consist of: Sindlinger v. McDermott et al., Case No. BC662280 (Los Angeles Superior Court); Abraham v. McDermott et al., Case No. 30-2018-00968971-CU-BT-CSC (Orange County Superior Court); and Green v. McDermott et al., Case No. 8:17-cv-01155-AB (PLAx), consolidated with Cocco v. McDermott et al., Case No. 8:17-cv-01183-AB (PLAx) (U.S. District Court for the Central District of California). Plaintiffs in the Sindlinger, Abraham and Green derivative actions have agreed to stay litigation pending resolution of the Nguyen action. A related case, Ahmed v. Endologix, Inc., et al. (Filed January 11, 2017 in the United States District Court, Central District of California; Case No. 8:17-cv-00061) was consolidated into Nguyen v. Endologix, Inc.

•

Kerr: On July 30, 2019, an action was brought in United States District Court for the Central District of California (Case No. 8:19-cv-01457) against Borrower and certain other Loan Parties by Andrew Kerr, M.D., alleging infringement of U.S. Patent Nos. 8,257,423, 9,050,182 and 10,105,209, which allegedly were issued to and are owned by Dr. Kerr. As alleged in the complaint, the accused infringing devices include the Ovation Abdominal Stent Graft System, the Ovation Prime Abdominal Stent Graft System, the Ovation Prime, the Ovation IX Abdominal Stent Graft System, and the Ovation iX (collectively, the “Ovation Devices”). Borrower believes plaintiff’s claims are without merit and is vigorously defending the action.

•

AFX: Borrower has been named as a defendant in a number of complaints, in each case alleging a variety of product liability-based claims pertaining to Borrower’s AFX with Strata product. Borrower believes it has insurance responsive to these claims, which insurance provides for a $150,000 per claim deductible and an aggregate one million dollar aggregate deductible (for the policy year applicable to these claims). Borrower believes plaintiffs’ claims are without merit and is vigorously defending the action.

•

Kaiser: Borrower has received a letter, dated January 10, 2020, from outside counsel to KP Select, LLC, one of the Kaiser Permanent family of companies (“Kaiser”), demanding that Borrower provide reimbursement to Kaiser in the amount of $4.1 million dollars for costs allegedly incurred by Kaiser for treating patients whose AFX Endovascular AAA Systems were subject to the July 2018 recall notice. Borrower vigorously disputes this payment demand. Since it is presently not possible to determine the outcome of any future discussions with Kaiser regarding this matter, and whether litigation will ensue, or the outcomes associated with potential litigation, no provision has been made in Borrower’s financial statements for the ultimate resolution.

•

Royalty Demand: Borrower has received a letter, dated February 13, 2020, from a licensor under one of the Company’s inbound patent license agreements alleging that the Company is in breach of certain royalty payment obligations under such agreement. In this letter, licensor has expressed a desire to reach a reasonable and amicable resolution of this matter. Borrower vigorously disagrees with this payment demand. Since it is presently not possible to determine the outcome of any future discussions with the licensor regarding this matter, and whether litigation will ensue, or the outcomes associated with potential litigation, no provision has been made in Borrower’s financial statements at this time for the ultimate resolution. Should a bona fide dispute ensure, it is possible that Borrower will be required to deposit the disputed amount into escrow pending resolution of the dispute.

•

Other IP Infringement Notice: The Loan Parties have received notice from an individual claiming that certain of our products read on certain issued patents held by such individual. The Loan Parties, after consultation with independent patent counsel, strongly disagrees with these claims. Since it is presently not possible to determine the outcome of any future discussions with these individuals in regard to their patents, and whether litigation will ensue, or the outcomes associated with potential litigation, no provision has been made in Borrower’s financial statements for the ultimate resolution.

Schedule 3.1(j)

Authorizations

Borrower is required to file a Listing of Additional Shares notification with Nasdaq to cover the shares of Common Stock underlying the Warrants, the Fourth Amendment Restructuring Shares and any shares issuable pursuant to the conversion rights set forth in the First Out Waterfall Notes and the Second Lien Notes.

Schedule 3.1(m)

Real Estate

Owned Real Property:

Loan Party or Subsidiary	Complete street and mailing address, including zip code
N.A.

Leased Real Property:

Loan Party or Subsidiary	Complete street and mailing address, including zip code	Landlord name and contact information
Endologix, Inc.	2 Musick, Irvine, County of Orange, California 92618 U.S.A.; 33 and 35 Hammond, Irvine, County of Orange, California 92618 U.S.A.	The Northwestern Mutual Life Insurance Company

Endologix International Holdings B.V.	Europalaan 30, 5232 BC, ‘s-Hertogenbosch, The Netherlands	EL30 B.V.

TriVascular Technologies, Inc.	3910 Brickway Blvd., Santa Rosa, County of Sonoma, CA 95403 U.S.A.	Sonoma Airport Properties LLC

Endologix Singapore Private Limited	6 Raffles Quay # 16-01 Singapore 048580	JustCo (Raffles Quay) Pte. Ltd.

Endologix International B.V.	Rahmannstraße 11, 65760 Eschborn, Germany	N.A.

Subleased Real Property:

Loan Party or Subsidiary	Complete street and mailing address, including zip code	Landlord and sublandlord name and contact information

Other Real Property Operated or Occupied:

Loan Party or Subsidiary	Complete street and mailing address, including zip code	Nature of use
ELGX South Korea Ltd.	A-311, M-Sate, 114 Beopwon-ro, Songpa-gu, Seoul, South Korea	Office

Schedule 3.1(n)

Intellectual Property

The items disclosed in Schedule 3.1(h) with the lead-in “Active Matters.”

Schedule 3.1(x)

Borrower’s Subsidiaries

Parent	Percentage ownership		Name of Subsidiary	Jurisdiction of Subsidiary	Date of formation of Subsidiary	Federal employer ID no. of Subsidiary	Organizational identification no. of Subsidiary
Endologix, Inc.	100%		Nellix, Inc.	Delaware	03/20/2001	94-3398416	3359980
Endologix, Inc.	100%		CVD/RMS Acquisition Corp.	Delaware	12/13/1998	33-0928438	2955166
Endologix, Inc.	100%		RMS/Endologix Sideways Merger Corp.	Delaware	05/30/2002	03-0512974	3530477
Endologix, Inc.	100%		Endologix Singapore Private Limited	Singapore	01/13/2015	N.A.	N.A.
Endologix, Inc.	100%		ELGX International Holdings GP	Cayman Islands	07/05/2011	N.A.	N.A.
Endologix, Inc.	100%		Endologix New Zealand Co.	New Zealand	05/31/2012	N.A.	N.A.
Endologix, Inc.	100%		ELGX South Korea Ltd.	South Korea	12/07/2017	N.A.	N.A.
Endologix, Inc. ELGX International Holdings GP	99 1	% %	Endologix Bermuda L.P.	Bermuda	07/24/2012	N.A.	N.A.
Endologix International Holdings B.V.	100%		Endologix Poland spolkda z ograniczona odpowiedzialnoscia	Poland	03/26/2015	N.A.	N.A.
Endologix Bermuda L.P.	100%		Endologix International Holdings B.V.	The Netherlands	08/22/2011	N.A.	N.A.
Endologix International Holdings B.V.	100%		Endologix Italia S.r.l.	Italy	06/04/2012	N.A.	N.A.
Endologix International holdings B.V.	100%		Endologix International B.V.	The Netherlands	08/22/2011	N.A.	N.A.
Endologix, Inc.	100%		TriVascular Technologies, Inc.	Delaware	07/11/2007	87-0807313	4387054
TriVascular Technologies, Inc.	100%		TriVascular, Inc.	California	01/05/1998	68-0402620	C2065374
TriVascular, Inc.	100%		TriVascular Sales, LLC	Texas	08/23/2012	46-0859179	0801644988

Parent	Percentage ownership	Name of Subsidiary	Jurisdiction of Subsidiary	Date of formation of Subsidiary	Federal employer ID no. of Subsidiary	Organizational identification no. of Subsidiary
TriVascular, Inc.	100%	Endologix Canada, LLC	Delaware	11/25/2014	N.A.	5647226
TriVascular, Inc.	100%	TriVascular Germany GmbH	Germany	05/14/2012	N.A.	N.A.
TriVascular, Inc.	100%	TriVascular Switzerland Sarl	Switzerland	04/30/2010	N.A.	N.A.
TriVascular, Inc.	100%	TriVascular Italia S.R.L.	Italy	04/08/2010	N.A.	N.A.

Schedule 3.1(z)

Borrower’s Outstanding Shares of Stock, Options and Warrants

Name of Issuer	Authorized Securities	Issued and Outstanding Securities	Certificated (Yes or No)	Loan Party/Subsidiary Owner
Endologix, Inc.	170,000,000 Shares of Common Stock, $0.001 par value	18,217,721 Shares of Common Stock Issued and 18,137,768 Outstanding	Yes	N.A.
	5,000,000 Shares of Preferred Stock, $0.001 par value, undesignated	Zero Shares of Preferred Stock	Yes, when issued	N.A.

Nellix, Inc.	1,000 Shares of Common Stock, $0.001 par value	100 Shares of Common Stock	Yes	Endologix, Inc.

CVD/RMS Acquisition Corp.	100 Shares of Common Stock, $0.001 par value	100 Shares of Common Stock	Yes	Endologix, Inc.

ELGX South Korea, Ltd.	20,000 Contribution Units, KRW 5,000 par value	20,000 Contribution Units	No	Endologix, Inc.

RMS/Endologix Sideways Merger Corp.	100 Shares of Common Stock, $0.001 par value	100 Shares of Common Stock	Yes	Endologix, Inc.

TriVascular Technologies, Inc.	1,000 Shares of Common Stock, $0.001 par value	100 Shares of Common Stock	Yes	Endologix, Inc.

ELGX International Holdings GP	Unspecified Number of Partnership Interests	Unspecified Number of Partnership Interests	No	Endologix, Inc.

Endologix Bermuda, L.P.	Unspecified Number of Partnership Interests	Unspecified Number of Partnership Interests	No	Endologix, Inc.

Endologix Singapore Private Limited	Unspecified Number of Company Interests	Unspecified Number of Company Interests	No	Endologix, Inc.

Endologix New Zealand Co.	Unspecified Number of Company Interests	Unspecified Number of Company Interests	No	Endologix, Inc.

TriVascular, Inc.	100 Shares of Common stock, $0.01 par value	100 Shares of Common Stock	No	TriVascular Technologies, Inc.

Name of Issuer	Authorized Securities	Issued and Outstanding Securities	Certificated (Yes or No)	Loan Party/Subsidiary Owner
Endologix International Holdings B.V.	Unspecified Number of Company Interests	Unspecified Number of Company Interests	No	Endologix Bermuda, L.P.

Endologix Poland spolkda z ograniczona odpowiedzialnoscia	Unspecified Number of Company Interests	Unspecified Number of Company Interests	No	Endologix International Holdings B.V.

Endologix International B.V.	Unspecified Number of Company Interests	Unspecified Number of Company Interests	No	Endologix International Holdings B.V.

Endologix Italia S.r.l	Unspecified Number of Company Interests	Unspecified Number of Company Interests	No	Endologix International Holdings B.V.

TriVascular Sales LLC	1,000 Units of Membership Interests	1,000 Units of Membership Interests	No	TriVascular, Inc.

Endologix Canada, LLC	1,000 Units of Membership Interests	1,000 Units of Membership Interests	No	TriVascular, Inc.

TriVascular Italia Sarl	Unspecified Number of Company Interests	Unspecified Number of Company Interests	No	TriVascular, Inc.

TriVascular Germany GmbH	Unspecified number of Company Interests	Unspecified number of Company Interests	No	TriVascular, Inc.

TriVascular Switzerland Sárl	Unspecified number of Company Interests	Unspecified number of Company Interests	No	TriVascular, Inc.

Options and Equity Incentive/Compensation Plans:

2015 Stock Incentive Plan:    Borrower’s 2015 Stock Incentive Plan as amended (the “2015 Plan”) authorizes the grant of equity awards to purchase up to 4.13 million shares of Common Stock. As of December 31, 2019, approximately 2.1 million shares were reserved for issuance under outstanding stock options, including stock options granted under equity compensation plans preceding the 2015 Plan, and approximately 740,000 shares were subject to unvested restricted stock awards. The outstanding stock options have exercise prices ranging from $4.71 to $175.80 and a weighted average exercise price of $10.23. There have been no material changes to the items discussed in this paragraph as of the Fourth Amendment Effective Date.

Amended and Restated 2006 Employee Stock Purchase Plan (the “ESPP”): As of December 31, 2019, approximately 435,000 shares of Common Stock were available for issuance under the ESPP. There have been no material changes to such amount as of the Fourth Amendment Effective Date.

2017 Inducement Stock Incentive Plan: The Board has reserved 900,000 shares of Borrower’s Common Stock for issuance pursuant to awards granted under the 2017 Inducement Stock Incentive Plan. As of December 31, 2019, approximately 500,000 shares of Common Stock were available for issuance under this plan. There have been no material changes to such amount as of the Fourth Amendment Effective Date.

Non-Plan Inducement Grants: In connection with its merger with TriVascular Technologies, Inc., on February 4, 2016 Borrower issued non-plan inducement stock options to purchase 140,000 shares of Common Stock at an exercise price of $75.30 per share, and non-plan inducement restricted stock units for approximately 8,000 shares of Common Stock. Upon consummation of Borrower’s stockholder-approved option exchange program in September 2019, there were non-inducement stock options outstanding to purchase approximately 22,000 shares of common stock of Borrower at a weighted-average exercise price of $35.29. As of December 31, 2019, non-plan inducement restricted stock units for approximately 6,000 shares of Common Stock remained outstanding.

Warrants:

In connection with its merger with TriVascular Technologies, Inc. on February 3, 2016, Borrower assumed unexercised out-of-the-money warrants of TriVascular Technologies, Inc., which converted into warrants to purchase 3,508 shares of Common Stock, 2,426 at an exercise price of $125.80 per share and 1,082 at an exercise price of $282.10 per share.

Borrower has previously issued warrants to Lenders to purchase an aggregate of 1,522,002 shares of Common Stock of Borrower at an exercise price of $6.61 per share. At the Fourth Amendment Effective Date, these warrants will be amended to reduce the exercise price to $1.50 per share upon the terms and conditions set forth in the February 2020 Exchange Agreement and Fourth Amendment.

On April 3, 2019, Borrower issued and sold a pre-paid warrant exercisable for Borrower’s common stock at an exercise price of $6.61 per share to an investor, as contemplated pursuant to Equity Financing Documents. The exercise price for the pre-paid warrant was fully paid at issuance and is exercisable at any time until April 3, 2029, subject to satisfaction of certain equity ownership limitations as described in such warrant.

Convertible Notes:

2020 3.25% Convertible Notes; 2024 5.0% Convertible Senior Notes: On November 2, 2015, Borrower issued $125.0 million aggregate principal amount of 3.25% Convertible Notes. Pursuant to the terms of the Facility Agreement with Deerfield, $40.5 million of the aggregate principal amount of the 3.25% Convertible Notes was cancelled; $84.5 million aggregate principal amount of 3.25% Convertible Notes were thereafter outstanding. At the Second Amendment Effective Date, approximately $73.36 million of the remaining $84.5 million of 3.25% Convertible Notes was exchanged for (i) approximately $42 million of new 5.0% Voluntary Convertible Senior Notes due 2024; and $25 million of new 5.0% Voluntary Convertible Senior Notes due 2024. At the Fourth Amendment Effective Date, the remaining outstanding 3.25% Convertible Notes totaling approximately $11.00 million of aggregate principal plus outstanding interest will be exchanged for approximately $11.0 million of new 5.0% Voluntary Convertible Senior Notes due 2024.

Pursuant to this Agreement the Borrower may issue Conversion Shares pursuant to and in accordance with the terms of the Notes.

Pursuant to the February 2020 Exchange Agreement and Fourth Amendment, the Borrower may, at Borrower’s option pay the Restructuring Fee (as defined in the February 2020 Exchange Agreement and Fourth Amendment) through the issuance of the Fourth Amendment Restructuring Shares (as defined in the February 2020 Exchange Agreement and Fourth Amendment).

Other Rights to Securities of Borrower:

In connection with its merger with Nellix, Inc. (“Nellix”), Borrower agreed to issue shares of Common Stock to the former stockholders of Nellix upon Borrower’s receipt of FDA approval to sell its Nellix EVAS System in the United States (the “PMA Milestone”). The number of shares of Common Stock issuable to the former stockholders of Nellix upon achievement of the PMA Milestone shall equal the quotient obtained by dividing $15.0 million by the average per share closing price of Common Stock on The Nasdaq Global Select Market for each of the 30 consecutive trading days ending with the fifth trading day immediately preceding the date of Borrower’s receipt of FDA approval to sell its Nellix EVAS System in the United States, subject to a stock price floor of $45.00 per share, but not subject to a stock price ceiling.

Registration Rights

Amended and Restated Registration Rights Agreement dated as of August 9, 2018, as amended, by and among the Borrower, the Lenders and Agent.

Agreement and Plan of Merger and Reorganization, dated October 27, 2010, by and among Borrower, Nepal Acquisition Corporation, Nellix, Inc., certain of Nellix, Inc.’s stockholders listed therein and Essex Woodlands Health Ventures, Inc., as representative of Nellix, Inc.’s stockholders (Section 6.12 contains registration obligation)

Schedule 3.1(aa)

Material Contracts

•	Cross License Agreement dated as of October 26, 2011, by and between Borrower and Bard Peripheral Vascular, Inc.

•	Settlement Agreement, dated October 16, 2012 by and among Borrower, Cook Incorporated, Cook Group and Cook Medical, Inc.

•

Standard Industrial/Commercial Multi-Tenant Lease - Net, for 2 Musick, Irvine, California and 33 & 35 Hammond, Irvine, dated June 12, 2013, by and between Borrower and The Northwestern Mutual Life Insurance Company.

•

Lease for Santa Rosa facility for the building located at 3910 Brickway Boulevard, Santa Rosa, California as set forth in the Third Amendment to Lease, by and between Trivascular, Inc. and Sonoma Airport Properties LLC and the earlier agreements described herein.

Schedule 3.1(dd)

Environmental

None.

Schedule 3.1(ff)

Labor Relations

None.

Schedule 3.1(gg)

Jurisdiction of Organization, Legal Name, Organizational Identification Number and Chief Executive Office

Loan Party	Jurisdiction of organization	All other jurisdictions of organization of Loan Party for 5 years preceding the Agreement Date	Legal name	All other legal names of Loan Party for 5 years preceding the Agreement Date	Organizational identification no.	Location of chief executive office or sole place of business: other offices or facilities
Endologix, Inc.	Delaware	N.A.	Same as loan party name at left	N.A.	2338745	2 Musick, Irvine, County of Orange, California 92618 U.S.A.

Endologix, Inc.	Delaware	N.A.	Same as loan party name at left	N.A.	2338745	33 and 35 Hammond, Irvine, County of Orange, California 92618 U.S.A.

Nellix, Inc.	Delaware	N.A.	Same as loan party name at left	N.A.	3359980	2 Musick, Irvine, County of Orange, California 92618 U.S.A.

CVD/RMS Acquisition Corp.	Delaware	N.A.	Same as loan party name at left	N.A.	2955166	2 Musick, Irvine, County of Orange, California 92618 U.S.A.

TriVascular Technologies, Inc.	Delaware	N.A.	Same as loan party name at left	N.A.	4387054	3910 Brickway Blvd., Santa Rosa, County of Sonoma, CA 95403 U.S.A

TriVascular, Inc.	California	N.A.	Same as loan party name at left	N.A.	C2065374	3910 Brickway Blvd., Santa Rosa, County of Sonoma, CA 95403 U.S.A

Endologix Canada, LLC	Delaware	N.A.	Same as loan party name at left	Trivascular Canada LLC	5647226	3910 Brickway Blvd., Santa Rosa, County of Sonoma, CA 95403 U.S.A

RMS/Endologix Sideways Merger Corp.	Delaware	N.A.	Same as loan party name at left	N.A.	3530477	2 Musick, Irvine, County of Orange, California 92618 U.S.A.

Trivascular Sales LLC	Texas	N.A.	Same as loan party name at left	N.A.	801644988	3910 Brickway Blvd., Santa Rosa, County of Sonoma, CA 95403 U.S.A

Schedule 3.1(hh)

Inventory Location

The following are all of the locations where a Loan Party or any of the Loan Parties’ Subsidiaries, respectively, maintains Inventory and Equipment:

Complete Address	Loan Party/Subsidiary
2 Musick, Irvine, County of Orange, CA 92618 U.S.A.	Endologix, Inc.
33 & 35 Hammond, Irvine, County of Orange, CA 92618 U.S.A	Endologix, Inc.
3910 Brickway Blvd., Santa Rosa, County of Sonoma, CA 95403 U.S.A.	TriVascular Technologies, Inc. TriVascular, Inc.
6 Raffles Quay #16-01 Singapore 048580	Endologix Singapore Private Limited
Europalaan 30, 5r232 BC, ‘s-Hertogenbosch, The Netherlands	Endologix International Holdings B.V.
Rahmannstraße 11, 65760 Eschborn, Germany	Endologix International B.V.

The following are the names and addresses of all warehousemen, bailees, or other third parties who have possession of any of the Loan Parties’ Inventory or the Inventory of any of the Loan Parties’ Subsidiaries:

Name	Complete Street and Mailing Address, including Zip Code	Loan Party/Subsidiary
UPS

378 Commercial Street, Malden, MA 02148

165 Chubb Avenue, Lyndhurst, NJ 07071

1130 Commerce Blvd, Swedesboro, NJ 08085

2250 Outerloop Drive, Louisville, KY 40219

205 Kelsey Lane, Suite D, Tampa, FL 33619

2850 South Roosevelt Street, Ste 103, Tempe, AZ 85282

Endologix, Inc.

Name	Complete Street and Mailing Address, including Zip Code	Loan Party/Subsidiary
Rhenus	Doctor Paul Janssenweg 150, 5026 RH Tilburg, The Netherlands	Endologix International Holdings B.V.

STOK UK Limited	One Fleet Place, London EC4M 7Ws	Endologix International B.V.

Flexential	3330 E Lone Mountain Road, North Las Vegas, NV 89081	Endologix, Inc.

In addition to the foregoing:

•

In the Ordinary Course of Business, the Loan Party or any of the Loan Parties Subsidiaries’ sales representatives hold Trunk Inventory in their possession for sales calls and procedures, which Trunk Inventory is not held at a specific location or locations.

•	Certain Inventory of the Loan Party or any of the Loan Parties’ Subsidiaries is held by numerous third parties on a consignment basis at various locations.

Schedule 3.1 (jjj)

See above Schedule 3.1(z).

Schedule 5.1(q)

Other Loan Documents to Be Form 8-K Exhibits

Each of the following agreements, instruments and documents, including the schedules, exhibits and annexes thereto:

•	the Agreement

•	the Notes;

•	the Security Agreement;

•	the Intercompany Subordination Agreement;

•	the Intercreditor Agreement;

•	the Reaffirmation Agreement;

•	the Warrants;

•	the Registration Rights Agreement;

•	the Patent Security Agreement; and

•	the Trademark Security Agreement.

Schedule 5.2(iv)

Contingent Obligations

None.

Schedule 5.2(vii)

Transactions with Affiliates

Investments of Inventory pursuant to clause (j) of the definition of Permitted Investments.